BEAR STEARNS ASSET BACKED SECURITIES I LLC,

Depositor,

EMC MORTGAGE CORPORATION,

Seller and Company,

LASALLE BANK NATIONAL ASSOCIATION,

Master Servicer and Securities Administrator,

and

CITIBANK, N.A.

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of August 1, 2006

SACO I TRUST 2006-9

MORTGAGE-BACKED CERTIFICATES, SERIES 2006-9

ARTICLE I DEFINITIONS

Section 1.01	Defined Terms.
Section 1.02	Allocation of Certain Interest Shortfalls.

ARTICLE II CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Trust Fund.
Section 2.02	Acceptance of the Mortgage Loans.
Section 2.03	Representations, Warranties and Covenants of the Company, the Master Servicer, and EMC as Seller.
Section 2.04	Representations and Warranties of the Depositor.
Section 2.05	Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.
Section 2.06	Countersignature and Delivery of Certificates.
Section 2.07	Purposes and Powers of the Trust.

ARTICLE III ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY THE COMPANY

Section 3.01	The Company.
Section 3.02	Due-on-Sale Clauses; Assumption Agreements.
Section 3.03	Subservicers.
Section 3.04	Documents, Records and Funds in Possession of the Company to Be Held for Trustee.
Section 3.05	Optional Purchase of Certain Mortgage Loans.
Section 3.06	Release of Mortgage Files.
Section 3.07	Maintenance of Hazard Insurance.
Section 3.08	Presentment of Claims and Collection of Proceeds.
Section 3.09	Books and Records.
Section 3.10	Custodians to Retain Possession of Certain Insurance Policies and Documents.
Section 3.11	Fidelity Bond, Errors and Omissions Insurance.
Section 3.12	Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.
Section 3.13	Servicing Compensation.
Section 3.14	REO Property.
Section 3.15	Liquidation Reports.
Section 3.16	Annual Statement as to Compliance.
Section 3.17	Assessments of Compliance and Attestation Reports.
Section 3.18	Reports Filed with Securities and Exchange Commission.
Section 3.19	Intention of the Parties and Interpretation.

ARTICLE IV MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01	Master Servicer.
Section 4.02	Monitoring of Company and Servicer.
Section 4.03	Fidelity Bond.
Section 4.04	Power to Act; Procedures.
Section 4.05	Due-on-Sale Clauses; Assumption Agreements.
Section 4.06	Documents, Records and Funds in Possession of Master Servicer, Company and Servicer To Be Held for Trustee.
Section 4.07	Presentment of Claims and Collection of Proceeds.
Section 4.08	Realization Upon Defaulted Mortgage Loans.
Section 4.09	Compensation of the Master Servicer.
Section 4.10	REO Property.
Section 4.11	[Reserved].
Section 4.12	[Reserved].
Section 4.13	UCC.
Section 4.14	Reserve Fund; Payments to and from Swap Administrator; Supplemental Interest Trust.
Section 4.15	Reserved.
Section 4.16	Tax Treatment of Class IO Distribution Amounts in the Event of Resecuritization of Class A, Class M or Class B Certificates.

ARTICLE V ACCOUNTS

Section 5.01	Collection of Mortgage Loan Payments; Protected Account.
Section 5.02	Permitted Withdrawals From the Protected Account.
Section 5.03	Reports to the Master Servicer.
Section 5.04	Collection of Taxes; Assessments and Similar Items; Escrow Accounts.
Section 5.05	Protected Accounts.
Section 5.06	Master Servicer Collection Account.
Section 5.07	Permitted Withdrawals and Transfers from the Master Servicer Collection Account.
Section 5.08	Distribution Account.
Section 5.09	Permitted Withdrawals and Transfers from the Distribution Account.

ARTICLE VI DISTRIBUTIONS AND ADVANCES

Section 6.01	Advances.
Section 6.02	Compensating Interest Payments.
Section 6.03	REMIC Distributions.
Section 6.04	Distributions.
Section 6.05	Allocation of Realized Losses.
Section 6.06	Monthly Statements to Certificateholders.
Section 6.07	REMIC Designations and REMIC Distributions.

ARTICLE VII THE CERTIFICATES

Section 7.01	The Certificates.
Section 7.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
Section 7.03	Mutilated, Destroyed, Lost or Stolen Certificates.
Section 7.04	Persons Deemed Owners.
Section 7.05	Access to List of Certificateholders’ Names and Addresses.
Section 7.06	Book-Entry Certificates.
Section 7.07	Notices to Depository.
Section 7.08	Definitive Certificates.
Section 7.09	Maintenance of Office or Agency.

ARTICLE VIII THE DEPOSITOR, THE COMPANY AND THE MASTER SERVICER

Section 8.01	Liabilities of the Depositor, the Company and the Master Servicer.
Section 8.02	Merger or Consolidation of the Depositor, the Company or the Master Servicer.
Section 8.03	Indemnification of the Trustee, the Master Servicer and the Securities Administrator.
Section 8.04	Limitations on Liability of the Depositor, the Company, the Master Servicer and Others.
Section 8.05	Master Servicer and Company Not to Resign.
Section 8.06	Successor Master Servicer.
Section 8.07	Sale and Assignment of Master Servicing.

ARTICLE IX DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY

Section 9.01	Events of Default.
Section 9.02	Trustee to Act; Appointment of Successor.
Section 9.03	Notification to Certificateholders.
Section 9.04	Waiver of Defaults.
Section 9.05	Company Default.
Section 9.06	Waiver of Company Defaults.

ARTICLE X CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 10.01	Duties of Trustee and the Securities Administrator.
Section 10.02	Certain Matters Affecting the Trustee and the Securities Administrator.
Section 10.03	Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.
Section 10.04	Trustee and Securities Administrator May Own Certificates.
Section 10.05	Trustee’s and Securities Administrator’s Fees and Expenses.
Section 10.06	Eligibility Requirements for Trustee and Securities Administrator.
Section 10.07	Insurance.
Section 10.08	Resignation and Removal of Trustee and Securities Administrator.
Section 10.09	Successor Trustee or Securities Administrator.
Section 10.10	Merger or Consolidation of Trustee or Securities Administrator.
Section 10.11	Appointment of Co-Trustee or Separate Trustee.
Section 10.12	Tax Matters.
Section 10.13	REMIC-Related Covenants.

ARTICLE XI TERMINATION

Section 11.01	Termination upon Liquidation or Repurchase of all Mortgage Loans.
Section 11.02	Final Distribution on the Certificates.
Section 11.03	Additional Termination Requirements.

ARTICLE XII MISCELLANEOUS PROVISIONS

Section 12.01	Amendment.
Section 12.02	Recordation of Agreement; Counterparts.
Section 12.03	Governing Law.
Section 12.04	Intention of Parties.
Section 12.05	Notices.
Section 12.06	Severability of Provisions.
Section 12.07	Assignment.
Section 12.08	Limitation on Rights of Certificateholders.
Section 12.09	Inspection and Audit Rights.
Section 12.10	Certificates Nonassessable and Fully Paid.
Section 12.11	Third Party Rights.

Exhibits

Exhibit A-1	Form of Class A Certificates
Exhibit A-2	Form of Class M Certificates
Exhibit A-3	Form of Class B Certificates
Exhibit A-4	Form of Class C Certificates
Exhibit A-5	Form of Class R Certificates
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Transfer Affidavit
Exhibit D	Form of Transferor Certificate
Exhibit E	Form of Investment Letter (Non-Rule 144A)
Exhibit F	Form of Rule 144A and Related Matters Certificate
Exhibit G	Form of Request for Release
Exhibit H	DTC Letter of Representations
Exhibit I	Schedule of Mortgage Loans with Lost Notes
Exhibit J	Form of LaSalle Custodial Agreement
Exhibit K	Form of Wells Fargo Custodial Agreement
Exhibit L	Form of Mortgage Loan Purchase Agreement
Exhibit M	Form of Back-Up Certification
Exhibit N	Swap Agreement
Exhibit O	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit P	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit Q	Additional Disclosure Notification
Exhibit R-1	Form of First Horizon Servicing Agreement
Exhibit R-2	Form of First Horizon Assignment, Assumption and Recognition Agreement
Exhibit S-1	Form of GMACM Servicing Agreement
Exhibit S-2	Form of GMACM Assignment, Assumption and Recognition Agreement
Exhibit T-1	Form of HomeBanc Servicing Agreement
Exhibit T-2	Form of HomeBanc Assignment, Assumption and Recognition Agreement

POOLING AND SERVICING AGREEMENT, dated as of August 1, 2006, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and CITIBANK, N.A., a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. On or prior to the Closing Date, the Depositor acquired the Mortgage Loans from the Seller. On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

REMIC I

As provided herein, the Securities Administrator, on behalf of the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund, any Prepayment Charge Waiver Amounts and, for the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Swap Account and any rights or obligations in respect of the Swap Administration Agreement) as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-1 Certificates will represent the sole class of Residual Interests (as defined herein) in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
I-1-A	Variable(2)	$8,218,004.31	August 25, 2036
I-1-B	Variable(2)	$8,218,004.31	August 25, 2036
I-2-A	Variable(2)	$7,926,500.00	August 25, 2036
I-2-B	Variable(2)	$7,926,500.00	August 25, 2036
I-3-A	Variable(2)	$7,645,000.00	August 25, 2036
I-3-B	Variable(2)	$7,645,000.00	August 25, 2036
I-4-A	Variable(2)	$7,374,000.00	August 25, 2036
I-4-B	Variable(2)	$7,374,000.00	August 25, 2036
I-5-A	Variable(2)	$7,112,500.00	August 25, 2036
I-5-B	Variable(2)	$7,112,500.00	August 25, 2036
I-6-A	Variable(2)	$6,859,500.00	August 25, 2036
I-6-B	Variable(2)	$6,859,500.00	August 25, 2036
I-7-A	Variable(2)	$6,616,500.00	August 25, 2036
I-7-B	Variable(2)	$6,616,500.00	August 25, 2036
I-8-A	Variable(2)	$6,381,500.00	August 25, 2036
I-8-B	Variable(2)	$6,381,500.00	August 25, 2036
I-9-A	Variable(2)	$6,155,000.00	August 25, 2036
I-9-B	Variable(2)	$6,155,000.00	August 25, 2036
I-10-A	Variable(2)	$5,936,500.00	August 25, 2036
I-10-B	Variable(2)	$5,936,500.00	August 25, 2036
I-11-A	Variable(2)	$5,726,000.00	August 25, 2036
I-11-B	Variable(2)	$5,726,000.00	August 25, 2036
I-12-A	Variable(2)	$5,522,500.00	August 25, 2036
I-12-B	Variable(2)	$5,522,500.00	August 25, 2036
I-13-A	Variable(2)	$5,326,500.00	August 25, 2036
I-13-B	Variable(2)	$5,326,500.00	August 25, 2036
I-14-A	Variable(2)	$5,137,000.00	August 25, 2036
I-14-B	Variable(2)	$5,137,000.00	August 25, 2036
I-15-A	Variable(2)	$4,955,000.00	August 25, 2036
I-15-B	Variable(2)	$4,955,000.00	August 25, 2036
I-16-A	Variable(2)	$4,779,000.00	August 25, 2036
I-16-B	Variable(2)	$4,779,000.00	August 25, 2036
I-17-A	Variable(2)	$4,609,000.00	August 25, 2036
I-17-B	Variable(2)	$4,609,000.00	August 25, 2036
I-18-A	Variable(2)	$4,445,500.00	August 25, 2036
I-18-B	Variable(2)	$4,445,500.00	August 25, 2036
I-19-A	Variable(2)	$4,287,500.00	August 25, 2036
I-19-B	Variable(2)	$4,287,500.00	August 25, 2036
I-20-A	Variable(2)	$4,135,500.00	August 25, 2036
I-20-B	Variable(2)	$4,135,500.00	August 25, 2036
I-21-A	Variable(2)	$3,988,000.00	August 25, 2036
I-21-B	Variable(2)	$3,988,000.00	August 25, 2036
I-22-A	Variable(2)	$3,847,000.00	August 25, 2036
I-22-B	Variable(2)	$3,847,000.00	August 25, 2036
I-23-A	Variable(2)	$3,710,000.00	August 25, 2036
I-23-B	Variable(2)	$3,710,000.00	August 25, 2036
I-24-A	Variable(2)	$3,578,000.00	August 25, 2036
I-24-B	Variable(2)	$3,578,000.00	August 25, 2036
I-25-A	Variable(2)	$3,451,000.00	August 25, 2036
I-25-B	Variable(2)	$3,451,000.00	August 25, 2036
I-26-A	Variable(2)	$3,328,500.00	August 25, 2036
I-26-B	Variable(2)	$3,328,500.00	August 25, 2036
I-27-A	Variable(2)	$3,210,000.00	August 25, 2036
I-27-B	Variable(2)	$3,210,000.00	August 25, 2036
I-28-A	Variable(2)	$3,096,000.00	August 25, 2036
I-28-B	Variable(2)	$3,096,000.00	August 25, 2036
I-29-A	Variable(2)	$2,986,000.00	August 25, 2036
I-29-B	Variable(2)	$2,986,000.00	August 25, 2036
I-30-A	Variable(2)	$2,880,000.00	August 25, 2036
I-30-B	Variable(2)	$2,880,000.00	August 25, 2036
I-31-A	Variable(2)	$2,777,500.00	August 25, 2036
I-31-B	Variable(2)	$2,777,500.00	August 25, 2036
I-32-A	Variable(2)	$2,678,500.00	August 25, 2036
I-32-B	Variable(2)	$2,678,500.00	August 25, 2036
I-33-A	Variable(2)	$2,583,500.00	August 25, 2036
I-33-B	Variable(2)	$2,583,500.00	August 25, 2036
I-34-A	Variable(2)	$2,491,500.00	August 25, 2036
I-34-B	Variable(2)	$2,491,500.00	August 25, 2036
I-35-A	Variable(2)	$2,403,000.00	August 25, 2036
I-35-B	Variable(2)	$2,403,000.00	August 25, 2036
I-36-A	Variable(2)	$2,317,500.00	August 25, 2036
I-36-B	Variable(2)	$2,317,500.00	August 25, 2036
I-37-A	Variable(2)	$2,235,500.00	August 25, 2036
I-37-B	Variable(2)	$2,235,500.00	August 25, 2036
I-38-A	Variable(2)	$2,155,500.00	August 25, 2036
I-38-B	Variable(2)	$2,155,500.00	August 25, 2036
I-39-A	Variable(2)	$2,079,000.00	August 25, 2036
I-39-B	Variable(2)	$2,079,000.00	August 25, 2036
I-40-A	Variable(2)	$2,005,000.00	August 25, 2036
I-40-B	Variable(2)	$2,005,000.00	August 25, 2036
I-41-A	Variable(2)	$1,933,500.00	August 25, 2036
I-41-B	Variable(2)	$1,933,500.00	August 25, 2036
I-42-A	Variable(2)	$1,865,000.00	August 25, 2036
I-42-B	Variable(2)	$1,865,000.00	August 25, 2036
I-43-A	Variable(2)	$1,798,000.00	August 25, 2036
I-43-B	Variable(2)	$1,798,000.00	August 25, 2036
I-44-A	Variable(2)	$1,734,500.00	August 25, 2036
I-44-B	Variable(2)	$1,734,500.00	August 25, 2036
I-45-A	Variable(2)	$46,842,000.00	August 25, 2036
I-45-B	Variable(2)	$46,842,000.00	August 25, 2036
_____________________________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Securities Administrator on behalf of the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. The Class R-2 Certificates will represent the sole class of Residual Interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

Designation	Uncertificated REMIC II Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date (1)
AA	Variable(2)	$453,000,108.46	August 25, 2036
A	Variable(2)	$3,510,750.00	August 25, 2036
M-1	Variable(2)	$201,080.00	August 25, 2036
M-2	Variable(2)	$201,080.00	August 25, 2036
M-3	Variable(2)	$71,650.00	August 25, 2036
M-4	Variable(2)	$64,710.00	August 25, 2036
M-5	Variable(2)	$62,400.00	August 25, 2036
M-6	Variable(2)	$60,090.00	August 25, 2036
B-1	Variable(2)	$53,160.00	August 25, 2036
B-2	Variable(2)	$46,220.00	August 25, 2036
B-3	Variable(2)	$57,780.00	August 25, 2036
B-4	Variable(2)	$62,400.00	August 25, 2036
ZZ	Variable(2)	$4,853,580.17	August 25, 2036
IO	(2)	(3)	August 25, 2036
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest

.
(2)	Calculated in accordance with the definition of “Uncertificated REMIC II Pass-Through Rate” herein.

(3)
REMIC II Regular Interest IO will not have an Uncertificated Principal Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the definition of “Uncertificated Notional Amount” herein.

REMIC III

As provided herein, the Securities Administrator on behalf of the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III”. The Class R-3 Certificates will represent the sole class of Residual Interests in REMIC III for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, Pass-Through Rate, Initial Certificate Principal Balance (or initial Uncertificated Principal Balance, in the case of the Class C Interest and the Class IO Interest) and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each class of Certificates and interests that represents ownership of one or more of the Regular Interests in REMIC III created hereunder.

Each Certificate, other than the Class C Certificates and Class R Certificates, represents ownership of a Regular Interest in REMIC III and also represents (i) the right to receive certain amounts specified herein in respect of Basis Risk Shortfall Carry Forward Amounts (as defined herein) and (ii) the obligation to pay Class IO Distribution Amounts (as defined herein). The entitlement to principal of the Regular Interest which corresponds to each Certificate shall be equal in amount and timing to the entitlement to principal of such Certificate.

Designation	Pass-Through Rate	Initial Certificate or Uncertificated Principal Balance	Latest Possible Maturity Date (1)
A(2)	Variable(3)	$351,075,000.00	August 25, 2036
M-1(2)	Variable(3)	$20,108,000.00	August 25, 2036
M-2(2)	Variable(3)	$20,108,000.00	August 25, 2036
M-3(2)	Variable(3)	$7,165,000.00	August 25, 2036
M-4(2)	Variable(3)	$6,471,000.00	August 25, 2036
M-5(2)	Variable(3)	$6,240,000.00	August 25, 2036
M-6(2)	Variable(3)	$6,009,000.00	August 25, 2036
B-1(2)	Variable(3)	$5,316,000.00	August 25, 2036
B-2(2)	Variable(3)	$4,622,000.00	August 25, 2036
B-3(2)	Variable(3)	$5,778,000.00	August 25, 2036
B-4(2)	Variable(3)	$6,240,000.00	August 25, 2036
Class C Interest	Variable(3)(4)	$23,113,008.63	August 25, 2036
Class IO Interest	(5)	(6)	August 25, 2036

______________________________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC III Regular Interest (as defined herein).

(2) This Class of Certificates represents ownership of a Regular Interest in REMIC III. Any amount distributed on this Class of Certificates on any Distribution Date in excess of the amount distributable on the related Regular Interest in REMIC III on such Distribution Date shall be treated for federal income tax purposes as having been paid from the Reserve Fund or the Supplemental Interest Trust, as applicable, and any amount distributable on the related Regular Interest in REMIC III on such Distribution Date in excess of the amount distributable on such Class of Certificates on such Distribution Date shall be treated for such purposes as having been distributed to the Holders of such Certificates and then paid by such Holders to the Supplemental Interest Trust, all pursuant to and as further provided in Section 4.14 hereof.

(3) Calculated in accordance with the definition of “Pass-Through Rate” herein. Each Regular Interest in REMIC III which corresponds to a Class A, Class M or Class B Certificate will have the same Pass-Through Rate as such Certificate, except with respect to the Net WAC Cap Rate. The Net WAC Cap Rate for each such Regular Interest in REMIC III and Certificate is specified in the definition of “Net WAC Cap Rate.”

(4)  The Class C Interest will not accrue interest on its Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount as described herein.

(5) For federal income tax purposes, the Class IO Interest will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest IO.

(6) For federal income tax purposes, the Class IO Interest will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest IO.

REMIC IV

As provided herein, the Securities Administrator on behalf of the Trustee will elect to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV”. The Class R-4 Interest represents the sole class of Residual Interests in REMIC IV for purposes of the REMIC Provisions.

The following table sets forth the Class designation, Pass-Through Rate, Initial Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Class of Certificates that represents a Regular Interest in REMIC IV created hereunder. Each Class C Certificate represents ownership of a Regular Interest in REMIC IV and also represents (i) the obligation to pay certain amounts specified herein in respect of Basis Risk Shortfall Carry Forward Amounts and (ii) the right to receive Class IO Distribution Amounts.

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
C	Variable(2)	$23,113,008.63	August 25, 2036

_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class C Certificates.

(2) The Class C Certificates will not accrue interest on its Uncertificated Principal Balance, but will receive 100% of the amounts received in respect of the Class C Interest.

REMIC V

As provided herein, the Securities Administrator on behalf of the Trustee shall elect to treat the segregated pool of assets consisting of the Class IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V”. The Class R-5 Interest represents the sole class of Residual Interests in REMIC V for purposes of the REMIC Provisions.

The following table sets forth the designation, Pass-Through Rate, initial Uncertificated Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated class of interests that represents a Regular Interest in REMIC V created hereunder:

Designation	Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
IO(2)	(3)	(4)	August 25, 2036
_______________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC V Regular Interest IO.

(2) REMIC V Regular Interest IO will be held as an asset of the Supplemental Interest Trust.
(3) REMIC V Regular Interest IO will not have a Pass-Through Rate, but will receive 100% of the amounts received in respect of the Class IO Interest.

(4) REMIC V Regular Interest IO will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of the Class IO Interest.

The Trust Fund shall be named, and may be referred to as, the “SACO I Trust 2006-9.” The Certificates issued hereunder may be referred to as “Mortgage-Backed Certificates, Series 2006-9” (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Company and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01  Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

10-K Filing Deadline: The meaning set forth in Section 3.18(a)(iv).

Accepted Master Servicing Practices: With respect to any Mortgage Loan those customary mortgage master servicing practices of prudent mortgage master servicing institutions that master service mortgage loans, of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Company or a Servicer).

Accepted Servicing Practices: With respect to each Mortgage Loan, those customary mortgage servicing practices (including collection procedures) that are in accordance with all applicable statutes, regulations and prudent mortgage banking practices for mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Account: The Distribution Account, the Master Servicer Collection Account, the Reserve Fund, the Swap Account and any Protected Account.

Accrual Period: With respect to the Certificates (other than the Class C Certificates and the Residual Certificates) and any Distribution Date, the period from and including the immediately preceding Distribution Date (or with respect to the first Accrual Period, the Closing Date) to and including the day prior to such Distribution Date. With respect to the Class C Certificates and the Class C Interest and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on the Certificates (other than the Class C Certificates and the Residual Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period. All calculations of interest on the Class C Certificates and the Class C Interest will be made on the basis of a 360-day year consisting of twelve 30-day months.

Additional Disclosure: As defined in Section 3.18(a)(v).

Additional Disclosure Notification: The form of notice set forth in Exhibit Q.

Additional Form 10-D Disclosure: As defined in Section 3.18(a)(i).

Additional Form 10-K Disclosure: As defined in Section 3.18(a)(iv).

Adjustable Rate Mortgage Loan: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

Advance: An advance of delinquent payments of principal and interest in respect of a Mortgage Loan required to be made by the Company as provided in Section 6.01(a) hereof or by the related Servicer and Master Servicer as provided in Section 6.01(b) hereof.

Affected Party: An “Affected Party” as defined in the Swap Agreement.

Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

Amount Held for Future Distribution: As to any Distribution Date and the EMC Mortgage Loans, the aggregate amount held in the Company’s Protected Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the EMC Mortgage Loans due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period. As to any Distribution Date and the Mortgage Loans serviced by any Servicer other than EMC, the aggregate amount held in the related Servicer’s Protected Account at the close of business on the immediately preceding Business Day on account of (i) all principal payments or portions thereof received in respect of such Mortgage Loans serviced by it due after the related Due Period and (ii) Principal Prepayments, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

Annual Statement of Compliance: As defined in Section 3.16.

Applied Realized Loss Amount: With respect to any Distribution Date and any Class of Class A, Class M and Class B Certificates, the sum of the Realized Losses with respect to the Mortgage Loans that have been applied in reduction of the Certificate Principal Balance of a Class of Certificates pursuant to Section 6.05 of this Agreement which have not previously been reimbursed or reduced by any Subsequent Recoveries applied to such Applied Realized Loss Amount.

Appraised Value: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

Assignment Agreement: The First Horizon Assignment Agreement, the GMACM Assignment Agreement or the HomeBanc Assignment Agreement, as applicable.

Assessment of Compliance: As defined in Section 3.17.

Attestation Report: As defined in Section 3.17.

Attesting Party: As defined in Section 3.17.

Back-Up Certification: As defined in Section 3.18.

Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and any Class of Class A, Class M and Class B Certificates, an amount equal to the sum of (A) the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Though Rate applicable to such Class been calculated at a per annum rate equal to lesser of (i) the related One-Month LIBOR Pass-Through Rate and (ii) 11.00% per annum, over (b) the amount of Current Interest that such Class received on such Distribution Date if the Pass-Through Rate is limited to the Net Rate Cap and (B) the Basis Risk Shortfall Carry Forward Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate the current Distribution Date.

Bankruptcy Code: Title 11 of the United States Code.

Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 7.06). As of the Closing Date, each Class of Regular Certificates (other than the Class C Certificates) constitutes a Class of Book-Entry Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, Chicago, Illinois, Minneapolis, Minnesota or any city in which the Corporate Trust Office of the Trustee or the Securities Administrator or the principal office of the Company or the Master Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the certificates of any Class executed and authenticated by the Securities Administrator in substantially the forms attached hereto as Exhibits A-1 through A-5.

Certificate Margin: With respect to the Class A Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest A, 0.150% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.300% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-1 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-1, 0.350% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.525% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-2 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-2, 0.380% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.570% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-3 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-3, 0.410% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.615% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-4 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-4, 0.520% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.780% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-5 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-5, 0.600% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 0.900% per annum in the case of each Distribution Date thereafter.

With respect to the Class M-6 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest M-6, 0.700% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.050% per annum in the case of each Distribution Date thereafter.

With respect to the Class B-1 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest B-1, 1.100% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.650% per annum in the case of each Distribution Date thereafter.

With respect to the Class B-2 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest B-2, 1.250% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 1.875% per annum in the case of each Distribution Date thereafter.

With respect to the Class B-3 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest B-3, 2.750% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 4.125% per annum in the case of each Distribution Date thereafter.

With respect to the Class B-4 Certificates and, for purposes of the definition of “One-Month LIBOR Pass-Through Rate”, REMIC II Regular Interest B-4 Certificates, 2.500% per annum in the case of each Distribution Date through and including the first possible Optional Termination Date and 3.750% per annum in the case of each Distribution Date thereafter.

Certificate Notional Amount: With respect to the Class C Certificates and any Distribution Date, an amount equal to the Stated Principal Balance of the Mortgage Loans as of the beginning of the related Due Period. The initial Certificate Notional Amount of the Class C Certificates shall be $462,245,008.63. For federal income tax purposes, the Certificate Notional Amount for any Distribution Date shall be an amount equal to the Uncertificated Notional Amount for the Class C Interest for such Distribution Date

Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: As to any Certificate (other than any Class C Certificate and any Class R Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus, in the case of a Class A, Class M or Class B Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 6.04(b), less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 6.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates. As to the Class C Certificates and as of any Distribution Date, an amount equal to the Uncertificated Principal Balance of the Class C Interest.

Certificate Register: The register maintained pursuant to Section 7.02 hereof.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

Certification Parties: The meaning set forth in Section 3.18(a)(iv).

Certifying Person: The meaning set forth in Section 3.18(a)(iv).

Class: All Certificates bearing the same Class designation as set forth in Section 7.01 hereof.

Class A Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (i) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (ii) the lesser of (a) the product of (1) 51.90% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class A Certificate: Any Certificate designated as a “Class A Certificate” on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class A Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class B Certificates: Any of the Class B-1, Class B-2, Class B-3 or Class B-4 Certificates.

Class B-1 Certificate: Any Certificate designated as a “Class B-1 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class B-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (8) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 82.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class B-2 Certificate: Any Certificate designated as a “Class B-2 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class B-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (9) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 84.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class B-3 Certificate: Any Certificate designated as a “Class B-3 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class B-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, and the Class B-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date) and (10) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 87.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class B-4 Certificate: Any Certificate designated as a “Class B-4 Certificate” on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class B-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (8) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), (9) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), (10) the Certificate Principal Balance of the Class B-3 Certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount on such Distribution Date) and (11) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 90.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class C Certificate: Any Certificate designated as a “Class C Certificate” on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C Certificates herein and evidencing (i) a Regular Interest in REMIC IV, (ii) the obligation to pay Basis Risk Shortfall Carry Forward Amounts, (iii) the right to receive Class IO Distribution Amounts and (iv) the right to receive any Prepayment Charge Waiver Amounts.

Class C Distribution Amount: With respect to any Distribution Date, the sum of (i) the Current Interest for the Class C Interest for such Distribution Date, (ii) any Overcollateralization Release Amount for such Distribution Date and (iii) without duplication, any Subsequent Recoveries not distributed to the Class A, Class M and Class B Certificates on such Distribution Date; provided, however, that, on any Distribution Date after the Distribution Date on which the Certificate Principal Balances of the Class A, Class M and Class B Certificates have been reduced to zero, the Class C Distribution Amount shall include the Overcollateralization Amount.

Class C Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

Class IO Distribution Amount: As defined in Section 4.14 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Swap Administrator on such Distribution Date pursuant to the first and second sentences of Section 4.14(c) in excess of the amount payable on REMIC V Regular Interest IO on such Distribution Date, all as further provided in Section 4.14 hereof.

Class IO Interest: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the holders of REMIC V Regular Interest IO, evidencing a Regular Interest in REMIC V for purposes of the REMIC provisions.

Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Class M-1 Certificate: Any Certificate designated as a “Class M-1 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 60.60% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class M-2 Certificate: Any Certificate designated as a “Class M-2 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 69.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class M-3 Certificate: Any Certificate designated as a “Class M-3 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-3 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 72.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class M-4 Certificate: Any Certificate designated as a “Class M-4 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-4 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 75.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class M-5 Certificate: Any Certificate designated as a “Class M-5 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-5 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-5 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 77.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class M-6 Certificate: Any Certificate designated as a “Class M-6 Certificate” on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-6 Certificates as set forth herein and evidencing (i) a Regular Interest in REMIC III, (ii) the right to receive Basis Risk Shortfall Carry Forward Amounts and (iii) the obligation to pay Class IO Distribution Amounts.

Class M-6 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for such Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of (a) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (b) the lesser of (1) the product of (x) 80.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period), and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus the Overcollateralization Floor.

Class R Certificate: Any of the Class R-1, Class R-2, Class R-3 or Class RX Certificates.

Class R-1 Certificate: Any Certificate designated a “Class R-1 Certificate” on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-1 Certificates as set forth herein.

Class R-2 Certificate: Any Certificate designated a “Class R-2 Certificate” on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-2 Certificates as set forth herein.

Class R-3 Certificate: Any Certificate designated a “Class R-3 Certificate” on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the Residual Interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class R-3 Certificates as set forth herein.

Class RX Certificate: Any Certificate designated a “Class RX Certificate” on the face thereof, in the form set forth in Exhibit A-5 hereto, evidencing the ownership of the Class R-4 Interest and Class R-5 Interest and representing the right to the Percentage Interest of distributions provided for the Class RX Certificates as set forth herein.

Class R-4 Interest: The uncertificated Residual Interest in REMIC IV.

Class R-5 Interest: The uncertificated Residual Interest in REMIC V.

Closing Date: August 30, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Combined Loan-to-Value Ratio: With respect to any Mortgage Loan and as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) original principal balance of the related Mortgage Loan at such date of determination and (ii) the unpaid principal balance of the related first lien Mortgage Loan as of the date of origination of that Mortgage Loan and the denominator of which is the applicable Appraised Value of the related Mortgaged Property at origination.

Commission: The U.S. Securities and Exchange Commission.

Company: EMC.

Company Default: As defined in Section 9.05 hereof.

Compensating Interest: With respect to any Distribution Date, (i) in the case of any Servicer, an amount, not to exceed the Servicing Fee, to be deposited in the Protected Account by such Servicer with respect to the payment of a Prepayment Interest Shortfall (related to a voluntary prepayment as described in Section 6.02(a) hereof) on a Mortgage Loan subject to this Agreement and (ii) in the case of the Master Servicer, an amount not to exceed that portion of the Master Servicing Fee payable to the Master Servicer. If the related Servicer fails to make such payment, the Master Servicer shall be obligated to do so to the extent provided in Section 6.02(b) hereof.

Corporate Trust Office: (i) With respect to the Trustee, the designated corporate trust office of the Trustee, currently located at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, and (ii) with respect to the Securities Administrator, the designated office of the Securities Administrator currently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 Attention: Global Securities and Trust Services Group — SACO 2006-9 or at such other address as the Trustee or Securities Administrator, as applicable, may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee, the Master Servicer, the Securities Administrator and EMC or at the principal corporate trust office of any successor Trustee.

Corresponding Certificate: With respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ and IO), the Certificate with the corresponding designation. With respect to each REMIC III Regular Interest (other than the Class C Interest and the Class IO Interest), the related Certificate representing an ownership therein.

Cumulative Realized Loss Percentage: With respect to the Certificates and any Distribution Date, the percentage obtained by dividing (x) the aggregate Realized Losses on the Mortgage Loans incurred since the related Cut-off Date through the end of the related Due Period by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the related Cut-off Date.

Current Interest: As of any Distribution Date, with respect to the Certificates and interests of each class (other than the Residual Interests and the Residual Certificates), (i) the interest accrued on the Certificate Principal Balance, or Certificate Notional Amount or Uncertificated Notional Amount, as applicable, during the related Accrual Period at the applicable Pass-Through Rate, plus any amount previously distributed with respect to interest for such Certificate or interest that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any Relief Act Interest Shortfalls during the related Due Period, provided, however, that for purposes of calculating Current Interest for any such class, amounts specified in clause (ii) hereof for any such Distribution Date shall be allocated first to the Class C Certificates and the Class C Interest and the Residual Certificates in reduction of amounts otherwise distributable to such Certificates and interest on such Distribution Date and then any excess shall be allocated to each Class of Class A, Class M and Class B Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

Current Specified Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period).

Custodial Agreements: The LaSalle Custodial Agreement or Wells Fargo Custodial Agreement, as applicable.

Custodians: (i) Wells Fargo, or any successor custodian appointed pursuant to the provisions hereof and the Wells Fargo Custodial Agreement and (ii) LaSalle, or any successor custodian appointed pursuant to the provisions hereof and the LaSalle Custodial Agreement.

Cut-off Date: The close of business on August 1, 2006.

Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $462,245,008.63.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

Defaulting Party: A “Defaulting Party” as defined in the Swap Agreement.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: As defined in Section 7.06.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Delinquent: A Mortgage Loan is “delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Principal Balance or Initial Notional Amount of this Certificate”.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company (“DTC”), the nominee of which is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Agreement: With respect to the Class of Book-Entry Certificates, the agreement between the Depositor signing on behalf of the Issuing Entity and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit H.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee, the Securities Administrator and the Master Servicer), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The segregated trust account or accounts created and maintained by the Securities Administrator pursuant to Section 5.08 in the name of the Trustee for the benefit of the Certificateholders, which shall be entitled “LaSalle Bank National Association, as Securities Administrator, on behalf of Citibank, N.A., as Trustee, in trust for the registered holders of SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9.” The Distribution Account must be an Eligible Account.

Distribution Account Deposit Date: Two Business Days prior to each Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in September 2006.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

Due Period: With respect to any Distribution Date, the period from and including the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody’s is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories, respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and satisfactory to the Trustee, the Securities Administrator and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency, as evidenced in writing. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee and the Securities Administrator.

EMC: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns.

EMC Flow Loans: The Mortgage Loans purchased by EMC pursuant to a flow loan purchase agreement.

EMC Mortgage Loans: Those Mortgage Loans serviced by the Company pursuant to the terms of this Agreement.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class C Certificates and Residual Certificates.

Event of Default: As defined in Section 9.01 hereof.

Excess Cashflow: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Remaining Excess Spread for such Distribution Date and (b) the Overcollateralization Release Amount for such Distribution Date.

Excess Liquidation Proceeds: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

Exemption: Prohibited Transaction Exemption 90-30, as amended from time to time.

Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of the Current Interest on the Class A, Class M and Class B Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than Interest Carry Forward Amounts paid pursuant to Section 6.04(a)(3)(A)), in each case for such Distribution Date.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Extra Principal Distribution Amount: With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (ii) the Excess Spread for such Distribution Date.

Fannie Mae: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Final Certification: The certification by a Custodian substantially in the form of Exhibit Three to the related Custodial Agreement.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by EMC pursuant to or as contemplated by Section 2.04(d) or Section 11.01), a determination made by the Company pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company or such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, based solely on information provided by the Company and the related Servicer, of each Final Recovery Determination made thereby.

First Tennessee: First Tennessee Mortgage Services, Inc. and any successor thereto.

First Horizon: First Horizon Home Loan Corporation and any successor thereto.

First Horizon Assignment Agreement: The Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit R-2, dated as of August 30, 2006, among EMC, the Trustee and First Tennessee, evidencing the assignment of the First Horizon Assignment Agreement to the Trust.

First Horizon Loans: Those Mortgage Loans subject to this Agreement which were purchased by EMC from First Horizon pursuant to the First Horizon Servicing Agreement.

First Horizon Servicing Agreement: the Purchase, Warranties and Servicing Agreement, dated as of September 1, 2003, as amended on May 14, 2004, June 16, 2005, August 8, 2005 and December 22, 2005, among EMC, First Tennessee and First Horizon, substantially in the form of Exhibit R-1.

First Tennessee: First Tennessee Mortgage Services, Inc and any successor thereto.

Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

Form 8-K Disclosure Information: The meaning set forth in Section 3.18(a)(iii).

Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

GMAC Mortgage Corporation or GMACM: GMAC Mortgage Corporation and any successor thereto.

GMACM Assignment Agreement: The Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit S-2, dated as of August 30, 2006, among EMC, the Trustee and GMACM, evidencing the assignment of the GMACM Assignment Agreement to the Trust.

GMACM Loans: Those Mortgage Loans subject to this Agreement which were purchased by EMC from GMACM pursuant to the GMACM Servicing Agreement.

GMACM Servicing Agreement: The Servicing Agreement, dated as of May 1, 2001, as amended by Amendment No. 1, dated as of October 1, 2001, Amendment No. 2, dated as of July 31, 2002 and Amendment No. 3, dated as of December 20, 2005 substantially in the form of Exhibit S-1, between EMC and GMACM.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

HomeBanc: HomeBanc Mortgage Corporation and any successor thereto.

HomeBanc Assignment Agreement: The Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit T-2, dated as of August 30, 2006, among EMC, the Trustee, and HomeBanc evidencing the assignment of the HomeBanc Assignment Agreement to the Trust.

HomeBanc Loans: Those Mortgage Loans subject to this Agreement which were purchased by EMC from HomeBanc pursuant to the HomeBanc Servicing Agreement.

HomeBanc Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of January 1, 2004, as amended by the Amended and Restated Amendment No. 1 to the Purchase, Warranties and Servicing Agreement, dated as of January 27, 2006 substantially in the form of Exhibit T-1, between EMC and HomeBanc.

Indemnified Persons: The Trustee, the Master Servicer, the Company, the Trust Fund and the Securities Administrator, including LaSalle Bank National Association in its individual capacity, and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Index: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

Individual Certificate: Any Private Certificate registered in the name of a Holder other than the Depository or its nominee.

Initial Certification: The certification by a Custodian substantially in the form of Exhibit One to the related Custodial Agreement.

Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy and any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Company, the related Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company or the related Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by any insurance policy with respect to the Mortgage Loans.

Interest Carry Forward Amount: As of any Distribution Date and with respect to each Class of Certificates (other than the Class C Certificates and the Residual Certificates), the sum of (i) the excess of (a) the Current Interest for such Class with respect to such Distribution Date and any prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.

Interest Determination Date: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

Interest Funds: With respect to any Distribution Date (1) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Mortgage Loans less the Servicing Fee and the Master Servicing Fee, if any, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest with respect to the Mortgage Loans and required to be remitted by the related Servicer or the Master Servicer pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by EMC pursuant to Sections 2.02 and 2.03 and by EMC pursuant to Section 3.05, in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and (f) the interest portion of any proceeds received from the exercise of a Optional Termination, minus (2)(i) all amounts relating to interest required to be reimbursed pursuant to Sections 5.02 and 5.09 or as otherwise set forth in this Agreement and (ii) any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Administrator for payment to the Swap Provider for such Distribution Date and any such payments remaining unpaid for any prior Distribution Dates.

Interim Certification: The certification by a Custodian substantially in the form of Exhibit Two to the related Custodial Agreement.
Issuing Entity: The Trust designated as SACO I Trust 2006-9.

LaSalle: LaSalle Bank National Association, and any successor in interest.

LaSalle Custodial Agreement: The Custodial Agreement, dated as of August 30, 2006, among the Depositor, EMC, as Seller, the Master Servicer, the Securities Administrator, the Trustee and LaSalle as Custodian relating to the Mortgage Loans identified in such Custodial Agreement.

Last Scheduled Distribution Date: Solely for purposes of the face of the Certificates, the Distribution Date in August 2036.

Latest Possible Maturity Date: The Distribution Date in the month following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury regulations under Sections 860A through 860G of the Code, the latest possible maturity date of each Regular Interest issued by REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V shall be the Latest Possible Maturity Date.

LIBOR Business Day: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Company or the related Servicer has made a Final Recovery Determination with respect thereto.

Liquidation Proceeds: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

Majority Class C Certificateholder: The Holder of a 50.01% or greater Percentage Interest in the Class C Certificates.

Marker Rate: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for the REMIC II Regular Interests (other than REMIC II Regular Interests AA and IO), with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest ZZ) subject to a cap equal to the least of (i) the One-Month LIBOR Pass-Through Rate for the Corresponding Certificate, (ii) 11.00% per annum and (iii) the Net WAC Cap Rate for the REMIC III Regular Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date, and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, the related cap with respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ and IO) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Master Servicer: LaSalle Bank National Association, in its capacity as master servicer, and its successors and assigns or any Successor Master Servicer appointed as herein provided.

Master Servicer Collection Account: The trust accounts or accounts created and maintained pursuant to Section 5.06 hereof, which shall be entitled “LaSalle Bank National Association, as master servicer, on behalf of Citibank, N.A., as Trustee f/b/o holders of SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 - Master Servicer Collection Account”. The Master Servicer Collection Account may be a sub-account of the Distribution Account.

Master Servicer Information: As defined in Section 3.18.

Master Servicing Compensation: For any Distribution Date, the Master Servicing Fee for such Distribution Date.

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Master Servicing Fee Rate: 0.0210% per annum.

Master Servicing Officer: Any officer of the Master Servicer responsible for the master servicing of the Mortgage Loans.

Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC II Regular Interest ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the aggregate amount of Uncertificated Accrued Interest for such Distribution Date on the REMIC II Regular Interests (other than REMIC II Regular Interests AA, ZZ and IO), with the rate on each such REMIC II Regular Interest subject to a cap equal to the least of (x) the One-Month LIBOR Pass Through Rate for the Corresponding Certificate, (y) 11.00% per annum and (z) the Net WAC Cap Rate for the REMIC III Regular Interest the ownership of which is represented by the Corresponding Certificate for the purpose of this calculation for such Distribution Date; provided, however, that solely for this purpose, the related cap with respect to each REMIC II Regular Interest (other than REMIC II Regular Interests AA, ZZ and IO) shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Statement: The statement prepared and delivered by the Securities Administrator pursuant to Section 6.06.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a second lien on or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the related Custodian to be added to the Mortgage File pursuant to this Agreement and the related Custodial Agreement.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of August 30, 2006, between EMC as Seller and the Depositor as purchaser, in the form attached hereto as Exhibit L.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 11.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 11.01.

Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Company or the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the Mortgage Loan Schedule being attached hereto as Exhibit B, with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as the case may be, setting forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;
(b)  the property type;
(c)  the Mortgage Interest Rate;
(d)  the Servicing Fee Rate;
(e)  the Master Servicer's Fee Rate;
(f)  the LPMI Fee; if applicable;
(g)  the Net Rate;
(h)  the maturity date;
(i)  the stated original term to maturity;
(j)  the stated remaining term to maturity;
(k)  the original Principal Balance;
(l)  the first payment date;
(m)  the principal and interest payment in effect as of the Cut-off Date;
(n)  the unpaid Principal Balance as of the Cut-off Date;
(o)  the Loan-to-Value Ratio at origination;
(p)  the insurer of any Primary Mortgage Insurance Policy;
(q)  the MIN with respect to each MOM Loan;
(r)  the Gross Margin, if applicable;
(s)  the next Adjustment Date, if applicable;
(t)  the Maximum Mortgage Rate, if applicable;
(u)  the Minimum Mortgage Rate, if applicable;
(v)  the Periodic Rate Cap, if applicable;
(w)  the Loan Group, if applicable;
(x)  a code indicating whether the Mortgage Loan is negatively amortizing;
(y)  which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;
(z)  the Prepayment Charge, if any;
(aa)  lien position (e.g., first lien or second lien);
(bb)  a code indicating whether the Mortgage Loan is has a balloon payment;
(cc)  a code indicating whether the Mortgage Loan is an interest-only loan;
(dd)  the interest-only term, if applicable;
(ee)  the Mortgage Loan Seller; and
(ff)  the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (j) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: With respect to each fixed rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

Mortgaged Property: The underlying property securing a Mortgage Loan.

Mortgagor: The obligors on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii) the Master Servicing Fee Rate.

Net Swap Payment: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Swap Administrator, which net payment shall not take into account any Swap Termination Payment.

Net WAC Cap Rate: With respect to any Distribution Date and any Class of Class A, Class M or Class B Certificates, a per annum rate equal to the excess, if any, of (A) the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their Stated Principal Balances as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such Due Date, over (B) a per annum rate equal to the sum of the Net Swap Payment and Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider, in each case on such Distribution Date (to the extent not paid by the Supplemental Interest Trust from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the Mortgage Loans as of the related Due Date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such due date, multiplied by 12. The Net WAC Cap Rate for such Classes of Certificates will be will be calculated based on a 360-day year and the actual number of days elapsed in the related Accrual Period. With respect to any Distribution Date and each REMIC III Regular Interest the ownership of which is represented by a Class A, Class M or Class B Certificate, a per annum rate equal to the weighted average (adjusted for the actual number of days elapsed in the related Accrual Period) of the Uncertificated REMIC II Pass-Through Rates on the REMIC II Regular Interests (other than REMIC II Regular Interest IO), weighted on the basis of the Uncertificated Principal Balances of each such REMIC II Regular Interest immediately prior to such Distribution Date.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Company or the Master Servicer pursuant to this Agreement that, in the good faith judgment of the Company or the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

Notional Amount: With respect to each Distribution Date and the Swap Agreement, the notional amount for the related calculation period as set forth in the related schedule set forth in Exhibit N.

Offered Certificates: Any of the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates.

Officer’s Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Seller or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller, the Securities Administrator, the Master Servicer and/or the Trustee, as the case may be, as required by this Agreement.

One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Class A, Class M and Class B Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding.

One-Month LIBOR Pass-Through Rate: With respect to each Class A, Class M and Class B Certificate and, for purposes of the definitions of “Marker Rate”, “Maximum Uncertificated Accrued Interest Deferral Amount”, the related REMIC III Regular Interest for which such Certificate is the Corresponding Certificate, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

Opinion of Counsel: A written opinion of counsel, who may be counsel for EMC, the Depositor, the Company or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 8.05, 8.07 or 12.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of EMC, Depositor, the Company and the Master Servicer, (ii) not have any direct financial interest in EMC, the Depositor, the Company or the Master Servicer or in any affiliate of either, and (iii) not be connected with EMC, the Depositor, the Company or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the Trust created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property pursuant to Section 11.01 hereof.

Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of all of the Mortgage Loans is equal to or less than 20% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(a) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

Outstanding Mortgage Loan: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over the aggregate Certificate Principal Balance of the Certificates (other than the Class C Certificates) on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Floor: With respect to the Certificates, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Funds is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Stepdown Date, 5.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) 5.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) 10.00% of the then current aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (ii) the Overcollateralization Floor or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to the Class A, Class M and Class B Certificates and any Distribution Date, a rate per annum equal to the least of (i) the related One-Month LIBOR Pass-Through Rate for such Distribution Date, (ii) 11.00% per annum and (iii) the Net WAC Cap Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amount determined for each REMIC II Regular Interest (other than REMIC II Regular Interest IO) equal to the product of (a) the excess, if any, of the Uncertificated REMIC II Pass-Through Rate for such REMIC II Regular Interest over the Marker Rate and (b) a notional amount equal to the Uncertificated Principal Balance of such REMIC II Regular Interest, and the denominator of which is the aggregate Uncertificated Principal Balance of such REMIC II Regular Interests.

With respect to the Class C Certificate, the Class C Certificate shall not have a Pass-Through Rate, but Current Interest for such Certificate and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class C Interest for such Distribution Date.

With respect to the Class IO Interest, Class IO Interest shall not have a Pass-Through Rate, but Current Interest for such interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC II Regular Interest IO for such Distribution Date.

With respect to REMIC V Regular Interest IO, REMIC V Regular Interest IO shall not have a Pass-Through Rate, but Current Interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to the Class IO Interest for such Distribution Date.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of mortgage loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans.

Percentage Interest: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee, the Master Servicer and the Securities Administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the Master Servicer and the Securities Administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency rating such fund, such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or the Master Servicer or the Securities Administrator or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (viii) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Securities Administrator shall receive an Opinion of Counsel, at the expense of the Securities Administrator, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in the imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

Permitted Transferee: Any person (x) other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code or (v) an electing large partnership within the meaning of Section 775(a) of the Code, (y) that is a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person and (z) other than any other Person so designated by the Securities Administrator based upon an Opinion of Counsel addressed to the Securities Administrator and the Trustee (which shall not be an expense of the Trustee or the Securities Administrator) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Piggyback Loan: A second lien Mortgage Loan originated by the same originator to the same borrower at the same time as the first lien Mortgage Loan, each secured by the same Mortgaged Property.

Prepayment Assumption: A prepayment rate for the Mortgage Loans of 35% CPR.

Prepayment Charge: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Charge Waiver Amount: Any amount paid by the Company to the Master Servicer in respect of a waived Prepayment Charge pursuant to Section 5.01(a) or by the related Servicer to the Master Servicer pursuant to the related Servicing Agreement.

Prepayment Interest Excess: With respect to any Distribution Date, for each EMC Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, or a Principal Prepayment in full during the related Prepayment Period, or that became a Liquidated Loan during the prior calendar month, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 3.05 or 11.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such Principal Prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds less the sum of (a) the Master Servicing Fee and (b) the Servicing Fee.

Prepayment Period: As to any Distribution Date (except the first Distribution Date) and (i) each EMC Mortgage Loan, the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs (as to the first Distribution Date and any EMC Mortgage Loan, the period commencing on the Cut-off Date and ending on the 15th day of the month in which such Distribution Date occurs) and (ii) any other Mortgage Loan, the period set forth in the related Servicing Agreement.

Principal Distribution Amount: With respect to any Distribution Date, an amount equal to (x) the sum of (1) the Principal Funds for such Distribution Date and (2) any Extra Principal Distribution Amount for such Distribution Date minus (y) the amount of any Overcollateralization Release Amount for such Distribution Date.

Principal Funds: With respect to any Distribution Date, (1) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or before the Distribution Account Deposit Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, (d) the Stated Principal Balance of each Mortgage Loan that was repurchased by EMC pursuant to Sections 2.02, 2.03 and by EMC pursuant to Section 3.05, (e) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of any Mortgage Loans pursuant to Section 2.03(d), (f) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the Master Servicer to the Distribution Account pursuant to this Agreement and (g) the principal portion of any proceeds received from the exercise of a Optional Termination, pursuant to Section 11.01, minus (2)(i) all amounts required to be reimbursed pursuant to Sections 5.02 and 5.09 or as otherwise set forth in this Agreement and (ii) any Net Swap Payments or Swap Termination Payments (not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Administrator for payment to the Swap Provider for such Distribution Date and any such payments remaining unpaid for any prior Distribution Dates, in each case to the extent not paid from Interest Funds.

Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.05 and 11.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Company or the related Servicer, as appropriate, in accordance with the terms of the related Mortgage Note.

Private Certificates: Any of the Class B-4, Class C and Residual Certificates.

Prospectus Supplement: The Prospectus Supplement dated August 29, 2006 relating to the public offering of the Offered Certificates.

Protected Account: Each account established with respect to receipts on the Mortgage Loans and REO Property in accordance with Section 5.01 hereof or by a Servicer in accordance with the related Servicing Agreement. Each Protected Account shall be an Eligible Account.

PUD: A Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by the Seller pursuant to Section 2.02 or 2.03 hereof or (y) that EMC has a right to purchase pursuant to Section 3.05 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the outstanding principal balance at the date of the acquisition), plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan plus and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

Rating Agency: Each of S&P and Moody’s. If any such organization or its successor is no longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating category of each Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus (iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Company pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) (1) the amount by which the interest portion of a monthly payment or the principal balance of such Mortgage Loan was reduced or (2) the sum of any other amounts owing under the Mortgage Loan that were forgiven and that constitute Servicing Advances that are reimbursable to the related Servicer, and (b) any such amount with respect to a monthly payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received and not paid due to a Servicing Modification.  In addition, to the extent the Company, the Servicer or the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are distributed to any Class of Certificates or applied to increase the Excess Spread on any Distribution Date.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all unreimbursed Advances and Servicing Advances.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

Record Date: With respect to any Distribution Date and the Certificates (other than the Class C Certificates and Residual Certificates), so long as such Classes of Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class C Certificates and Residual Certificates, so long as such classes of Certificates remain non Book-Entry Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Banks: Shall mean leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

Reference Bank Rate: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates for such Accrual Period.

Regular Certificate: Any Certificate other than a Residual Certificate.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state law.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

Remaining Excess Spread: With respect to any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC I: The segregated pool of assets described in the Preliminary Statement and Section 6.07(a).

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto. The REMIC I Regular Interests consist of REMIC I Regular Interests I-1-A through REMIC I Regular Interest I-45-B, each as designated in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets described in the Preliminary Statement and Section 6.07(a).

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and (other than REMIC II Regular Interest IO) shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

REMIC II Interest Loss Allocation Amount: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Accrual Period) equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and the related REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest AA minus the Marker Rate, divided by (b) 12.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest I-IO) minus (ii) the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and the related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate and the denominator of which is the aggregate Uncertificated Principal Balance of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is a Corresponding Certificate and REMIC II Regular Interest ZZ.

REMIC II Required Overcollateralization Amount: 1.00% of the Overcollateralization Target Amount.

REMIC III: The segregated pool of assets described in the Preliminary Statement and Section 6.07(a).

REMIC III Regular Interest: The Class C Interest, Class IO Interest or any Regular Interest in REMIC III the ownership of which is represented by any of the Class A, Class M and Class B Certificates.

REMIC IV: The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class RX Certificate (in respect of the Class R-4 Interest), with respect to which a separate REMIC election is to be made.

REMIC V: The segregated pool of assets consisting of the Class IO Interest conveyed in trust to the Trustee, for the benefit of the holders of REMIC V Regular Interest IO and the Class RX Certificate (in respect of the Class R-5 Interest), with respect to which a separate REMIC election is to be made.

REMIC Opinion: Shall mean an Opinion of Counsel to the effect that the proposed action will not cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

REMIC Regular Interests: The REMIC I Regular Interests and REMIC II Regular Interests.

Remittance Date: Shall mean (i) with respect to the Company, the Distribution Account Deposit Date and (ii) with respect to each Servicer, other than the Company, each Business Day as specified in the related Servicing Agreement.

Remittance Report: Shall mean a report to the Securities Administrator in an electronic format (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders.

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property acquired by the Company or the related Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Mortgage Loan: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) if the Replacement Mortgage Loan is a fixed rate Mortgage Loan, have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; (ix) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (x) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (xi) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (xii) if the Replacement Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (xiii) comply with each representation and warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement and (xiv) the Custodian has delivered a Final Certification noting no defects or exceptions.

Reportable Event: The meaning set forth in Section 3.18(a)(iii).

Repurchase Price: With respect to each Mortgage Loan, a price equal to (i) the outstanding principal balance of such Mortgage Loan, plus (ii) interest on such outstanding principal balance at the Mortgage Rate (net of the Servicing Fee Rate) from the last date through which interest has been paid to the end of the month of repurchase, less (iii) amounts advanced by the Company, the Servicer or the Master Servicer in respect of such repurchased Mortgage Loan which are being held in the Master Servicer Collection Account for remittance to the Securities Administrator plus (iv) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Request for Release: The Request for Release to be submitted by the Seller, the Company, the Servicer or the Master Servicer to the respective Custodian substantially in the form of Exhibit G hereto or other form attached as an exhibit to the related Custodial Agreement. Each Request for Release furnished to the respective Custodian by the Seller, the Company, the Servicer or the Master Servicer shall be in duplicate and shall be executed by an officer of such Person or a Servicing Officer (or, if furnished electronically to the respective Custodian, shall be deemed to have been sent and executed by an officer of such Person or a Servicing Officer) of the Seller, the Company, the Servicer or the Master Servicer, as applicable.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or the Servicing Agreements.

Reserve Fund: Shall mean the separate trust account created and maintained by the Securities Administrator pursuant to Section 4.14 hereof.

Reserve Fund Deposit: With respect to the Reserve Fund, an amount equal to $5,000, which the Depositor shall initially deposit into the Reserve Fund pursuant to Section 4.14 hereof.

Residual Certificates: The Class R-1, Class R-2, Class R-3 and Class RX Certificates (representing ownership of the Class R-4 Interest and Class R-5 Interest), each evidencing the sole class of Residual Interests in the related REMIC.

Residual Interest: The sole class of Residual Interests in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to the Trustee and the Securities Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, or any Trust Officer in its respective Corporate Trust Office with specific responsibility for the transactions contemplated hereby, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee or the Securities Administrator as specified by the Trustee or the Securities Administrator, respectively, as to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: The meaning set forth in Section 3.18(a)(iv).

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator: LaSalle Bank National Association, in its capacity as securities administrator hereunder, and its successors and assigns.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Seller: EMC in its capacity as seller of the Mortgage Loans to the Depositor.

Senior Certificates: The Class A Certificates.

Servicer: Any of EMC, First Horizon, HomeBanc and GMACM.

Servic(es)(ing): In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable legal fees) incurred in the performance by the Servicers or the Company of their servicing obligations hereunder or under the related Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS® System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor’s commissions) and (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained.

Servicing Agreement: Any of the First Horizon Servicing Agreement, the GMACM Servicing Agreement or the HomeBanc Servicing Agreement.

Servicing Criteria: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each EMC Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such EMC Mortgage Loan payable solely from interest collections as of the Due Date in the month preceding the month in which such Distribution Date occurs. As to each Mortgage Loan serviced by the Servicer and any Distribution Date, an amount equal to 1/12th of the Servicing Fee multiplied by the unpaid principal balance of each such mortgage loan payable solely from interest collections, as of the Due Date in the month preceding the month in which such Distribution Date occurs.

Servicing Fee Rate: 0.5000% per annum.

Servicing Modification: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the related Servicer, as to which default is reasonably foreseeable, any modification which is effected by the related Servicer in accordance with the terms of this Agreement or the related Servicing Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

Servicing Officer: Any officer of the Company or the related Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of the Company, whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the Company on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and (ii) in the case of the Servicer, as to which evidence reasonably acceptable to the Master Servicer, as applicable, of due authorization, by such party has been furnished from time to time to the Master Servicer.

Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Seller or its affiliate of the aggregate maximum probable exposure of the outstanding Class A, Class M and Class B Certificates to the Swap Agreement.

Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Class A, Class M and Class B Certificates, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

Sixty-Day Plus Delinquency Percentage: With respect to any Distribution Date, is the arithmetic average for each of the three successive Distribution Dates ending with the applicable Distribution Date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent in the payment of principal or interest for the relevant Distribution Date, including any Mortgage Loans in foreclosure, REO and Mortgage Loans with a related Mortgagor subject to bankruptcy proceedings, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding such Distribution Date.

Seller: EMC.

Sponsor: EMC Mortgage Corporation, in its capacity as sponsor hereunder.

Startup Day: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

Stated Principal Balance: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Company or the related Servicer as recoveries of principal in accordance with Section 3.12 or the related Servicing Agreement with respect to such Mortgage Loan, that were received by the Company or the related Servicer as of the close of business on the last day of the calendar month immediately preceding such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Due Period. The Stated Principal Balance of a Liquidated Loan equals zero.

Stepdown Date: The earlier to occur of, (I) the first Distribution Date following the Distribution Date for which the Certificate Principal Balance for each of the Class A Certificates has been reduced to zero, and (II) the later to occur of (a) the Distribution Date in September 2009 or (b) the first Distribution Date on which the Current Specified Enhancement Percentage is greater than or equal to 48.10%.

Subordinated Certificates: The Class M, Class B, Class C and Residual Certificates.

Subsequent Recoveries: As of any Distribution Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 5.02) or surplus amounts held by the Master Servicer, Company and the related Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by EMC pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Mortgage Loan that was the subject of a liquidation or final disposition of any REO Property prior to the related Prepayment Period that resulted in a Realized Loss.

Subservicing Agreement: Any agreement entered into between the Company and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(d).

Successor Master Servicer: The meaning ascribed to such term pursuant to Section 8.06.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.14 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Swap Administration Agreement, the Swap Account and REMIC V Regular Interest IO. For the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Swap Account and the Swap Administration Agreement do not constitute parts of the Trust Fund or any REMIC.

Supplemental Interest Trust Trustee: LaSalle not in its individual capacity but solely in its capacity as Supplemental Interest Trust Trustee and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor Supplemental Interest Trust Trustee as may from time to time be serving as successor Supplemental Interest Trust Trustee.

Swap Account: The separate trust account created and maintained by the Swap Administrator, and held within the Supplemental Interest Trust, pursuant to the Swap Administration Agreement.

Swap Administrator: LaSalle acting as swap administrator under the Swap Administration Agreement.

Swap Administration Agreement: The Swap Administration Agreement, dated August 30, 2006, pursuant to which the Swap Administrator will make payments to the Swap Provider and the Class A, Class M and Class B Certificateholders, and certain other payments, as such agreement may be amended or supplemented from time to time.

Swap Agreement: The interest rate swap agreement between the Swap Provider and Supplemental Interest Trust Trustee, acting as trustee on behalf of the Supplemental Interest Trust, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit N.

Swap LIBOR: For any Distribution Date, a per annum rate equal to the Floating Rate Option (as defined in the Swap Agreement) for the related Calculation Period (as defined in the Swap Agreement).

Swap Optional Termination Payment: As defined in Section 11.01.

Swap Provider: The swap provider under the Swap Agreement either (a) entitled to receive payments from the Swap Administrator from amounts payable by the Trust Fund under this Agreement or (b) required to make payments to the Swap Administrator distribution as provided herin, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Wachovia Bank, N.A.

Swap Provider Trigger Event: With respect to any Distribution Date, (i) an Event of Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party, (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party, or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Swap Administrator to the Swap Provider from payments from the Trust Fund, or by the Swap Provider to the Swap Administrator for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury Regulation Sections 1.860F-4(d) and 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof, shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

Transfer Affidavit: As defined in Section 7.02(c)(ii).

Trigger Event: With respect to any Distribution Date, a “ Trigger Event” shall have occurred if any of the following tests is not satisfied: (i) the Sixty-Day Plus Delinquency Percentage is less than 16.63% of the Current Specified Enhancement Percentage, or (ii) (A) for any Distribution Date from and including the Distribution Date in September 2008 to and including the Distribution Date in August 2009, the Cumulative Realized Loss Percentage for such Distribution Date is less than 2.10% plus an additional 1/12th of 2.40% for each Distribution Date thereafter up to and including the Distribution Date in August 2009, (B) for any Distribution Date from and including the Distribution Date in September 2009 to and including the Distribution Date in August 2010, the Cumulative Realized Loss Percentage for such Distribution Date is less than 4.50% plus an additional 1/12th of 1.75% for each Distribution Date thereafter up to and including the Distribution Date in August 2010, (C) for any Distribution Date from and including the Distribution Date in September 2010 to and including the Distribution Date in August 2011, the Cumulative Realized Loss Percentage for such Distribution Date is less than 6.25% plus an additional 1/12th of 1.25% for each Distribution Date thereafter up to and including the Distribution Date in August 2011, (D) for any Distribution Date from and including the Distribution Date in September 2011 to and including the Distribution Date in August 2012, the Cumulative Realized Loss Percentage for such Distribution Date is less than 7.50% plus an additional 1/12th of 0.25% for each Distribution Date thereafter up to and including the Distribution Date in August 2012, and (E) for any Distribution Date thereafter, the Cumulative Realized Loss Percentage for such Distribution Date is less than 7.75%.

Trust: As defined in Section 2.07.

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Distribution Account, the Reserve Fund, the Master Servicer Collection Account maintained by the Master Servicer and the Protected Accounts maintained by the Company and the related Servicers and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the Servicing Agreements; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee’s rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Servicing Agreements and the Assignment Agreements; (vii) the rights under the Swap Administration Agreement; (viii) the rights under the Mortgage Loan Purchase Agreement; and (ix) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. The Reserve Fund shall constitute an asset of the Trust Fund but will not be included in REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V.

Trustee: Citibank, N.A., a national banking association, as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the related Uncertificated Principal Balance or related Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.02).

Uncertificated Notional Amount: With respect to the Class C Interest and any Distribution Date, an amount equal to the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest IO) for such Distribution Date.

With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-45-A
2	I-2-A through I-45-A
3	I-3-A through I-45-A
4	I-4-A through I-45-A
5	I-5-A through I-45-A
6	I-6-A through I-45-A
7	I-7-A through I-45-A
8	I-8-A through I-45-A
9	I-9-A through I-45-A
10	I-10-A through I-45-A
11	I-11-A through I-45-A
12	I-12-A through I-45-A
13	I-13-A through I-45-A
14	I-14-A through I-45-A
15	I-15-A through I-45-A
16	I-16-A through I-45-A
17	I-17-A through I-45-A
18	I-18-A through I-45-A
19	I-19-A through I-45-A
20	I-20-A through I-45-A
21	I-21-A through I-45-A
22	I-22-A through I-45-A
23	I-23-A through I-45-A
24	I-24-A through I-45-A
25	I-25-A through I-45-A
26	I-26-A through I-45-A
27	I-27-A through I-45-A
28	I-28-A through I-45-A
29	I-29-A through I-45-A
30	I-30-A through I-45-A
31	I-31-A through I-45-A
32	I-32-A through I-45-A
33	I-33-A through I-45-A
34	I-34-A through I-45-A
35	I-35-A through I-45-A
36	I-36-A through I-45-A
37	I-37-A through I-45-A
38	I-38-A through I-45-A
39	I-39-A through I-45-A
40	I-40-A through I-45-A
41	I-41-A through I-45-A
42	I-42-A through I-45-A
43	I-43-A through I-45-A
44	I-44-A through I-45-A
45	I-45-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest IO. With respect to REMIC V Regular Interest IO, an amount equal to the Uncertificated Notional Amount of the Class IO Interest.

Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate or Uncertificated REMIC II Pass-Through Rate.

Uncertificated Principal Balance: The amount of REMIC Regular Interests and Class C Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest and Class C Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated principal balance. On each Distribution Date, the Uncertificated Principal Balance of the REMIC Regular Interests shall be reduced by all distributions of principal made on such REMIC Regular Interests on such Distribution Date pursuant to Section 6.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 6.05, and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by interest deferrals as provided in Section 6.07(c)(1)(ii). The Uncertificated Principal Balance of each REMIC Regular Interest and Class C Interest shall never be less than zero. With respect to the Class C Interest as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates then outstanding.

Uncertificated REMIC I Pass-Through Rate: With respect to each REMIC I Regular Interest ending with the designation “A” and any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans multiplied by 2, subject to a maximum rate of 10.530%. With respect to each REMIC I Regular Interest ending with the designation “B” and any Distribution Date, the greater of (x) a per annum rate equal to the excess, if any, of (1) 2 multiplied by the weighted average Net Mortgage Rate of the Mortgage Loans over (2) 10.530%, and (y) 0.00% per annum.

Uncertificated REMIC II Pass-Through Rate: With respect to REMIC II Regular Interest AA, each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate and REMIC II Regular Interest ZZ, and any Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests ending with the designation “B” for such Distribution Date and (y) the rates listed below for the REMIC I Regular Interests ending with the designation “A” for such Distribution Date, in each case weighted on the basis of the Uncertificated Principal Balances of each such REMIC I Regular Interest for such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate

2	I-2-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A	Uncertificated REMIC I Pass-Through Rate
3	I-3-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-2-A	Uncertificated REMIC I Pass-Through Rate
4	I-4-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC I Pass-Through Rate
5	I-5-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC I Pass-Through Rate
6	I-6-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC I Pass-Through Rate
7	I-7-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC I Pass-Through Rate
8	I-8-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC I Pass-Through Rate
9	I-9-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC I Pass-Through Rate
10	I-10-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC I Pass-Through Rate
11	I-11-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC I Pass-Through Rate
12	I-12-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC I Pass-Through Rate
13	I-13-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC I Pass-Through Rate
14	I-14-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC I Pass-Through Rate
15	I-15-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC I Pass-Through Rate
16	I-16-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC I Pass-Through Rate
17	I-17-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC I Pass-Through Rate
18	I-18-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC I Pass-Through Rate
19	I-19-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC I Pass-Through Rate
20	I-20-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC I Pass-Through Rate
21	I-21-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC I Pass-Through Rate
22	I-22-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC I Pass-Through Rate
23	I-23-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-22-A	Uncertificated REMIC I Pass-Through Rate
24	I-24-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC I Pass-Through Rate
25	I-25-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC I Pass-Through Rate
26	I-26-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC I Pass-Through Rate
27	I-27-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC I Pass-Through Rate
28	I-28-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC I Pass-Through Rate
29	I-29-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC I Pass-Through Rate
30	I-30-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC I Pass-Through Rate
31	I-31-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC I Pass-Through Rate
32	I-32-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC I Pass-Through Rate
33	I-33-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC I Pass-Through Rate
34	I-34-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC I Pass-Through Rate
35	I-35-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC I Pass-Through Rate
36	I-36-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC I Pass-Through Rate
37	I-37-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC I Pass-Through Rate
38	I-38-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC I Pass-Through Rate
39	I-39-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC I Pass-Through Rate
40	I-40-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC I Pass-Through Rate
41	I-41-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC I Pass-Through Rate
42	I-42-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC I Pass-Through Rate
43	I-43-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC I Pass-Through Rate
44	I-44-A through I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC I Pass-Through Rate
45	I-45-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC I Pass-Through Rate
thereafter	I-1-A through I-45-A	Uncertificated REMIC I Pass-Through Rate

With respect to REMIC II Regular Interest IO and any Distribution Date, a per annum rate equal to the excess, if any, of (x) the weighted average of the Uncertificated REMIC I Pass-Through Rates for the REMIC I Regular Interests ending with the designation “A” for such Distribution Date, over (y) 2 multiplied by Swap LIBOR.

Unpaid Realized Loss Amount: With respect to the Class A Certificates and as to any Distribution Date is the excess of Applied Realized Loss Amounts with respect to such Class over the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount shall not be applied to reduce the Certificate Principal Balance of such Class.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 93% to the Class A, Class M and Class B Certificates, (ii) 3% to the Class C Certificates until paid in full, (iii) 1% to each of the Class R-1, Class R-2, Class R-3 Certificates and Class RX Certificates, with the allocation among the Certificates (other than the Class C Certificates and Residual Certificates) to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

Wells Fargo: Wells Fargo Bank, National Association, and any successor in interest.

Wells Fargo Custodial Agreement: The Custodial Agreement, dated as of August 30, 2006, among the Depositor, EMC, as Seller, the Master Servicer, the Securities Administrator, the Trustee and Wells Fargo Bank, National Association as Custodian relating to the Mortgage Loans identified in such Custodial Agreement.

Section 1.02  Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of Current Interest for the Class A, Class M, Class B and Class C Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Company or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class C Interest based on, and to the extent of, one month’s interest at the then applicable Pass-Through Rate on the Uncertificated Notional Amount thereof, and to the Class R-3 Certificates based on the amounts otherwise distributable thereto, and, thereafter, among the Class A, Class M and Class B Certificates, in each case on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rates on the respective Certificate Principal Balances of each such Certificate.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Company or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class R-1 Certificates based on the amounts otherwise distributable thereto, second, to REMIC I Regular Interests ending with the designation “B, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and third, to REMIC I Regular Interests ending with the designation “A”, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Company or the Master Servicer pursuant to Section 6.02) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively, and to the amounts otherwise distributable to the Class R-2 Certificates, and thereafter among REMIC II Regular Interest AA, each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate and REMIC II Regular Interest ZZ, pro rata, based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC II Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC II Regular Interest.

ARTICLE II

CONVEYANCE OF TRUST FUND
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Trust Fund.

Pursuant to the Mortgage Loan Purchase Agreement, each Seller sold, transferred, assigned, set over and otherwise conveyed to the Depositor, without recourse, all the right, title and interest of such Seller in and to the assets sold by it in the Trust Fund.

EMC has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor pursuant to the Mortgage Loan Purchase Agreement and has agreed to take the actions specified herein.

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

In connection with such sale, the Depositor has delivered to, and deposited with, the Trustee or the related Custodian, as its agent, the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) in blank or to order of “Citibank, N.A., as Trustee for Certificateholders of SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9,” or (B) in the case of a loan registered on the MERS system, in blank and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or, for Mortgage Loans other than the EMC Flow Loans, if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) unless the Mortgage Loan is either a MOM Loan or has been assigned in the name of MERS®, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “Citibank, N.A., as Trustee for Certificateholders of SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form), (iv) an original or a copy of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, (v) with respect to any Mortgage Loan (other than any Piggyback Loan), the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such title policy will be delivered within one year of the Closing Date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related Mortgaged Property; and with respect to any Piggyback Loan, the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance issued as to the related first lien Mortgage Loan or, in lieu thereof, a lien search on the related Mortgaged Property that was conducted in connection with the related first lien Mortgage Loan and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the related Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage (other than the Mortgages related to the EMC Flow Loans), assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by such Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit I, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee and the related Custodian a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Master Servicer Collection Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver such documents to the Trustee or the related Custodian promptly after they are received. EMC shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that EMC need not cause to be recorded (a) any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by EMC to the Trustee, the Custodians and each Rating Agency, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the related Seller and its successors and assigns. In the event that either Seller, the Depositor or the Master Servicer or the Securities Administrator gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, EMC shall submit or cause to be submitted for recording as specified above each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Company or the related Servicer as a result of such Person having completed a Request for Release, the related Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, EMC further agrees that it will cause, at EMC’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by EMC to the Depositor and by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. EMC further agrees that it will not, and will not permit the Company or the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Mortgage Loan Purchase Agreement.

All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the related Custodian on its behalf are and shall be held by or on behalf of the Seller or the Depositor, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. Any such original document delivered to or held by the Depositor, shall be delivered promptly to the Custodian on the Trustee’s behalf.

Whenever it is provided for in this Agreement that any document, evidence or information relating to a Mortgage Loan to be included in a Mortgage File be delivered or supplied to the Trustee, such delivery or supply shall be made to the appropriate Custodian pursuant to the related Custodial Agreement.

Section 2.02  Acceptance of the Mortgage Loans.

(a)  Based on the Initial Certification received by it from the related Custodian, the Trustee acknowledges receipt of, subject to the further review and exceptions reported by the related Custodian pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee or the related Custodian on its behalf pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee or the related Custodian on its behalf will deliver one or more Initial Certifications, each in the form of Exhibit One to the Custodial Agreement, to the parties indicated on such exhibit confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, Trustee or the related Custodian on its behalf shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and execute and deliver to EMC, and the Master Servicer and, if reviewed by the related Custodian, to the Trustee, one or more Interim Certifications, each substantially in the form of Exhibit Two to the related Custodial Agreement. In conducting such review, the Trustee or the related Custodian on its behalf will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee and the related Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the related Custodian on its behalf finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the related Custodian on its behalf shall include such information in the exception report attached to the Interim Certification. EMC shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, EMC may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Securities Administrator and the Trustee an Opinion of Counsel addressed to the Trustee to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if EMC fails to correct or cure the defect or deliver such opinion within such period, EMC will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of EMC to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(b)  No later than 180 days after the Closing Date, the Trustee or the related Custodian on its behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to EMC, and the Master Servicer and, if reviewed by the related Custodian, to the Trustee, one or more Final Certifications, each substantially in the form of Exhibit Three to the related Custodial Agreement. In conducting such review, the Trustee or the related Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee or the related Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee or the related Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee or the related Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify EMC. EMC shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, EMC may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee and the Securities Administrator an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if EMC is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, EMC shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of EMC to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan, if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date. Notwithstanding anything to the contrary, the Trustee shall have no responsibility with respect to the custody or review of Mortgage Files, all of which shall be performed by the related Custodian pursuant to the related Custodial Agreement, and the Trustee is hereby authorized and directed to enter into each such Custodial Agreement. Performance by the Custodians of their obligations under the respective Custodial Agreement shall satisfy all responsibilities for custody and review of Mortgage Files hereunder. The Trustee shall have no liability for the failure of the Custodians to perform their respective obligations under the related Custodial Agreement.

(c)  In the event that a Mortgage Loan is repurchased by EMC in accordance with subsections 2.02(a) or (b) above or Section 2.03, EMC shall remit the applicable Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and shall provide written notice to the Securities Administrator and the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Master Servicer Collection Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the related Custodian will release to EMC the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty furnished to it by the related Seller, as are necessary to vest in EMC title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Master Servicer Collection Account was made. The Securities Administrator shall promptly use its best efforts to notify each Rating Agency of such repurchase in accordance with Section 12.05. The obligation of EMC to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf.

(d)  EMC shall deliver to the Trustee or the related Custodian on its behalf, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee or the related Custodian will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

Section 2.03  Representations, Warranties and Covenants of the Company, the Master Servicer, and EMC as Seller.

(a)  The Company hereby represents and warrants to the Master Servicer, the Depositor, the Securities Administrator and the Trustee as follows, as of the Closing Date:

(i)  It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property related to an EMC Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each EMC Mortgage Loan, to service the EMC Mortgage Loans in accordance with the terms of the Mortgage Loan Purchase Agreement and this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(ii)  It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in its ordinary course of business and will not (A) result in a breach of any term or provision of its charter or by-laws or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  It is an approved servicer of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect (a) the execution, delivery or enforceability of this Agreement (b) its ability to service the EMC Mortgage Loans, (c) to perform any of its other obligations under this Agreement in accordance with the terms hereof, (d) its business operations, financial conditions, or properties or assets owned by it, or (e) its ability to carry on its business as now conducted.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(vii)  The servicing practices used by the Company in respect of each Mortgage Loan have been, and will continue to be, compliant in all material respects with applicable laws and regulations.

(viii)  As of the Closing Date and except as has been otherwise disclosed to the Master Servicer and the Depositor, or disclosed in any public filing: (1) no default or servicing related performance trigger has occurred as to any other Pass-Through Transfer due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other Pass-Through Transfer has occurred, been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan Pass-Through Transfer, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company’s servicing policies and procedures for similar loans have occurred in the preceding three years outside of the normal changes warranted by regulatory and product type changes in the portfolio; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

(ix)  If so requested by the Depositor or the Master Servicer on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in clause (a)(viii) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(x)  As a condition to the succession to the Company or any subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Company or such subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any subservicer, the Company shall provide to the Master Servicer and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Master Servicer and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Master Servicer and the Depositor, all information reasonably requested by the Master Servicer or the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(b)  LaSalle Bank National Association, in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

(i)  It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator and, is in compliance with the doing business laws of any state, to the extent necessary to ensure its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof;

(ii)  It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

(c)  EMC (in its capacity as Seller) hereby represents and warrants to the Depositor and the Trustee as follows, as of the Closing Date:

(i)  EMC is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by EMC in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of the Mortgage Loan Purchase Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(ii)  EMC has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of EMC the execution, delivery and performance of this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto or thereto, as applicable, constitutes a legal, valid and binding obligation of EMC, enforceable against EMC in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The execution and delivery of this Agreement by EMC, the sale of the Mortgage Loans by EMC under the Mortgage Loan Purchase Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of EMC and will not (A) result in a material breach of any term or provision of the charter or by-laws of EMC or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which EMC is a party or by which it may be bound, or (C) constitute a violation of any statute, order or regulation applicable to EMC of any court, regulatory body, administrative agency or governmental body having jurisdiction over EMC; and EMC is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair EMC’s ability to perform or meet any of its obligations under this Agreement.

(iv)  EMC is an approved Seller of conventional mortgage loans for Fannie Mae and Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

(v)  No litigation is pending or, to the best of EMC’s knowledge, threatened, against EMC that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of EMC to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof or thereof.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by EMC of, or compliance by EMC with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, EMC has obtained the same.

(vii)  With respect to each Mortgage Loan as of the Closing Date (or such other date as may be specified in Section 7 of the Mortgage Loan Purchase Agreement), EMC hereby remakes and restates each of the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement to the Depositor and the Trustee to the same extent as if fully set forth herein.

(d)  Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. EMC, in its capacity as Seller, hereby covenants with respect to the representations and warranties set forth in the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) if such 90 day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee and the Securities Administrator of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the applicable Custodian of a Request for Release. The Trustee shall give prompt written notice to the parties hereto of EMC’s failure to cure such breach as set forth in the preceding sentence. EMC shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Master Servicer to amend the Mortgage Loan Schedule, EMC shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Master Servicer whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties with respect to the Mortgage Loans that are made to the best of EMC’s knowledge, if it is discovered by any of the Depositor, the Master Servicer, EMC, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding EMC’s lack of knowledge with respect to the substance of such representation or warranty, EMC (in its capacity as Seller) shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

With respect to any Replacement Mortgage Loan or Loans, EMC (in its capacity as Seller) shall deliver to the Trustee or the related Custodian on its behalf for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Notwithstanding the foregoing, such substitution must be done within two years of the Closing Date. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by EMC (in its capacity as Seller). For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter EMC (in its capacity as Seller) shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator, the Trustee and the related Custodian. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and EMC shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 7 or Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Master Servicer Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the related Custodian of a Request for Release for such Mortgage Loan, the related Custodian shall release to EMC the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at EMC’s direction such instruments of transfer or assignment as have been prepared by EMC, in each case without recourse, representation or warranty as shall be necessary to vest in EMC, or its respective designee, title to the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which EMC substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the “Substitution Adjustment Amount”) shall be deposited into the Master Servicer Collection Account, by EMC upon its delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that EMC (in its capacity as Seller) shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Master Servicer Collection Account maintained by the Master Servicer, on the Determination Date for the Distribution Date in the month following the month during which EMC became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the related Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to EMC, and the Trustee shall execute and deliver at such Person’s direction the related instruments of transfer or assignment prepared by EMC, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee’s interest to EMC to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of EMC to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against EMC (in its capacity as Seller) respecting such breach available to the Certificateholders, the Depositor or the Trustee.

(e)  The representations and warranties set forth in this Section 2.03 hereof shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

(i)  The Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

(ii)  The Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

(iii)  The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof and thereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement.

(iv)  No litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof or thereof.

(v)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with this Agreement or the consummation of the transactions contemplated hereby or thereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

(vi) The Depositor has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Depositor was required to file such reports) and it has been subject to such filing requirement for the past 90 days.

The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the related Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

Section 2.05  Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases.

(a)  Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless EMC delivers to the Trustee and the Securities Administrator an Opinion of Counsel, addressed to the Trustee and the Securities Administrator, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or contributions after the Closing Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or a default becoming reasonably foreseeable with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel addressed to the Trustee and the Securities Administrator to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (i) or clause (ii) of the preceding sentence.

(b)  Upon discovery by the Depositor, EMC or the Master Servicer that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee and the Securities Administrator. In connection therewith, EMC shall either (i) substitute, if the conditions in Section 2.03 with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty in accordance with Section 2.03. The Trustee shall reconvey to EMC the Mortgage Loan to be released pursuant hereto (and the related Custodian shall deliver the related Mortgage File) in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty in accordance with Section 2.03.

Section 2.06  Countersignature and Delivery of Certificates.

(a)  The Trustee acknowledges the sale, transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, and the Securities Administrator has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with its terms.

(b)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Regular Interests and the Class R-2 Certificates.

(c)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests and the other assets of REMIC III for the benefit of the holders of the Regular Certificates (other than the Class C Certificates), the Class C Interest, the Class IO Interest and the Class R-3 Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and the other assets of REMIC III and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Regular Certificates (other than the Class C Certificates), the Class C Interest, the Class IO Interest and the Class R-3 Certificates.

(d)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest for the benefit of the Holders of the Class C Certificates and Class RX Certificates (in respect of the Class R-4 Interest). The Trustee acknowledges receipt of the Class C Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and Class RX Certificates (in respect of the Class R-4 Interest).

(e)  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class IO Interest for the benefit of the holders of the REMIC V Regular Interest IO and Class RX Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class IO Interest (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC V Regular Interest IO and Class RX Certificates (in respect of the Class R-5 Interest).

Section 2.07  Purposes and Powers of the Trust.

The purpose of the common law trust, created hereunder (the “Trust”), is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom for the benefit of the Certificateholders;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans and the other assets of the Trust Fund;

(c)  to make distributions on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding.

ARTICLE III
ADMINISTRATION AND SERVICING OF EMC MORTGAGE LOANS BY THE COMPANY

Section 3.01  The Company.

The Company shall service and administer the EMC Mortgage Loans in accordance with this Agreement and with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the related Mortgaged Properties are located. In connection with such servicing and administration, the Company shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable and consistent with the terms of this Agreement and customary servicing practices in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds or Subsequent Recoveries, and (iv) subject to Section 3.12, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any EMC Mortgage Loan; provided that the Company shall take no action that is inconsistent with or prejudices the interests of the Trust Fund, or the Certificateholders or this Agreement in any EMC Mortgage Loan or the rights and interests of the Depositor, the Master Servicer or the Trustee under this Agreement.

Without limiting the generality of the foregoing, the Company, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Company believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the EMC Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Company shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Company to service and administer the EMC Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Company.

In accordance with the standards of the first paragraph of this Section 3.01, the Company shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 5.04, and further as provided in Section 5.02. All costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties relating to the EMC Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related EMC Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Company may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

(i)  the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

(ii)  the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

(iii)  the loan evidencing the refinanced senior lien is not subject to negative amortization.

The Trustee shall furnish the Company and the related Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Company and the related Servicer to service and administer the related Mortgage Loans and REO Property, to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the related Servicing Agreement and this Agreement.

Section 3.02  Due-on-Sale Clauses; Assumption Agreements.

(a)  Except as otherwise provided in this Section 3.02, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Company shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Company is not required to exercise such rights with respect to an EMC Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Company is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Company is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Company enters such agreement) by the applicable Required Insurance Policies. The Company, subject to Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Company shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that the Company reasonably believes it is restricted by law from preventing.

(b)  Subject to the Company’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related EMC Mortgage Loan, the Company shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the EMC Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Company in accordance with its servicing standards as then in effect. The Company shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original (and to the Master Servicer a copy) of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Company for entering into an assumption or substitution of liability agreement will be retained by the Company as additional servicing compensation.

Section 3.03  Subservicers.

The Company shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of a subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees of each subservicer from its own funds, and a subservicer’s fee shall not exceed the Servicing Fee payable to the Company hereunder.

At the cost and expense of the Company, without any right of reimbursement from its Protected Account, the Company shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.01, the Company shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Company’s own funds without reimbursement from the Trust Fund.

Notwithstanding the foregoing, the Company shall not be relieved of its obligations hereunder and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the EMC Mortgage Loans. The Company shall be entitled to enter into an agreement with a subservicer for indemnification of the Company by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the EMC Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and the Company alone, and neither the Master Servicer nor the Trustee shall have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of either the Master Servicer or the Trustee to pay such subservicer’s fees and expenses. For purposes of remittances to the Securities Administrator pursuant to this Agreement, the Company shall be deemed to have received a payment on an EMC Mortgage Loan when a subservicer has received such payment.

Section 3.04  Documents, Records and Funds in Possession of the Company to Be Held for Trustee.

Notwithstanding any other provisions of this Agreement, the Company shall transmit to the Trustee or the related Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in respect of an EMC Mortgage Loan coming into the possession of the Company from time to time and shall account fully to the Master Servicer for any funds received by the Company or that otherwise are collected by the Company as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any such Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Company in respect of any EMC Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries, including but not limited to, any funds on deposit in the Protected Account maintained by the Company, shall be held by the Company for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Company also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account maintained by the Company or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, an EMC Mortgage Loan, except, however, that the Company shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Company under this Agreement.

All funds collected or held by, or under the control of, the Company, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, Subsequent Recoveries or Insurance Proceeds, shall be held by the Company for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Company shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Company under this Agreement.

Section 3.05  Optional Purchase of Certain Mortgage Loans.

With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the right to purchase any such Mortgage Loan or REO Property from the Trust at a price equal to the Purchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

If at any time EMC remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Purchase Price for such a Mortgage Loan, and EMC provides to the Master Servicer and Trustee an Officer’s Certificate stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan prepared and delivered to the Trustee, at the request of EMC, without recourse, representation or warranty, to EMC which shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. EMC will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 3.06  Release of Mortgage Files.

(a)  Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Company or the related Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Company or a Servicer (pursuant to the related Servicing Agreement), as applicable, will (or if the Company or the related Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit G hereto signed by a Servicing Officer or Master Servicing Officer (as applicable) or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer or Master Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Company pursuant to Article V or by the related Servicer pursuant to the related Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the Company or the related Servicer or the Master Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the Company or the related Servicer or the Master Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Company, the Master Servicer or the related Servicer (as applicable) is authorized, to give, as agent for the Trustee as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse, representation or warranty) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with this Agreement and the related Servicing Agreement, as applicable, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Company, the Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The related Custodian, on behalf of the Trustee, shall, pursuant to the related Custodial Agreement, upon the request of the Company, the Servicer or the Master Servicer, and delivery to the related Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer or Master Servicing Officer, as applicable, substantially in the form of Exhibit G (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer or Master Servicing Officer, as applicable), release the related Mortgage File held in its possession or control to the Company, the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Company, the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer or Master Servicing Officer, as applicable similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Company, the Servicer or the Master Servicer.

Section 3.07  Maintenance of Hazard Insurance.

The Company shall cause to be maintained, for each EMC Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located with an insurer which is licensed to do business in the state where the related Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Company shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any EMC Mortgage Loan, to the extent described below. Pursuant to Section 5.01, any amounts collected by the Company under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company’s normal servicing procedures) shall be deposited in the Protected Account maintained by the Company. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Securities Administrator for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the EMC Mortgage Loan so permit. Such costs shall be recoverable by the Company out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 5.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the related EMC Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Company shall cause flood insurance to be maintained with respect to such EMC Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the Stated Principal Balance of the related EMC Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the EMC Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.07, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.07, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account maintained by the Company the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall be from the Company’s own funds without reimbursement therefor. In connection with its activities as administrator and servicer of the EMC Mortgage Loans, the Company agrees to present, on behalf of itself and the Trustee for the benefit of the Certificateholders claims under any such blanket policy.

Section 3.08  Presentment of Claims and Collection of Proceeds.

The Company shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Required Insurance Policies relating to the EMC Mortgage Loans and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such Required Insurance Policies. Any proceeds disbursed to the Company in respect of such Required Insurance Policies shall be promptly deposited in the Protected Account maintained by the Company upon receipt, except that any amounts that are to be applied upon receipt to the repair or restoration of the related Mortgaged Property, which repair or restoration the owner of such Mortgaged Property or EMC, as applicable, has agreed to make as a condition precedent to the presentation of its claims on the related EMC Mortgage Loan under the applicable Insurance Policy, need not be so deposited (or remitted).

Section 3.09  Books and Records.

The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the EMC Mortgage Loans which shall be appropriately identified in the Company’s computer system to clearly reflect the ownership of the EMC Mortgage Loans by the Trust. In particular, the Company shall maintain in its possession, available for inspection by the Master Servicer, the Securities Administrator and the Trustee and shall deliver to the Master Servicer, the Securities Administrator and the Trustee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. The Trustee, the Securities Administrator and the Master Servicer, and any governmental or regulatory agency with jurisdiction over the Trustee, the Securities Administrator or the Master Servicer, as applicable, shall have the right, upon reasonable advance notice to the Company, to inspect and examine the books and records of the Company. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as the Company complies with the requirements of Accepted Servicing Practices. During the term of this Agreement, the Company shall, upon reasonable advance notice, make available a Servicing Officer to the Master Servicer for answering questions and responding to inquiries.

The Company shall maintain with respect to each EMC Mortgage Loan and shall make available for inspection by the Master Servicer, the Securities Administrator and the Trustee the related servicing file during the time such EMC Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

Payments on the Mortgage Loans, including any payoffs, made in accordance with the related Mortgage File will be entered in the Company’s set of books and records no more than two business days after receipt and identification, and allocated to principal or interest as specified in the related Mortgage File.

Section 3.10  Custodians to Retain Possession of Certain Insurance Policies and Documents.

The related Custodian on behalf of the Trustee, shall retain possession and custody of the originals (to the extent available) of any certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Company or the related Servicer, as applicable otherwise has fulfilled its obligations under this Agreement or the related Servicing Agreement, as applicable, the related Custodian on behalf of the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Company shall promptly deliver or cause to be delivered to the related Custodian on behalf of the Trustee, upon the execution or receipt thereof the originals of any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Company from time to time.

Section 3.11  Fidelity Bond, Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the EMC Mortgage Loans and who handle funds, money, documents and papers relating to the EMC Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of an EMC Mortgage Loan which is not in accordance with Accepted Servicing Practices. No provision of this Section 3.11 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Accepted Servicing Practices. The Company shall deliver to the Master Servicer annually (together with the Company’s Annual Statement of Compliance required under Section 3.16 hereof) a certificate from the surety and the insurer as to the existence of the fidelity bond and errors and omissions insurance policy (along with a copy of such policy then in effect) and shall obtain a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer and the Trustee. The Company shall notify the Master Servicer, the Securities Administrator and the Trustee in writing within five business days of receipt of notice that such fidelity bond or insurance policy will be, or has been, materially modified or terminated. The Trustee for the benefit of the Certificateholders must be named as loss payees on the fidelity bond and as additional insured on the errors and omissions policy.

Section 3.12  Realization Upon Defaulted Mortgage Loans; Determination of Excess Liquidation Proceeds and Realized Losses; Repurchases of Certain Mortgage Loans.

(a)  The Company shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the EMC Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Company shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the EMC Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Insurance Proceeds or Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Account maintained by the Company pursuant to Section 5.02). If the Company reasonably believes that Liquidation Proceeds with respect to any such EMC Mortgage Loan would not be increased as a result of such foreclosure or other action, such EMC Mortgage Loan will be charged-off and will become a Liquidated Loan. The Company will give notice of any such charge-off and related Final Recovery Determination to the Trustee and the Master Servicer pursuant to Section 5.03. The Company shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 5.02. If the Company has knowledge that a Mortgaged Property that the Company is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Company, the Company will, prior to acquiring the related Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property relating to an EMC Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee’s nominee on behalf of the Certificateholders). The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Company shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Certificateholders for the period prior to the sale of such REO Property. The Company shall prepare for and deliver to the Trustee, the Master Servicer and the Securities Administrator a statement with respect to each such REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Securities Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Company no later than the close of business on each Determination Date. The Company shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or reasonably foreseeable default on an EMC Mortgage Loan, the Company shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel addressed to the Trustee and the Securities Administrator (such opinion not to be an expense of the Trustee or the Securities Administrator) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F of the Code or cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Company has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

The decision of the Company to foreclose on a defaulted EMC Mortgage Loan shall be subject to a determination by the Company that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Company for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted EMC Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Account maintained by the Company. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related EMC Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

The Liquidation Proceeds from any liquidation of a related EMC Mortgage Loan, net of any payment to the Company as provided above, shall be deposited in the Protected Account upon receipt and made available on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Company as additional servicing compensation.

The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of related Liquidation Proceeds or any income from a an REO Property, will be applied in the following order of priority: first, to reimburse the Company and the Master Servicer for any related unreimbursed Servicing Advances, Master Servicing Fees and Servicing Fees, pursuant to Section 5.02 or this Section 3.12; second, to reimburse the Company and the Master Servicer for any unreimbursed Advances, pursuant to Section 5.02 or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the EMC Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the EMC Mortgage Loan.

(b)  On each Determination Date, the Company shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

(c)  The Company has no intent to foreclose on any EMC Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Company from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such EMC Mortgage Loans including delinquency characteristics in the Company’s discretion so warrant such action.

Section 3.13  Servicing Compensation.

As compensation for its activities hereunder, the Company shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on an EMC Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, other ancillary income, late payment charges, all Prepayment Interest Excess on any EMC Mortgage Loan, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account maintained by the Company shall be retained by the Company to the extent not required to be deposited in the Protected Account maintained by the Company pursuant to Section 5.02. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 5.02.

Section 3.14  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related EMC Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Company shall sell any such REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Company shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

(b)  The Company shall deposit all funds collected and received in connection with the operation of any REO Property in respect of any EMC Mortgage Loan into the Protected Account maintained by the Company.

(c)  The Company and the Master Servicer (as applicable), upon the final disposition of any REO Property in respect of any EMC Mortgage Loan, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees and Master Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances, unreimbursed Servicing Advances, Servicing Fees or Master Servicing Fees as well as any unpaid Servicing Fees and Master Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

Section 3.15  Liquidation Reports.

Upon the foreclosure of any Mortgaged Property relating to an EMC Mortgage Loan or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, the Company shall submit a liquidation report to the Master Servicer containing such information as shall be mutually acceptable to the Company and the Master Servicer with respect to such Mortgaged Property.

Section 3.16  Annual Statement as to Compliance.

The Company, the Master Servicer and the Securities Administrator shall each deliver to the Securities Administrator and the Depositor, not later than March 15th of each calendar year beginning in 2007, an Officer’s Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of each such party during the preceding calendar year and of its performance under this Agreement and/or other applicable servicing agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, each such party has fulfilled all of its obligations under this Agreement and/or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Company, the Securities Administrator or the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer or subcontractor, such subservicer or subcontractor shall be directed by such delegating party to deliver a similar Annual Statement of Compliance (with respect to any related servicing agreement), to the Securities Administrator and the Depositor as described above as and when required with respect to the Company, the Master Servicer and the Securities Administrator.

Failure of the Master Servicer to comply with this Section 3.16 (including with respect to the time frames required in this Section) shall be deemed an Event of Default with respect to such party, and the Trustee at the direction of the Depositor, shall, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. Failure of the Company to comply with this Section 3.16 (including with respect to the timeframes required in this Section) shall be deemed a Company Default and the Master Servicer shall, in addition to whatever rights the Master Servicer may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. Failure of the Securities Administrator to comply with this Section 3.16 (including with respect to the time frames required in this Section) shall be deemed a default and the Trustee at the direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all of the rights and obligations of the Securities Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

In the event the Company, the Master Servicer, the Securities Administrator or any subservicer or subcontractor engaged by either such party is terminated or resigns pursuant to the terms of the Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Annual Statement of Compliance pursuant to this Section 3.16 or to the related section of such other applicable agreement, as the case may be, as to the performance of its obligations with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be notwithstanding any such termination or resignation.

Section 3.17  Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Company, the Master Servicer, the Securities Administrator and each Custodian (each, an “Attesting Party”) at its own expense shall each deliver to the Securities Administrator and the Depositor on or before March 15th of each calendar year beginning in 2007, a report signed by an authorized officer of such party regarding such Attesting Party’s Assessment of Compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)  A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)  A statement by such officer that such Attesting Party used the Servicing Criteria attached as Exhibit O hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)  An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an Attestation Report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to such Attesting Party, which statement shall be based on the activities such Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit O hereto which are indicated as applicable to the related Attesting Party.

Notwithstanding the foregoing, as to the Securities Administrator and any Custodian, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

On or before March 15th of each calendar year beginning in 2007, each Attesting Party shall furnish to the Securities Administrator and the Depositor a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for Attestation Reports issued or adopted by the Public Company Accounting Oversight Board.

Each of the Company, the Securities Administrator and the Master Servicer shall cause any subservicer and each subcontractor determined by it to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report as and when provided above along with an indication of what Servicing Criteria are addressed in such assessment.

Such Assessment of Compliance, as to any subservicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit O hereto which are indicated as applicable to any “primary servicer.” The Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth on Exhibit O and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor (as defined in the related servicing agreement), an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

In addition, for the avoidance of doubt and without duplication, the Company as a Servicer shall (and shall cause each subservicer engaged by it to) provide to the Depositor and the Securities Administrator information concerning the following: (A) any Company Default hereunder and any subservicer event of default under the terms of the related Subservicing Agreement, (B) any merger, consolidation or sale of substantially all of the assets of the Company or, to the best of the Company’s knowledge, any such subservicer, and (C) the Company’s entry into an agreement with a subservicer to perform or assist in the performance of any of the Company’s obligations as Servicer.

In addition, the Company as a Servicer, shall cause each subservicer engaged by it to provide the following information to the Depositor and the Securities Administrator, to the extent applicable, within the timeframes that the Company would otherwise have to provide such information:

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) information regarding material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

Failure of the Master Servicer or the Company, as applicable, to comply with this Section 3.17 (including with respect to the timeframes required in this Section) shall be deemed an Event of Default with respect to the Master Servicer and a Company Default with respect to the Company, and the Master Servicer or the Trustee at the direction of the Depositor shall, in addition to whatever rights the Master Servicer or the Trustee, as applicable, may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the applicable party under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the applicable party for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

In the event the Company, the Master Servicer, each Custodian, the Securities Administrator or any subservicer or subcontractor engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of the Agreement, the related Custodial Agreement, or any other applicable agreement in the case of a subservicer or subcontractor, as the case may be, such party shall provide an Assessment of Compliance and cause to be provided an Attestation Report pursuant to this Section 3.17 or to the related section of such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.18  Reports Filed with Securities and Exchange Commission.

(a)  (i)Within 15 days after each Distribution Date (subject to permitted exceptions under the Exchange Act), the Securities Administrator shall, in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date attached thereto; provided that the Securities Administrator shall have received no later than seven (7) calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(ii) below. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit P and by the Trustee to the Securities Administrator and the Depositor and approved by the Depositor pursuant to the paragraph immediately below, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit P) and approval.

(ii)  (A) Within seven (7) calendar days after the related Distribution Date, (i) the parties set forth in Exhibit P and the Trustee shall be required to provide, pursuant to section 3.18(a)(v) below, to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit P or by the Trustee of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor and the Master Servicer for review. No later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized officer of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website identified in Section 6.06 a final executed copy of each Form 10-D. The signing party at the Master Servicer can be contacted as set forth in Section 12.05. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to either question should be "no." The Securities Administrator shall be entitled to rely on the representations made by the Depositor in Section 2.04(vi) in preparing, executing and/or filing any such Form 10-D.

(B)  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under Sections 3.18(a)(i) and (vi) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Sections. The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Securities Administrator of its duties under this Section 3.18(a)(ii) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodians and any subservicers or subcontractors strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, Custodial Agreements or any other applicable agreement. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed by the Securities Administrator to prepare, arrange for execution or file such Form 10-D.

(iii)  (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, on behalf of the Trust, at the direction of the Depositor, any Form 8-K, as required by the Exchange Act; provided that, the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, reported by the parties set forth on Exhibit P and by the Trustee to the Securities Administrator and the Depositor and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 8-K Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit P) and approval.

(B)  For so long as the Trust is subject to the Exchange Act reporting requirements, (i) no later than 12:00 p.m. New York City time on the 2nd Business Day after the occurrence of a Reportable Event the parties set forth in Exhibit P and the Trustee shall be required pursuant to Section 3.18(a)(v) below to provide to the Securities Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit P or by the Trustee of their duties under this paragraph or to proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(C)  After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than the end of business New York City time on the 3rd Business Day after the Reportable Event, a duly authorized officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website identified in Section 6.06 a final executed copy of each Form 8-K. The signing party at the Master Servicer can be contacted as set forth in Section 12.05. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.18(a)(iii) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(iii). It is understood by the parties hereto that the performance by each of the Master Servicer and the Securities Administrator of its duties under this Section 3.18(a)(iii) related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodians and any subservicers or subcontractors strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements, Custodial Agreements or any other applicable agreement. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed by the Securities Administrator to prepare, arrange for execution or file such Form 8-K.

(iv)  (A) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable timeframes set forth in this Agreement, (I) an Annual Statement of Compliance for the Master Servicer, the Securities Administrator, the Company, the Servicers and any subservicer or subcontractor (to the extent Regulation AB requires the Annual Statement of Compliance of any such subservicer and subcontractor to be attached to Form 10-K), as described under Section 3.16, (II)(A) the Assessment of Compliance with Servicing Criteria for the Master Servicer, the Company, the Servicers, each subservicer and subcontractor participating in the servicing function, the Securities Administrator and the Custodian, as described under Section 3.17, and (B) if the Assessment of Compliance of the Master Servicer, the Company, the Servicers, each subservicer and subcontractor, the Securities Administrator or the Custodian described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if the Assessment of Compliance of the Master Servicer, the Servicers, the subservicer, the subcontractor, the Securities Administrator or the Custodian described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm Attestation Report for the Master Servicer, the subservicer, the subcontractor, the Company, the Servicers, the Securities Administrator and the Custodian, as described under Section 3.17, and (B) if any registered public accounting firm Attestation Report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm Attestation Report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described in this Section 3.18 (a)(iv)(D) below. Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit P and by the Trustee to the Securities Administrator and the Depositor and, pursuant to the paragraph immediately below, approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than with respect to when it is the reporting party as set forth in Exhibit P) and approval.

(B)  No later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit P and the Trustee shall be required to provide pursuant to Section 3.18(a)(v) below to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit P and the Trustee of their duties under this paragraph or to proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable out-of-pocket expenses incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this Section.

(C)  After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor and the Master Servicer for review. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to either question should be "no." The Securities Administrator shall be entitled to rely on the representations made by the Depositor in Section 2.04(vi) in preparing, executing and/or filing any such Form 10-K. No later than 12:00 p.m. New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website identified in Section 6.06 a final executed copy of each Form 10-K. The signing party at the Master Servicer can be contacted as set forth in Section 12.05. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under Section 3.18(a)(iv) related to the timely preparation and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Section and Section 3.16 and Section 3.17. It is understood by the parties hereto that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18(a)(iv) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodians and any subservicer or subcontractor strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any Assessment of Compliance and attestation pursuant to the related Servicing Agreements, the Custodial Agreements or any other applicable agreement. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed by the Securities Administrator to prepare, arrange for execution or file such Form 10-K.

(D)  Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required to be included therewith pursuant to the Sarbanes-Oxley Act. The Securities Administrator and the Company shall, and each such party shall cause any subservicer or subcontractor engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a “Back-Up Certification”), in the form attached hereto as Exhibit M upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely; provided, however, that the Securities Administrator and the Company shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted as set forth in Section 12.05. In the event the Securities Administrator is terminated or resigns pursuant to the terms of this Agreement or any subcontractor or subservicer is terminated pursuant to the related servicing agreement, the Securities Administrator, subcontractor or subservicer, as applicable, shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.18(a)(iv) with respect to the period of time it was subject to this Agreement or the related servicing agreement, as applicable. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

(v)  With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund in the form attached hereto as Exhibit Q, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity that is indicated in Exhibit P as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 3.18(a)(i) through (iv) above. Each of the Master Servicer, Custodian, Seller, Company and the Depositor hereby agree to notify and provide (to the extent known) to the Securities Administrator and the Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit P as the responsible party for providing that information. Within five Business Days prior to each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Securities Administrator the Significance Estimate and the Securities Administrator shall use such information to calculate the Significance Percentage. The Securities Administrator shall provide the Significance Percentage to the Depositor by the later of the Distribution Date or (3) three Business Days after the receipt of the Significance Estimate from the Depositor. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Securities Administrator shall deliver written notification to the Depositor and the Swap Provider to that effect. The Securities Administrator shall request and the Depositor shall obtain from the Swap Provider any information required under Regulation AB to the extent required under the Swap Agreement. The Depositor shall be obligated to provide to the Securities Administrator (no later than, in the case of Form 10-D, the seventh calendar day after the Distribution Date and in the case of Form 10-K, March 15th in any year in which a Form 10-K is filed for the Trust) any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K or written notification instructing the Securities Administrator that such Additional Disclosure regarding the Swap Provider is not necessary for such Distribution Date.

So long as the Depositor is subject to the filing requirements of the Exchange Act with respect to the Trust Fund, the Trustee shall notify the Securities Administrator and the Depositor of any bankruptcy or receivership with respect to the Trustee or of any proceedings of the type described under Item 1117 of Regulation AB that have occurred as of the end of the related Due Period, together with a description thereof, no later than the date on which such information is required to be reported to the Securities Administrator and the Depositor by the other parties hereto as set forth under this Section 3.18. In addition, the Trustee shall notify the Securities Administrator and the Depositor of (i) any affiliations or relationships that develop after the Closing Date between the Trustee and the Depositor, the Seller, the Securities Administrator, the Master Servicer or the Custodian of the type described under Item 1119 of Regulation AB, and (ii) the occurrence of an Event of Default (with respect to the Master Servicer) actually known to a Responsible Officer of the Trustee together, in each case, with a description thereof, no later than the date on which such information is required to be reported to the Securities Administrator and the Depositor by the other parties hereto as set forth under this Section 3.18. Any notice required to be given by the Trustee to the Securities Administrator and the Depositor pursuant to this paragraph shall be accompanied by an Additional Disclosure Notification form attached hereto as Exhibit Q and shall be submitted in EDGAR-compatible format. Should the identification of any of the Depositor, the Seller, the Securities Administrator, the Master Servicer or the Custodian change, the Depositor shall promptly notify the Trustee.

(vi)  (A) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B)  In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the parties hereto will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Securities Administrator will notify the Depositor and the Master Servicer and the parties hereto will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by the appropriate officer of the Master Servicer. The parties hereto acknowledge that the performance by the Securities Administrator of its duties under this Section 3.18(a)(vi) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties performing their duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the failure of any party hereto to deliver on a timely basis, any information needed by the Securities Administrator to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K.

The parties hereto agree to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control or possession related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator to the extent set forth in this Section 3.18.

(b)  The Securities Administrator shall indemnify and hold harmless each of the Company, the Depositor and the Master Servicer (if the Master Servicer is unaffiliated with the Securities Administrator) and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Sections 3.16, 3.17 and 3.18 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and the Master Servicer (if the Master Servicer is unaffiliated with the Securities Administrator) and each of their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, the Annual Statement of Compliance, the Assessment of Compliance, any Additional Disclosure or other information provided by the Securities Administrator pursuant to Section 3.16, 3.17 and 3.18 (the “Securities Administrator Information”), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Securities Administrator Information and not to any other information communicated in connection with the Certificates, without regard to whether the Securities Administrator Information or any portion thereof is presented together with or separately from such other information.

The Depositor shall indemnify and hold harmless each of the Company, the Securities Administrator and the Master Servicer and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Sections 3.16, 3.17 and 3.18 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

The Master Servicer shall indemnify and hold harmless each of the Company, the Securities Administrator (if the Securities Administrator is unaffiliated with the Master Servicer) and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under Sections 3.16, 3.17 and 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless the Depositor and each of its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Annual Statement of Compliance, any Assessment of Compliance, any Attestation Report, any Additional Disclosure or other information provided by the Master Servicer pursuant to Section 3.16, 3.17 and 3.18 (the “Master Servicer Information”), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Master Servicer Information and not to any other information communicated in connection with the Certificates, without regard to whether the Master Servicer Information or any portion thereof is presented together with or separately from such other information.

The Company shall indemnify and hold harmless each of the Depositor, the Securities Administrator and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Company under Sections 3.16, 3.17 and 3.18 or the Company’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Company shall indemnify and hold harmless each of the Depositor, the Securities Administrator and the Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, the Annual Statement of Compliance, the Assessment of Compliance, any Attestation Report, any Additional Disclosure or other information provided by or on behalf of the Company or on behalf of any subservicer or subcontractor of the Company pursuant to Section 3.16, 3.17 and 3.18 (the “Company Information”), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (ii) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with the Certificates, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, the Securities Administrator or the Master Servicer, as applicable, then the defaulting party, in connection with any conduct for which it is providing indemnification for under this Section 3.18(b), agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

The indemnification provisions set forth in this Section 3.18(b) shall survive the termination of this Agreement or the termination of any party to this Agreement.

(c)  Nothing shall be construed from the foregoing subsections (a) and (b) to require the Securities Administrator or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Securities Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 3.18(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of any obligation under this Agreement.

(d)  Notwithstanding the provisions of Section 11.01, this Section 3.18 may be amended without the consent of the Certificateholders.

(e)  Any report, notice or notification to be delivered by the Company, the Master Servicer or the Securities Administrator to the Depositor pursuant to this Section 3.18, may be delivered via facsimile to Reg AB Compliance Manager, via email to RegABNotifications@bear.com or, in the case of a notification, telephonically by calling Reg AB Compliance Manager at 212-272-7525.

Section 3.19  Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Seller, the Depositor, the Master Servicer and the Securities Administrator with the provisions of Regulation AB promulgated by the SEC under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor, the Depositor or other applicable parties hereto for delivery of additional or different information as the Securities Administrator, the Master Servicer, the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

ARTICLE IV

MASTER SERVICING OF MORTGAGE LOANS BY MASTER SERVICER

Section 4.01  Master Servicer.

The Master Servicer shall, beginning on the Closing Date, supervise, monitor and oversee the obligation of the Company and the related Servicer to service and administer their respective Mortgage Loans in accordance with the terms of this Agreement and the related Servicing Agreement, respectively and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Company and the related Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive and review certain reports, information and other data provided to the Master Servicer by the Company and the related Servicer and shall enforce the obligations, conditions and covenants of the Company and related Servicer to the extent set forth in this Agreement and the related Servicing Agreement, respectively. The Master Servicer shall monitor the Company and the related Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information described in the previous sentence and received by the Master Servicer on a monthly basis and coordinate corrective adjustments to the Company’s, the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.06 and any other information and statements required hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Company and each Servicer pursuant to this Agreement and the related Servicing Agreement, respectively. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by the Company and the related Servicer and shall have no liability for any errors in such Mortgage Loan data.

The Master Servicer, the Trustee and the Securities Administrator shall provide access to the records and documentation in possession of the Master Servicer, the Trustee or the Securities Administrator regarding the related Mortgage Loans and REO Property to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer, the Trustee or the Securities Administrator; provided, however, that, unless otherwise required by law, neither the Master Servicer, the Trustee nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer, the Trustee and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer’s, the Trustee’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the Company, the related Servicer or the Master Servicer, as applicable, any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or security instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or security instrument or otherwise available at law or equity.

Section 4.02  Monitoring of Company and Servicers.

(a) In the review of the Company’s and the related Servicer’s activities, the Master Servicer may rely upon the Annual Statement of Compliance of the Company and the related Servicer with regard to such Person’s compliance with the terms of this Agreement or the related Servicing Agreement; provided that no such reliance will relieve the Master Servicer of its obligations pursuant to this Agreement. In the event that the Master Servicer, in its judgment, determines that the Company or the related Servicer should be terminated in accordance with this Agreement or the related Servicing Agreement, or that a notice should be sent pursuant to this Agreement or the related Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Company under this Agreement and of the related Servicer under the related Servicing Agreement, and shall, in the event that the Company or the related Servicer fails to perform its obligations in accordance with this Agreement or the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Person thereunder and act as servicer of the related Mortgage Loans or to instruct the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there shall be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer; provided further, if the Servicer or the Company has failed to advance or failed to make a payment so that the Master Servicer has had to advance its own funds, then the Master Servicer may terminate the Servicer or the Company. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the related Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, subject to its right of reimbursement pursuant to the provisions of this Agreement or the related Servicing Agreement, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of the Company or the related Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement or the related Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Company or the related Servicer as a result of an alleged or actual breach of contract or an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement or the related Servicing Agreement) are not fully and timely reimbursed by the Company or the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

(d) The Master Servicer shall require the Company and the related Servicer to comply with the remittance requirements and other obligations set forth in this Agreement or the related Servicing Agreement, as applicable.

(e) If the Master Servicer acts as a servicer, it will not assume liability for the representations and warranties of the Company or the related Servicer, if any, that it replaces.

Section 4.03  Fidelity Bond.

The Master Servicer, at its expense, shall (i) maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder or (ii) self insure if LaSalle maintains with any Rating Agency the equivalent of a long term unsecured debt rating of “A”. The errors and omissions insurance policy and the fidelity bond referred to in (i) above shall be in such form and amount generally acceptable for entities serving as master servicers.

Section 4.04  Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trustee and the Securities Administrator, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.02, shall not permit the Company or the related Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action, or failure to take action, will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as the case may be.

The Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer, the Company or the related Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 10.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 4.05  Due-on-Sale Clauses; Assumption Agreements.

To the extent provided in this Agreement or the related Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall enforce the obligation of the Company and the related Servicer to enforce such clauses in accordance with this Agreement or the related Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement or the related Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement or the related Servicing Agreement.

Section 4.06  Documents, Records and Funds in Possession of Master Servicer, Company and Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit and the Company or the related Servicer (to the extent required by this Agreement or the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof, or in the case of the related Servicer, the related Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer, the Company or by the related Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer, the Company or by the related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account, the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of the Company and the related Servicer to retain its Servicing Fee and other amounts as provided in this Agreement or the related Servicing Agreement. The Master Servicer shall, and (to the extent provided in this Agreement or the related Servicing Agreement) shall enforce the obligation of the Company and the related Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer, the Company and the related Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the related Servicing Agreement.

Section 4.07  Presentment of Claims and Collection of Proceeds.

The Master Servicer shall (to the extent provided in this Agreement and the Servicing Agreement) enforce the obligation of the Company or the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Company or the related Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts that are to be applied upon receipt to the repair or restoration of the related Mortgaged Property, which repair or restoration the owner of such Mortgaged Property or EMC, as applicable, has agreed to make as a condition precedent to the presentation of its claims on the related EMC Mortgage Loan under the applicable Insurance Policy, need not be so deposited (or remitted).

Section 4.08  Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall enforce any obligation of the Company and the related Servicer (to the extent set forth under this Agreement and the related Servicing Agreement, as applicable) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement or the related Servicing Agreement, as applicable.

Section 4.09  Compensation of the Master Servicer.

The Master Servicer shall be entitled to the Master Servicing Fee on each Distribution Date as compensation for the performance of its obligations hereunder. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 4.10  REO Property.

(a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in this Agreement and the Servicing Agreements, as applicable, cause the Company and the related Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall enforce any obligations of the Company or the related Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement or the related Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)  The Master Servicer shall, to the extent required by this Agreement and the related Servicing Agreement, as applicable, enforce the obligation of the Company and the related Servicer, as applicable, to deposit all funds collected and received in connection with the operation of any REO Property in the related Protected Account.

Section 4.11  [Reserved].

Section 4.12  [Reserved].

Section 4.13  UCC.

EMC shall file any financing statements, continuation statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 4.14   Reserve Fund; Payments to and from Swap Administrator; Supplemental Interest Trust.

(a)  As of the Closing Date, the Securities Administrator shall establish and maintain in the name of the Supplemental Interest Trust Trustee, a separate trust for the benefit of the Holders of the Class A, Class M and Class B Certificates and the Swap Provider. The Supplemental Interest Trust shall hold the Swap Agreement, the Swap Administration Agreement, the Swap Account and REMIC V Regular Interest IO. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement. Amounts in the Swap Account shall, at the direction of the Majority Class C Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class C Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. In the absence of written instructions to the Securities Administrator, amounts on deposit in the Swap Account shall remain uninvested. All amounts earned on amounts on deposit in the Swap Account shall be taxable to the Majority Class C Certificateholder. Any losses on such investments shall be deposited in the Swap Account by the Class C Certificateholder out of its own funds immediately as realized. In performing its duties hereunder and under the Swap Agreement and the rights in respect of the Swap Administration Agreement, the Supplemental Interest Trust Trustee shall be entitled to the same rights, protections and indemnities as provided to the Securities Administrator hereunder.

(b)  On or before the Closing Date, the Securities Administrator shall establish a Reserve Fund on behalf of the Holders of the Certificates. On the Closing Date, the Depositor shall cause an amount equal to the Reserve Fund Deposit to be deposited into the Reserve Fund. The Reserve Fund must be an Eligible Account. The Reserve Fund shall be titled “ Reserve Fund, LaSalle Bank National Association, as Securities Administrator on behalf of Citibank, N.A. as Trustee for the benefit of holders of SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9, Certificates”. The Securities Administrator shall deposit in the Reserve Fund all payments received from the Swap Administrator that are payable to the Trust Fund pursuant to the Swap Administration Agreement. On each Distribution Date, the Securities Administrator shall remit such amounts received from the Swap Administrator to the Holders of the Class A, Class M and Class B Certificates in the manner provided in clause (d) below. In addition, on each Distribution Date as to which there is a Basis Risk Shortfall Carry Forward Amount payable to any Class of Class A, Class M or Class B Certificates, the Securities Administrator shall deposit the amounts distributable pursuant to clauses (C) and (D) of Section 6.04(a)(3) into the Reserve Fund, and the Securities Administrator has been directed by the Class C Certificateholder to distribute any amounts then on deposit in the Reserve Fund to the Holders of the Class A, Class M or Class B Certificates in respect of the Basis Risk Shortfall Carry Forward Amounts for each such Class in the priorities set forth in clauses (C) and (D) of Section 6.04(a)(3). Any amount paid to the Holders of Class A, Class M or Class B Certificates from amounts distributable pursuant to clauses (C) and (D) of Section 6.04(a)(3) pursuant to the preceding sentence in respect of Basis Risk Shortfall Carry Forward Amounts shall be treated as distributed to the Class C Certificateholder in respect of the Class C Certificates and paid by the Class C Certificateholder to the Holders of the Class A, Class M and Class B Certificates, as applicable. Any payments to the Holders of the Class A, Class M and Class B Certificates in respect of Basis Risk Shortfall Carry Forward Amounts, whether pursuant to the second preceding sentence or pursuant to clause (d) below, shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Section 860G(a)(1) of the Code.

(c)  Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator on behalf of the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable by the Swap Administrator, on behalf of the Supplemental Interest Trust Trustee, to the Swap Provider pursuant to the Swap Agreement shall be deducted from Interest Funds, and to the extent of any such remaining amounts due, from Principal Funds, prior to any distributions to the Certificateholders. On or before each Distribution Date, such amounts shall be remitted to the Swap Administrator, and deposited into the Swap Account, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and for prior Distribution Dates, if any, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event and to the extent not paid by the Swap Administrator on behalf of the Supplemental Interest Trust Trustee from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and for prior Distribution Dates, if any. For federal income tax purposes, such amounts paid to the Supplemental Interest Trust on each Distribution Date shall first be deemed paid to the Supplemental Interest Trust in respect of REMIC V Regular Interest IO to the extent of the amount distributable on such REMIC V Regular Interest IO on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Class A, Class M and Class B Certificates, and the Swap Administrator shall pay the amount set forth in Section 6.04(a)(3) to the Swap Provider. In addition, the Swap Administrator shall remit to the Swap Provider any Swap Optional Termination Payment paid as part of the Mortgage Loan Purchase Price and remitted to the Supplemental Interest Trust pursuant to Section 11.01.

(d)  On or before each Distribution Date, Net Swap Payments payable by the Swap Provider pursuant to the Swap Agreement to the Swap Administrator, on behalf of the Supplemental Interest Trust Trustee, will be deposited by the Swap Administrator, acting on behalf of the Supplemental Interest Trust Trustee, into the Swap Account pursuant to the Swap Administration Agreement. The Swap Administrator shall, to the extent provided in the Swap Administration Agreement, remit amounts on deposit in the Swap Account to the Securities Administrator for deposit into the Reserve Fund. On each Distribution Date, to the extent required, the Securities Administrator shall withdraw such amounts from the Reserve Fund to distribute to the Certificates in the following order of priority:

(i)  first, to the Class A Certificates to pay (a) Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss, in each case to the extent not fully paid pursuant to Section 6.04(a)(1) and (b) any Unpaid Realized Loss Amounts for such Class;

(ii)  second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, to pay Current Interest to the extent not fully paid pursuant to Section 6.04(a)(1) and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss;

(iii)  third, to pay sequentially, to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such Distribution Date; and

(iv)  fourth, to pay as principal to the Class A, Class M and Class B Certificates as part of the Extra Principal Distribution Amount payable under Section 6.04(a)(2) until the Overcollateralization Target Amount has been reached, to the extent not paid from Excess Cashflow pursuant to Section 6.04(a)(3) for such Distribution Date. For the avoidance of doubt, any amounts distributable pursuant to this clause (iv) shall be limited to rebuilding overcollateralization related to Loan to the extent overcollateralization has been reduced through Realized Losses related to Loan .

(e)  The Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Reserve Fund. The Majority Class C Certificateholder shall be the beneficial owner of the Reserve Fund, subject to the power of the Securities Administrator on behalf of the Securities Administrator to transfer amounts under Section 6.04. Amounts in the Reserve Fund shall, at the written direction of the Majority Class C Certificateholder to the Securities Administrator, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class C Certificateholders, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. In the absence of written instructions to the Securities Administrator, amounts on deposit in the Reserve Fund shall remain uninvested. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Majority Class C Certificateholder. Any losses on such investments shall be deposited in the Reserve Fund by the Majority Class C Certificateholder out of its own funds immediately as realized. The Swap Account, which is created and maintained by the Swap Administrator pursuant to the Swap Administration Agreement, is an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h) and shall not be an asset of any REMIC created hereunder. The beneficial owner of the Swap Account is identified, and other matters relating to the Swap Account are addressed, in the Swap Administration Agreement.

(f)  The Securities Administrator shall treat the Holders of Certificates (other than the Class C Certificates and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class C Certificates and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the excess of, with respect to each such Certificate, (i) the amount of interest otherwise payable to the REMIC III Regular Interest relating to such Certificate over (ii) the amount of interest payable to such Certificate at a per annum rate equal to the Net WAC Cap Rate, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Basis Risk Shortfall Carry Forward Amounts with respect to the Holders of the Certificates (other than the Class C Certificates and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C Certificates and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC III and as having been paid by such Holders to the Swap Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class R Certificates) shall be treated as representing not only ownership of a Regular Interest in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

Section 4.15  Reserved.

Section 4.16  Tax Treatment of Class IO Distribution Amounts in the Event of Resecuritization of Class A, Class M or Class B Certificates.

In the event that any Class A, Class M or Class B Certificate is resecuritized in a REMIC (the “Resecuritization REMIC”), for federal income tax purposes, (i) payments on the REMIC III Regular Interest corresponding to such Class A, Class M or Class B Certificate shall, for the avoidance of doubt, be deemed to include the related Class IO Distribution Amount, and (ii) to the extent provided in the operative documents for the Resecuritization REMIC, (a) payments on the “regular interests” issued by the Resecuritization REMIC shall be deemed to include in the aggregate such Class IO Distribution Amount, and (b) such Class IO Distribution Amount shall be deemed paid to the Holder of the Class C Certificates pursuant to a notional principal contract entered into by the holders of one or more “regular interests” issued by the Resecuritization REMIC (“Resecuritization Holders”) and the Holder of the Class C Certificates. In such event, Class IO Distribution Amounts deemed paid by Resecuritization Holders under clause (b) of the immediately preceding sentence shall be paid on behalf of such holders pursuant to Section 4.14(c) hereof.

ARTICLE V

ACCOUNTS

Section 5.01  Collection of Mortgage Loan Payments; Protected Account.

(a)  The Company shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties related to the EMC Mortgage Loans are located to collect all payments called for under the terms and provisions of the EMC Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge and (ii) extend the Due Dates for payments due on a Mortgage Note related to an EMC Mortgage Loan for a period not greater than 125 days, provided that, EMC shall not extend the payment date of any Mortgage Loan beyond the date of its final maturity date. In the event of any such arrangement, the Company shall make Advances on the related EMC Mortgage Loan during the scheduled period in accordance with the amortization schedule of such EMC Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 6.01. The Company shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) an EMC Mortgage Loan is in default or default is reasonably foreseeable, the Company may also waive, modify or vary any term of any EMC Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor, including without limitation, to (1) capitalize any amounts owing on the EMC Mortgage Loan by adding such amount to the outstanding principal balance of the EMC Mortgage Loan, (2) defer such amounts to a later date or the final payment date of such Mortgage Loan, (3) extend the maturity of any such EMC Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date, and/or (4) reduce the related Mortgage Rate (subject to clause (y) below), provided that, in the Company’s determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), or (y) the Company delivers to the Trustee, Securities Administrator and Master Servicer a certification addressed to the Trustee and the Securities Administrator, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such EMC Mortgage Loan will not result in the imposition of taxes on or disqualify from REMIC status any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, the Company may if it reasonably believes that undertaking such actions would be in the best interest of the Certificateholders, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 5.00% with respect to any EMC Mortgage Loan and (B) amend any Mortgage Note related to an EMC Mortgage Loan to extend the maturity thereof; provided that, EMC shall not extend the payment date of any Mortgage Loan beyond its final maturity date.

In accordance with the standards of the first paragraph of Section 3.01, the Company shall not waive (or permit a sub-servicer to waive) any Prepayment Charge related to an EMC Mortgage Loan unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related EMC Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge, for the benefit of the Class C Certificates, by remitting such amount to the Master Servicer by the Remittance Date. Payments of such waived charges shall not be payments in respect of any Regular Interest.

(b)  The Company shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Company for the benefit of the Trustee on behalf of the Certificateholders and designated “EMC Mortgage Corporation, as servicer on behalf of Citibank, N.A., as Trustee, for the benefit of the certificateholders, in trust for registered Holders of SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9”. The Company shall deposit or cause to be deposited into the Protected Account on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the EMC Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the EMC Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)  all payments on account of principal, including Principal Prepayments, on the EMC Mortgage Loans;

(ii)  all payments on account of interest on the EMC Mortgage Loans net of the related Servicing Fee permitted under Section 3.13, if any;

(iii)  all Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds with respect to any EMC Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company’s normal servicing procedures;

(iv)  any amount required to be deposited by the Company pursuant to Section 5.01(c) in connection with any losses on Permitted Investments;

(v)  any amounts required to be deposited by the Company pursuant to Section 3.07;

(vi)  any Prepayment Charges collected on the EMC Mortgage Loans; and

(vii)  any other amounts required to be deposited hereunder.

The foregoing requirements for deposit by the Company into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by the Company. In the event that the Company shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 5.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Company shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 5.02.

(c)  The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Company, in Permitted Investments which shall mature not later than the Business Day immediately preceding the Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Company as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Company into the Protected Account, out of the Company’s own funds.

(d)  The Company shall give at least 30 days advance notice to the Trustee, the Securities Administrator, the Seller, the Master Servicer, each Rating Agency and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

Section 5.02  Permitted Withdrawals From the Protected Account.

(a)  The Company may from time to time make withdrawals from the Protected Account for the following purposes:

(i)  to pay itself (to the extent not previously paid to or withheld by the Company), as servicing compensation in accordance with Section 3.13, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.13;

(ii)  to reimburse the Company for Advances made by it with respect to the Mortgage Loans, provided, however, that the Company’s right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular EMC Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and Insurance Proceeds and Subsequent Recoveries) that represent late recoveries of payments of principal and/or interest on such particular EMC Mortgage Loan(s) in respect of which any such Advance was made;

(iii)  to reimburse the Company for any previously made portion of a Servicing Advance or an Advance made by the Company that, in the good faith judgment of the Company, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds, Insurance Proceeds or otherwise (a “Nonrecoverable Advance”), to the extent not reimbursed pursuant to clause (ii) or clause (v);

(iv)  to pay the Company any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Company’s right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

(v)  to pay to EMC (in its capacity as Seller), the Depositor or itself, as applicable, with respect to each EMC Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.05 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased EMC Mortgage Loan;

(vi)  to pay any expenses recoverable by the Company pursuant to Section 8.04 of this Agreement;

(vii)  to withdraw pursuant to Section 5.01 any amount deposited in the Protected Account and not required to be deposited therein; and

(viii)  to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 11.01 hereof.

In addition, no later than 1:00 p.m. New York City time on the Remittance Date, the Company shall withdraw from the Protected Account and remit to the Master Servicer, for deposit in the Master Servicer Collection Account the amount required to be withdrawn therefrom pursuant to Section 5.05 hereof.

With respect to any remittance received by the Master Servicer from EMC after the date on which such remittance was due, EMC shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater that the maximum amount permitted by applicable law. Such interest shall be remitted to the Master Servicer on the date such late payment is made and shall cover the period commencing with the day following the date on which such remittance was due and ending with the Business Day on which such remittance is made, both inclusive. The payment by EMC of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default with respect to EMC.

The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Company shall deliver to the Master Servicer an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Company to be a Nonrecoverable Advance and identifying the related EMC Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

Section 5.03  Reports to the Master Servicer.

(a)  On or before the tenth calendar day of each month, the Company shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer loan accounting reports in the investor’s assigned loan number order to document the payment activity on each EMC Mortgage Loan on an individual mortgage loan basis. With respect to each month, such loan accounting reports shall be in the format agreed to by the Company and the Master Servicer, including but not limited to the following information with respect to each EMC Mortgage Loan:

(i)  with respect to each Scheduled Payment (on both an actual and scheduled basis with respect to Mortgage Loan balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the amount of any Prepayment Interest Shortfall);

(ii)  with respect to each Monthly Payment, the amount of such remittance allocable to scheduled interest;

(iii)  the amount of servicing compensation received by the Company during the prior calendar month;

(iv)  the aggregate stated principal balance of the EMC Mortgage Loans;

(v)  the aggregate amount of Advances made by the Company pursuant to Section 6.01;

(vi)  the aggregate of any expenses reimbursed to the Company during the prior calendar month pursuant to Section 5.02;

(vii)  the number and aggregate Stated Principal Balance of the Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, (B) in foreclosure and delinquent and (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(viii)  the amount of any Prepayment Charges collected by the Company and the amount of Prepayment Charges paid by the Company in connection with a waiver that is not permitted under this Agreement, and

(ix)  any other information necessary for the Securities Administrator to prepare the Monthly Statement pursuant to Section 6.06, including any information required to be provided pursuant to Item 1121 of Regulation AB.

On or before the seventeenth calendar day of each month, or if such day is not a Business
Day, the succeeding Business Day, the Company shall furnish to the Master Servicer electronically in a format acceptable to the Master Servicer a report of all Principal Prepayments made during the related Prepayment Period.

(b) The Master Servicer and the Securities Administrator shall be entitled to rely conclusively on the data provided by the Company and the related Servicer pursuant to Section 5.03(a) above and shall have no liability for any errors in such Mortgage Loan data.

Section 5.04  Collection of Taxes; Assessments and Similar Items; Escrow Accounts.

With respect to each EMC Mortgage Loan, to the extent required by the related Mortgage Note, the Company shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or Servicing Advances by the Company) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Company to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Company out of related collections for any payments made with respect to each EMC Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.07 (with respect to hazard insurance), to refund to any Mortgagors for any EMC Mortgage Loans any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 11.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

Section 5.05  Protected Accounts.

(a) The Master Servicer shall enforce the obligation of the Company and the related Servicers to establish and maintain a Protected Account in accordance with this Agreement and the Servicing Agreements, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within one Business Day (or as of such other time specified in the Servicing Agreements) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Company or the related Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries, and advances made from the Company’s or such Servicer’s own funds (less servicing compensation as permitted by this Agreement or the related Servicing Agreement) and all other amounts to be deposited in the Protected Accounts. Each of the Company and the related Servicers is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in this Agreement or any Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Company or Servicer, as applicable on behalf of the Trustee for the benefit of Certificateholders.

(b) To the extent provided in this Agreement or any Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 5.05 shall be paid to the Company or the related Servicer under this Agreement or the related Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Company or the related Servicer, as the case may be. The Company or the related Servicer (to the extent provided in this Agreement or the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c) To the extent provided in this Agreement or the related Servicing Agreement and subject to this Article V, on or before 1:00 p.m. New York City time on each Remittance Date, the Company or the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Account and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Company or the related Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii) Full Principal Prepayments and any Liquidation Proceeds received by the Company or the related Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

(iii) Partial Principal Prepayments received by the Company or the related Servicer for such Mortgage Loans in the related Prepayment Period, together with any related payments of Compensating Interest;

(iv) Any amount to be used as an Advance; and

(v) The amount of any Prepayment Charges collected with respect to the Mortgage Loans and the amount of any Prepayment Charges paid by the Company or the related Servicer in connection with the waiver of a Prepayment Charge in a manner that is not permitted under this Agreement or the related Servicing Agreement.

(d) Withdrawals may be made from a Protected Account by the Company as described in Section 5.02 hereof and by the Master Servicer or the related Servicer only to make remittances as provided in Section 5.05(c), 5.08 and 5.09; to reimburse the Master Servicer or the related Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 11.01. As provided in Sections 5.05(c) and 5.06(b) certain amounts otherwise due to the related Servicer may be retained by the related Servicer and need not be deposited in the Master Servicer Collection Account.

Section 5.06  Master Servicer Collection Account.

(a)  The Master Servicer shall establish and maintain in the name of LaSalle Bank National Association, as Master Servicer, on behalf of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account which shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)  any Advance and any Compensating Interest Payments;

(ii)  any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the Master Servicer;

(iii)  the Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to Section 2.02 or 2.03, the Repurchase Price with respect to any Mortgage Loans purchased by EMC pursuant to Section 3.05, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 11.01;

(iv)  any amounts required to be deposited with respect to losses on investments of deposits in the Master Servicer Collection Account; and

(v)  any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

(b)  All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer to the Master Servicer Collection Account.

(c)  The amount at any time credited to the Master Servicer Collection Account may be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments or be held in cash as directed by the Securities Administrator. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings from the Master Servicer Collection Account shall be paid to the Securities Administrator. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Securities Administrator. The Securities Administrator shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 5.07  Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

(a)  The Master Servicer will make such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 11.01 and from time to time remove amounts deposited in error.

(b)  On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account to pay itself as provided in Section 4.09 and to pay any expenses, costs and liabilities recoverable by the Trustee, the Swap Provider, the Master Servicer, each Custodian or the Securities Administrator pursuant to Sections 4.02, 8.03, 8.04, 9.05 and 10.05; provided however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 8.03(a).

(c)  In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall remit to the Securities Administrator for deposit in the Distribution Account any Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

(d)  No later than 3:00 p.m. New York time on each Distribution Account Deposit Date (or at such other time and date as is mutually agreed upon between the Master Servicer and the Securities Administrator), the Master Servicer will transfer all available funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Master Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

Section 5.08  Distribution Account.

(a)  The Securities Administrator shall establish and maintain in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

(b)  All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(c)  The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Account may be, as directed by the Securities Administrator, held either uninvested or invested in the name of the Trustee, in such Permitted Investments as may be selected by the Securities Administrator on such direction which mature not later than the Business Day immediately preceding the next Distribution Date. Permitted Investments in respect of the Distribution Account shall not be sold or disposed of prior to their maturity. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit the amount of the loss in the Distribution Account from its own funds. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable.

Section 5.09  Permitted Withdrawals and Transfers from the Distribution Account.

(a)  The Securities Administrator will from time to time make or cause to be made such withdrawals or transfers from the Distribution Account as are designated for such transfer or withdrawal pursuant to this Agreement any the Servicing Agreement (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

(i)  to reimburse the Master Servicer, the Company or the related Servicer for any unreimbursed Advance or Servicing Advance of its own funds pursuant to this Agreement or the related Servicing Agreement, such right of the Master Servicer, the Company or the related Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

(ii)  to reimburse the Master Servicer, the Company or the related Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for unreimbursed amounts expended by the Master Servicer, the Company or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

(iii)  to reimburse the Master Servicer, the Company or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for unreimbursed expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer, the Company or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (x) of this Subsection (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)  to reimburse the Master Servicer, the Company or a Servicer for any Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) through (iii);

(v)  to pay the Master Servicer as set forth in Section 4.09;

(vi)  to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 4.02, 8.04(c) and (d) and 12.02 or otherwise reimbursable to it pursuant to this Agreement;

(vii)  to pay to the Master Servicer, as additional master servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Company or the related Servicer;

(viii)  to reimburse or pay the Company or the related Servicer any such amounts as are due thereto under this Agreement or the related Servicing Agreement and have not been retained by or paid to the Company or the related Servicer, to the extent provided herein and in the related Servicing Agreement;

(ix)  to reimburse the Trustee, the Custodian or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement (to the extent not reimbursed from the Master Servicer Collection Account in accordance with Section 5.07);

(x)  to remove amounts deposited in error;

(xi)  to make distributions to the Swap Administrator for payment to the Swap Provider as provided in this Agreement; and

(xii)  to clear and terminate the Distribution Account pursuant to Section 11.01.

(b)  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (iv), inclusive, and (vi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 5.08.

(c)  On each Distribution Date, the Securities Administrator shall distribute the related Interest Remittance Amount and Principal Distribution Amount to the extent of funds on deposit in the Distribution Account to the holders of the related Certificates in accordance with Section 6.04.

ARTICLE VI

DISTRIBUTIONS AND ADVANCES

Section 6.01  Advances.

(a) The Company shall make an Advance with respect to any EMC Mortgage Loan and deposit such Advance in the Master Servicer Collection Account no later than 1:00 p.m. Eastern time on the Remittance Date in immediately available funds. The Company or the related Servicer, as applicable, shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Company or the related Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Company or the related Servicer, as the case may be, shall deliver (i) to the Securities Administrator for the benefit of the Certificateholders constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the Master Servicer, each Rating Agency, and the Trustee an Officer’s Certificate setting forth the basis for such determination.

In lieu of making all or a portion of such Advance from its own funds, the Company may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amounts Held for Future Distribution has been used by the Company in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Company by deposit in the Distribution Account, no later than the close of business on the Remittance Date immediately preceding the Distribution Account Deposit Date on which such funds are required to be distributed pursuant to this Agreement.

Unless otherwise described in this Pooling and Servicing Agreement, each Servicer shall discontinue making advances with respect to any Mortgage Loan that becomes 90 days delinquent. In addition, subject to Section 4.08 of the Agreement, each Servicer will charge off a related Mortgage Loan at the time such Mortgage Loan becomes 180 days delinquent unless such Servicer reasonably believes that it may be able to obtain a net recovery through foreclosure proceedings or other conversion of the related Mortgage Loan. Once a Mortgage Loan is charged off, the related Servicer shall not be entitled to any additional Servicing Fee for such Mortgage Loan, except to the extent of any unpaid Servicing Fees and expenses which shall be reimbursable from any recoveries on such Mortgage Loan, and the Mortgage Loan shall be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. If the related Servicer determines that a net recovery is possible through foreclosure proceedings or other disposition of the Mortgage Loan that becomes 90 days Delinquent, the related Servicer may continue making advances on such Mortgage Loan.

The Company shall be entitled to be reimbursed from the Protected Account for all Advances of its own funds made pursuant to this Section as provided in Section 5.02. The obligation to make Advances with respect to any EMC Mortgage Loan shall continue until such EMC Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.01.

(b) If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the Company or the related Servicer was required to make an Advance pursuant to this Agreement or the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which shall be used for an Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Master Servicing Fee and the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the Company or the related Servicer is required to do so under this Agreement or the related Servicing Agreement, as applicable. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. The Master Servicer may rely on any non-recoverability determination of the Company or any Servicer.

Subject to and in accordance with the provisions of Article IX hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 6.01.

Section 6.02  Compensating Interest Payments.

(a)  In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any EMC Mortgage Loan, the Company shall, to the extent of the Servicing Fee for such Distribution Date, remit to the Master Servicer for deposit into the Master Servicer Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to such Prepayment Interest Shortfall; and in case of such deposit, the Company shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Master Servicer, the Securities Administrator, the Trust Fund or the Certificateholders.

(b)  The Master Servicer shall enforce the obligation of each Servicer under the related Servicing Agreement to remit any required Compensating Interest to the Master Servicer Collection Account on the Remittance Date.

(c)  The Master Servicer shall be required to remit to the Securities Administrator for deposit in the Distribution Account the amount of any Compensating Interest, to the extent of the Master Servicing Compensation for such Distribution Date, in the event the Company or the related Servicer is required to make such payment but fails to do so.

Section 6.03  REMIC Distributions.

On each Distribution Date, the Securities Administrator shall be deemed to have allocated distributions to the REMIC Regular Interests and the REMIC III Regular Interests in accordance with Section 6.07 hereof.

Section 6.04  Distributions.

(a)  Subject to Section 4.14(c), on each Distribution Date, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Securities Administrator to the extent of any such funds in the Distribution Account and distributed in the following order of priority:

(1)  Interest Funds shall be distributed in the following manner and order of priority:

(A)  To the Class A Certificates, the Current Interest and any Interest Carry Forward Amount; and

(B)  From remaining Interest Funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the Current Interest for each such Class.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount. Any Remaining Excess Spread together with any Overcollateralization Release Amount will be applied as Excess Cashflow and distributed pursuant to clauses (a)(3)(A) through (H) below.

On any Distribution Date, any Relief Act Interest Shortfalls and any related Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated as set forth in the definition of “Current Interest” herein.

(2)  Principal Funds, including any Extra Principal Distribution Amount, shall be distributed in the following manner and order of priority:

(A)  For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

(i)  To the Class A Certificates, the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ii)  To the Class M-1 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iii)  To the Class M-2 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iv)  To the Class M-3 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(v)  To the Class M-4 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vi)  To the Class M-5 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  To the Class M-6 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(viii)  To the Class B-1 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(ix)  To the Class B-2 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(x)  To the Class B-3 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

(xi)  To the Class B-4 Certificates, from any remaining Principal Funds for such Distribution Date, the remaining Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

(i)  To the Class A Certificates, the Class A Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof is reduced to zero;

(ii)  To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iii)  To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(iv)  To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(v)  To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vi)  To the Class M-5 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(vii)  To the Class M-6 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(viii)  To the Class B-1 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(ix)  To the Class B-2 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(x)  To the Class B-3 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

(xi)  To the Class B-4 Certificates, from any remaining Principal Distribution Amount for such Distribution Date, the Class B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

(3)  Any Excess Cashflow shall be distributed in the following manner and order of priority:

(A)  to the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount due with respect to such Class to the extent not fully paid pursuant to clause (a)(1)(A) above and Section 4.14(d) and (b) second, any Unpaid Realized Loss Amount for such Class for such Distribution Date in accordance with the Applied Realized Loss Amount allocated to such Class to the extent not fully paid pursuant to Section 4.14(d);

(B)  from any remaining Excess Cashflow, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, an amount equal to the Interest Carry Forward Amount for each such Class for such Distribution Date, to the extent not fully paid pursuant to Section 4.14(d);

(C)  from any remaining Excess Cashflow otherwise distributable to the Class C Interest and the Class C Certificates, to the Reserve Fund, (i) first, to pay to the Class A Certificates any Basis Risk Shortfall Carry Forward Amount for such Class for such Distribution Date, if any, to the extent not fully paid pursuant to Section 4.14(d) and to the extent such amount exceeds the amounts then on deposit in the Reserve Fund, and (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

(D)  from any remaining Excess Cashflow otherwise distributable to the Class C Interest and the Class C Certificates, to the Reserve Fund, (i) first, to pay to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, sequentially in that order, any Basis Risk Shortfall Carry Forward Amount for each such Class for such Distribution Date, if any, to the extent not fully paid pursuant to Section 4.14(d) and to the extent such amount exceeds the amounts then on deposit in the Reserve Fund, and (ii) second, to maintain a balance in the Reserve Fund equal to the Reserve Fund Deposit;

(E)  from any remaining Excess Cashflow, sequentially to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the amount of Relief Act Shortfalls and any Prepayment Interest Shortfalls allocated to such Classes of Certificates, to the extent not previously reimbursed;

(F)  from any remaining Excess Cashflow, to the Swap Administrator for payment to the Swap Provider, any Swap Termination Payments due to a Swap Provider Trigger Event owed by the Trust Fund (to the extent not paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(G)  from any remaining Excess Cashflow, to the Class C Interest and Class C Certificates, an amount equal to the Class C Distribution Amount reduced by amounts distributed in clauses (C) and (D) above; and

(H)  from any remaining Excess Cashflow to each of the Class R-1, Class R-2, Class R-3 and Class RX Certificates, based on the related REMIC in which such amounts remain.

On each Distribution Date, all amounts in respect of Prepayment Charges shall be distributed to the Holders of the Class C Certificates, provided that such distributions shall not be in reduction of the principal balance thereof.

In addition, notwithstanding the foregoing clause (a)(2), to the extent a Class IO Distribution Amount is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate Class of Regular Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and such amount will be paid pursuant to Section 4.14(f).

In addition, notwithstanding the foregoing, on any Distribution Date after the Distribution Date on which the Certificate Principal Balance of a Class of Class A, Class M or Class B Certificates has been reduced to zero, that Class of Certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfall Carry Forward Amounts.

(b)  In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Company or the related Servicer, as applicable, shall deposit such funds into the Protected Account pursuant to Section 5.01(b)(iii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the related Class of Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.05; provided, however, to the extent that no reductions to a Certificate Principal Balance of any Class of Certificates currently exists as the result of a prior allocation of a Realized Loss, such Subsequent Recoveries will be applied as Excess Cashflow. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 6.05, and so on. Holders of such Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(c)  Subject to Section 11.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least 5 Business Days prior to the related Record Date, or, if not, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 11.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

(d)  On or before 5:00 p.m. Eastern time on the fourth Business Day immediately preceding each Distribution Date (or at a time and date as is mutually agreed upon by the Securities Administrator and the Master Servicer), the Master Servicer shall deliver the Remittance Report to the Securities Administrator.

Section 6.05  Allocation of Realized Losses.

(a)  All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Excess Spread as part of the payment in respect of the Extra Principal Distribution Amount for such Distribution Date; second, to the Class C Interest and Class C Certificates, until the Certificate Principal Balance or Uncertificated Principal Balance thereof, as applicable, has been reduced to zero; third, to the Class B-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and thirteenth, to the Class A Certificates. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

(b)  Any allocation of Realized Losses to a Class of Certificates or the Class C Interest on any Distribution Date shall be made by reducing the Certificate Principal Balance or Uncertificated Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to the Excess Spread shall be made by reducing the amount otherwise payable in respect of the Class C Interest and the Class C Certificates pursuant to clause (G) of Section 6.04(a)(3).

Once Realized Losses have been allocated to a Class of Class A, Class M or Class B Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(c) (i) All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-45-B, starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero; provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(ii) All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC II Regular Interests in the following specified percentages: first, to Uncertificated Accrued Interest payable to REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount (without duplication of shortfalls allocated pursuant to Section 1.02), 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest B-4 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest B-4 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest B-3 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest B-3 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest B-2 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest B-2 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest B-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest B-1 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-6 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-6 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-5 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-5 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-4 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-4 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-3 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-3 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-2 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-2 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest M-1 has been reduced to zero; and thirteenth, to the Uncertificated Principal Balances of REMIC II Regular Interest AA, REMIC II Regular Interest A and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest A has been reduced to zero.

Section 6.06  Monthly Statements to Certificateholders.

(a)  Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Swap Provider, the Master Servicer and the Depositor a statement setting forth for the Certificates:

(i)  the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

(ii)  the total cash flows received and the general sources thereof;

(iii)  the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the applicable Servicer for the related Due Period;

(iv)  the amount of the related distribution to Holders of the Class A, Class M and Class B Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

(v)  the amount of such distribution to Holders of the Class A, Class M and Class B Certificates allocable to interest and the portion thereof (if any), provided by the Swap Agreement and the amount of coverage remaining;

(vi)  the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the Class A, Class M and Class B Certificates (if any);

(vii)  the Pass-Through Rate for each Class of Class A, Class M and Class B Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the related Net WAC Cap Rate;

(viii)  the Certificate Principal Balance of the Class A, Class M and Class B Certificates before and after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

(ix)  the number and Stated Principal Balance of all the Mortgage Loans for such Distribution Date, together with updated pool composition information including the following: weighted average mortgage rate and weighted average remaining term;

(x)  the aggregate amount of Advances included in the distribution on such Distribution Date (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances as of the end of the Due Period, and the general source of funds for reimbursements;

(xi)  the number and aggregate Stated Principal Balance of the Mortgage Loans (A) Delinquent, exclusive of Mortgage Loans in foreclosure, (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, (B) in foreclosure and Delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy and delinquent (1) 30 days Delinquent, (2) 60 days Delinquent and (3) 90 days or more Delinquent, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)  the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

(xiii)  with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the aggregate Stated Principal Balance of, and Realized Loss on, such Mortgage Loans as of the end of the Due Period;

(xiv)  whether a Trigger Event exists;

(xv)  information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

(xvi)  the total number and principal balance of any real estate owned or REO Properties as of the end of the related Due Period;

(xvii)  the cumulative Realized Losses through the end of the preceding month;

(xviii)  the amount of the distribution made on such Distribution Date to the Holders of the Class C Certificates allocable to Prepayment Charges;

(xix)  the Sixty-Day Plus Delinquency Percentage

(xx)  if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xxi)  material breaches of Mortgage Loan representations or warranties or transaction covenants;

(xxii)  the amount of the Prepayment Charges remitted by the master servicer and the amount on deposit in the reserve fund;

(xxiii)  the amount of any Net Swap Payment payable to the Trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the Trust and any Swap Termination Payment payable to the Swap Provider.

(xxiv)  information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund, if applicable; and

(xxv)  any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund.

The Depositor covenants that if there is a material change in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund that it will notify the Securities Administrator five calendar days before each Distribution Date, and if no such notification occurs, the Securities Administrator has no obligation to report with respect to (xxv). The Depositor covenants to the Securities Administrator that there will be no new issuance of securities backed by the same asset pool, so the Securities Administrator will only be responsible in (xxiv) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund.

The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Securities Administrator by the Master Servicer (in a format agreed to by the Securities Administrator and the Master Servicer) no later than four (4) Business Days (or at a time and date as is mutually agreed upon by the Securities Administrator and the Master Servicer), prior to the Distribution Date. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Securities Administrator by the Master Servicer, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Securities Administrator shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the parties hereto, the Certificateholders and each Rating Agency via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at www.etrustee.net. Assistance in using the website can be obtained by calling the Securities Administrator at (312) 992-2745. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

As a condition to access the Securities Administrator’s internet website, the Securities Administrator may require registration and the acceptance of a disclaimer. The Securities Administrator will not be liable for the dissemination of information in accordance with this Agreement.

(b)  The Securities Administrator’s responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer, the Company and the related Servicers. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 6.06 to each Rating Agency on its website at www.etrustee.net.

(c)  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished upon written request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 6.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  The Securities Administrator shall furnish quarterly to the Holders of the Residual Certificates each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

(i) The original projected principal and interest cash flows on the Closing Date on each class of Regular Interests and Residual Interests created hereunder and on the related Mortgage Loans, based on the Prepayment Assumption;

(ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of Regular Interests and Residual Interests created hereunder and the related Mortgage Loans, based on the Prepayment Assumption;

(iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

(iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of Regular Interests or Residual Interests created hereunder and to the related Mortgage Loans, together with each constant yield to maturity used in computing the same;

(v) The treatment of losses realized with respect to the related Mortgage Loans or the Regular Interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such Regular Interests or bad debt deductions claimed with respect to the related Mortgage Loans;

(vi) The amount and timing of any non-interest expenses of a REMIC; and

(vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on “prohibited transactions,” “contributions” or “net income from foreclosure property” or state or local income or franchise taxes.

The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 10.12.

Section 6.07  REMIC Designations and REMIC Distributions.

(a)  The Securities Administrator on behalf of the Trustee shall elect that each of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Master Servicer Collection Account, the Protected Accounts maintained by the Company and the related Servicer, any REO Property, any proceeds of the foregoing and any other assets related to the Mortgage Loans subject to this Agreement (other than the Reserve Fund, any Prepayment Charge Waiver Amounts and, for the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement, the Swap Account and any rights or obligations in respect of the Swap Administration Agreement). The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III. The Class C Interest shall constitute the assets of REMIC IV. The Class IO Interest shall constitute the assets of REMIC V.

(b)  (1)On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-1 Certificates, as the case may be:

(i)  from Interest Funds and Principal Funds, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, to holders of each of the REMIC I Regular Interests I-1-A through I-45-B, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of Interest Funds and Principal Funds, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, remaining after the distribution made pursuant to clause (i) above, to REMIC I Regular Interests I-1-A through I-45-B, starting with the lowest numerical denomination, until the Uncertificated Principal Balances of each such REMIC I Regular Interest is reduced to zero; provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests; and

(iii)  any remaining amount to the Holders of the Class R-1 Certificates.

(2) On each Distribution Date, amounts representing Prepayment Charges on the Mortgage loans shall be deemed distributed to the REMIC I Regular Interests, pro rata, provided that such amounts shall not reduce the Uncertificated Principal Balances of the REMIC I Regular Interests.

(c) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-2 Certificates, as the case may be:

(i)  from Interest Funds and Principal Funds, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, to the holders of REMIC II Regular Interest IO, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)  to the extent of the Interest Funds and Principal Funds, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, remaining after the distribution pursuant to clause (i), to the holders of each REMIC II Regular Interest (other than REMIC II Regular Interest IO), pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the holders of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates for each such REMIC II Regular Interest, and the Uncertificated Principal Balance of REMIC II Regular Interest ZZ shall be increased by such amount;

(iii)  to the holders of REMIC II Regular Interests (other than REMIC II Regular Interest IO) in an amount equal to the remainder of the Interest Funds and Principal Funds, in each case determined without regard to the related clause (2)(ii) of the definitions thereof, for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(A)  98% of such remainder to the holders of REMIC II Regular Interest AA, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(B)  2% of such remainder, first, to the holders of each REMIC II Regular Interest for which a Class A, Class M or Class B Certificate is the Corresponding Certificate, in an aggregate amount equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates for each such REMIC II Regular Interest, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and second, to the holders of REMIC II Regular Interest ZZ, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

(C) any remaining amount to the Holders of the Class R-2 Certificates.

(2) On each Distribution Date, 100% of the Prepayment Charges deemed distributed on the REMIC I Regular Interests shall be distributed, pro rata, to the holders of the REMIC II Regular Interests (other than REMIC II Regular Interest IO), provided that such amounts shall not reduce the Uncertificated Principal Balances of the REMIC II Regular Interests.

(d) On each Distribution Date, interest shall be deemed payable from REMIC III to the holders of each REMIC III Regular Interest the ownership of which is represented by the Class A, Class M and Class B Certificates at a pass-through rate equal to the lesser of (i) the Pass-Through Rate for the Corresponding Certificate determined without regard to the Net WAC Cap Rate and (ii) the Net WAC Cap Rate for the REMIC III Regular Interest the ownership of which is represented by the Corresponding Certificate for such Distribution Date, in each case on a principal balance equal to the Certificate Principal Balance of the Corresponding Certificate for such Distribution Date. For the avoidance of doubt, principal shall be payable to, and shortfalls, losses and prepayments shall be allocable to, the REMIC III Regular Interests the ownership of which is represented by the Class A, Class M and Class B Certificates as such amounts are payable and allocable to the Corresponding Certificates.

(e) On each Distribution Date, an amount equal to the aggregate amount distributed pursuant to Sections 6.04(a)(3)(C), (D) and (G) on such date shall be deemed distributed from REMIC III to REMIC IV in respect of the Class C Distribution Amount distributable to the Class C Interest, and 100% of the Prepayment Charges deemed distributed on the REMIC II Regular Interests shall be deemed distributed from REMIC III to REMIC IV in respect of the Class C Interest.

(f) On each Distribution Date, 100% of the amounts deemed distributed on REMIC II Regular Interest IO on such date shall be deemed distributed by REMIC III to REMIC V in respect of the Class IO Interest. Such amounts shall be deemed distributed by REMIC V in respect of REMIC V Regular Interest IO for deposit into the Supplemental Interest Trust.

ARTICLE VII

THE CERTIFICATES

Section 7.01  The Certificates.

The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-5. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

Class	Minimum Denomination	Integral Multiple in Excess of Minimum		Original Certificate Principal Balance or Notional Amount
A	$100,000		$1.00	$351,075,000.00
M-1	$100,000		$1.00	$20,108,000.00
M-2	$100,000		$1.00	$20,108,000.00
M-3	$100,000		$1.00	$7,165,000.00
M-4	$100,000		$1.00	$6,471,000.00
M-5	$100,000		$1.00	$6,240,000.00
M-6	$100,000		$1.00	$6,009,000.00
B-1	$100,000		$1.00	$5,316,000.00
B-2	$100,000		$1.00	$4,622,000.00
B-3	$100,000		$1.00	$5,778,000.00
B-4	$100,000		$1.00	$6,240,000.00
C	$10%		$1%	$462,245,008.63 (1)
R-1	$100%	$	N/A	N/A
R-2	$100%	$	N/A	N/A
R-3	$100%	$	N/A	N/A
RX	$100%	$	N/A	N/A
(1) This is a Notional Amount.

The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Securities Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 7.02  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)  The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 7.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b)  Subject to Section 7.07 and, in the case of any Global Certificate or Private Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose, the Securities Administrator shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Percentage Interest, but bearing a different number.

(c)  Subject to Section 7.02(g), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by Holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Section 7.02(c) and in accordance with the rules of the Depository:

(i)  In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 7.02(h).

(ii)  In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 7.02(h).

(iii)  In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iv)  No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB.

(d)  Subject to Section 7.02(g), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Section 7.02(d) and in accordance with the rules of the Depository:

(i)  A Holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)  A Holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A and Related Matters Certificate or comparable evidence as to its QIB status.

(iii)  A Holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(e)  (i)Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Securities Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(f)  Any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate shall bear the applicable legends set forth in Exhibit A-2.

(g)  Subject to the restrictions on transfer and exchange set forth in this Section 7.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 7.01 above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator in the case of transfer and a written request for exchange in the case of exchange. The Holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within five Business Days of such request made at the Corporate Trust Office, sign, countersign and deliver at the Corporate Trust Office, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or Holder (in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered Holder in person, or by a duly authorized attorney-in-fact.

(h)  No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Securities Administrator in writing the facts (or shall be deemed to certify in the case of a Book-Entry Certificate) surrounding the Transfer by (x)(i) the delivery to the Securities Administrator by the Certificateholder desiring to effect such transfer of a certificate substantially in the form set forth in Exhibit D (the “Transferor Certificate”) and (ii) the delivery by the Certificateholder’s prospective transferee of (A) a letter in substantially the form of Exhibit E (the “Investment Letter”) if the prospective transferee is an Institutional Accredited Investor or (B) a letter in substantially the form of Exhibit F (the “Rule 144A and Related Matters Certificate”) if the prospective transferee is a QIB or (y) there shall be delivered to the Trustee and the Securities Administrator an Opinion of Counsel addressed to the Trustee and the Securities Administrator that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A and Related Matters Certificate as are sufficient to establish that it is a QIB. The Securities Administrator shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Securities Administrator and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of any Class C Certificate shall be made unless the transferee of such Class C Certificate provides to the Securities Administrator the appropriate tax certification form (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, or W-8ECI, as applicable (or any successor form thereto)), as a condition to such transfer and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that any IRS Form W-9 or IRS Form W-8BEN, W-8IMY, or W-8ECI, as applicable (or any successor form thereto), has become obsolete or incorrect. Upon receipt of any such tax certification form from a transferee of any Class C Certificate, the Securities Administrator shall provide a copy of such tax certification form to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee shall provide a copy of any such tax certification form to the Swap Provider.

The Securities Administrator shall be entitled to rely conclusively on any certificate required by this Section 7.02 to be executed in connection with the transfer of any Certificate, and shall be entitled to presume conclusively the continuing accuracy thereof from time to time, in each case without further inquiry or investigation.

The Securities Administrator shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the 1933 Act, applicable state securities laws, ERISA or the Code; except that if a Certificate is required by the terms of this Section 7.02 to be provided to the Securities Administrator by a prospective transferor or transferee, the Securities Administrator shall examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 7.02 and that if an opinion of counsel is provided, the Securities Administrator shall examine the same to determine whether it meets the requirements hereof.

No Transfer of an ERISA Restricted Certificate or Class B-4 Certificate shall be made at any time unless either (i) the transferee of such Certificate provides a representation, or is deemed to represent in the case of a Global Certificate, to the Securities Administrator acceptable to and in form and substance satisfactory to the Securities Administrator to the effect that such transferee is not a Plan, or a Person acting on behalf of a Plan or using the assets of a Plan, or (ii) in the case of any such Certificate presented for registration in the name of a Plan, or a trustee of a Plan or any other person acting on behalf of a Plan, the Securities Administrator shall have received an Opinion of Counsel for the benefit of the Trustee, the Securities Administrator and the Master Servicer and on which they may rely, satisfactory to the Securities Administrator, to the effect that the purchase and holding of such Certificate are permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Master Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Master Servicer or the Depositor, or (iii) in the case of a Class B-4 Certificate, the transferee provides a representation, or is deemed to represent in the case of the Global Certificate, or an opinion of counsel to the effect that the proposed transfer or holding of such Class B-4 Certificate and the servicing, management and operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption (“PTE”), including but not limited to PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not give rise to any obligation on the part of the Depositor, the Master Servicer, the Securities Administrator or the Trustee in addition to those expressly undertaken in this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery of the Opinion of Counsel as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee and the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. Neither the Trustee, the Securities Administrator nor the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and neither the Trustee nor the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. Neither the Trustee, the Securities Administrator nor the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 7.02(h) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement.

Prior to the termination of the related Supplemental Interest Trust, no Transfer of a related Class A Certificate or Class M or Class B Certificate (other than a Class B-4 Certificate) shall be made unless either (i) the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator, or is deemed to represent in the case of a Global Certificate, that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either a "Plan"), or a Person acting on behalf of a Plan or using the assets a Plan, or (ii) the transferee provides a representation, or is deemed to represent in the case of the Global Certificate that (A) such plan is an accredited investor within the meaning of the Exemption and (B) the proposed transfer or holding of such Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 91-38, PTCE 90-1, PTCE 95-60 or PTCE 96-23.

Subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of a related Class M or Class B Certificate (other than a Class B-4 Certificate) or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (a)(i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Neither the Trustee, the Securities Administrator nor the Master Servicer will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of this Section 7.02 shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. Neither the Securities Administrator shall have any liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein. The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan at the time it became a Holder or, at such subsequent time as it became a Plan or Person acting on behalf of a Plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not a Plan or Person acting on behalf of a Plan.

(i)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subsection (b) above, the Securities Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit C.

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 7.02(i) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 7.02(i), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. Neither the Securities Administrator nor the Trustee shall be under liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 7.02(h) and this Section 7.02(i) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

(v)  The Master Servicer shall make available within 60 days of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 7.02(i) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel addressed to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Seller or the Master Servicer to the effect that the elimination of such restrictions, or any Transfer of a Residual Certificate allowed by such elimination, will not cause REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel addressed to the Securities Administrator and furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(j)  The preparation and delivery of all certificates and opinions referred to above in this Section 7.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller, the Securities Administrator or the Master Servicer.

Section 7.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save the Securities Administrator and the Trustee harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 7.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 7.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 7.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

Section 7.04  Persons Deemed Owners.

The Securities Administrator, the Trustee and any agent of the Securities Administrator, the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee, nor any agent of the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

Section 7.05  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders, or in the case of Book-Entry Certificates, Certificate Owners (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders or Certificate Owners desire to communicate with other Certificateholders or Certificate Owners with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders or Certificate Owners propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder and Certificate Owner, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 7.06  Book-Entry Certificates.

The Regular Certificates (other than the Class C Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner’s interest in such Certificates, except as provided in Section 7.08. Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Certificate Owners of such Certificates pursuant to Section 7.08:

(a)  the provisions of this Section shall be in full force and effect;

(b)  the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

(c)  registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

(d)  the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 7.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

(e)  the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(f)  the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

(g)  to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

The Private Certificates shall initially be held in fully registered certificated form. If at any time the Holders of all of the Certificates of one or more such Classes request that the Securities Administrator cause such Class to become Global Certificates, the Depositor (with the assistance of the Securities Administrator) will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded. If at anytime there are to be Global Certificates, the Global Certificates shall be delivered to the Depository by the Depositor or deposited with the Securities Administrator as custodian for the Depository.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

Section 7.07  Notices to Depository.

Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

Section 7.08  Definitive Certificates.

If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Securities Administrator that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Depositor is unable to locate a qualified successor or (b) the Depositor, with the consent of Depository Participants, advises the Securities Administrator that it elects to terminate the book-entry system with respect to such Certificates through the Depository, then the Securities Administrator shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions.

In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner’s Voting Rights in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent Voting Right in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Principal Balance of the definitive Certificate, (ii) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a definitive Certificate evidencing such Certificate Owner’s Voting Rights in such Class of Certificates and (iii) the Securities Administrator shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the Certificate Principal Balance of such Class of Certificates by the amount of the definitive Certificates.

Section 7.09  Maintenance of Office or Agency.

The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies located at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attn: Global Securities and Trust Services Group - SACO 2006-9, where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its Corporate Trust Office, as the office for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VIII

THE DEPOSITOR, THE COMPANY AND THE MASTER SERVICER

Section 8.01  Liabilities of the Depositor, the Company and the Master Servicer.

Each of the Depositor, the Company and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 8.02  Merger or Consolidation of the Depositor, the Company or the Master Servicer.

(a)  Each of the Depositor, the Company and the Master Servicer will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation, a corporation under the laws of the state of its incorporation or as a national banking association under federal law, as applicable, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)  Any Person into which the Depositor, the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor, the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Company or the Master Servicer, shall be the successor of the Depositor, the Company or the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.03  Indemnification of the Trustee, the Master Servicer and the Securities Administrator.

(a)  The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the affected Indemnified Person shall have given the Master Servicer and EMC written notice thereof promptly after such Person shall have with respect to such claim or legal action knowledge thereof; provided, however that the failure to give such notice shall not relieve the Master Servicer of its indemnification obligations hereunder except to the extent the Master Servicer is prejudiced thereby. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)  The Company agrees to indemnify the Indemnified Persons and to hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Persons may sustain in any way related to (i) the failure of the Company to perform in any way its duties hereunder and service the EMC Mortgage Loans in strict compliance with the terms of this Agreement, (ii) breach of any representation or warranty of the Company contained herein or (iii) incurred by reason of the Company’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Company shall immediately notify the Master Servicer and the Trustee if a claim is made by a third party with respect to this Agreement or the EMC Mortgage Loans, assume (with the consent of the Master Servicer and the Trustee and with counsel reasonably satisfactory to the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure of the Company to give such notice shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 8.03(b) shall survive termination of this Agreement.

(c)  EMC will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise paid or covered pursuant to subsection (b) above. Such indemnification shall survive termination of this Agreement.

Section 8.04  Limitations on Liability of the Depositor, the Company, the Master Servicer and Others.

(a)  Subject to the obligation of the Company and the Master Servicer to indemnify the Indemnified Persons pursuant to Section 8.03, neither the Depositor, the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor, the Company and the Master Servicer shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)  The Depositor, the Company, the Master Servicer and the Securities Administrator and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Depositor, the Company, the Master Servicer, the Securities Administrator, the Trustee, each Custodian, LaSalle Bank National Association in its individual capacity and any director, officer, employee or agent of the Depositor, the Company, the Master Servicer, the Securities Administrator, the Trustee and each Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to, or the performance of its obligations under, this Agreement, the Assignment Agreement, the Custodial Agreements, the Certificates or Servicing Agreements, other than (i) in the case of the Company, the Master Servicer or the Securities Administrator, any such loss, liability or expense related to the Company’s or the Master Servicer’s or Securities Administrator’s failure to perform its respective duties in compliance with this Agreement or (ii) in the case of the Company, the Master Servicer or the Securities Administrator, any such loss, liability or expense incurred by reason of the Company’s or the Master Servicer’s or the Securities Administrator’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable, (iii) in the case of the Trustee, any such loss, liability or expense incurred by reason of the Trustee’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder, or by reason of its reckless disregard of obligations and duties hereunder and (iv) in the case of either Custodian, any such loss, liability or expense incurred by reason of such Custodian’s willful misfeasance, bad faith or negligence in the performance of its duties under the related Custodial Agreement, or by reason of its reckless disregard of obligations and duties thereunder. Such indemnification shall survive termination of this Agreement.

(d)  None of the Depositor, the Company, the Master Servicer or the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 5.02. Nothing in this Subsection 8.04(d) shall affect the Master Servicer’s obligation to master service the Mortgage Loans pursuant to Section 4.01.

(e)  In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)  The Master Servicer shall not be liable for any acts or omissions of the Company or the related Servicers.

(g)  The Master Servicer may perform any of its duties hereunder or exercise its rights hereunder either directly of through Affiliates, agents or attorneys.

Section 8.05  Master Servicer and Company Not to Resign.

(a)  Except as provided in Section 8.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the prior consent of the Trustee (which consent shall not be unreasonably withheld or delayed) or (ii) upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel, addressed to and delivered to, the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 9.02 hereof. The Trustee shall notify each Rating Agency of the resignation of the Master Servicer.

(b)  The Company shall not resign from the obligations and duties hereby imposed on it except (i) upon the assignment of its servicing duties with respect to all or a portion of the EMC Mortgage Loans to an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing that has a net worth of not less than $15,000,000 and with the prior written consent of the Master Servicer (which consent shall not be unreasonably withheld or delayed) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect addressed to and delivered, to the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No appointment of a successor to the Company shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in clause (i) above, and (c) such successor has agreed to assume the obligations of the Company hereunder to the extent of the EMC Mortgage Loans to be serviced by such successor. The Company shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Master Servicer and the Trustee. No such resignation shall become effective until a qualified successor or the Master Servicer shall have assumed the Company’s responsibilities and obligations hereunder. The Company shall notify the Master Servicer, the Trustee and the Rating Agencies of the resignation of the Company or the assignment of all or a portion of its servicing duties hereunder in accordance with this Section 8.05.

Section 8.06  Successor Master Servicer.

In connection with the appointment of any Successor Master Servicer or the assumption of the duties of the Master Servicer, EMC or the Trustee may make such arrangements for the compensation of such Successor Master Servicer out of payments on the Mortgage Loans as EMC or the Trustee and such Successor Master Servicer shall agree. If the Successor Master Servicer does not agree that such market value is a fair price, such Successor Master Servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. In no event shall the compensation of any Successor Master Servicer exceed that permitted the Master Servicer hereunder without the consent of all of the Certificateholders.

Section 8.07  Sale and Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement and EMC may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below) and meets the eligibility requirements herein to serve as Master Servicer and Securities Administrator; (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each responsibility, covenant and condition of the Master Servicer and the Securities Administrator under this Agreement and each Custodial Agreement from and after the effective date of such assumption agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Securities Administrator and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been satisfied and such action is permitted by and complies with the terms of this Agreement.

ARTICLE IX

DEFAULT; TERMINATION OF MASTER SERVICER; TERMINATION OF COMPANY

Section 9.01  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i)  any failure by the Master Servicer to remit to the Securities Administrator any amounts received or collected by the Master Servicer in respect of the Mortgage Loans and required to be remitted by it hereunder (other than any Advance), which failure shall continue unremedied for one Business Day after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)  other than with respect to clause (viii) below, any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)  the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v)  the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 8.05 or 8.07;

(vii)  The Master Servicer fails to deposit or cause to be deposited in the Distribution Account any Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the first Business Day preceding the Distribution Date; or

(viii)  failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 3.16, 3.17 or 3.18 which failure continues unremedied at the end of the cure period set forth under such Sections.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates or at the written direction of the Trustee shall in the case of any Event of Default described in clauses (i) through (vi) and clause (viii) above, by notice in writing to the Master Servicer and the Swap Provider, with a copy to each Rating Agency may, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any Successor Master Servicer appointed pursuant to Section 9.02 (a “Successor Master Servicer” and, if applicable, “Successor Securities Administrator”). Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Article IV, subject, in the case of the Trustee, to Section 9.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer and, if applicable, the terminated Securities Administrator, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII or Article X. The Master Servicer and, if applicable, the Securities Administrator agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s and, if applicable, the Securities Administrator’s responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Master Servicer Collection Account maintained pursuant to Section 5.05, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify each Rating Agency of the occurrence of an Event of Default actually known to a Responsible Officer of the Trustee.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Section 5.02 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, if an Event of Default described in clause (vii) of this Section 9.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Holder of the Certificates or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 9.02 to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (vii) of this Section 9.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 9.02  Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 9.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a Successor Master Servicer; provided, further, however that, pursuant to Article V hereof, the Trustee in its capacity as Successor Master Servicer shall be responsible for making any Advances required to be made by the Master Servicer immediately upon the termination of the Master Servicer and any such Advance shall be made on the Distribution Date on which such Advance was required to be made by the predecessor Master Servicer. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (iv) obligated to deposit losses on any Permitted Investment directed by the Master Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or the related Servicing Agreement with respect to which the Company or the original Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 9.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 9.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Certificateholders shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer and the Securities Administrator to deliver or provide, or any delay in delivering or providing, any monies, information, documents or records to it.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of master servicing, including, without limitation, all costs and expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or the Successor Master Servicer to master service the Mortgage Loans properly and effectively, to the extent not previously paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 10.05.

Section 9.03  Notification to Certificateholders.

(a)  Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Swap Provider and to each Rating Agency.

(b)  Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Swap Provider notice of each such Event of Default hereunder actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured or waived.

Section 9.04  Waiver of Defaults.

The Trustee shall transmit by mail to all Certificateholders and the Swap Provider, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing not less than 51% of the Voting Rights may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made of any required remittances to the Securities Administrator. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to each Rating Agency.

Section 9.05  Company Default.

In case one or more of the following events of default by the Company (each, a “Company Default”) shall occur and be continuing, that is to say:

(i)  any failure by the Company to remit to the Master Servicer any payment required to be made under the terms of this Agreement on any Remittance Date; or

(ii)  failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement (other than Sections 3.16, 3.17 or 3.18) on the part of the Company set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Master Servicer; or

(iii)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)  the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v)  the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)  the Company attempts to assign its right to servicing compensation hereunder or the Company attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

(vii)  the Company ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company’s ability to perform its obligations hereunder; or

(viii)  failure by the Company to duly perform, within the required time period, its obligations under Section 3.16, Section 3.17 or Section 3.18;

then, and in each and every such case, so long as a Company Default shall not have been remedied, the Master Servicer, by notice in writing to the Company may, in addition to whatever rights the Master Servicer and the Trustee on behalf of the Certificateholders may have under Section 8.03 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the EMC Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice, all authority and power of Company under this Agreement, whether with respect to the EMC Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer after a transition period (not to exceed 90 days). Upon written request from the Master Servicer, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Master Servicer’s possession all Mortgage Files relating to the EMC Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the EMC Mortgage Loans and related documents, or otherwise, at the Company’s sole expense. The Company agrees to cooperate with the Master Servicer in effecting the termination of the Company’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to its Protected Account or Escrow Account or thereafter received with respect to the EMC Mortgage Loans or any related REO Property.

The costs and expenses of the Master Servicer in connection with the termination of the Company, appointment of a successor to the Company, and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer or other successor to the Company to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer or such successor to service the related Mortgage Loans properly and effectively, to the extent not previously paid by the terminated Company, shall be payable to the Master Servicer or such successor pursuant to Section 5.07.

Section 9.06  Waiver of Company Defaults.

The Master Servicer, may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Company Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 10.01  Duties of Trustee and the Securities Administrator.

(a)  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person’s own affairs.

(b)  Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee or the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, the Company or pursuant to any provision of this Agreement; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)  On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.04 and 11.01 herein.

(d)  No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)  Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates (or such other percentage as specifically set forth herein), if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)  The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such knowledge, the Trustee may conclusively assume there is no such default or Event of Default;

(v)  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(vi)  None of the Securities Administrator, the Master Servicer, the Company, the Seller, the Depositor, the Trustee or the Custodians shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Company hereunder or the related Servicer under the related Servicing Agreement. The Trustee is here by authorized and directed to enter into the Assignment Agreements.

(e)  All funds received by the Securities Administrator and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Securities Administrator.

Section 10.02  Certain Matters Affecting the Trustee and the Securities Administrator.

(a)  Except as otherwise provided in Section 10.01:

(i)  The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Depositor, the Seller, the Company or the Master Servicer or the related Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)  Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonable to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv)  Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)  Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(vi)  The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer, which consents will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii)  Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear or ambiguous, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

(viii)  Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 10.07; and

(ix)  Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

(b)  The Securities Administrator is hereby directed by the Depositor to execute and deliver the Swap Administration Agreement (and any amendments or supplements to the Swap Administration Agreement as may be requested by the Majority Class C Certificateholder, regarding the distributions to be made to it or its designees thereunder). Amounts payable by the Securities Administrator on any Distribution Date to the Swap Administrator shall be paid by the Securities Administrator as provided herein. The Securities Administrator in its individual capacity shall have no responsibility for any of the undertakings, agreements or representations with respect to the Swap Agreement or the Swap Administration Agreement, including, without limitation, for making any payments thereunder.

It is acknowledged and agreed that the Person serving as Securities Administrator hereunder shall also serve as Swap Administrator under the Swap Administration Agreement and act as Supplemental Interest Trust Trustee under the Swap Agreement. The Securities Administrator, the Swap Administrator and the Supplemental Interest Trust Trustee are hereby directed by the Depositor to execute and deliver the Swap Administration Agreement (and any amendments or supplements to the Swap Administration Agreement as may be requested by the Majority Class C Certificateholder, regarding the distributions to be made to it or its designees thereunder) and the Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Swap Agreement and to make the representations required therein. The Swap Administrator shall not have any liability for any failure or delay in payments to the Trust which are required under the Swap Administration Agreement where such failure or delay is due to the failure or delay of the Swap Provider in making such payment to the Swap Administrator. LaSalle in its individual capacity and as Swap Administrator, the Securities Administrator and the Supplemental Interest Trust Trustee shall be entitled to be indemnified and held harmless by the Trust from and against any and all losses, claims, expenses or other liabilities that arise by reason of or in connection with the performance or observance by each of the Swap Administrator, the Securities Administrator and the Supplemental Interest Trust Trustee of its duties or obligations under the Swap Agreement or the Swap Administration Agreement, except to the extent that the same is due to the Swap Administrator’s, the Securities Administrator’s or the Supplemental Interest Trust Trustee’s gross negligence, willful misconduct or fraud. Any Person appointed as successor trustee pursuant to Section 9.02 shall also be required to serve as successor Swap Administrator and successor supplemental interest trust trustee under the Swap Agreement and the Swap Administration Agreement.

Section 10.03  Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of, the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates), any Custodial Agreement or of any Mortgage Loan. The Securities Administrator’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement, any Custodial Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not be responsible for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trustee hereunder or to record this Agreement.

Section 10.04  Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or the Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 10.05  Trustee’s and Securities Administrator’s Fees and Expenses.

The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement with the Master Servicer and at the expense of the Master Servicer. In addition, the Securities Administrator shall be entitled to any investment income on amounts on deposit in the Master Servicer Collection Account and the Distribution Account. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 5.07 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, incurred in the course of its respective engagement hereunder, including without limitation in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders hereunder. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses, disbursements or advances from EMC and EMC hereby agrees to pay such expenses, disbursements or advances upon demand. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 10.06  Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $50,000,000, subject to supervision or examination by federal or state authority and rated “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 10.10, rated in one of the two highest long-term debt categories by each Rating Agency or otherwise acceptable to each Rating Agency. The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.08.

Section 10.07  Insurance.

The Trustee and the Securities Administrator, at their own expense, shall at all times (A) maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”) or (B) in the case of the Securities Administrator, self insure if LaSalle Bank National Association maintains with any Rating Agency the equivalent of a long term unsecured debt rating of “A”. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 10.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 10.08  Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator being affiliated with the Master Servicer, in connection with the resignation or termination of the Master Servicer) and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Swap Provider, the Seller, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, (and in the case of the Securities Administrator’s removal, the Trustee may appoint a successor securities administrator) by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable, fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee or the Securities Administrator , as applicable, (and in the case of the Securities Administrator’s ineligibility, the Trustee may appoint a successor securities administrator) and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, the Master Servicer and the successor trustee or successor securities administrator, as applicable.

The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to each of the Master Servicer, the Trustee or Securities Administrator so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to each Rating Agency by the related successor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or securities administrator pursuant to any of the provisions of this Section 10.08 shall become effective upon acceptance of appointment by the successor trustee or securities administrator as provided in Section 10.09 hereof.

Section 10.09  Successor Trustee or Securities Administrator.

Any successor trustee or securities administrator appointed as provided in Section 10.08 hereof shall execute, acknowledge and deliver to the Depositor, to its predecessor trustee or predecessor securities administrator, as applicable, and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or securities administrator shall become effective and such successor trustee or securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

No successor trustee or securities administrator shall accept appointment as provided in this Section 10.09 unless at the time of such acceptance such successor trustee or securities administrator shall be eligible under the provisions of Section 10.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee or securities administrator as provided in this Section 10.09, the successor trustee or securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If the successor trustee or securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

Section 10.10  Merger or Consolidation of Trustee or Securities Administrator.

Any corporation, state bank or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 10.11  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 10.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.09.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)  No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.12  Tax Matters.

It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish, or cause to be furnished, to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the Person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Securities Administrator on behalf of the Trustee shall make, or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that could (i) cause the termination of the REMIC status of any REMIC formed hereunder or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); (h) the Securities Administrator shall pay, from the sources specified in this Section 10.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 10.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) none of the Trustee, the Master Servicer or the Securities Administrator shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code; and (l) as and when necessary and appropriate, the Securities Administrator, at the expense of the Trust Fund, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of the Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V, and is not paid as otherwise provided for herein, such tax shall be paid (i) by the Master Servicer or the Securities Administrator, if any such tax arises out of or results from a breach by the Master Servicer or the Securities Administrator of any of its obligations under this Agreement, provided, however, in no event shall the Master Servicer or the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any losses other than arising out of a negligent performance by the Master Servicer or the Securities Administrator of its duties and obligations set forth herein, or (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates), (ii) by any party hereto (other than the Master Servicer or the Securities Administrator) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), first, with amounts otherwise to be distributed to the Class R Certificateholders (pro rata), and second, with amounts otherwise to be distributed to the Holders of the following other Certificates in the following order of priority: first, to the Class B-4 Certificates, second, to the Class B-3 Certificates, third, to the Class B-2 Certificates, fourth, to the Class B-1 Certificates, fifth, to the Class M-6 Certificates, sixth, to the Class M-5 Certificates, seventh, to the Class M-4 Certificates, eighth, to the Class M-3 Certificates, ninth, to the Class M-2 Certificates, tenth, to the Class M-1 Certificates, and eleventh, to the Class A Certificates. Notwithstanding anything to the contrary contained herein, to the extent that any taxes described in the preceding sentence are payable by the Holder of any such Certificates, the Securities Administrator is hereby authorized to retain on any Distribution Date from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other relevant Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such taxes. The Securities Administrator shall include in its Monthly Statement amounts allocated to the relevant Certificates, taking into account the priorities described in the second preceding sentence. The Securities Administrator shall promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

The Trustee, the Master Servicer and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 10.12, it will promptly notify and provide such information to such other party.

Notwithstanding the foregoing, with respect to the preparation and filing of tax returns in the event that the right to receive payments in respect of Basis Risk Shortfall Carry Forward Amounts could be treated as a partnership among the Holders of the Class A, Class M, Class B and Class C Certificates, the Securities Administrator shall not be required to prepare and file partnership tax returns on behalf of the Trust Fund or portion thereof unless it receives additional reasonable compensation for the preparation of such filings and written notification from either an officer or tax counsel for the Depositor recognizing the creation of a partnership for federal income tax purposes.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

Section 10.13  REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the Company, the Servicer or the Master Servicer to assure such continuing treatment. In furtherance, but not in limitation, of the foregoing, neither the Trustee nor the Securities Administrator shall (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and the Securities Administrator has received a REMIC Opinion addressed to the Securities Administrator and the Trustee prepared at the expense of the Trust Fund; (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion; or (c) acquire any assets for any REMIC other than any REO Property after the Startup Day without receipt of a REMIC Opinion.

ARTICLE XI

TERMINATION

Section 11.01  Termination upon Liquidation or Repurchase of all Mortgage Loans.

Subject to Section 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the exercise by the Majority Class C Certificateholder of its right to purchase all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at a price (the “Mortgage Loan Purchase Price”) equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the related servicer and the Trustee and (iv) unreimbursed out-of pocket costs of the Company, the Servicers or the Master Servicer, including unreimbursed Servicing Advances and the principal portion of any unreimbursed Advances made on the Mortgage Loans prior to the exercise of such repurchase right (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 10.05 or of the Custodian pursuant to the Custodial Agreement and (vi) any Swap Termination Payment (which shall include any Net Swap Payment payable by the Trust Fund for the final Distribution Date) payable to the Swap Provider which remains unpaid or which is due to the exercise of such option (the “Swap Optional Termination Payment”) and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the Trust Fund created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

The right to repurchase all Mortgage Loans and REO Properties by the Majority Class C Certificateholder pursuant to clause (a) in the preceding paragraph shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating 20% or less of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans. If the Majority Class C Certificateholder elects to terminate the Trust Fund pursuant to this Section 11.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Majority Class C Certificateholder shall notify the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Swap Provider of the date the Majority Class C Certificateholder intends to terminate the Trust Fund. The Master Servicer shall remit the related Mortgage Loan Purchase Price to the Securities Administrator on the Business Day prior to the Distribution Date for such Optional Termination by the Majority Class C Certificateholder, as applicable.

Only an amount equal to the Mortgage Loan Purchase Price less any Swap Optional Termination Payment shall be made available for distribution to the Regular Certificates. Any Swap Optional Termination Payment paid as part of the Mortgage Loan Purchase Price and deposited into the Distribution Account shall be withdrawn by the Securities Administrator from the Distribution Account and remitted to the Supplemental Interest Trust to be paid in accordance with Section 4.14(c). The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

Notwithstanding the foregoing, the provisions of Section 8.03 hereof shall survive the termination of this Agreement.

Section 11.02  Final Distribution on the Certificates.

(i) If on any Determination Date, (i) the Master Servicer determines that there are no related Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Master Servicer Collection Account, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each related Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the related Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence shall be made only upon presentation and surrender of the related Certificates at the Corporate Office of the Securities Administrator.

(ii) Notice of any termination of the Trust Fund, specifying the Distribution Date on which related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than two Business Days after the Determination Date in the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates shall be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

(iii) In the event such notice is given, the Master Servicer shall cause all funds in the Master Servicer Collection Account to be remitted to the Securities Administrator for deposit in the Distribution Account on the second Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of a Request for Release therefor, the Custodian shall promptly release to the Master Servicer, as applicable the Mortgage Files for the Mortgage Loans and the Trustee shall execute and deliver any documents prepared and delivered to it which are necessary to transfer any REO Property.

(iv) Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class in accordance with the Remittance Report the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

(v) In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all related Certificates shall not have been surrendered for cancellation, the related Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

Section 11.03  Additional Termination Requirements.

(a) Upon exercise by the Majority Class C Certificateholder of its purchase option as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless each of the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel addressed to the Trustee and the Securities Administrator, at the expense of the Majority Class C Certificateholder, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on “prohibited transactions” of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1) The Majority Class C Certificateholder shall establish a 90-day liquidation period for REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V and notify the Trustee and Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to the tax returns for REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V pursuant to Treasury Regulation Section 1.860F-1. The Majority Class C Certificateholder shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder with respect to each REMIC related to the terminated Trust Fund, as evidenced by an Opinion of Counsel addressed to the Securities Administrator and the Trustee obtained at the expense of the Majority Class C Certificateholder;

(2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Securities Administrator on behalf of the Trustee shall sell all of the assets of REMIC I for cash; and

(3) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I shall terminate at that time.

(b) By their acceptance of the Certificates, the Holders thereof hereby authorize the adoption of a 90-day liquidation period and plan of complete liquidation for the each related REMIC, which authorization shall be binding upon all successor Certificateholders.

(c) The Securities Administrator, as agent for each REMIC, hereby agrees to adopt and sign such a plan of complete liquidation meeting the requirements for a qualified liquidation under Section 860F of the Code and any regulations thereunder upon the written request of the Majority Class C Certificateholder and the receipt of the Opinion of Counsel referred to in Section 11.03(a)(1), and to take such other action in connection therewith as may be reasonably requested by the Majority Class C Certificateholder.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01  Amendment.

This Agreement may be amended from time to time by parties hereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to comply with any changes in the Code, to revise any provisions to reflect the obligations of the parties to this Agreement as they relate to Regulation AB, to change the manner in which the Master Servicer Collection Account maintained by the Master Servicer or the Protected Account maintained by the Company is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee (which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee), adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V at any time prior to the final redemption of the Certificates, provided that the Trustee, the Securities Administrator have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Securities Administrator or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

This Agreement may also be amended from time to time by the parties hereto with the consent of Holders of the Certificates evidencing over 50% of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the holders of each Class of Certificates affected thereby evidencing over 50% of the aggregate Certificate Principal Balance of that Class, as applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V or the Certificateholders or cause any of REMIC I, REMIC II, REMIC III, REMIC IV or REMIC V to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee (i) that such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

Notwithstanding any of the other provisions of this Section 12.01, none of the Depositor, the Master Servicer, the Company, the Securities Administrator or the Trustee shall enter into any amendment to Section 4.14 or Section 6.04(a)(3)(F) of this Agreement without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, and shall not enter into an amendment that has a materially adverse effect on the Swap Provider without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, the Swap Provider and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 12.02  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust’s expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.03  Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

Section 12.04  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by each Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason the Mortgage Loan Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Seller to the Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

Section 12.05  Notices.

(a)  The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency and the Swap Provider with respect to each of the following of which a Responsible Officer of the Securities Administrator has actual knowledge:

(i)  Any material change or amendment to this Agreement;

(ii)  The occurrence of any Event of Default that has not been cured;

(iii)  The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

(iv)  The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.05 and 11.01; and

(v)  The final payment to Certificateholders.

(b)  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel and with respect to Regulation AB notifications to the Depositor at regabnotifications@bear.com; (ii) in the case of EMC or the Company, EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067 (Facsimile: (972) 444-2880), attention: President or General Counsel or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iii) in the case of the Trustee, at its Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto, (iv) in the case of the Master Servicer or the Securities Administrator, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group-SACO 2006-9 or such other address as may be hereafter furnished to the other parties hereto by the Securities Administrator in writing, (v) in the case of Moody’s, 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring, or such other address as may be hereafter furnished to the other parties hereto by Moody’s in writing, (vi) in the case of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041 or such other address as may be hereafter furnished to the other parties hereto by Standard & Poor’s in writing and (vii) in the case of the Swap Provider, Wachovia Bank, N.A., 301 South College Street, DC-8, Charlotte, NC 28202-0600, Attention: Bruce M. Young. Any notice delivered to EMC, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 12.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 8.02, this Agreement may not be assigned by the Master Servicer, EMC or the Depositor.

Section 12.08  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.09  Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor and the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 12.09 shall be borne by the party requesting such inspection, subject to such party’s right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 10.05 hereof.

Section 12.10  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

Section 12.11  Third Party Rights.

The Swap Provider shall be an express third-party beneficiary of this Agreement to the extent of its express rights to receive any payments under this Agreement or any other express rights of the Swap Provider explicitly stated in this Agreement, and shall have the right to enforce  such rights under this Agreement as if it were a party hereto. The Swap Administrator shall be an express third-party beneficiary of this Agreement to the extent of its express rights to receive any payments under this Agreement or any other express rights of the Swap Administrator explicitly stated in this Agreement, and shall have the right to enforce  such rights under this Agreement as if it were a party hereto.

* * *

IN WITNESS WHEREOF, the Depositor, the Seller, the Company, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor

By:	/s/ Joseph T. Jurkowski, Jr.
Name:	Joseph T. Jurkowski, Jr.
Title:	Vice President

EMC MORTGAGE CORPORATION, as Seller and Company

By:	/s/ William Glasgow, Jr.
Name:	William Glasgow, Jr.
Title:	Executive Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator

By:	/s/ Rita Lopez
Name:	Rita Lopez
Title:	Vice President

CITIBANK, N.A., as Trustee

By:	/s/ John Hannon
Name:	John Hannon
Title:	Assistant Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 30th day of August, 2006, before me, a notary public in and for said State, appeared Joseph T. Jurkowski, Jr., personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities I LLC, one of the companies that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On this 30th day of August, 2006, before me, a notary public in and for said State, appeared _______________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF ILLINOIS	)
) ss.:
COUNTY OF	)

On this 30th day of August, 2006, before me, a notary public in and for said State, appeared ___________, personally known to me on the basis of satisfactory evidence to be a(n) __________________ of LaSalle Bank National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 30th day of August, 2006, before me, a notary public in and for said State, appeared ________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Citibank, N.A. that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A-1

FORM OF CLASS A CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 7.02(h) OF THE POOLING AND SERVICING AGREEMENT

Certificate No. 1	Adjustable Rate

Class A

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: September 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: September 25, 2036

SACO I TRUST 2006-9
MORTGAGE-BACKED CERTIFICATE
SERIES 2006-9

evidencing a Percentage Interest in the distributions allocable to the Class A Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate shall be deemed to make the representations in Section 7.02(h) of the Agreement.

The Certificates are issuable only as registered Certificates without coupons and in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2006	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class A Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association , not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

Form of Class M-[1][2][3][4][5][6] Certificates

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,] [THE CLASS M-1 CERTIFICATES] [,] [THE CLASS M-2 CERTIFICATES] [,] [THE CLASS M-3 CERTIFICATES] [,] [THE CLASS M-4 CERTIFICATES] [,] [THE CLASS M-5 CERTIFICATES] [,] [AND] [THE CLASS M-6 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(h) OF THE POOLING AND SERVICING AGREEMENT.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No.1	Adjustable Rate

Class M-[1][2][3][4][5][6] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: September 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: September 25, 2036

SACO I TRUST 2006-9
MORTGAGE-BACKED CERTIFICATE
SERIES 2006-9

evidencing a Percentage Interest in the distributions allocable to the Class M-[1][2][3][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(h) of the Pooling and Servicing Agreement.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2006	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[1][2][3][4][5][6] Certificates referred to in the within-mentioned Agreement.
LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association , not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS B-[1][2][3][4] CERTIFICATES

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, CLASS M CERTIFICATES [,] [AND] [CLASS B-2 CERTIFICATES] [,] [AND] [CLASS [,] B-3 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE THERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

EACH HOLDER OF A CERTIFICATE OR BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 7.02(h) OF THE POOLING AND SERVICING AGREEMENT.

[For Class B-4] [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7.02(h) OF THE AGREEMENT.]

[For Class B-4] [NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT.]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[For Class B-4] [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY DIFFERENT OR ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS THE OPINION SPECIFIED IN SECTION 7.02 OF THE AGREEMENT IS PROVIDED.]

Certificate No. [_]	Adjustable Rate

Class B-[1][2][3][4] Subordinate

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006	Aggregate Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: September 25, 2006	Initial Certificate Principal Balance of this Certificate as of the Cut-off Date: $[__________]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: September 25, 2036

SACO I TRUST 2006-9
MORTGAGE-BACKED CERTIFICATE
SERIES 2006-9

evidencing a Percentage Interest in the distributions allocable to the Class B-[1][2][3][4] Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

[For Class B-1, Class B-2 and Class B-3] [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

[For Class B-4] [Interest on this Certificate will accrue from and including the 25th day of the calendar month preceding the month in which a Distribution Date (as hereinafter defined) occurs (or, with respect to the first accrual period, the Closing Date) to and including the 24th day of the calendar month in which that Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as this Certificate remains in book-entry form (and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution date), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate.  The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.]

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

[For Class B-4] [No transfer of this Class B-4 Certificate will be made unless such transfer is (i) exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws and (ii) made in accordance with Section 7.02 of the Agreement. Notwithstanding the foregoing, the certifications will not be required with respect to the transfer of this Certificate to a Depository, or for any subsequent transfer of this Certificate for so long as this Certificate is a Book-Entry Certificate.]

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

Each holder of a Certificate or beneficial ownership shall be deemed to have made the representations set forth in Section 7.02(h) of the Agreement.

[For Class B-4] [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the transferee certifies or represents that the proposed transfer and holding of a Certificate and the servicing, management and operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional obligations on the part of the Depositor, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate or unless an opinion specified in section 7.02 of the Agreement is provided.]

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2006	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association , not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS C CERTIFICATES

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No.1	Percentage Interest: 100%

Class C

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006	Initial Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

First Distribution Date: September 25, 2006	Aggregate Certificate Notional Amount of this Certificate as of the Cut-off Date: $[__________]

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: September 25, 2036

SACO I TRUST 2006-9
MORTGAGE-BACKED CERTIFICATE
SERIES 2006-9

evidencing a Percentage Interest in the distributions allocable to the Class C Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that ______________ is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibit D and either Exhibit E or Exhibit F, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Securities Administrator, the Trustee, or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor, the Trustee nor the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Securities Administrator, the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Class C Certificate will be made unless the Securities Administrator shall have received either (i) the opinion of counsel set forth in Section 7.02(h) of the Agreement or (ii) a representation letter under Section 7.02 of the Agreement, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee and Securities Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2006	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the within-mentioned Agreement.
LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association , not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

Form of Class R-[1][2][3][X] Certificates

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 7.02(h) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON EXEMPT PROHIBITED TRANSACTIONS UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, MASTER SERVICER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) SUCH TRANSFEREE IS A UNITED STATES PERSON UNDER SECTION 7701 OF THE CODE, (3) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (4) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No.1

Class R-[1][2][3][X]	Percentage Interest: 100%

Date of Pooling and Servicing Agreement and Cut-off Date: August 1, 2006

First Distribution Date: September 25, 2006

Master Servicer and Securities Administrator: LaSalle Bank National Association	CUSIP: [__________]

Last Scheduled Distribution Date: September 25, 2036

SACO I TRUST 2006-9
MORTGAGE-BACKED CERTIFICATE
SERIES 2006-9

evidencing a fractional undivided interest in the distributions allocable to the Class R-[1][2][3][X] Certificates with respect to a Trust Fund consisting primarily of a pool of certain fixed rate, junior lien one- to four-family fixed and adjustable interest rate mortgage loans sold by BEAR STEARNS ASSET BACKED SECURITIES I LLC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset Backed Securities I LLC, the Master Servicer, the Securities Administrator or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset Backed Securities I LLC, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that Bear, Stearns Securities Corp is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the “Trust Fund”) generally consisting of conventional, closed-end, second lien, fixed and adjustable rate mortgage loans secured by one- to four- family residences (collectively, the “Mortgage Loans”) sold by Bear Stearns Asset Backed Securities I LLC (“BSABS I”). The Mortgage Loans were sold by EMC Mortgage Corporation (“EMC”) to BSABS I. LaSalle Bank National Association will act as master servicer of the Mortgage Loans (in that capacity, the “Master Servicer,” which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the “Agreement”), among BSABS I, as depositor (the “Depositor”), EMC Mortgage Corporation as seller and company, LaSalle Bank National Association, as Master Servicer and securities administrator (the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

The Securities Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate.

Distributions on this Certificate will be made by the Securities Administrator by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Securities Administrator in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose and designated in such notice.

No transfer of this Class R-[1][2][3][X] Certificate will be made unless the Trustee and Securities Administrator shall have received either (i) the opinion of counsel set forth in Section 7.02(h) of the Agreement or (ii) a representation letter under Section 7.02 of the Agreement, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a “Plan”), or any other person acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan.

This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the “Certificates”). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee and the Securities Administrator are not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Securities Administrator and the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Certificates evidencing over 50% of the aggregate Certificate Principal Balance of the Certificates, or with the consent of the Holders of each Class of Certificates affected thereby evidencing over 50% of the aggregate Certificate Principal Balance of that class, as applicable. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Securities Administrator for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made to the Certificateholders for any such registration of transfer, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Master Servicer, the Securities Administrator, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (B) the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to a certain percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date as set forth in the Agreement. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Latest Possible Maturity Date (as defined in the Agreement).

Unless this Certificate has been countersigned by an authorized signatory of the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ____________, 2006	LASALLE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Class R-[1][2][3][X] Certificates referred to in the within-mentioned Agreement.
LASALLE BANK NATIONAL ASSOCIATION, Authorized signatory of LaSalle Bank National Association , not in its individual capacity but solely as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B

MORTGAGE LOAN SCHEDULE

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF	)
	)	ss.:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2. That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), or an electing large partnership as defined in Section 775(a) of the Code, and will not be a disqualified organization or an electing large partnership as of [Closing Date] [date of purchase]; (ii) it is not acquiring the SACO I Trust 2006-9, Series 2006-9, Class R[-1][-2][-3][X] Certificates (the “Residual Certificates”) for the account of a disqualified organization or an electing large partnership; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset Backed Securities I LLC (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization or an electing large partnership; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same seven representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person within the meaning of the Code unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust” as defined in Section 7701 (a)(31) of the Code.

4. That the Investor’s taxpayer identification number is ______________________.

5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By:
Name:	[Name of Officer]
Title:	[Title of Officer]

[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

______________, 200___

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Attention: SACO I Trust 2006-9

Re:	SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 (the “Certificates”), including the Class [__] Certificates (the “Privately Offered Certificates”)
Ladies and Gentlemen:

In connection with the sale by ___________ (the “Seller”) to ________ (the “Purchaser”) of $_________ Initial Certificate Principal Balance of Mortgage-Backed Certificates, Series 2006-9, Class _____ (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and as company, LaSalle Bank National Association as master servicer and securities administrator and Citibank, N.A., as trustee (the “Trustee”). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

Neither the Seller nor anyone acting on its behalf (a) has offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the “Act”), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

Very truly yours,

(Seller)

By:
Name:
Title:

EXHIBIT E

FORM OF INVESTMENT LETTER (NON-RULE 144A)

[Date]
[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Re:	SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 (the “Certificates”), including the Class [__] Certificates (the “Privately Offered Certificates”)
Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, we confirm that:

(i)
we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”) or any applicable state securities or “Blue Sky” laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

(ii)
any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the “Trust”) or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

(iii)
we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

(iv)
we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

(v)
we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or “Blue Sky” laws or an exemption from the registration requirements of the Act and any applicable state securities or “Blue Sky” laws is available;

(vi)
we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

(A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

(B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or “blue sky” laws and, if LaSalle Bank National Association. (the “Securities Administrator”) so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

(vii)
we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

(viii)
we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) have provided the Opinion of Counsel required by the Agreement, or (iii) in the case of the Class B-4 Certificates, the transfer (1) will not result in a prohibited transaction which is not covered by Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (2) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee.

(ix)
We understand that each of the Privately Offered Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. [In the case of the Class B-4 Certificates]: THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE TRANSFEREE CERTIFIES OR REPRESENTS THAT THE PROPOSED TRANSFER AND HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER PROHIBITED TRANSACTION EXEMPTION (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL OBLIGATIONS ON THE PART OF THE DEPOSITOR, THE MASTER SERVICER OR THE SECURITIES ADMINISTRATOR, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE OR UNLESS AN OPINION SPECIFIED IN SECTION 7.02 OF THE AGREEMENT IS PROVIDED.

“Eligible Purchaser” means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional “Accredited Investor” as defined under Rule 501 of the Act.

Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of August 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and as company, LaSalle Bank National Association as master servicer and securities administrator and Citibank, N.A., as Trustee (the “Pooling and Servicing Agreement”).

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): __________________________

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT F

FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Re:	SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 (the “Certificates”), including the Class [__] Certificates (the “Privately Offered Certificates”)

Dear Ladies and Gentlemen:

In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate’s securities, bank deposit notes and CD’s, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

Amount: $ _____________________; and

2. The dollar amount set forth above is:

a.	greater than $100 million and the undersigned is one of the following entities:

(1)	[_]	an insurance company as defined in Section 2(13) of the Act[1] ; or

(2)	[_]	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(3)	[_]	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(4)	[_]
a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(5)	[_]	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(6)	[_]
a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(7)	[_]	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(8)	[_]	an investment adviser registered under the Investment Advisers Act; or

b.	[_]	greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	[_]
less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	[_]
less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

e.	[_]	less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as “Qualified Institutional Buyers” as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional “accredited investor,” as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional “accredited investor,” the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of August 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), EMC Mortgage Corporation, as seller and as company, LaSalle Bank National Association as master servicer and securities administrator and Citibank, N.A., as Trustee, pursuant to which the Certificates were issued.

The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificates directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) has provided the Opinion of Counsel required by the Agreement or (iii) in the case of the Class B-4 Certificates, the transfer (1) will not result in a prohibited transaction which is not covered by Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (2) will not give rise to any additional obligations on the part of the Depositor, the Securities Administrator, the Master Servicer or the Trustee.

If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any): ________________________

1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

Very truly yours,

[PURCHASER]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

[NAME OF NOMINEE]

By:
(Authorized Officer)

By:
(Attorney-in-fact)

EXHIBIT G

FORM OF REQUEST FOR RELEASE

To:	LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

RE:
Pooling and Servicing Agreement, dated as of August 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as Depositor, EMC Mortgage Corporation, as seller and as company, LaSalle Bank National Association as master servicer and securities administrator and Citibank, N.A., as Trustee

In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full and proceeds have been deposited into the Custodial Account

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation

_____	5.	Nonliquidation	Reason:_________________________________

_____	6.	California Mortgage Loan paid in full

By:
(authorized signer)

Issuer:
Address:

Date:

EXHIBIT H

DTC LETTER OF REPRESENTATIONS

[Provided Upon Request]

EXHIBIT I

SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

[Provided Upon Request]

EXHIBIT J

FORM OF LASALLE CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of August 30, 2006, by and among CITIBANK, N.A., not individually but solely as trustee under the Pooling and Servicing Agreement defined below (in such capacity, including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION, as seller (in such capacity, “EMC” or the “Seller”) and as company (in such capacity, together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company”) and LASALLE BANK NATIONAL ASSOCIATION, as master servicer (together with any successor in interest, the “Master Servicer”), securities administrator (in that capacity, the “Securities Administrator”) and as custodian (in such capacity, together with any successor in interest or any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, EMC, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of August 1, 2006, relating to the issuance of SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 (as in effect on the date of this Agreement, and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”).

WHEREAS, the Custodian has agreed to act as agent for the Trustee on behalf of the Certificateholders for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller or the Master Servicer under the Pooling and Servicing Agreement and the Servicers, if any, under their respective Servicing Agreements, all upon the terms, conditions and obligations and subject to the limitations hereinafter set forth. In the event any custodian terms, conditions and obligations are defined in the Pooling and Servicing Agreement, this custodial agreement shall supercede;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer, the Company and the Custodian hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1  Definitions. For purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, the definitions of such terms are equally applicable to the singular and the plural forms of such terms, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, and section references refer to sections of this Agreement.

“Agreement” shall mean this Custodial Agreement, as further supplemented or amended from time to time.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, Chicago, Illinois, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the principal office of the Master Servicer is located are authorized or obligated by law or executive order to be closed.

“Closing Date” shall mean August 30, 2006.

“EMC Flow Loans” shall mean the Mortgage Loans purchased by EMC pursuant to a flow loan purchase agreement.

“Master Servicer” shall mean LaSalle Bank National Association, in its capacity as master servicer, and its successors and assigns.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” shall mean any Mortgage Loan registered with MERS on the MERS® system.

“MERS® System” shall mean the system of recording transfers of Mortgages electronically maintained by MERS.

“MIN” shall mean the Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS System.

“MOM Loan” shall mean with respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Mortgage” shall mean the mortgage, deed of trust or other instrument creating a first or second lien on or first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

“Mortgage Assignment” shall mean an assignment of the Mortgage in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“Mortgage File” shall have the meaning set forth in Section 2 hereof.

“Mortgage Loan” shall mean a first or subordinate lien mortgage loan or a first or subordinate lien home equity line of credit on a one-to-four family residential property.

“Mortgage Loan Schedule” shall mean the electronic schedule of Mortgage Loans identified in Schedule A.

“Mortgaged Property” shall mean the real property securing repayment of a Mortgage Loan.

“Mortgagor” shall mean the obligor on a Mortgage Note.

“Note” shall mean any promissory note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Servicer” shall mean the related servicer of the Mortgage Loans.

“Trustee” shall mean Citibank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

Any Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II
CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1  Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on Schedule A attached hereto (the “Mortgage Loan Schedule”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2  Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded and the related Mortgage Loan is not a MERS Loan or the Custodian has not received written instructions from the Seller or the Trustee that the related Mortgaged Properties are located in jurisdictions under the laws of which the recordation of such assignment is not necessary to protect the Trustee’s interest therein, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3  Review of Mortgage Files.

(a)  The documents set forth in the definition “Mortgage File” herein shall be delivered and released to the Custodian relating to each of the Mortgage Loans to be purchased on a Closing Date. The related Mortgage Loans shall be identified in the Mortgage Loan Schedule in electronic format which shall be delivered to the Custodian by EMC at least two Business Days prior to each Closing Date. On or prior to the Closing Date, the Custodian shall deliver to EMC, the Master Servicer and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on Schedule A attached hereto (the “Mortgage Loan Schedule”).

(b)  Within 90 days thereafter, the Custodian agrees, for the benefit of Certificateholders to review each such document, and shall deliver to EMC, the Master Servicer and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)  Not later than 180 days after the Closing Date, the Custodian shall review, for the benefit of Certificateholders, the Mortgage Files and deliver to EMC, the Master Servicer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian has received either an original or a copy thereof. If the Custodian finds any document missing, or to be unrelated, determined on the basis of the mortgagor name, original principal balance and loan number, to the mortgage loans identified on the Mortgage Loan Schedule or to appear defective on its face, the Custodian shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Trustee.

(d)  In reviewing the Mortgage Files as provided herein, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon.

Upon receipt of written request from EMC, the Master Servicer, the Securities Administrator or the Trustee, the Custodian shall as soon as practicable supply such entity with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4  Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice per Exhibit Four or Electronic Release Request per Exhibit Five from the Trustee that EMC has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefor has been paid as required under the Pooling and Servicing Agreement, then the Custodian agrees to promptly release to EMC the related Mortgage File.

Upon the Custodian’s receipt of a Request for Release from the Master Servicer substantially in the form of Exhibit Four attached hereto or Electronic Release Request per Exhibit Five, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to the Company or the related Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of the Custodial Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Company or the related Servicer, as applicable, shall deliver to the Custodian a Request for Release per Exhibit Four or Electronic Release Request per Exhibit Five requesting that possession of all of the Mortgage File be released to the Company or the related Servicer, as applicable, and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the related Servicer, as applicable. All Mortgage Files so released to the Company or the related Servicer, as applicable, shall be held by it in trust for the Trustee for the use and benefit of all present and future Certificateholders. The Company or the related Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the related Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated, or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the related Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company, the Master Servicer or the related Servicer is required to deliver to the Custodian a Request for Release, the Company, the Master Servicer or the related Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company, the Master Servicer or the related Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer or the Master Servicing Officer, as applicable, transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to EMC (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee (unless such Mortgage Loans is registered on the MERS System) and be returned to EMC. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company, the Master Servicer or the related Servicer, as applicable.

Section 2.5  Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement, the Master Servicer shall enforce any obligation of the related Servicer, to the extent set forth in the Servicing Agreement or with respect to EMC as company, the Pooling and Servicing Agreement, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III
CONCERNING THE CUSTODIAN

Section 3.1  Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.4 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Seller, the Depositor, any Servicer, the Securities Administrator or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2  Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of interests in the Mortgage Loans with the same rights it would have if it were not Custodian.

Section 3.3  Master Servicer to Pay Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay pursuant to a separate fee schedule to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian (which payment or reimbursement shall be reimbursed to the Master Servicer pursuant to the Pooling and Servicing Agreement) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.4  Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer, the Securities Administrator and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time upon 60 days prior written notice to the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Master Servicer, Securities Administrator and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. Notwithstanding anything to the contrary set forth herein, no successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.5  Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such successor is a depository institution subject to supervision or examination by federal or state authority and is able to satisfy the other requirements contained in Section 3.6.

Section 3.6  Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

Section 3.7  Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund and the Trustee and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee or the Trust Fund, due to any negligent performance by the Custodian of its duties and responsibilities under this Agreement; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such person, or the Custodian’s reliance on instructions from the Trustee, the Securities Administrator or the Master Servicer. The provisions of this Section 3.7 shall survive the termination of this Custodial Agreement.

LaSalle Bank National Association, as Custodian and in its individual capacity, and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability or expense incurred without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

Section 3.8  Limitation of Duties. The Custodian in its capacity as such:

(a)  in the course of its review of the Mortgage Files, shall not be required to make determinations (1) of a legal nature or (2) as to the authority of any officer or agent of the Master Servicer, Trustee or other entity who has executed (or certified with respect to) any document which is part of the Mortgage File;

(b)  shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed upon in writing by the parties hereto and shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities;

(c)  will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, genuineness, ownership or transferability of any Mortgage Loans and will not be required to and will not make any representations as to the validity, value or genuineness of the Mortgage Loans;

(d)  shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity;

(e)  may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document, or any security, delivered to it and reasonably believed by it to be genuine and to have been signed by the Master Servicer, the Securities Administrator or the Trustee;

(f)  may rely on and shall be protected in acting upon the written instructions of the Master Servicer or the Trustee and such employees and representatives of the Master Servicer, the Securities Administrator and the Trustee, as applicable, may hereinafter designate in writing;

(g)  may consult counsel satisfactory to it (including counsel for the Trustee or the Master Servicer) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion of such counsel (provided that the fees of such counsel in connection with such consultation and opinion shall be paid by the Custodian); and

(h)  shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except in the case of a breach of any of the Custodian’s obligations hereunder, negligence or willful misconduct.

The Custodian shall be held to the same standard of conduct, and shall be entitled to the same protections, privileges and immunities as other custodians acting in a custodial capacity are generally afforded.

No covenant or agreement contained herein shall be deemed to be the covenant or agreement of any member of the Board of Directors, or any director, officer, agent, employee or representative of the Trustee, Master Servicer, Securities Administrator or the Custodian in his or her individual capacity and none of such persons shall be subject to any personal liability or accountability by reason of the execution of this Agreement, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or otherwise.

ARTICLE IV
COMPLIANCE WITH REGULATION AB

Section 4.1  Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

Section 4.2  Additional Representations and Warranties of the Custodian.

(a)  The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (other than the master servicer and the securities administrator) (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a “Transaction Party”).

(b)  If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3  Additional Information to Be Provided by the Custodian. For so long as the Trust is subject to the reporting obligations under the Exchange Act, for the purpose of satisfying the Depositor 's reporting obligation under the Exchange Act with respect to any class of publicly offered Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor (and the Securities Administrator) unless the Custodian and the Securities Administrator are the same party a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor, the Securities Administrator files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4  Report on Assessment of Compliance and Attestation. On or before March 15th of each calendar year that the Trust is subject to the reporting requirements of the Exchange Act beginning in 2007, the Custodian shall:

(a)  deliver to the Securities Administrator and the Depositor a report regarding the Custodian’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The Assessment of Compliance, as set forth in Regulation AB, must contain (i) a statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Custodian, (ii) a statement by such officer that the Custodian used the Servicing Criteria attached as Exhibit Six hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Custodian, (iii) an assessment by such officer of the Custodian’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities the Custodian performs with respect to asset-based securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans, (iv) a statement that a registered public accounting firm has issued an attestation report on the Custodian’s Assessment of Compliance for the period consisting of the preceding calendar year, and (v) a statement as to which of the Servicing Criteria, if any, are not applicable to the Custodian, which statement shall be based on the activities the Custodian performs with respect to asset-backed securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans. Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit Six hereto which are indicated as applicable to the Custodian; and

(b)  deliver to the Securities Administrator and the Depositor an Attestation Report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Custodian, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

(c)  Notwithstanding the foregoing, an Assessment of Compliance is not required to be delivered by the Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

Section 4.5  Indemnification; Remedies.

(a)  The Custodian shall indemnify the Depositor, each affiliate of the Depositor, the Securities Administrator, the Master Servicer and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any failure by the Custodian to deliver any report on assessment of compliance or accountants’ attestation when and as required under this Article IV.

(b)  In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1  Notices.  All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2  Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.3  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.4  Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.5  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signature Page Attached]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: SACO I Trust, Series 2006-9 Telecopy: (212) 816-5527	CITIBANK, N.A., not individually but solely as Trustee By:__________________________________ Name: Title:

Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By:__________________________________ Name: Title:

Address: 2780 Lake Vista Drive Lewisville, Texas 75067 (Facsimile: (469) 759-4714) Attention: President or General Counsel	EMC MORTGAGE CORPORATION By:__________________________________ Name: Title:

Address: 2571 Busse Rd., Suite 200 Elk Grove Village, Illinois 60007	LASALLE BANK NATIONAL ASSOCIATION, as Custodian By:__________________________________ Name: Title:

Address: 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60603	LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator By:__________________________________ Name: Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared _________________ known to me to be a(n) __________________of Citibank, N.A., one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared ____________, known to me to be a _________________ of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared ____________________, known to me to be a(n) _____________________ of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared ___________________, known to me to be a(n) __________________ of LaSalle Bank National Association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared _______________, known to me to be an _______________ of LaSalle Bank National Association, one of the parties that executed the within instrument, and also known to me to be the person who executed it on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

SCHEDULE A

MORTGAGE LOAN SCHEDULE

(Provided upon request)

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

                                            August 30, 2006

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Structured Finance - SACO I Trust, Series 2006-9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603F
Attn: Global Securities and Trust Services - SACO I Trust 2006-9

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067

Attention: SACO I Inc., Series 2006-9

Re:
Custodial Agreement, dated as of August 30, 2006, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received the following documents with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto: (i) an original note, including any riders thereto, endorsed without recourse to the order of blank or to “Citibank, N.A., as Trustee for certificateholders of SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9 under the Pooling and Servicing Agreement dated as of August 1, 2006 for SACO I Trust 2006-9 Mortgage Pass-Through Certificates, Series 2006-9,” and showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; (ii) an original mortgage and, if the related mortgage loan is a MERS Loan, registered with MERS, noting the presence of the mortgage identification number and language indicating that such mortgage loan is a MERS Loan, which shall have been recorded (or, for Mortgage Loans other than the EMC Flow Loans, if the original is not available, a copy) with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form); (iii) unless the mortgage loan is a MERS Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the mortgage property is located) to the Trustee of the mortgage with respect to each mortgage loan in the name of ___________________________, which shall have been recorded (of if clause (x) in the proviso below applies, shall be in recordable form); (iv) an original or a copy of all intervening assignments of the mortgage, if any, with evidence of recording thereon; (v) the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related mortgaged property; and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any mortgage (other than the mortgages related to the EMC Flow Loans), assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Seller or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; and (y) in lieu of the mortgage notes relating to the Mortgage Loans identified in the list attached hereto, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

                                        [DATE]

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Structured Finance - SACO I Trust, Series 2006-9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - SACO I Trust 2006-9

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067

Attention: SACO I Inc., Series 2006-9

Re:
Custodial Agreement, dated as of August 30, 2006, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received and reviewed the documents described in its initial certification dated August 30, 2006 and has determined that: all documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Structured Finance - SACO I Trust, Series 2006-9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - SACO I Trust 2006-9

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067

Attention: SACO I Inc., Series 2006-9

Re:
Custodial Agreement, dated as of August 30, 2006, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9

Ladies and Gentlemen:

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received and reviewed the documents described in its initial certification dated August 30, 2006 and has determined that: all documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

LASALLE BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT FOUR

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To: [Name/Address of Owner]

Attention:

Re:
Custodial Agreement, dated as of August 30, 2006, by and among Citibank, N.A., LaSalle Bank National Association, Bear Stearns Asset Backed Securities I LLC and EMC Mortgage Corporation relating to SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9

In connection with the Mortgage Files that you hold pursuant to the Custodial Agreement, we request the release, and acknowledge receipt of the Mortgage file/[specify document] for the Mortgage Loan described below, the reason indicated.

Mortgagor’s Name, Address and Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents: (check one)

_____ 1. Mortgage Loan paid in full. ([The Master Servicer] [A Servicer] [the Trustee] hereby certifies that all amounts received in connection therewith have been credited to __________________________________________________________________________.)

_____ 2. Mortgage Loan in foreclosure.

_____ 3. Repurchase. (The [Master Servicer] [Trustee] hereby certifies that the repurchase price has been credited to _____________________________________________.)

_____ 4. Mortgage Loan liquidated by _______________________________________. ([The Master Servicer] [A Servicer] [The Trustee] hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to _____________________________________.

_____ 5. Other (explain):

By:
(authorized signer)
Issuer:
Address:
Date:

EXHIBIT FIVE

ELECTRONIC RELEASE REQUEST (Excel)
Collateral Release Tasks

Required Field Header	Description

customer	Value can be constant of '1018'

poolnum	pool number if available, can be left blank as well

loanid	EMC loan#, required field

loc_code
Codes must be mutually agreed upon with custodian. Examples are PDPO= loans released for payoff, FORC = loans released for foreclosure, OLIQ= loans released for repurchase, NLIQ = loans released for non-liquidation/correction.

rel_code	Codes must be mutually agreed upon with custodian. Examples are 1 = payoff, 2 = foreclosure, 4 = repurchase, 5 = non-liquidation.

rel_doclist	Can be left blank

notation	“Name of Person File Being Released To @ Company Name” (i.e. Sharon Ayers@EMC)

reqstr	Can be left blank

reqstr_sig	Signatory code assigned to requestor, TBD

amend	0 = new release request, 1= amend an existing released record (i.e. FORC to PDPO)

EXHIBIT SIX

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements	√[1]
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

1  Only with respect to the logistics of adding, removing or substituting loan files.

EXHIBIT K

FORM OF WELLS FARGO CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of August 30, 2006, by and among CITIBANK, N.A., not individually but solely as trustee under the Pooling and Servicing Agreement defined below (in such capacity, including its successors under the Pooling and Servicing Agreement defined below, the “Trustee”), BEAR STEARNS ASSET BACKED SECURITIES I LLC, as depositor (together with any successor in interest, the “Depositor”), EMC MORTGAGE CORPORATION as seller (in such capacity, “EMC” or the “Seller”) and as company (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Company”), LASALLE BANK NATIONAL ASSOCIATION, as master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Master Servicer”) and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the “Securities Administrator”) and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the “Custodian”).

WITNESSETH THAT:

WHEREAS, the Depositor, EMC, the Master Servicer, the Securities Administrator and the Trustee have entered into a Pooling and Servicing Agreement, dated as of August 1, 2006, relating to the issuance of SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 (as in effect on the date of this Agreement, and as amended and supplemented from time to time, the “Pooling and Servicing Agreement”) and all custodian obligations are defined herein. In the event any custodian obligations are defined in the Pooling and Servicing Agreement, this custodial agreement shall supercede.

WHEREAS, the Custodian has agreed to act as agent for the Trustee on behalf of the Certificateholders for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth. In the event any custodian terms, conditions and obligations are defined in the Pooling and Servicing Agreement, this custodial agreement shall supercede;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Seller, the Master Servicer, the Company and the Custodian hereby agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II
CUSTODY OF MORTGAGE DOCUMENTS

Section 2.1  Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed custodial agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the “Mortgage Files”) and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2  Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage that have not been recorded pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement and the related Mortgage Loan is not a MOM Loan or the related Mortgaged Properties are located in jurisdictions specifically excluded by the Opinion of Counsel delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement, each such assignment shall be delivered by the Custodian to the related Seller for the purpose of recording it in the appropriate public office for real property records, and the Sellers, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

Section 2.3  Review of Mortgage Files.

(a)  On or prior to the Closing Date, in accordance with Section 2.02 of the Pooling and Servicing Agreement, the Custodian shall deliver to EMC, the Master Servicer and the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on Schedule A attached hereto (the “Mortgage Loan Schedule”).

(b)  Within 90 days of the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to EMC, the Master Servicer and the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(c)  Not later than 180 days after the Closing Date, the Custodian shall review, for the benefit of Certificateholders, the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Seller, the Master Servicer and the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

(d)  In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectability, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

Upon receipt of written request from EMC, the Master Servicer or the Trustee, the Custodian shall as soon as practicable supply such Person with a list of all of the documents relating to the Mortgage Loans missing from the Mortgage Files.

Section 2.4  Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Master Servicer and the Trustee.

Section 2.5  Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer or Trustee that EMC has repurchased one or more Mortgage Loans pursuant to Article II of the Pooling and Servicing Agreement, and a request for release (a “Request for Release”) confirming that the purchase price therefor has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to EMC the related Mortgage Files.

Upon the Custodian’s receipt of a Request for Release substantially in the form of Exhibit G to the Pooling and Servicing Agreement signed by a Servicing Officer of a Servicer, stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to such Servicer, the related Mortgage File. The Depositor shall deliver to the Custodian and the Custodian agrees to review in accordance with the provisions of this Agreement the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, the Company or the related Servicer, as applicable, shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to the Company or the related Servicer, as applicable, and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Company or the related Servicer, as applicable. All Mortgage Files so released to the Company or the related Servicer, as applicable, shall be held by it in trust for the Trustee for the use and benefit of all present and future Certificateholders. The Company or the related Servicer, as applicable, shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by the Company or the related Servicer, as applicable, no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company or the related Servicer, as applicable, has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

At any time that the Company or the related Servicer is required to deliver to the Custodian a Request for Release, the Company or the related Servicer, as applicable, shall deliver two copies of the Request for Release if delivered in hard copy or the Company or the related Servicer, as applicable, may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, such Request for Release shall be accompanied by an assignment of mortgage, without recourse, representation or warranty from the Trustee to EMC (unless such Mortgage Loan is a MOM Loan) and the related Mortgage Note shall be endorsed without recourse, representation or warranty by the Trustee and be returned to EMC; provided, however, that in the case of a Mortgage Loan that is registered on the MERS System, no assignment of mortgage or endorsement of the Mortgage Note by the Trustee shall be required. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, such Request for Release shall be accompanied by a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to the Company or the related Servicer, as applicable.

Section 2.6  Assumption Agreements. In the event that any assumption agreement, substitution of liability agreement or sale of servicing agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall enforce any obligation of the related Servicer under the related Servicing Agreement, or in the case of EMC as company, the Pooling and Servicing Agreement, to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III
CONCERNING THE CUSTODIAN

Section 3.1  Custodian as Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and custodial agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling and Servicing Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Depositor, any Servicer, the Securities Administrator or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2  Custodian May Own Certificates. The Custodian and its affiliates in their individual or any other capacity may become the owner or pledgee of Certificates with the same rights such persons would have if the Custodian were not Custodian hereunder.

Section 3.3  Custodian’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time a fee as agreed upon by such parties as reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian. Upon its request, the Custodian shall be paid or reimbursed from the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its legal counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the Custodian’s negligence or bad faith or to the extent that such cost or expense is indemnified by the Depositor pursuant to the Pooling and Servicing Agreement.

Section 3.4  Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans hereunder. Upon receiving such written notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt written notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such written notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee, at the direction of 25% of the Certificateholders, shall remove the Custodian at any time upon 60 days prior written notice to Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority shall be able to satisfy the other requirements contained in Section 3.6 and shall be unaffiliated with the Master Servicer, the Company and the Depositor.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.4 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. Notwithstanding anything to the contrary set forth herein, no successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

Section 3.5  Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian (by sale of assets, stock or a combination of both), shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such successor is a depository institution subject to supervision or examination by federal or state authority and is able to satisfy the other requirements contained in Section 3.6.

Section 3.6  Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

Section 3.7  Limitation on Liability. Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed (which belief may be based upon the opinion or advice of counsel selected by it in the exercise of reasonable care) by it or them to be within the purview of this Agreement, except for its or their own negligence, bad faith or willful misconduct. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages (“Special Damages”) resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

Notwithstanding anything herein to the contrary, the Custodian agrees to indemnify the Trust Fund and the Trustee and each of their respective officers, directors and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever (except Special Damages) that may be imposed on, incurred by or asserted against the Trustee or the Trust Fund, due to any act or omission by the Custodian with respect to the Mortgage Files; provided, however, that the Custodian shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this Section 3.7 shall survive the termination of this Custodial Agreement.

The Custodian and its directors, officers, employees and agents shall be entitled to indemnification and defense from the Trust Fund for any loss, liability damages, payments, costs or expense incurred without negligence, willful misconduct, bad faith on their part, arising out of, or in connection with, the acceptance or administration of the custodial arrangement created hereunder, including without limitation the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

ARTICLE IV
COMPLIANCE WITH REGULATION AB

Section 4.1  Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article IV is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. Each of the parties hereto acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the mortgage-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Custodian shall cooperate reasonably with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all disclosure, statements, reports, certifications, records and any other information necessary in the reasonable, good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

Section 4.2  Additional Representations and Warranties of the Custodian.

(a)  The Custodian hereby represents and warrants that the information set forth in the Prospectus Supplement under the caption “Description of the Certificates - The Custodians” (the “Custodian Disclosure”) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)  The Custodian shall be deemed to represent to the Depositor as of the date hereof and on each date on which information is provided to the Depositor under Section 4.3 that, except as disclosed in writing to the Depositor prior to such date: (i) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its Custodian obligations under this Agreement or any other Securitization Transaction as to which it is the custodian; (ii) there are no material legal or governmental proceedings pending (or known to be contemplated) against it; and (iii) there are no affiliations, relationships or transactions relating to the Custodian with respect to the Depositor or any sponsor, issuing entity, servicer, trustee, originator, significant obligor, enhancement or support provider or other material transaction party (as such terms are used in Regulation AB) relating to the Securitization Transaction contemplated by the Agreement, as identified by the Depositor to the Custodian in writing as of the Closing Date (each, a “Transaction Party”).

(f)  If so requested by the Depositor on any date following the Closing Date, the Custodian shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party. Any such request from the Depositor shall not be given more than once each calendar quarter, unless the Depositor shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

Section 4.3  Additional Information to Be Provided by the Custodian. For so long as the Certificates are outstanding, for the purpose of satisfying the Depositor's reporting obligation under the Exchange Act with respect to any class of Certificates, the Custodian shall (a) notify the Depositor in writing of any material litigation or governmental proceedings pending against the Custodian that would be material to Certificateholders, and (b) provide to the Depositor a written description of such proceedings. Any notices and descriptions required under this Section 4.3 shall be given no later than five Business Days prior to the Determination Date following the month in which the Custodian has knowledge of the occurrence of the relevant event. As of the date the Depositor, the Securities Administrator or Master Servicer files each Report on Form 10-D or Form 10-K with respect to the Certificates, the Custodian will be deemed to represent that any information previously provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

Section 4.4  Report on Assessment of Compliance and Attestation. On or before March 15th of each calendar year, the Custodian shall:

(a)  deliver to Securities Administrator and the Depositor a report regarding the Custodian’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The Assessment of Compliance, as set forth in Regulation AB, must contain (i) a statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Custodian, (ii) a statement by such officer that the Custodian used the Servicing Criteria attached as Exhibit Four hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Custodian, (iii) an assessment by such officer of the Custodian’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities the Custodian performs with respect to asset-based securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans, (iv) a statement that a registered public accounting firm has issued an attestation report on the Custodian’s Assessment of Compliance for the period consisting of the preceding calendar year, and (v) a statement as to which of the Servicing Criteria, if any, are not applicable to the Custodian, which statement shall be based on the activities the Custodian performs with respect to asset-backed securities transactions taken as a whole involving the Custodian, that are backed by the same asset type as the Mortgage Loans. Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit Four hereto which are indicated as applicable to the Custodian; and

(b)  deliver to the Securities Administrator and the Depositor an Attestation Report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Custodian, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

(c)  Notwithstanding the foregoing, an Assessment of Compliance is not required to be delivered by the Custodian unless it is required as part of a Form 10-K with respect to the Trust Fund.

Section 4.5  Indemnification; Remedies.

(a)  The Custodian shall indemnify the Depositor, each affiliate of the Depositor, the Securities Administrator, the Master Servicer and each broker dealer acting as underwriter, placement agent or initial purchaser of the Certificates or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  (A) any untrue statement of a material fact contained or alleged to be contained in the Custodian Disclosure and any information, report, certification, accountants’ attestation or other material provided under this Article IV by or on behalf of the Custodian (collectively, the “Custodian Information”), or (B) the omission or alleged omission to state in the Custodian Information a material fact required to be stated in the Custodian Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(ii)  any failure by the Custodian to deliver any information, report, certification, accountants’ attestation or other material when and as required under this Article IV.

(b)  In the case of any failure of performance described in clause (ii) of Section 4.5(a), the Custodian shall promptly reimburse the Depositor for all costs reasonably incurred by the Depositor in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Custodian.

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.1  Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 5.2  Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 5.3  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.4  Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at the Trust’s expense, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Depositor to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 5.5  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address: 388 Greenwich Street, 14th Floor New York, New York 10013 Attention: SACO I Trust, Series 2006-9 Telecopy (212) 816-5527	CITIBANK, N.A., as Trustee By:__________________________________ Name: Title:

Address: 383 Madison Avenue New York, New York 10179	BEAR STEARNS ASSET BACKED SECURITIES I LLC By:__________________________________ Name: Title:

Address: 2780 Lake Vista Drive Lewisville, Texas 75067 (Facsimile: (469) 759-4714) Attention: President or General Counsel	EMC MORTGAGE CORPORATION By:__________________________________ Name: Title:

Address: 1015 10th Avenue Southeast, MS 0031 Minneapolis, MN 55414 Attention: SACO I 2006-9	WELLS FARGO BANK, N.A., as Custodian By:__________________________________ Name: Title:

Address: 135 South LaSalle Street, Suite 1625 Chicago, IL 60603	LASALLE BANK NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator By:__________________________________ Name: Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared _________________ known to me to be a(n) __________________of Citibank, N.A., one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared _____________, known to me to be a _________________ of Bear Stearns Asset Backed Securities I LLC, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared _______________________, known to me to be a(n) __________________ of EMC Mortgage Corporation, one of the parties that executed the within instrument, and also known to me to be the person who executed the within instrument on behalf of said party, and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF MINNESOTA	)
	)	ss.:
COUNTY OF HENNEPIN	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared _________________ known to me to be a(n) __________________of Wells Fargo Bank, N.A., one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF___________	)

On the 30th day of August 2006 before me, a notary public in and for said State, personally appeared ____________________ known to me to be a(n) ____________________of LaSalle Bank National Association, one of the parties that executed the within agreement, and also known to me to be the person who executed the within agreement on behalf of said party and acknowledged to me that such party executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public
[SEAL]

SCHEDULE A

MORTGAGE LOAN SCHEDULE

(Provided upon request)

EXHIBIT ONE

FORM OF CUSTODIAN INITIAL CERTIFICATION

                                        August 30, 2006

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Structured Finance - SACO I Trust, Series 2006-9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - SACO I Trust 2006-9

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
(Facsimile: (469) 759-4714)
Attention: President or General Counsel

Attention: SACO I Inc., Series 2006-9

Re:
Custodial Agreement, dated as of August 30, 2006, by and among Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Citibank, N.A., LaSalle Bank National Association and Wells Fargo Bank, N.A. relating to SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the above-captioned Custodial Agreement, and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note or lost note affidavit) to the extent required in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION

                                            [DATE]

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Structured Finance - SACO I Trust, Series 2006-9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - SACO I Trust 2006-9

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
(Facsimile: (469) 759-4714)
Attention: President or General Counsel

Attention: SACO I Inc., Series 2006-9

Re:
Custodial Agreement, dated as of August 30, 2006, by and among Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Citibank, N.A., LaSalle Bank National Association and Wells Fargo Bank, N.A. relating to SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9

Ladies and Gentlemen:

In accordance with Section 2.3(b) of the above-captioned Custodial Agreement and subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION

[DATE]

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attn: Structured Finance - SACO I Trust, Series 2006-9

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: Global Securities and Trust Services - SACO I Trust 2006-9

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067
(Facsimile: (469) 759-4714)
Attention: President or General Counsel

Attention: SACO I Inc., Series 2006-9

Re:
Custodial Agreement, dated as of August 30, 2006, by and among Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, Citibank, N.A., LaSalle Bank National Association and Wells Fargo Bank, N.A. relating to SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9

Ladies and Gentlemen:

In accordance with Section 2.3(c) of the above-captioned Custodial Agreement and, subject to Section 2.02(a) of the Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement or in the Pooling and Servicing Agreement, as applicable.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

SCHEDULE A

(PROVIDED UPON REQUEST)

EXHIBIT FOUR

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Custodian shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institutions” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliations; and (D) contain explanations for reconciling items, These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements, (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors; or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	√
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	√
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation of recovery actions (e.g., forbearance plans, modifications and deed in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction documents.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements., Such records are maintained in at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts); (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 3- calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax ore insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the service at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible funds are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in item 1114(a)(1) through (3) or item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT L

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of August 30, 2006, as amended and supplemented by any and all amendments hereto (collectively, “this Agreement”), by and between EMC MORTGAGE CORPORATION, a Delaware corporation (the “Mortgage Loan Seller”) and BEAR STEARNS ASSET BACKED SECURITIES I LLC, a Delaware limited liability company (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, closed-end, fixed rate junior-lien mortgage loans secured by one- to four-family residences (collectively, the “Mortgage Loans”) as described herein. The Purchaser intends to deposit the Mortgage Loans into a trust fund (the “Trust Fund”) and create SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 (the “Certificates”), under a pooling and servicing agreement, to be dated as of August 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor, EMC, as seller and as company, LaSalle Bank National Association, as master servicer (in that capacity, the “Master Servicer”) and securities administrator (in that capacity, the “Securities Administrator”) and Citibank, N.A., as trustee (the “Trustee”).

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-131374) relating to its Mortgage-Backed Certificates and the offering of certain series thereof (including certain classes of the Certificates) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Certificates by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Free Writing Prospectus” shall mean the free writing prospectus, dated August 10, 2006. The “Prospectus Supplement” shall mean that supplement, dated August [__], 2006 to the Prospectus, dated June 7, 2006, relating to certain classes of Certificates. With respect to the Public Offering of certain classes of the Certificates, Bear, Stearns & Co. Inc. (“Bear Stearns”) and the Purchaser have entered into a terms agreement, dated as of August 10, 2006, to an underwriting agreement, dated April 13, 2006 (together, the “Underwriting Agreement”) between Bear Stearns and the Purchaser.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.   Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Pooling and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: With respect to the Mortgage Loan Seller and the sale of the Mortgage Loans, cash in an amount equal to $            *           (plus $         *          in accrued interest) and the retained certificates.

Bear Stearns: Bear, Stearns & Co. Inc.

Closing Date: August 30, 2006.

Custodial Agreement: Any of the LaSalle Custodial Agreement or Wells Fargo Custodial Agreement.

Custodian: Any of LaSalle, as custodian under the LaSalle Custodial Agreement or Wells Fargo, as custodian under the Wells Fargo Custodial Agreement.

Cut-off Date: August 1, 2006.

Cut-off Date Balance: Shall mean $[__________].

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

Due Date: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

EMC: EMC Mortgage Corporation.

EMC Flow Loans: The Mortgage Loans purchased by EMC pursuant to a flow loan purchase agreement.

LaSalle: LaSalle Bank National Association, or its successors in interest.

LaSalle Custodial Agreement: The custodial agreement, dated as of August 30, 2006, among the Depositor, the Mortgage Loan Seller, the Master Servicer and the Securities Administrator, the Trustee and LaSalle Bank National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust or other instrument creating a first or junior lien on an interest in an estate in fee simple in real property securing a Mortgage Note.

* Please contact Bear Stearns for pricing information.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note as stated herein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Trustee Fee Rate and (iii) the rate at which the LPMI Fee is calculated, if any.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the Mortgage Loan Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), (ii) accrued and unpaid interest thereon at the Mortgage Rate through and including the last day of the month of purchase and (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Moody’s and Standard & Poor’s, each a “Rating Agency”.

Replacement Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet on the date of such substitution the requirements stated herein and in the Pooling and Servicing Agreement; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Securities Act: The Securities Act of 1933, as amended.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Wells Fargo: Wells Fargo Bank, National Association, or its successor in interest.

Wells Fargo Custodial Agreement: The custodial agreement, dated as of August 30, 2006, among the Depositor, the Mortgage Loan Seller, the Master Servicer and Securities Administrator, the Trustee and Wells Fargo Bank, National Association as Custodian relating to the Mortgage Loans identified in such custodial agreement.

SECTION 2.   Purchase and Sale of the Mortgage Loans and Related Rights.

(a)  Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans sold by the Mortgage Loan Seller having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

(b)  The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Certificates will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c)  Upon the satisfaction of the conditions set forth in Section 10 ereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans sold by the Mortgage Loan Seller in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

SECTION 3.   Mortgage Loan Schedules. The Mortgage Loan Seller agrees to provide to the Purchaser as of the date hereof a preliminary listing of the Mortgage Loans (the “Preliminary Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. If there are changes to the Preliminary Mortgage Loan Schedule, the Mortgage Loan Seller shall provide to the Purchaser as of the Closing Date a final schedule (the “Final Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller to the Purchaser. The Final Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date, shall be attached to an amendment to this Agreement to be executed on the Closing Date by the parties hereto and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser (the “Amendment”). If there are no changes to the Preliminary Mortgage Loan Schedule, the Preliminary Mortgage Loan Schedule shall be the Final Mortgage Loan Schedule for all purposes hereof.

SECTION 4.   Mortgage Loan Transfer.

(a)  The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereof. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans sold by it to the Purchaser due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereof. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

(b)  Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Pooling and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Trustee for the benefit of the Certificateholders. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Trustee, or the Custodian on behalf of the Trustee, by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of the respective Custodian’s Mortgage File, provided, however, that in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage (other than the Mortgages related to the EMC Flow Loans), assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification by the Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording;” (y) in lieu of the Mortgage (other than the Mortgages related to the EMC Flow Loans), assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lost (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached hereto as Exhibit 5 the Mortgage Loan Seller may deliver lost note affidavits and indemnities of the Mortgage Loan Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Trustee, or the related Custodian on behalf of the Trustee, promptly after they are received. The Mortgage Loan Seller shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c)  In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Mortgage Loan Seller further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Mortgage Loan Seller further agrees that it will not, and will not permit the Master Servicer or related Servicer to, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Pooling and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Pooling and Servicing Agreement.

(d)  The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans will ultimately be assigned to Citibank, N.A., as Trustee for the benefit of the Certificateholders, on the date hereof.

SECTION 5.   Examination of Mortgage Files.

(a)  On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Trustee or the Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, substitution or other relief as provided in this Agreement. In furtherance of the foregoing, the Mortgage Loan Seller shall make the Mortgage Files available to the Purchaser or its agent from time to time so as to permit the Purchaser to confirm the Mortgage Loan Seller’s compliance with the delivery and recordation requirements of this Agreement and the Pooling and Servicing Agreement. In addition, upon request of the Purchaser, the Mortgage Loan Seller agrees to provide to the Purchaser, Bear Stearns and to any investors or prospective investors in the Certificates information regarding the Mortgage Loans and their servicing, to make the Mortgage Files available to the Purchaser, Bear Stearns and to such investors or prospective investors (which may be at the offices of the related Mortgage Loan Seller and/or the Mortgage Loan Seller’s custodian) and to make available personnel knowledgeable about the Mortgage Loans for discussions with the Purchaser, Bear Stearns and such investors or prospective investors, upon reasonable request during regular business hours, sufficient to permit the Purchaser, Bear Stearns and such investors or potential investors to conduct such due diligence as any such party reasonably believes is appropriate.

(b)  Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Trustee (or the Custodian as obligated under the applicable Custodial Agreement), for the benefit of the Certificateholders, will review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Mortgage Loan Seller an initial certification in the form attached as Exhibit One to the applicable Custodial Agreement.

(c)  Within 90 days of the Closing Date, the Trustee or the related Custodian on its behalf shall, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, deliver to the Mortgage Loan Seller and the Trustee an Interim Certification in the form attached as Exhibit Two to the applicable Custodial Agreement to the effect that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. The related Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

(d)  The Trustee or the related Custodian on its behalf will review the Mortgage Files within 180 days of the Closing Date and will deliver to the Mortgage Loan Seller and the Master Servicer, and if reviewed by the related Custodian, the Trustee, a final certification substantially in the form of Exhibit 3 to the applicable Custodial Agreement. If the Trustee or the related Custodian on its behalf is unable to deliver a final certification with respect to the items listed in Exhibit 1 due to any document that is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Final Mortgage Loan Schedule (a “Material Defect”), the Trustee or the related Custodian on its behalf shall notify the Mortgage Loan Seller of such Material Defect. The Mortgage Loan Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee, the Depositor or the Master Servicer of the Material Defect and if the Mortgage Loan Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a Replacement Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original security instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Mortgage Loan Seller or a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

(e)  At the time of any substitution, the Mortgage Loan Seller shall deliver or cause to be delivered the Replacement Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Pooling and Servicing Agreement. At the time of any purchase or substitution, the Trustee shall (i) assign the selected Mortgage Loan to the Mortgage Loan Seller and shall release or cause the related Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the Trustee or the related Custodian, as applicable relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan Seller title to such Deleted Mortgage Loan.

SECTION 6.   Recordation of Assignments of Mortgage.

(a)  The Mortgage Loan Seller will, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in all recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Mortgage Loan Seller need not cause to be recorded any assignment which relates to a Mortgage Loan that is a MOM Loan or for which the related Mortgaged Property is located in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Mortgage Loan Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller under the Pooling and Servicing Agreement, (iv) the occurrence of a servicing transfer or an assignment of the servicing as described in Section 8.05(b) of the Pooling and Servicing Agreement or (iv) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Mortgage Loan Seller shall leave or cause to be left with the Trustee or the related Custodian on its behalf a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Trustee has not been provided with an Opinion of Counsel as described above or received evidence of recording with respect to each Mortgage Loan delivered to the Purchaser pursuant to the terms hereof or as set forth above and the related Mortgage Loan is not a MOM Loan, the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect, and the provisions of Section 5(c) and (d) shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller.

(b)  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (c) the possession by the Purchaser or the Trustee (or the related Custodian on its behalf) of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 (or comparable provision) of the applicable Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Pooling and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

SECTION 7.   Representations and Warranties of the Mortgage Loan Seller Concerning the Mortgage Loans. The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date or such other date as may be specified below with respect to each Mortgage Loan:

(a)  the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

(b)  immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

(c)  each Mortgage Loan at the time it was made complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory abusive and fair lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all applicable anti-predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

(d)  there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Mortgage Loan Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

(e)  the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

(f)  no selection procedure reasonably believed by the Mortgage Loan Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans;

(g)  each Mortgage is a valid and enforceable junior lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(h)  there is no mechanics’ lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in clause (m) below;

(i)  there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

(j)  there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

(k)  the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(l)  the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(m)  with respect to any junior lien Mortgage Loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000, (a) a lender’s title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the related Mortgage Loan Seller’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the related seller and its successors and assigns. The related Mortgage Loan Seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related Mortgaged Property.;

(n)  at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac;

(o)  the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Mortgage Loan Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor’s cost and expense;

(p)  each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9) without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

(q)  none of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(r)  the information set forth in Schedule A of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

(s)  no Mortgage Loan (a) is a “high cost loan” or “covered loan” as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.6(d), Appendix E, attached hereto as Exhibit 6) or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

(t)  each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

(u)  each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of Section 2.01 of the Pooling and Servicing Agreement in the appropriate jurisdictions wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

(v)  the related Mortgage File contains each of the documents and instruments listed in Section 2.01 of the Pooling and Servicing Agreement, subject to any exceptions, substitutions and qualifications as are set forth in such Section;

(w)  the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(x)  with respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Mortgage Loan Seller and each prepayment penalty is permitted pursuant to federal, state and local law. In addition, with respect to each Mortgage Loan (i) no Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated and (ii) such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

(y)  If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Replacement Mortgage Loan as of the date of substitution.

Upon discovery or receipt of notice by the Mortgage Loan Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Mortgage Loan Seller set forth in this Section 7 which materially and adversely affects the value of the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach of a representation or warranty set forth in this Section 7, within 90 days from the date of discovery by the Mortgage Loan Seller, or the date the Mortgage Loan Seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the Mortgage Loan Seller will (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Purchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Replacement Mortgage Loan in exchange for such Mortgage Loan; provided that, (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (a) of this Section 7, if such breach is material and relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of the representation contained in clause (x) of this Section 7, then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Mortgage Loan Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge) from its own funds and without reimbursement therefor, and the Mortgage Loan Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. The obligations of the Mortgage Loan Seller to cure, purchase or substitute a qualifying Replacement Mortgage Loan shall constitute the Purchaser’s, the Trustee’s and the Certificateholder’s sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans, except for the obligation of the Mortgage Loan Seller to indemnify the Purchaser for such breach as set forth in and limited by Section 13 hereof.

Any cause of action against the Mortgage Loan Seller or relating to or arising out of a breach by the Mortgage Loan Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party discovering such breach and (ii) failure by the Mortgage Loan Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Replacement Mortgage Loan pursuant to the terms hereof.

SECTION 8.   Representations and Warranties Concerning the Mortgage Loan Seller. As of the date hereof and as of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(a)  the Mortgage Loan Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Mortgage Loan Seller has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Mortgage Loan Seller of this Agreement has been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the charter or by-laws of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(e)  this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser or the parties thereto, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller could reasonably be expected to be determined adversely to the Mortgage Loan Seller and if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Mortgage Loan Seller’s Information (as defined in Section 13(a) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 9.   Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a)  the Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b)  the Purchaser has full power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby or thereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f)  there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser could reasonably be expected to be determined adversely to the Purchaser and if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g)  the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10.   Conditions to Closing.

(a)  The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)  Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates specified in all material respects; and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the Pooling and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of each of the Mortgage Loan Seller.

(2)  The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(i)  If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)  If required pursuant to Section 3 hereof, the Final Mortgage Loan Schedule containing the information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

(iii)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(iv)  A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement, together with copies of the articles of incorporation, by-laws and certificate of good standing of the Mortgage Loan Seller;

(v)  One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser the Trustee and each Rating Agency;

(vi)  A letter from each of the Rating Agencies giving each Class of Certificates set forth on Schedule A hereto the rating set forth therein; and

(vii)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Certificates.

(3)  The Certificates to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns.

(4)  The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and their respective counsel may reasonably request.

(b)  The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(1)  The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement or the Pooling and Servicing Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(2)  The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the related Mortgage Loan Seller as required pursuant to the respective terms thereof:

(i)  If required pursuant to Section 3 hereof, the Amendment dated as of the Closing Date and any documents referred to therein;

(ii)  The Pooling and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Trustee, and all documents required thereby duly executed by all signatories;

(iii)  A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, together with copies of the Purchaser’s certificate of formation, limited liability company agreement and evidence as to the good standing of the Purchaser dated as of a recent date;

(iv)  One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller, the Trustee and the Rating Agencies; and

(v)  Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Certificates.

SECTION 11.   Fees and Expenses. Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the reasonable fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Certificates and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Trustee which shall include without limitation the fees and expenses of the Trustee (and the fees and disbursements of its counsel) with respect to (A) legal and document review of this Agreement, the Pooling and Servicing Agreement, the Certificates and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Trustee or the related Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Certificates, the Prospectus and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Trustee) from the Mortgage Loan Seller to the Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be and (ix) Mortgage File due diligence expenses and other out-of-pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Certificates. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party and which are billed periodically.

SECTION 12.   Accountants’ Letters.

(a)  Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Free Writing Prospectus under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Final Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(b)  To the extent statistical information with respect to the Mortgage Loan Seller’s servicing portfolio is included in the Prospectus Supplement under the caption “Master Servicing and Servicing of the Mortgage Loans,” a letter from the certified public accountant for the Mortgage Loan Seller will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 13.   Indemnification.

(a)  The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Free Writing Prospectus, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action.

(b)  The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

(c)  The Purchaser shall indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; and the Purchaser shall reimburse the Mortgage Loan Seller and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller or any other such indemnified party.

(d)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(e)  If the indemnification provided for in paragraphs (a) and (b) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Certificates and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(f)  The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

SECTION 14.   Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation, 2780 Lake Vista Drive, Lewisville, Texas 75067, (Telecopy: (972-444-2880)), attention: President or General Counsel; notices to the Purchaser shall be directed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, (Telecopy: (212-272-7206)), Attention: Chief Counsel; or to any other address as may hereafter be furnished by one party to the other party by like notice.  Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15.   Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller, and, upon such assignment, the Trustee shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

SECTION 16.   Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17.   Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Final Mortgage Loan Schedule and any Replacement Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary Mortgage Loan Schedule pursuant to Section 3 hereof prior to the Closing.

SECTION 18.   Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19.   Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20.   Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 22.   Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23.   Successors and Assigns.

(a)  This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws), to the extent of its rights as a third party beneficiary hereunder. The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24.   The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full force and effect its existence, all rights and franchises as a corporation or a limited liability company, as the case may be, under the laws of the State of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation or a limited liability company, as the case may be, in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 25.   Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26.   No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:
Name:
Title:

EXHIBIT 1
CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i)  The original Mortgage Note, including any riders thereto, endorsed without recourse to the order of blank or to “Citibank, N.A.”, as Trustee for certificateholders of SACO I Trust, Mortgage-Backed Certificates, Series 2006-9,” and showing to the extent available to the Mortgage Loan Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee;

(ii)  the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or, for Mortgage Loans other than the EMC Flow Loans, if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii)  unless the Mortgage Loan is a MOM Loan, the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of “Citibank, N.A., as Trustee for certificateholders of SACO I Trust, Mortgage-Backed Certificates, Series 2006-9,” which shall have been recorded (or if clause (x) in the proviso below applies, shall be in recordable form);

(iv)  an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Mortgage Loan Seller, with evidence of recording thereon;

(v)  the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and

(vi)  originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the related Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver or may cause to be delivered a true copy thereof with a certification by the related Mortgage Loan Seller or the Master Servicer, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording”; (y) in lieu of the Mortgage, assignments to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents or if the originals are lots (in each case, as evidenced by a certification from the Mortgage Loan Seller or the Master Servicer to such effect), the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J to the Pooling and Servicing Agreement, the Mortgage Loan Seller may deliver a lost note affidavit and indemnities of the Mortgage Loan Seller; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification by the Mortgage Loan Seller or the Master Servicer to such effect. In the case of the documents referred to in clause (x) above, the Mortgage Loan Seller shall deliver such documents to the Trustee or its Custodian promptly after they are received. The Mortgage Loan Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel addressed to the Trustee delivered by the Mortgage Loan Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns. In the event that the Mortgage Loan Seller, the Purchaser or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, should the Mortgage Loan Seller fail to perform such obligations, the Master Servicer shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust. In the event a Mortgage File is released to the Mortgage Loan Seller or the Master Servicer as a result of such Person having completed a Request for Release, the Custodian shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)  the city, state and zip code of the Mortgaged Property;
(b)  the property type;
(c)  the Mortgage Rate;
(d)  the Servicing Fee Rate;
(e)  the Master Servicer’s Fee Rate;
(f)  the LPMI Fee, if applicable;
(g)  the Trustee Fee Rate, if applicable;
(h)  the Net Rate;
(i)  the maturity date;
(j)  the stated original term to maturity;
(k)  the stated remaining term to maturity;
(l)  the original Principal Balance;
(m)  the first payment date;
(n)  the principal and interest payment in effect as of the Cut-off Date;
(o)  the unpaid Principal Balance as of the Cut-off Date;
(p)  the Loan-to-Value Ratio at origination;
(q)  the insurer of any Primary Mortgage Insurance Policy;
(r)  the MIN with respect to each MOM Loan;
(s)  the Gross Margin, if applicable;
(t)  the next Adjustment Date, if applicable;
(u)  the Maximum Lifetime Mortgage Rate, if applicable;
(v)  the Minimum Lifetime Mortgage Rate, if applicable;
(w)  the Periodic Rate Cap, if applicable;
(x)  the Loan Group, if applicable;
(y)  a code indicating whether the Mortgage Loan is negatively amortizing;
    (z)      which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;
(aa)  the Prepayment Charge, if any;
(bb)  lien position (e.g., first lien or second lien);
(cc)  a code indicating whether the Mortgage Loan is has a balloon payment;
(dd)  a code indicating whether the Mortgage Loan is an interest-only loan;
(ee)  the interest-only term, if applicable;
(ff)  the Mortgage Loan Seller; and
(gg)  the original amortization term.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (j) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

EXHIBIT 3

MORTGAGE LOAN SELLER’S INFORMATION

All information in the Prospectus Supplement described under the following captions: “SUMMARY — The Mortgage Loans,” “THE MORTGAGE POOL”, “THE SPONSOR” and “SCHEDULE A — Mortgage Loan Statistical Data.”

EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

EXHIBIT 6

REVISED April 18, 2006

APPENDIX E - Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado
Consumer Equity Protection, Colo. Stat.
Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002
Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6 2003	High Cost Home Loan
Georgia as amended (Mar. 7, 2003 - current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 - High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9- A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B- 22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-1 Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B 22 et seq. Effective November 27, 2003 - July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti- Predatory Lending Law
Georgia (Oct. 1, 2002 - Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 - March 6, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B- 22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

Public Certificates

Class	Standard & Poor’s	Moody’s
A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
B-1	BBB+	Baa1
B-2	BBB	Baa2
B-3	BBB-	Baa3

None of the above ratings has been lowered, qualified or withdrawn since the dates of issuance of such ratings by the Rating Agencies.

Private Certificates

Class	Standard & Poor’s	Moody’s
B-4	[BB+]	[Ba1]
C	Not Rated	Not Rated
R-1	Not Rated	Not Rated
R-2	Not Rated	Not Rated
R-3	Not Rated	Not Rated
RX	Not Rated	Not Rated

EXHIBIT M

FORM OF BACK-UP CERTIFICATION

Re:  The [         ] agreement dated as of [     ], 200[  ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By:

Name:  ________________________________

Title:  ________________________________

EXHIBIT N

INTEREST RATE SWAP AGREEMENT

SWAP TRANSACTION CONFIRMATION

Date:	August 30, 2006
To:
LaSalle Bank National Association, not individually, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust (each as defined herein) with respect to SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9

Phone:	312-992-2745
Fax:	312-904-1368
Attention:	Global Securities and Trust Services Group - SACO I Trust 2006-9
From:	Wachovia Bank, N.A.
Ref. No:	1555475

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Transaction") between Wachovia Bank, N.A. ("Wachovia") and LaSalle Bank National Association, not individually, but solely as trustee (the “Supplemental Interest Trust Trustee”) on behalf of the supplemental interest trust with respect to the SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 (the “Supplemental Interest Trust”) (“Counterparty”) created under the Pooling and Servicing Agreement, dated as of August 1, 2006, among Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, as depositor (the “Depositor”), EMC Mortgage Corporation, a Delaware corporation, as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”), LaSalle Bank National Association, a national banking association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and Citibank, N.A., a national banking association, as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). Any reference to a “Swap Transaction” in the Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement, and any reference to a “Transaction” in this Agreement is deemed to be a reference to a “Swap Transaction” for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the "ISDA Form Master Agreement"); rather, an ISDA Form Master Agreement with such elections and modifications as set forth herein shall be deemed to have been executed by you and us on the date we entered into the Transaction, and this Agreement shall form part of, supplement and be subject to such ISDA Form Master Agreement. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Each term capitalized but not defined herein or in the Definitions shall have the meaning assigned thereto in the Pooling and Servicing Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Each reference to a “Section” (unless specifically referencing the Pooling and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Form Master Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.

Trade Date:	August 16, 2006

Effective Date:	August 30, 2006

Termination Date:
May 25, 2010, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment.

Fixed Amount:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer
Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing September 25, 2006, and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer
Payment Dates:	Early Payment shall be applicable. The Fixed Rate Payer Payment Date shall be one (1) Business Day preceding each Fixed Rate Payer Period End Date.

Fixed Rate:	5.265%

Fixed Amount:	To be determined in accordance with the following formula:

100*Fixed Rate*Notional Amount*Fixed Rate Day Count Fraction

Fixed Rate Day
Count Fraction:                               30/360

Floating Amounts:

Floating Rate Payer:	Wachovia

Floating Rate Payer
Period End Dates:
The 25th calendar day of each month during the Term of this Transaction, commencing September 25, 2006, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer
Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Date shall be one (1) Business Day preceding each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	To be determined in accordance with the following formula:

100*Floating Rate Option*Notional Amount*Floating Rate Day Count Fraction

Designated Maturity:	One month

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York and Illinois

Business Day Convention:	Following

Calculation Agent:	Wachovia

3.	Provisions Deemed Incorporated in a Schedule to the Master Agreement:

Part 1. Termination Provisions. For purposes of the Master Agreement:

(a) “Specified Entity” is not applicable to Wachovia or Counterparty for any purpose.

(b) “Breach of Agreement” provision of Section 5(a)(ii) will not apply to Wachovia or Counterparty.

(c) “Credit Support Default” provisions of Section 5(a)(iii) will apply to Wachovia (if Wachovia enters into or delivers a Credit Support Document and posts collateral or provides a guarantee or other contingent agreement pursuant to Part 5(h) below), and will not apply to Counterparty.

(d) “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Wachovia or Counterparty.

(e) “Specified Transaction” is not applicable to Wachovia or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Wachovia or Counterparty.

(f) The “Cross Default” provisions of Section 5(a)(vi) will not apply to Wachovia or to Counterparty.

(g) The “Bankruptcy” provision of Section 5(a)(vii)(2) will not apply to Counterparty.

(h) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Wachovia or Counterparty.

(i) The “Automatic Early Termination” provision of Section 6(a) will not apply to Wachovia or to Counterparty.

(j) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i) Market Quotation will apply.

(ii) the Second Method will apply.

(k) “Termination Currency” means United States Dollars.

(l)
Gross Up. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the printed ISDA Form Master Agreement shall not apply to Counterparty and Counterparty shall not be required to pay any additional amounts referred to therein.

Part 2. Tax Representations.

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, each of Wachovia and the Counterparty makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

(ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

  (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement:

(i) Party A makes the following representation(s):

(A) It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.

(B) Party A makes no other Payee Tax Representations.

(ii)	Party B makes the following representation(s):

(A) Party B is a common law trust formed under the laws of the State of New York.

Part 3. Agreement to Deliver Documents. For the purpose of Section 4(a):

(1) Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Wachovia
A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding tax on payments to Wachovia under this Agreement.

(A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.

Counterparty
A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto), together with appropriate attachments, that eliminates U.S. federal withholding and backup withholding tax on payments to Counterparty under this Agreement.

(A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.

(2) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Wachovia and the Counterparty
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation , and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

Wachovia and the Counterparty
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

Wachovia
Annual Report of Wachovia Corporation containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party is organized
		To be made available on http://wachovia.com/inside/page/0,,133_202_270,00.html as soon as available and in any event within 90 days after the end of each fiscal year of Party A	Yes

Wachovia
Quarterly Financial Statements of Wachovia Corporation containing unaudited, consolidated financial statements of such party’s fiscal quarter prepared in accordance with generally accepted accounting principles in the country in which such party is organized
		To be made available on http://wachovia.com/inside/page/0,,133_202_270,00.html as soon as available and in any event within 30 days after the end of each fiscal quarter of Party A	Yes

Wachovia and the Counterparty	An opinion of counsel with respect to the due authorization, execution and enforceability of this Agreement, acceptable to the other party hereto.	Upon the execution and delivery of this Agreement	Yes

Part 4.  Miscellaneous.

(a)	Address for Notices: For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Wachovia:

Wachovia Bank, National Association
301 South College, DC-8
Charlotte, NC 28202-0600
Attention: Bruce M. Young
Senior Vice President, Risk Management
Fax: (704) 383-0575
Phone: (704) 383-8778

(For all purposes)

Address for notices or communications to the Counterparty:

Address: LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention: Global Securities and Trust Services Group
SACO I Trust 2006-9
Facsimile: 312-904-1368
Phone: 312-992-2745

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c):

Wachovia appoints as its
Process Agent:          Not Applicable

Counterparty appoints as its
Process Agent:            Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither Wachovia nor the Counterparty has any Offices other than as set forth in the Notices Section and Wachovia agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Wachovia is not a Multibranch Party.

Counterparty is not a Multibranch Party.

(e) Credit Support Document.

Wachovia:
None or, in that event that Wachovia posts collateral under a Credit Support Annex or provides a guarantee or other contingent agreement pursuant to Part 5(h) below, such Credit Support Annex or guarantee or other contingent agreement.

Counterparty:	Not Applicable

(f)	Credit Support Provider.

Wachovia:	None or, in that event that Wachovia provides a guarantee or other contingent agreement pursuant to Part 5(h) below, such guarantor or other provider of credit support.

Counterparty:	Not Applicable

(g) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(h) Netting of Payments. The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

(i) “Affiliate”. Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement.

Part 5. Others Provisions.

(a) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(b) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(c) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(d) Set-Off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements; provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c)(ii) or Section 6(e) of this Agreement or the setoff rights contained in the Credit Support Annex. The provisions for Set-off set forth in Section 6(e) of the ISDA Form Master Agreement shall not apply for purposes of this Transaction.

(e) Additional Definitional Provisions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Moody’s” means Moody’s Investors Service, Inc., or any successor.

“S&P” means Standard & Poor's Ratings Services, or any successor.

(f) Supplemental Interest Trust Trustee Liability Limitations. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed by LaSalle Bank National Association (“LaSalle”) not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and invested in it thereunder; (b) LaSalle has been directed pursuant to the Pooling and Servicing Agreement to enter into this Agreement and to perform its obligations hereunder; (c) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations of the Trustee but is made and intended for the purpose of binding only the Trust; and (d) under no circumstances shall LaSalle in its individual capacity be personally liable for any payments hereunder or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement.

(g) Additional Termination Events. Additional Termination Events will apply:

(i) If a Rating Agency Downgrade has occurred and Wachovia has not complied with Part 5(h) below, then an Additional Termination Event shall have occurred with respect to Wachovia and Wachovia shall be the sole Affected Party with respect to such Additional Termination Event.

(ii) If, at any time, a mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call, termination upon liquidation or repurchase in full of all mortgage loans or other prepayment in full or repayment in full of all Certificates outstanding occurs under the Pooling and Servicing Agreement (or any notice is given to that effect and such notice is not capable of being rescinded), then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event.; provided, however, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, both Wachovia and Counterparty shall have the right to designate an Early Termination Date in respect of this Additional Termination Event; provided, further, that the Early Termination Date in respect of this Additional Termination Event shall not be prior to the final distribution date for the Certificates.

(iii) If, upon the occurrence of a Swap Disclosure Event (as defined in Part 5(n) below) Wachovia has not complied with any of the provisions set forth in clause (iii) of Part 5(n) below, then an Additional Termination Event shall have occurred with respect to Wachovia and Wachovia shall be the sole Affected Party with respect to such Additional Termination Event.

(iv) If the Trustee is unable to pay with respect to the Class A Certificates either (i) any related Current Interest or (ii) any amount in respect of principal required to be paid pursuant to the terms of the Pooling and Servicing Agreement, then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event.

(v) If the Pooling and Servicing Agreement is amended in a manner which could have a material adverse effect on Wachovia without the prior written consent of Wachovia, where such consent is required under the Pooling and Servicing Agreement (such consent not to be unreasonably withheld), then an Additional Termination Event shall have occurred with respect to Counterparty and Counterparty shall be the sole Affected Party with respect to such Additional Termination Event.

(h) Rating Agency Downgrade. In the event that (i) Wachovia’s short-term unsecured and unsubordinated debt rating is reduced below “A-1” by S&P, or if such short-term debt rating is below “A-1” or Wachovia does not have a short-term debt rating from S&P, Wachovia’s long-term unsecured and unsubordinated debt rating is reduced below “A+” by S&P, or (ii) Wachovia’s long-term unsecured and unsubordinated debt rating is reduced below “A1” by Moody’s or its short-term unsecured and unsubordinated debt rating is reduced below “P1” by Moody’s, or, in the event that Wachovia does not have a short-term rating from Moody’s, if Wachovia’s long-term unsecured and unsubordinated debt rating is reduced below “Aa3” by Moody’s (and together with S&P, the “Swap Rating Agencies” and such rating thresholds, “Approved Rating Thresholds” and any such reduction below the Approved Rating Thresholds, a “Collateral Rating Downgrade Event”), then within 30 days after such Collateral Rating Downgrade Event by one or more Swap Rating Agencies (unless, within 30 days after such Collateral Rating Downgrade Event, each such Swap Rating Agency, as applicable, has reconfirmed the rating of the SACO I Trust 2006-9, Mortgage-Backed Certificates, Series 2006-9 (the “Certificates”) and any notes backed by the Certificates (the “Notes”), which was in effect immediately prior to such Collateral Rating Downgrade Event), Wachovia shall, at its own expense, subject to the Rating Agency Condition, either (i) seek another entity to replace Wachovia as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, Wachovia’s obligations under this Agreement, or (iii) post collateral which will be sufficient to restore the ratings of the Certificates and any Notes in effect immediately prior to such Collateral Rating Downgrade Event (assuming for this purpose that no rating downgrade or withdrawal of the Certificates or Notes unrelated to the Collateral Rating Downgrade Event has occurred since the Collateral Rating Downgrade Event). In the event that Wachovia’s long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “BBB-” by S&P (a “Required Rating Downgrade Event”), then within 10 Business Days after such rating withdrawal or downgrade, Wachovia shall, subject to the Rating Agency Condition and at its own expense, either (i) secure another entity to replace Wachovia as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, Wachovia’s obligations under this Agreement. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and any Notes and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Certificates or Notes. For purposes of this Agreement, the occurrence of either a Collateral Rating Downgrade Event or a Required Rating Downgrade Event may be referred to as a rating agency downgrade (a “Rating Agency Downgrade”).

(i) Payment Instructions. Wachovia hereby agrees that, unless notified in writing by the Supplemental Interest Trust Trustee of other payment instructions, any and all amounts payable by Wachovia to the Counterparty under this Agreement shall be paid to the Swap Administrator at the account specified in paragraph 4 below. Wachovia shall be entitled to rely on any written notice or communication from the Supplemental Interest Trust Trustee to that effect which is delivered to Wachovia in accordance with Section 12 hereof.

(j) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

“(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

   (1) Nonreliance. (i) It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (ii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(2) Evaluation and Understanding.

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision subject to Section 6(n) of this Agreement to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5) Eligible Contract Participant. It is an “eligible swap participant” as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R. 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.”

(k) Non-Recourse. Notwithstanding any provision herein or in the ISDA Form Master Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Supplemental Interest Trust, including the Derivative Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Supplemental Interest Trust, including the Derivative Account and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the Derivative Account and the proceeds thereof, any claims against or obligations of Counterparty under the ISDA Form Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Supplemental Interest Trust Trustee shall not have liability for any failure or delay in making a payment hereunder to Wachovia due to any failure or delay in receiving amounts in the Derivative Account from the Trust created pursuant to the Pooling and Servicing Agreement.

(l) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Agreement shall be permitted by either party unless each of Moody’s and S&P has been provided prior notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of any Certificates or Notes.

(m) Proceedings. Wachovia shall not institute against, or cause any other person to institute against, or join any other person in instituting against Counterparty, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Certificates and any Notes; provided, that nothing herein shall preclude, or be deemed to estop, Wachovia from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Counterparty, the Supplemental Interest Trust, or the trust formed pursuant to the Pooling and Servicing Agreement by a party other than Wachovia or in any involuntary case or proceeding after it has commenced. This provision will survive the termination of this Agreement.

(n)  Compliance with Regulation AB.

(i) Wachovia agrees and acknowledges that Bear Stearns Asset Backed Securities I LLC
(the “Depositor”) may be required under Regulation AB, as defined in the Pooling and Servicing Agreement, to disclose certain financial information regarding Wachovia or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Wachovia or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof for so long as the Issuing Entity is required to file periodic reports under the Exchange Act with respect to the Certificates, Counterparty or the Depositor requests from Wachovia the applicable financial information described in Item 1115(b) of Regulation AB (such request to be based on a reasonable determination by the Depositor, based on "significance estimates" made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments and furnished by the Sponsor to the Depositor, or if the Sponsor does not furnish such significance estimates to the Depositor, based on a determination of such significance estimates by the Depositor in a manner that it deems reasonable) (the “Swap Financial Disclosure”).

(iii) Upon the occurrence of a Swap Disclosure Event, Wachovia, at its own expense, within ten (10) calendar days, shall either (1)(a) either (i) provide to the Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor to incorporation by reference of such current Swap Financial Disclosure that are filed with the Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to their audits of such current Swap Financial Disclosure, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Wachovia or any entity that consolidates Wachovia within five days of the release of any such updated Swap Financial Disclosure; (2) subject to the Rating Agency Condition, secure another entity to replace Wachovia as party to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Approved Rating Thresholds and which entity complies with the requirements of Item 1115 of Regulation AB and clause (1) above, (3) subject to the Rating Agency Condition, obtain a guaranty of Wachovia’s obligations under this Agreement from an affiliate of Wachovia that complies with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure and other information pursuant to clause (1), such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider, or (4) transfer Eligible Collateral to Counterparty's Custodian in an amount (taking into account any amount posted pursuant to paragraph (o) of this Agreement, if any) which is sufficient, as reasonably determined in good faith by the Depositor, to reduce the aggregate significance percentage below 10% (or, so long as Wachovia is able to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(1) of Regulation AB, below 20%, in the event Wachovia is requested to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(2) of Regulation AB).

(iv) Third Party Beneficiary. Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of Depositor’s rights explicitly specified herein.

(o) The ISDA Form Master Agreement is hereby amended as follows:

The word “third” shall be replaced by the word “first” in the third line of Section 5(a)(i) of the ISDA Form Master Agreement.

(p) FDIC Requirements. Party A represents that it is a bank subject to the requirements of 12 U.S.C. § 1823(e), its execution, delivery and performance of this Agreement (including the Credit Support Annex and each Confirmation) have been approved by its board of directors or its loan committee, such approval is reflected in the minutes of said board of directors or loan committee, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

(q) Permitted Transfer upon Tax Events. Notwithstanding Section 7 of this Agreement, at any time at which a Tax Event or Tax Event Upon Merger exists with respect to Wachovia, Wachovia may, with prior written consent of Counterparty (such consent not to be unreasonably withheld) transfer, in whole but not in part, all of its rights and obligations under this Agreement in a transfer which meets all of the following requirements:

(A) The transferee is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Counterparty that, at the time of the transfer, maintains (or its proposed guarantor maintains) the Approved Rating Thresholds from each Rating Agency;

(B) The Rating Agency Condition is satisfied with respect to such transfer;

(C) Neither an Event of Default with respect to the transferee nor a Termination Event would exist immediately after that transfer;

(D) The transferee executes and delivers a written agreement reasonably satisfactory to Counterparty in which the transferee, among other things, legally and effectively accepts all the rights and assumes all the obligations of Wachovia under this Agreement; and

(E) As of the date of such transfer neither the Transferee nor Counterparty will be required to withhold or deduct on account of any Tax from any payments under this Agreement in excess of what would have been required to be withheld or deducted in the absence of such transfer.

4. Account Details and
Settlement Information:  Payments to Wachovia:

Wachovia Bank, N.A.
CIB Group, ABA 05300219
Ref: Derivative Desk (Trade No: 1555475 )
CIB Group, ABA 053000219
Account #: 04659360006116

Payments to Counterparty:

Swap Account
LaSalle Bank
ABA # 071000505
LaSalle CHGO/CTR/BNF:/LaSalle Trust
Acct # 724032.3
Attn: Carol A. Tilton 312-992-2745

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

Wachovia Bank, N.A.

By:
Name:
Title:

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LaSalle Bank National Association, not individually, but solely as Supplemental Interest Trust
Trustee on behalf of the Supplemental Interest Trust with respect to SACO I Trust 2006-9
Mortgage-Backed Certificates, Series 2006-9

By:
Name:
Title:

SCHEDULE I
(all such dates subject to No Adjustment with respect to Fixed Payments and adjustment in accordance with the Following Business Day Convention with respect to Floating Payments)

From and including	To but excluding	Notional Amount (USD)
Effective Date	9/25/2006	4,622,450.09
9/25/2006	10/25/2006	4,458,090.00
10/25/2006	11/25/2006	4,299,560.00
11/25/2006	12/25/2006	4,146,660.00
12/25/2006	1/25/2007	3,999,180.00
1/25/2007	2/25/2007	3,856,930.00
2/25/2007	3/25/2007	3,719,740.00
3/25/2007	4/25/2007	3,587,410.00
4/25/2007	5/25/2007	3,459,780.00
5/25/2007	6/25/2007	3,336,680.00
6/25/2007	7/25/2007	3,217,950.00
7/25/2007	8/25/2007	3,103,430.00
8/25/2007	9/25/2007	2,992,980.00
9/25/2007	10/25/2007	2,886,450.00
10/25/2007	11/25/2007	2,783,710.00
11/25/2007	12/25/2007	2,684,610.00
12/25/2007	1/25/2008	2,589,030.00
1/25/2008	2/25/2008	2,496,850.00
2/25/2008	3/25/2008	2,407,940.00
3/25/2008	4/25/2008	2,322,190.00
4/25/2008	5/25/2008	2,239,480.00
5/25/2008	6/25/2008	2,159,720.00
6/25/2008	7/25/2008	2,082,780.00
7/25/2008	8/25/2008	2,008,580.00
8/25/2008	9/25/2008	1,937,020.00
9/25/2008	10/25/2008	1,868,000.00
10/25/2008	11/25/2008	1,801,430.00
11/25/2008	12/25/2008	1,737,230.00
12/25/2008	1/25/2009	1,675,310.00
1/25/2009	2/25/2009	1,615,590.00
2/25/2009	3/25/2009	1,557,990.00
3/25/2009	4/25/2009	1,502,440.00
4/25/2009	5/25/2009	1,448,870.00
5/25/2009	6/25/2009	1,397,200.00
6/25/2009	7/25/2009	1,347,370.00
7/25/2009	8/25/2009	1,299,310.00
8/25/2009	9/25/2009	1,252,960.00
9/25/2009	10/25/2009	1,208,250.00
10/25/2009	11/25/2009	1,165,140.00
11/25/2009	12/25/2009	1,123,560.00
12/25/2009	1/25/2010	1,083,460.00
1/25/2010	2/25/2010	1,044,790.00
2/25/2010	3/25/2010	1,007,490.00
3/25/2010	4/25/2010	971,530.00
4/25/2010	Termination Date	936,840.00

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Primary Servicer - transaction party having borrower contact
Master Servicer - aggregator of pool assets
Securities Administrator - waterfall calculator
Back-up Servicer - named in the transaction (in the event a Back up Servicer becomes the Primary Servicer, follow Primary Servicer obligations)
Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction

Note: The definitions above describe the essential function that the party performs, rather than the party’s title. So, for example, in a particular transaction, the trustee may perform the “paying agent” and “securities administrator” functions, while in another transaction, the securities administrator may perform these functions.

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key: X - obligation

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Securities Admin	Custodian	Trustee (nominal)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X	X	X1 (only with respect to LaSalle as Custodian)
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X		X

1 Only with respect to the logistics of adding, removing or substituting loan files.

EXHIBIT P

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.18 of the Pooling and Servicing Agreement.

Under Item 1 of Form 10-D: a) items marked “monthly statements to certificateholders” are required to be included in the periodic Distribution Date statement under Section 6.06 of the Pooling and Servicing Agreement, provided by the Securities Administrator based on information received from the party providing such information to the Securities Administrator; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statements to certificateholders, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items of Form 8-K and Form 10-K set forth in this exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicers	Master Servicer	Securities Administrator	Custodian	Trustee (nominal)	Depositor	Sponsor
10-D	Must be filed within 15 days of the distribution date for the asset-backed securities.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.			X (monthly statements to certificateholders)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.			X (monthly statements to certificateholders)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:			X (monthly statements to certificateholders)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.			X (monthly statements to certificateholders)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (monthly statements to certificateholders)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.			X (monthly statements to certificateholders)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.			X (monthly statements to certificateholders)
		(4) Beginning and ending principal balances of the asset-backed securities.			X (monthly statements to certificateholders)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (monthly statements to certificateholders)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.			X (monthly statements to certificateholders) (only with respect to reserve accounts)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (monthly statements to certificateholders)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
					X (monthly statements to certificateholders)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.			X (monthly statements to certificateholders)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
X (monthly statements to certificateholders)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.			X (monthly statements to certificateholders)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.			X (monthly statements to certificateholders)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,						X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X	X	X			X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
								X	X
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).						X
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)		X (only with respect to any servicer event of default)
	5	Submission of Matters to a Vote of Certificateholders
		Information from Item 4 of Part II of Form 10-Q			X
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*						X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) - Derivative Counterparty Financial Information*
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below.
	9	Exhibits
		Distribution report			X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements						X
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X	X	X			X	X
	1.02	Termination of a Material Definitive Agreement	X	X	X			X	X
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Securities Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement [in this transaction there is no off-balance sheet arrangement]
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to certificateholders.
[in this transaction there will be no events other than waterfall triggers]
X
	3.03	Material Modification to Rights of Certificateholders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement			X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”						X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]						X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]						X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, securities administrator or trustee.
			X	X	X			X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.					X (to the extent required by successor trustee)
		Reg AB disclosure about any new securities administrator is also required.			X
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
					X			X
		Reg AB disclosure about any new enhancement provider is also required.			X			X
	6.04	Failure to Make a Required Distribution			X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.						X
	7.01	Regulation FD Disclosure	X	X	X	X		X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to Certificateholders.						X
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K Item as indicated above.
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information						X
Item 1114(b)(2) - Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1115(b) - Derivative Counterparty Financial Information
		Determining current maximum probable exposure						X
		Determining current significance percentage			X
		Requesting required financial information or effecting incorporation by reference			X
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)							X
		Depositor						X
Trustee
		Issuing entity						X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator of 20% or more of pool assets as of the Cut-off Date						X
		Custodian				X
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)							X
		Depositor						X
Trustee
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X	X
		Securities Administrator			X
		Originator						X
		Custodian				X
		Credit Enhancer/Support Provider						X
		Significant Obligor						X
		Item 1122 - Assessment of Compliance with Servicing Criteria	X	X	X	X
		Item 1123 - Servicer Compliance Statement	X	X	X

EXHIBIT Q

ADDITIONAL DISCLOSURE NOTIFICATION

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
Fax: (212) 272-2000
E-mail: regabnotifications@bear.com

LaSalle Bank National Association as Securities Administrator
135 S. LaSalle St., Suite 1625
Chicago, Illinois 60603
Fax: (312) 904-1368
E-mail: edgar@abnamro.com

Attn: Global Securities and Trust Services Group - SACO I TRUST 2006-9 - SEC REPORT PROCESSING

RE: **Additional Form [     ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.18 of the Pooling and Servicing Agreement, dated as of August 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as Seller and as company, LaSalle Bank National Association, as master servicer and as securities administrator, and Citibank, N.A., as trustee. The Undersigned, as [Name of Party], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [     ].

Description of Additional Form [     ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [     ] Disclosure:

Any inquiries related to this notification should be directed to [     ], phone number: [     ]; email address: [     ].

[NAME OF PARTY], as [role]

By:
Name:
Title:

EXHIBIT R-1

FORM OF FIRST TENNESSEE SERVICING AGREEMENT

EMC MORTGAGE CORPORATION
Purchaser,

FIRST TENNESSEE MORTGAGE SERVICES, INC.
Servicer,

FIRST HORIZON HOME LOAN CORPORATION
Seller,

PURCHASE, WARRANTIES AND SERVICING AGREEMENT
Dated as of September 1, 2003

(Fixed and Adjustable Rate Mortgage Loans)

ARTICLE I

Section 1.01 Defined Terms2

ARTICLE II

Section 2.01 Agreement to Purchase
Section 2.02 Purchase Price
Section 2.03 Servicing of Mortgage Loans
Section 2.04 Record Title and Possession of Mortgage Files; Maintenance of Servicing Files
Section 2.05 Books and Records
Section 2.06 Transfer of Mortgage Loans
Section 2.07 Delivery of Mortgage Loan Documents
Section 2.08 Quality Control Procedures
Section 2.09 Near-term Principal Prepayments; Near Term Payment Defaults
Section 2.10 Modification of Obligations
ARTICLE III

Section 3.01 Representations and Warranties of the Company
Section 3.02 Representations and Warranties as to Individual Mortgage Loans
Section 3.03 Repurchase; Substitution
Section 3.04 Representations and Warranties of the Purchaser

ARTICLE IV

Section 4.01 Company to Act as Servicer
Section 4.02 Collection of Mortgage Loan Payments
Section 4.03 Realization Upon Defaulted Mortgage Loans
Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts
Section 4.05 Permitted Withdrawals from the Custodial Account
Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts
Section 4.07 Permitted Withdrawals From Escrow Account
Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder
Section 4.09 Transfer of Accounts
Section 4.10 Maintenance of Hazard Insurance
Section 4.11 Maintenance of Mortgage Impairment Insurance Policy
Section 4.12 Fidelity Bond, Errors and Omissions Insurance
Section 4.13 Title, Management and Disposition of REO Property
Section 4.14 Notification of Maturity Date
ARTICLE V

Section 5.01 Distributions
Section 5.02 Statements to the Purchaser
Section 5.03 Monthly Advances by the Company
Section 5.04 Liquidation Reports

ARTICLE VI

Section 6.01 Assumption Agreements
Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files
Section 6.03 Servicing Compensation
Section 6.04 Annual Statement as to Compliance
Section 6.05 Annual Independent Certified Public Accountants’ Servicing Report
Section 6.06 Purchaser’s Right to Examine Company Records

ARTICLE VII

Section 7.01 Company Shall Provide Information as Reasonably Required

ARTICLE VIII

Section 8.01 Indemnification; Third Party Claims
Section 8.02 Merger or Consolidation of the Company
Section 8.03 Limitation on Liability of the Company and Others
Section 8.04 Company Not to Assign or Resign
Section 8.05 No Transfer of Servicing

ARTICLE IX

Section 9.01 Events of Default
Section 9.02 Waiver of Defaults

ARTICLE X

Section 10.01 Termination
Section 10.02 Termination without cause

ARTICLE XI

Section 11.01 Successor to the Company
Section 11.02 Amendment
Section 11.03 Recordation of Agreement
Section 11.04 Governing Law
Section 11.05 Notices
Section 11.06 Severability of Provisions
Section 11.07 Exhibits
Section 11.08 General Interpretive Principles
Section 11.09 Reproduction of Documents
Section 11.10 Confidentiality of Information
Section 11.11 Recordation of Assignment of Mortgage
Section 11.12 Assignment by Purchaser
Section 11.13 No Partnership
Section 11.14 Execution: Successors and Assigns
Section 11.15 Entire Agreement
Section 11.16 No Solicitation
Section 11.17 Closing
Section 11.18 Cooperation of Company with Reconstitution

EXHIBITS
A	Contents of Mortgage File
B	Custodial Account Letter Agreement
C	Escrow Account Letter Agreement
D	Form of Assignment, Assumption and Recognition Agreement
E	Form of Trial Balance
F	[reserved]
G	Request for Release of Documents and Receipt
H	Company’s Underwriting Guidelines
I	Form of Term Sheet

This is a Purchase, Warranties and Servicing Agreement, dated as of September 1, 2003 and is executed among EMC MORTGAGE CORPORATION, as Purchaser, with offices located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (the "Purchaser"), FIRST TENNESSEE MORTGAGE SERVICES, INC., as servicer (the “Servicer”) with offices located at 4000 Horizon Way, Irving, Texas 75063 and FIRST HORIZON HOME LOAN CORPORATION, as seller (the “Seller”) with offices located at 4000 Horizon Way, Irving, Texas 75063 (the Servicer and the Seller together referred to as the "Company").

W I T N E S S E T H :

WHEREAS, the Purchaser has heretofore agreed to purchase from the Company and the Company has heretofore agreed to sell to the Purchaser, from time to time, certain Mortgage Loans on a servicing retained basis;

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

WHEREAS, the Purchaser and the Company wish to prescribe the representations and warranties of the Company with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

Adjustment Date: As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

Assignment: An individual assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the State of New York or State of Texas, or (iii) a day on which banks in the State of New York or State of Texas are authorized or obligated by law or executive order to be closed.

Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Company:  Reference to the Seller and Servicer.

Company's Officer's Certificate: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of Company stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation: The trade confirmation letter between the Purchaser and the Company which relates to the Mortgage Loans.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by an appraiser who met the requirements of the Company and Fannie Mae) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

Current LTV: The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

Custodial Account: Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "[_____________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

Custodian: With respect to any Mortgage Loan, the entity stated on the related Term Sheet, and its successors and assigns, as custodian for the Purchaser.

Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account: An account established and maintained: (i) within FDIC insured accounts created, maintained and monitored by the Company so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Company (or any sub-servicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated “A2” or higher by Standard & Poor’s and “A” or higher by Fitch, Inc. or one of the two highest short-term ratings by any applicable Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed securities, the equivalent required ratings of each Rating Agency, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Company (or any sub-servicer) and of any creditors or depositors of the institution in which such account is maintained or (v) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account is established pursuant to clause (iii), (iv) or (v) of the preceding sentence, the Company shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

Eligible Institution:  An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

Equity Take-Out Refinanced Mortgage Loan: A Refinanced Mortgage Loan the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

Escrow Account: Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "[__________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans, and various Mortgagors" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

FHLMC Guide: The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

First Remittance Date: With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

GAAP: Generally accepted accounting principles, consistently applied.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Rate Cap: As to each adjustable rate Mortgage Loan, where applicable, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap: As to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged Property as of the Origination Date with respect to a Refinanced Mortgage Loan, and (ii) the lesser of the Appraised Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property with respect to all other Mortgage Loans.

Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

Monthly Advance: The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File: The mortgage documents pertaining to a particular Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, which may be adjusted from time to time for an adjustable rate Mortgage Loan, in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule attached to the related Term Sheet, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents listed in Exhibit A.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet, such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

(1) the Company's Mortgage Loan identifying number;

(2) the Mortgagor's first and last name;

(3)  the street address of the Mortgaged Property including the city, state and zip code;

(4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

(5) the type of residential property constituting the Mortgaged Property;

(6)	the original months to maturity of the Mortgage Loan;

(7) the remaining months to maturity from the related Cut-off Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(8) the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

(9) the Mortgage Interest Rate as of origination and as of the related Cut-off Date; with respect to each adjustable rate Mortgage Loan, the initial Adjustment Date, the next Adjustment Date immediately following the related Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any, Periodic Rate Cap, if any, minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

(10) the Origination Date of the Mortgage Loan;

(11) the stated maturity date;

(12) the amount of the Monthly Payment at origination;

(13) the amount of the Monthly Payment as of the related Cut-off Date;

(14) the original principal amount of the Mortgage Loan;

(15) the scheduled Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

(16)  a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(17)  a code indicating the documentation style (i.e. full, alternative, etc.);

(18) the number of times during the twelve (12) month period preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

(19) the date on which the first payment is or was due;

(20)	a code indicating whether or not the Mortgage Loan is the subject of a Primary Mortgage Insurance Policy and the name of the related insurance carrier;

(21)  a code indicating whether or not the Mortgage Loan is currently convertible and the conversion spread;

(22)  the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance of the Mortgage Loan.

(23)  product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(24)	credit score and/or mortgage score, if applicable;

(25) a code indicating whether or not the Mortgage Loan is the subject of a Lender Primary Mortgage Insurance Policy and the name of the related insurance carrier and the Lender Paid Mortgage Insurance Rate;

(26)a code indicating whether or not the Mortgage Loan has a prepayment penalty and if so, the amount and term thereof; and

(27) the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable.

With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

(1) the number of Mortgage Loans;

(2) the current aggregate outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Interest Rate of the Mortgage Loans;

(4) the weighted average maturity of the Mortgage Loans; and

(5)  the weighted average months to next Adjustment Date;

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

Mortgagor: The obligor on a Mortgage Note.

Nonrecoverable Advance: Any portion of a Monthly Advance or Servicing Advance previously made or proposed to be made by the Company pursuant to this Agreement, that, in the good faith judgment of the Company, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor or the related Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

OCC: Office of the Comptroller of the Currency, or any successor thereto.

Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Origination Date: The date on which a Mortgage Loan funded, which date shall not, in connection with a Refinanced Mortgage Loan, be the date of the funding of the debt being refinanced, but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

OTS: Office of Thrift Supervision, or any successor thereto.

Periodic Rate Cap: As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date, as set forth in the related Mortgage Note and the related Mortgage Loan Schedule.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institu-tion or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such in-vestment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of secur-ities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstand-ing principal balances of all of the Mortgage Loans and Permitted Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obliga-tions payable on demand or on a specified date not more than one year after the date of issuance there-of) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instru-ment-al-ity of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the ob-li-ga-tions underlying such instrument or if such security provides for payment of both principal and interest with a yield to matur-ity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month’s interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

Prepayment Period: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance represented to be in effect pursuant to Section 3.02(hh), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: As defined in Section 2.02.

Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the related Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or FHLMC.

Rating Agency: Standard & Poor's, Fitch, Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

REMIC: A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code.

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the product of the greater of 100% or the percentage of par as stated in the Confirmation multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (ii) interest on such outstanding principal balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the end of the month of repurchase, plus, (iii) third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased; less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Sales Price: With respect to any Mortgage Loan the proceeds of which were used by the Mortgagor to acquire the related Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

Seller:  First Horizon Home Loan Corporation, its successors in interest and assigns, as permitted by this Agreement.

Servicer: First Tennessee Mortgage Services, Inc., its successors in interest and assigns, as permitted by this Agreement.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser’s request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05 and in accordance with the Fannie Mae Guide(s). Any fee payable to the Company for administrative services related to any REO Property as described in Section 4.13 shall be payable from Liquidation Proceeds of the related REO Property.

Servicing Fee Rate: As set forth in the Term Sheet.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser and copies of the Mortgage Loan Documents listed in Exhibit A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer: Any subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement: An agreement between the Company and a Subservicer, if any, for the servicing of the Mortgage Loans.

Term Sheet: A supplemental agreement in the form attached hereto as Exhibit I which shall be executed and delivered by the Company and the Purchaser to provide for the sale and servicing pursuant to the terms of this Agreement of the Mortgage Loans listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

ARTICLE II

PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Agreement to Purchase.

The Company agrees to sell and the Purchaser agrees to purchase the Mortgage Loans having an aggregate Stated Principal Balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the Confirmation, or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate Stated Principal Balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date, with servicing retained by the Company. The Company shall deliver the related Mortgage Loan Schedule attached to the related Term Sheet for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

Section 2.02 Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Confirmation (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loan listed on the related Mortgage Loan Schedule attached to the related Term Sheet, after application of scheduled payments of principal due on or before the related Cut-off Date whether or not collected.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the Mortgage Loan Remittance Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Company or any successor servicer after the related Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the related Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

Section 2.03 Servicing of Mortgage Loans.

Simultaneously with the execution and delivery of each Term Sheet, the Company does hereby agree to directly service the Mortgage Loans listed on the related Mortgage Loan Schedule attached to the related Term Sheet subject to the terms of this Agreement and the related Term Sheet. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

Section 2.04 Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

As of the related Closing Date, the Company sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, on a servicing retained basis, and the Company hereby acknowledges that the Purchaser has, but subject to the terms of this Agreement and the related Term Sheet, all the right, title and interest of the Company in and to the Mortgage Loans. Company will deliver the Mortgage Files to the Custodian designated by Purchaser, on or before the related Closing Date, at the expense of the Company. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The Servicing File shall contain all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Company is at the will of the Purchaser, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. From the related Closing Date, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the Company in trust for the benefit of the Purchaser as the owner of the Mortgage Loans. Any portion of the Mortgage Files retained by the Company shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser. The Company shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Purchaser, except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

Section 2.05  Books and Records.

The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans that shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or FHLMC, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage of any condominium project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

In addition to the foregoing, Company shall provide to any supervisory agents or examiners that regulate Purchaser, including but not limited to, the OTS, the FDIC and other similar entities, access, during normal business hours, upon reasonable advance notice to Company and without cost to Company or such supervisory agents or examiners, to any documentation regarding the Mortgage Loans that may be required by any applicable regulator.

Section 2.06. Transfer of Mortgage Loans.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Company in accordance with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer in an Assignment and Assumption of this Agreement substantially in the form of Exhibit D hereto executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.07 Delivery of Mortgage Loan Documents.

The Company shall deliver and release to the Purchaser or its designee the Mortgage Loan Documents in accordance with the terms of this Agreement and the related Term Sheet. The documents enumerated as items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the Company to the Purchaser or its designee no later than three (3) Business Days prior to the related Closing Date pursuant to a bailee letter agreement. All other documents in Exhibit A hereto, together with all other documents executed in connection with the Mortgage Loan that Company may have in its possession, shall be retained by the Company in trust for the Purchaser. If the Company cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 120 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or its designee (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, Company shall deliver such document to Purchaser, or its designee, within such time period as specified in a Company's Officer's Certificate. In the event that documents have not been received by the date specified in the Company's Officer's Certificate, a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior Company's Officer's Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 270th day from the date of the related Closing Date, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

The Company shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees in connection with the transfer of all original documents to the Purchaser or its designee. Company shall prepare, in recordable form, all assignments of mortgage necessary to assign the Mortgage Loans to Purchaser, or its designee. Company shall be responsible for recording the assignments of mortgage.

Company shall provide an original or duplicate original of the title insurance policy to Purchaser or its designee within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

Any review by the Purchaser, or its designee, of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

If the Purchaser or its designee discovers any defect with respect to a Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Company which may be given in the exception report or the certification delivered pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

The Company shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution; provided, however, that the Company shall provide the Purchaser, or its designee, with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

From time to time the Company may have a need for Mortgage Loan Documents to be released from Purchaser, or its designee. Purchaser shall, or shall cause its designee, upon the written request of the Company, within ten (10) Business Days, deliver to the Company, any requested documentation previously delivered to Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to Purchaser, or its designee, when the Company no longer requires possession of the document, and provided that during the time that any such documentation is held by the Company, such possession is in trust for the benefit of Purchaser. Company shall indemnify Purchaser, and its designee, from and against any and all losses, claims, damages, penalties, fines, forfeitures, costs and expenses (including court costs and reasonable attorney's fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

Section 2.08 Quality Control Procedures.

The Company must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

Section 2.09 Near-term Principal Prepayments in Full; Near Term Payment Defaults

In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment in full. Such remittance shall be made by the Company to Purchaser not later than five (5) Business Days after notice to the Company.

In the event either of the first three (3) scheduled Monthly Payments which are due under any Mortgage Loan after the related Cut-off Date are not made during the month in which such Monthly Payments are due, then not later than five (5) Business Days after notice to the Company by Purchaser (and at Purchaser’s sole option), the Company, shall repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection 3.03.

Section 2.10  Modification of Obligations.

Purchaser may, without any notice to Company, extend, compromise, renew, release, change, modify, adjust or alter, by operation of law or otherwise, any of the obligations of the Mortgagors or other persons obligated under a Mortgage Loan without releasing or otherwise affecting the obligations of Company under this Agreement, or with respect to such Mortgage Loan, except to the extent Purchaser’s extension, compromise, release, change, modification, adjustment, or alteration affects Company’s ability to collect the Mortgage Loan or realize on the security of the Mortgage, but then only to the extent such action has such effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01 Representations and Warranties of the Company.

Each the Seller and Servicer represents, warrants and covenants to the Purchaser that, as of the related Closing Date or as of such date specifically provided herein:

(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Kansas and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon such Company by any such state, and in any event such Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement. The Servicer is a wholly owned subsidiary of the Seller;

(b) The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Term Sheet, and any agreements contemplated hereby, and this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the Company to make this Agreement and the related Term Sheet and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

(c) Neither the execution and delivery of this Agreement and the related Term Sheet, nor the origination or purchase of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

(d) There is no litigation, suit, proceeding or investigation pending or, to the best of Company’s knowledge, threatened, or any order or decree outstanding, with respect to the Company which, either in any one instance or in the aggregate, is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Company.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the related Term Sheet, or the sale of the Mortgage Loans and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement or the related Term Sheet, except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement or the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g) The origination and servicing practices used by the Company and any prior originator or servicer with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations and the Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage origination and servicing business. Each Mortgage Loan has been serviced in all material respects with Accepted Servicing Practices. With respect to escrow deposits and payments that the Company, on behalf of an investor, is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(h) The Company used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio at the related Cut-off Date;

(i) The Company will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(j) Company is an approved seller/servicer of residential mortgage loans for Fannie Mae, FHLMC and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the OCC, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

(k) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement or the related Term Sheet. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

(l) No statement, tape, diskette, form, report or other document prepared by, or on behalf of, Company pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby, contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

(m)  The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement. In the opinion of Company, the consideration received by Company upon the sale of the Mortgage Loans to Purchaser under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

(n)  Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(o)  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

Section 3.02 Representations and Warranties as to Individual Mortgage Loans.

References in this Section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the related Cut-off Date, based on the outstanding Stated Principal Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to scheduled Monthly Payments due on or prior to the related Cut-off Date, whether or not received. References to percentages of Mortgaged Properties refer, in each case, to the percentages of expected aggregate Stated Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

       (a) The information set forth in the Mortgage Loan Schedule attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

(b) The Mortgage creates a valid, subsisting and enforceable first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

(c) All payments due prior to the related Cut-off Date for such Mortgage Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Company has not advanced its own funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan. As of the related Closing Date, all of the Mortgage Loans will have an actual interest paid to date of their related Cut-off Date(or later) and will be due for the scheduled monthly payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's servicing collection system. No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been delinquent at any time during the twelve (12) months prior to the month of the related Closing Date. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

(d) There are no defaults by Company in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed except in connection with a modification agreement and which modification agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

(f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and as of the related Closing Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

(g) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae or FHLMC Guide, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and contain a standard mortgagee clause naming the Company and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae or FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement. Such policy was issued by a Qualified Insurer. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

(h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects. None of the Mortgage Loans are (a) loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) classified and/or defined as a “high cost”, "covered", or “predatory” loan under any other state, federal or local law or regulation or ordinance, including, but not limited to, the States of Georgia and North Carolina and the City of New York. The Company maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Company's office during normal business hours upon reasonable advance notice;

(i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(j) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to in the lender’s title insurance policy delivered to the originator or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the residential use or Appraised Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

(k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Loan Documents are on forms acceptable to Fannie Mae and FHLMC. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Company or the Mortgagor, or on the part of any other party involved in the origination or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l) The Company is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Upon the sale of the Mortgage Loan to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser’s designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment, sale or pledge to any person other than Purchaser, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

(m) Each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or FHLMC (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Company, its successors and assigns, is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Company, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

(o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(p) All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(q) Each Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company’s underwriting guidelines attached as Exhibit H hereto. The Mortgage Loan bears interest at an adjustable rate (if applicable) as set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the Company at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(r) The Mortgaged Property is not subject to any material damage. At origination of the Mortgage Loan there was not, since origination of the Mortgage Loan there has not been, and there currently is no proceeding pending for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date;

(s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

(u) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or FHLMC;

(v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

(w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

(x) The Mortgagor has received and has executed, where applicable, all disclosure materials required by applicable law with respect to the making of such mortgage loans;

(y) The Mortgage Loan does not contain balloon or "graduated payment" features. Unless otherwise indicated on the related Mortgage Loan Schedule, no Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

(z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent and the Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

(aa) Each Mortgage Loan bears interest based upon a thirty (30) day month and a three hundred and sixty (360) day year. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of each month. As to each adjustable rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index, plus the applicable Margin; provided, that the Mortgage Interest Rate, on each applicable Adjustment Date, will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as applicable. Over the term of each adjustable rate Mortgage Loan, the Mortgage Interest Rate will not exceed such Mortgage Loan's Lifetime Rate Cap. None of the Mortgage Loans are “interest-only” Mortgage Loans or “negative amortization” Mortgage Loans. With respect to each adjustable rate Mortgage Loan, each Mort-gage Note requires a monthly payment which is suffi-cient (a) during the period prior to the first adjust-ment to the Mortgage Interest Rate, to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (b) during the period following each Adjust-ment Date, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. With respect to each adjustable rate Mortgage Loan, the Mortgage Note provides that when the Mortgage Interest Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of the Mortgage Loan. No Mortgage Loan contains terms or provi-sions which would result in negative amortization. None of the Mortgage Loans contain a conversion feature which would cause the Mortgage Loan interest rate to convert to a fixed interest rate. None of the Mortgage Loans are considered agricultural loans;

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(hh) In the event the Mortgage Loan had an LTV at origination greater than 80.00%, the excess of the principal balance of the Mortgage Loan over 75.0% of the Appraised Value of the Mortgaged Property with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property with respect to a purchase money Mortgage Loan was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. No Mortgage Loan has an LTV over 95%. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy, subject to state and federal law, and to pay all premiums and charges in connection therewith. No action has been taken or failed to be taken, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Company or the Mortgagor, or for any other reason under such coverage; The mortgage interest rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium. None of the Mortgage Loans are subject to “lender-paid” mortgage insurance;

(ii) The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(jj) Unless otherwise indicated on the related Mortgage Loan Schedule, none of the Mortgage Loans are secured by an interest in a leasehold estate. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent foundation, or a mobile home. Any non-warrantable condominium unit, condominium unit or planned unit development conforms with the Company’s underwriting guidelines. As of the date of origination, no portion of any Mortgaged Property was used for commercial purposes, and since the Origination Date, no portion of any Mortgaged Property has been, or currently is, used for commercial purposes;

(kk) Payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in monthly installments of principal and interest, which installments are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears. Each of the Mortgage Loans will amortize fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

(ll) As of the Closing Date of the Mortgage Loan, the Mortgage Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(mm) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and the Company has not received any notice of any environmental hazard on the Mortgaged Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(nn) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

(oo)  No Mortgage Loan is a construction or rehabilitation Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

(pp) The Mortgagor for each Mortgage Loan is a natural person;

(qq) None of the Mortgage Loans are Co-op Loans;

(rr)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

(ss)  With respect to each Mortgage Loan either (i) the fair market value of the Mortgaged Property securing such Mortgage Loan was at least equal to 80 percent of the original principal balance of such Mortgage Loan at the time such Mortgage Loan was originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage Property and (b) substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect the Mortgage Property. For the purposes of the preceding sentence, if the Mortgage Loan has been significantly modified other than as a result of a default or a reasonable foreseeable default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

(tt) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(uu) None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

(vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien. With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage; and

(ww) Each Mortgage Note, each Mortgage, each Assignment and any other documents required pursuant to this Agreement to be delivered to the Purchaser or its designee, or its assignee for each Mortgage Loan, have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee.

Section 3.03 Repurchase; Substitution.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage Loan Documents to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. The Company shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Company hereby covenants and agrees that if any such breach is not corrected or cured within such sixty day period, the Company shall, at the Purchaser's option and not later than ninety (90) days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price or, with the Purchaser's prior consent and at Purchaser’s sole option, substitute a Mortgage Loan as provided below. In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Company at the Repurchase Price. Any such repurchase shall be accomplished by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

If the Company is required to repurchase any Mortgage Loan pursuant to this Section 3.03, the Company may, with the Purchaser's prior consent and at Purchaser’s sole option, within ninety (90) days from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan is subject to Purchaser acceptability. Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

The Company shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Purchaser and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Company. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Company and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

For any month in which the Company is permitted to substitute one or more substitute Mortgage Loans, the Company will determine the amount (if any) by which the aggregate Stated Principal Balance (after application of the principal portion of all scheduled payments due in the month of substitution) of all the substitute Mortgage Loans in the month of substitution is less then the aggregate Stated Principal Balance (after application of the principal portion of the scheduled payment due in the month of substitution) of the such replaced Mortgage Loan. An amount equal to the aggregate of such deficiencies described in the preceding sentence for any Remittance Date shall be deposited into the Custodial Account by the Company on the related Determination Date in the month following the calendar month during which the substitution occurred.

It is understood and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective Mortgage Loan, and to indemnify Purchaser pursuant to Section 8.01, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Company fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser's reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all remedies available in this Agreement as a result thereof. No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 10.01 and 11.01.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Company or notice thereof by the Purchaser to the Company, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, no substitution pursuant to Subsection 3.03 shall be made after the applicable REMIC's "start up day" (as defined in Section 860G(a) (9) of the Code), unless the Company has obtained an Opinion of Counsel to the effect that such substitution will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04 Representations and Warranties of the Purchaser.

The Purchaser represents, warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

(a)The Purchaser is a corporation, dully organized validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise except or not required under applicable law to effect such qualification or license;

(b)The Purchaser has full power and authority to hold each Mortgage Loan, to purchase each Mortgage Loan pursuant to this Agreement and the related Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet, has duly executed and delivered this Agreement and the related Term Sheet;

(c) None of the execution and delivery of this Agreement and the related Term Sheet, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Purchaser’s charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

(d) There is no litigation pending or to the best of the Purchaser’s knowledge, threatened with respect to the Purchaser which is reasonably likely to have a material adverse effect on the purchase of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement and the related Term Sheet, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement and the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

(h) The Purchaser will treat the purchase of the Mortgage Loans from the Company as a purchase for reporting, tax and accounting purposes; and

(i) The Purchaser does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

The Purchaser shall indemnify the Company and hold it harmless against any claims, proceedings, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach by the Purchaser of the representations and warranties contained in this Section 3.04. It is understood and agreed that the obligations of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided herein constitute the sole remedies of the Seller respecting a breach of the foregoing representations and warranties.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the related Term Sheet and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement and the related Term Sheet and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement and the related Term Sheet, the Company shall service the Mortgage Loans in strict compliance with the servicing provisions of the Fannie Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and the related Term Sheet and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement and the related Term Sheet shall control and be binding upon the Purchaser and the Company.

Consistent with the terms of this Agreement and the related Term Sheet, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Purchaser and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Company may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date. Any such agreement shall be approved by Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer, if required.

Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the trust agreement pursuant to any Reconstitution to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

The Company shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

In servicing and administering the Mortgage Loans, the Company shall employ Accepted Servicing Practices, giving due consideration to the Purchaser's reliance on the Company. Unless a different time period is stated in this Agreement or the related Term Sheet, Purchaser shall be deemed to have given consent in connection with a particular matter if Purchaser does not affirmatively grant or deny consent within five (5) Business Days from the date Purchaser receives a second written request for consent for such matter from Company as servicer.

The Mortgage Loans may be subserviced by a Subservicer on behalf of the Company provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a FHLMC or Fannie Mae approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae or FHLMC, or which would require notification to Fannie Mae or FHLMC. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee. Company shall notify Purchaser promptly in writing upon the appointment of any Subservicer.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 4.13, 8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Company will indemnify and hold Purchaser harmless from any loss, liability or expense arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Company will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

In no event will the Company waive its right to any prepayment penalty or premium without the prior written consent of Purchaser and Company will use diligent efforts to collect same when due except as otherwise provided in the prepayment penalty provisions provided in the Mortgage Loan Documents.

Section 4.03 Realization Upon Defaulted Mortgage

The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. Foreclosure or comparable proceedings shall be initiated within ninety (90) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. Company shall obtain prior approval of Purchaser as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings and not less than 5 days prior to the acceptance or rejection of any offer of reinstatement. The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a scheduled Monthly Payment, without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed Monthly Advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such delinquent Mortgage Loan notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860G(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(D) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. The Custodial Account shall be an Eligible Account. Funds shall be deposited in the Custodial Account within 48 hours of receipt, and shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)  all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)  all Liquidation Proceeds;

(iv)  any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 4.13 and in connection therewith, the Company shall provide the Purchaser with written detail itemizing all of such amounts;

(v)  all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(vi)  all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(vii)  any Monthly Advances;

(viii)  with respect to each full or partial Principal Prepayment, any Prepayment Interest Shortfalls, to the extent of the Company’s aggregate Servicing Fee received with respect to the related Prepayment Period;

(ix)  any amounts required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Company's own funds, without reimbursement therefor; and

(x)  any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05 (iv). The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

Section 4.05 Permitted Withdrawals From the Custodial Account.

The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)  to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting (or to amounts received on the related Mortgage Loan as a whole if the Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers and Sailors Civil Relief Act of 1940) respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)  to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees(or REO administration fees described in Section 4.13), the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise set forth in this Agreement; any recovery shall be made upon liquidation of the REO Property;

(iv) to pay to itself as part of its servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined,

(vi) to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

(vii) to remove funds inadvertently placed in the Custodial Account by the Company;

(vi) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vii)to reimburse itself for Nonrecoverable Advances to the extent not reimbursed pursuant to clause (ii) or clause (iii).

Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. The Escrow Account shall be an Eligible Account. Funds deposited in each Escrow Account shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the FDIC, or must be invested in Permitted Investments. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes. The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

Section 4.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

(ii) to reimburse Company for any Servicing Advance made by Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii) to refund to the Mortgagor any funds as may be determined to be overages;

(iv) for transfer to the Custodial Account in accordance with the terms of this Agreement;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)  to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Company shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

(viii)  to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06.

Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Company will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be terminated only with the approval of Purchaser, or as required by applicable law or regulation. The Company will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09 Transfer of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

Section 4.10 Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or FHLMC and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or FHLMC, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf. The Company shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

Section 4.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Company shall obtain and maintain a blanket policy issued by a Qualified Insurer insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 4.12 Fidelity Bond, Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement and fraud of such persons. The errors and omissions insurance shall protect and insure the Company against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides. Upon request by the Purchaser, the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. The Company shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Purchaser (or any party having the status of Purchaser hereunder) and any subsidiary thereof and their successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy. Upon request by Purchaser, Company shall provide Purchaser with an insurance certificate certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 4.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Company shall notify the Purchaser in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition. The Purchaser shall thereafter assume the responsibility for marketing such REO property and shall be disposed of by the Purchaser. No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

The Company shall, either itself or through an agent selected by the Company, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed, until such time the REO Property is conveyed to the Purchaser for final disposition. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Company shall make or cause to be made a written report of each such inspection and such reports shall be retained in the Mortgage File. The Company shall file all necessary mortgage insurance claims.

Section 4.14 Notification of Maturity Date.

With respect to each Mortgage Loan, the Company shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

ARTICLE V

PAYMENTS TO THE PURCHASER

Section 5.01 Distributions.

On each Remittance Date, the Company shall distribute by wire transfer of immediately available funds to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Company is obligated to distribute pursuant to Section 5.03, plus, (iii) interest at the Mortgage Loan Remittance Rate on any Principal Prepayment from the date of such Principal Prepayment through the end of the month for which disbursement is made provided that the Company’s obligation as to payment of such interest shall be limited to the Servicing Fee earned during the month of the distribution, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date with respect to Mortgage Loans purchased pursuant to the related Term Sheet is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

With respect to any remittance received by the Purchaser after the Remittance Date, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company. On each Remittance Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

Section 5.02 Statements to the Purchaser.

The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

(i) With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii) the amount of servicing compensation received by the Company during the prior distribution period;

(iv) the aggregate Stated Principal Balance of the Mortgage Loans;

(v) the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 4.05;

(vi) The number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

The Company shall also provide a trial balance, sorted in Purchaser's assigned loan number order, in the form of Exhibit E hereto, with each such Report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03 Monthly Advances by the Company.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Company, whether or not deferred pursuant to Section 4.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date; provided, however that the Company shall not be obligated to advance any shortfall arising as a result of application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 to any Mortgage Loan. .

The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be a Nonrecoverable Advance. In such event, the Company shall deliver to the Purchaser an Officer's Certificate of the Company to the effect that an officer of the Company has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

Section 5.04 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property in a form mutually acceptable to Company and Purchaser. The Company shall also provide reports on the status of REO Property containing such information as Purchaser may reasonably require.

Section 5.05 Prepayment Interest Shortfalls.

Not later than the close of business on the Business Day preceding each Remittance Date in the month following the related Prepayment Period, the Company shall deposit in the Custodial Account an amount equal to any Prepayment Interest Shortfalls with respect to such Prepayment Period, which in the aggregate shall not exceed the Company’s aggregate Servicing Fee received with respect to the related Due Period.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Assumption Agreements.

The Company will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Company shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company, with the approval of the Purchaser, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Company, with the prior consent of the Purchaser and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Company shall follow the underwriting practices and procedures of the Company. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the amount of the Monthly Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. The Purchaser shall no later than five Business Days after receipt of such certification and request, release or cause to be released to the Company, the related Mortgage Loan Documents and, upon its receipt of such documents, the Company shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release. No later than five (5) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Company the release or satisfaction properly executed by the owner of record of the applicable mortgage or its duly appointed attorney in fact. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond and errors and omissions insurance insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the amounts provided for as the Company's Servicing Fee, subject to payment of compensating interest on Principal Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii). Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, and late payment charges or otherwise shall be retained by the Company to the extent not required to be deposited in the Custodial Account. No Servicing Fee shall be payable in connection with partial Monthly Payments. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 6.04 Annual Statement as to Compliance.

The Company will deliver to the Purchaser not later than 90 days following the end of each fiscal year of the Company beginning in March 2004, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status of cure provisions thereof. Copies of such statement shall be provided by the Company to the Purchaser upon request.

Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

Within ninety (90) days of Company's fiscal year end beginning in March 2004, the Company at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the Company's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the Company's servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement shall be provided by the Company to the Purchaser. In addition, on an annual basis, Company shall provided Purchaser with copies of its audited financial statements.

Section 6.06 Purchaser's Right to Examine Company Records.

The Purchaser shall have the right to examine and audit upon reasonable notice to the Company, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise, which relates to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

The Company shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company, and in accordance with the FDIC, OTS, or any other similar federal or state regulations, as applicable.

ARTICLE VII

REPORTS TO BE PREPARED BY SERVICER

Section 7.01 Company Shall Provide Information as Reasonably Required.

The Company shall furnish to the Purchaser during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Company for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of Operations. If it has not already done so, the Company shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above.

The Company shall make reasonably available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01 Indemnification; Third Party Claims.

The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way from any claim, demand, defense or assertion based on or grounded upon, or resulting from any assertion based on, grounded upon or resulting from a breach or alleged breach of any of the representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement. The Company shall immediately notify the Purchaser if a claim is made by a third party against Company with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, whether or not such claim is settled prior to judgment, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser shall promptly reimburse the Company for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the Company to service and administer the Mortgages in strict compliance with the terms of this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the negligence, bad faith or willful misconduct of Company. The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02 Merger or Consolidation of the Company.

The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company whether or not related to loan servicing, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

Section 8.03 Limitation on Liability of the Company and Others.

Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Section 8.04 Company Not to Assign or Resign.

The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05 No Transfer of Servicing.

With respect to the retention of the Company to service the Mortgage Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent shall be granted or withheld in the Purchaser's sole discretion.

Without in any way limiting the generality of this Section 8.05, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Company (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

ARTICLE IX

DEFAULT

Section 9.01 Events of Default.

In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

(i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

(ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days; or

(vii) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(viii) the Company ceases to be (a) licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder; or

(ix) the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02.

Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company (except in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice) Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice (or, in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice), all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Purchaser, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

Section 9.02 Waiver of Defaults.

The Purchaser may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

TERMINATION

Section 10.01 Termination.

The respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all remaining REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Company and the Purchaser in writing; or (iii) termination with cause under the terms of this Agreement.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Successor to the Company.

Prior to termination of Company's responsibilities and duties under this Agreement pursuant to Sections 4.13, 8.04, 9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies available to the Purchaser thereunder and under Section 8.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or this Agreement pursuant to Section 4.13, 8.04, 9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

The Company shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment.

Section 11.02 Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 11.03 Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the Company's expense on direction of the Purchaser accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

Section 11.04 Governing Law.

This Agreement and the related Term Sheet shall be governed by and construed in accordance with the laws of the State of New York except to the extent preempted by Federal law. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05 Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

(i)    if to the Company:

First Horizon Home Loan Corporation
4000 Horizon Way
Irving, Texas 75063
Attention: Capital Markets Department
Telecopier No.: [___________]

First Tennessee Mortgage Services, Inc.
4000 Horizon Way
Irving, Texas 75063
Attention: Capital Markets Department
Telecopier No.: [___________]

(ii)    if to the Purchaser:

EMC Mortgage Corporation
Mac Arthur Ridge II,
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Ms. Ralene Ruyle
Telecopier No.: (972) 444-2810

With a copy to:

Bear Stearns Mortgage Capital Corporation
383 Madison Avenue
New York, New York 10179
Attention: Mary Haggerty

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06 Severability of Provisions.

Any part, provision, representation or warranty of this Agreement and the related Term Sheet which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)  references herein to "Articles", "Sections", Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)  the words "herein", "hereof ", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)  the term "include" or "including" shall mean without limitation by reason of enumeration; and

(viii)  headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.09 Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10 Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over Purchaser, provided such information is identified as confidential non-public information.

Notwithstanding other provisions of this Section 16.14 or any other express or implied agreement, arrangement, or understanding to the contrary, the Company and Purchaser (the “Parties”) agree that the Parties (and their employees, representatives and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the purported or claimed U.S. federal income tax treatment of the purchase of the Mortgage Loans and related transactions covered by this letter agreement (“tax treatment”) and any fact that may be relevant to understanding the tax treatment (“tax structure”) and all materials of any kind (including opinions or other tax analyses) that are provided to the Parties relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with securities laws.

Section 11.11 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by and at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 11.12 Assignment.

The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

Section 11.13 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

Section 11.14 Execution: Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 11.15 Entire Agreement.

The Company acknowledges that no representations, agreements or promises were made to the Company by the Purchaser or any of its employees other than those representations, agreements or promises specifically contained herein and in the Confirmation. The Confirmation and this Agreement and the related Term Sheet sets forth the entire understanding between the parties hereto; provided, however, only this Agreement and the related Term Sheet shall be binding upon all successors of both parties. In the event of any inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

Section 11.16. No Solicitation.

From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) responses to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor, shall not constitute solicitation under this Section 11.16. This Section 11.16 shall not be deemed to preclude the Company or any of its affiliates from soliciting any Mortgagor for any other financial products or services. The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

Section 11.17. Closing.

The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

(a) at least one (1) Business Day prior to the related Closing Date, the Company shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

(b) all of the representations and warranties of the Company under this Agreement shall be materially true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

(c) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all documents required pursuant to this Agreement, the related Term Sheet, an opinion of counsel and an officer's certificate, all in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(d) the Company shall have delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required pursuant to the terms of this Agreement and the related Term Sheet; and

(e) all other terms and conditions of this Agreement, the related Term Sheet and the Confirmation shall have been materially complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Company.

Section 11.18. Cooperation of Company with a Reconstitution.

The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option and with Purchaser’s best efforts to provide notice to the Company fifteen (15) days prior to the Reconstitution Date, the Purchaser may effect one or more sales, but in no event greater than three (3) per pool of Mortgage Loan sold under the related Term Sheet (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a)  one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

(b) one or more trusts or other entities to be formed as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser’s request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the "Reconstitution Agreements"). It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date"). In that connection, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information (including servicing portfolio information) and appropriate verification of information (including servicing portfolio information) which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant. In connection with each Pass-Through Transfer, the Company agrees to provide reasonable and customary indemnification to the Purchaser and its affilates for disclosure contained in any offering document relating to the Company or its affilates, the Mortgage Loans and the underwriting standards of the Mortgage Loans. The Purchaser shall be responsible for the costs relating to the delivery of such information.

The Purchaser agrees that in no event shall the related Servicing Fee Rate be reduced for any Mortgage Loan that is subject to a Reconstitution without the written consent of the Servicer.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

Section 11.19. Reporting with Respect to a Reconstitution.

The Company agrees that with respect to any Mortgage Loan sold or transferred pursuant to a Reconstitution as described in Section 11.18 of this Agreement (a “Reconstituted Mortgage Loan”), the Company, at its expense, shall provide the Purchaser with the information set forth in Exhibit J attached hereto for each Reconstituted Mortgage Loan in such electronic format as may be mutually agreed upon by both Purchaser and Company.

Section 11.20 Obligations of the Sellers

The obligations, liability and indemnification of each of the Seller and the Servicer under this Agreement are joint and several.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION
Purchaser

By:________________________
Name:
Title:

FIRST HORIZON HOME LOAN
CORPORATION
Seller

By: _______________________
Name:
Title:

FIRST TENNESSEE MORTGAGE
SERVICES, INC.
                       Servicer

By: _______________________
Name:
Title:

EXHIBIT A
CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

1. The original Mortgage Note endorsed "Pay to the order of ____________________________________________________, without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]". Mortgage Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

2. The original Mortgage (together with a standard adjustable rate mortgage rider) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

3. The original or certified copy, certified by the Company, of the Primary Mortgage Insurance Policy, if required.

4. The original Assignment, from the Company to _____________________________________, or in accordance with Purchaser's instructions, which assignment shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the Assignments are blanket assignments of mortgage.

5. The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

6. Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Company, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

7. Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

8. If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

9. reserved.

10. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

11. Residential loan application.

12. Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

13. Credit report on the mortgagor.

14. Business credit report, if applicable.

15. Residential appraisal report and attachments thereto.

16. The original of any guarantee executed in connection with the Mortgage Note.

17. Verification of employment and income except for Mortgage Loans originated under a limited documentation program, all in accordance with Company's underwriting guidelines.

18. Verification of acceptable evidence of source and amount of down payment, in accordance with Company's underwriting guidelines.

19. Photograph of the Mortgaged Property (may be part of appraisal).

20. Survey of the Mortgaged Property, if any.

21. Sales contract, if applicable.

22. If available, termite report, structural engineer’s report, water portability and septic certification.

23. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

24. Name affidavit, if applicable.

Notwithstanding anything to the contrary herein, Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________, 2003

To: [_______________________]
(the "Depository")

As "Company" under the Purchase, Warranties and Servicing Agreement, dated as of [_____________________] 1, 200[_] (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[______________________________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________]

By:
Name:
Title:

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number [__________], at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[__________________________]

By:
Name:
Title:

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT
_____________, 2003

To: [_______________________]
(the "Depository")

As “Company” under the Purchase Warranties and Servicing Agreement, dated as of [____________________]1, 200[_] (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[__________________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.
[__________________________]

By:
Name:
Title:

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.
[__________________________]

By:
Name:
Title:

EXHIBIT D

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is a Purchase, Assignment, Assumption and Recognition Agreement (this “PAAR Agreement”) made as of __________, 200__, among EMC Mortgage Corporation (the “Assignor”), ___________________ (the “Assignee”), and _______________________ (the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") now serviced by Company for Assignor and its successors and assigns pursuant to the Purchase, Warranties and Servicing Agreement, dated as of _________, 200__, between Assignor and Company (the “Purchase Agreement”) shall be subject to the terms of this PAAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Purchase, Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Purchase Agreement.

2. Simultaneously with the execution hereof, (i) Assignee shall pay to Assignor the “Funding Amount” as set forth in that certain letter agreement, dated as of _________ ____, between Assignee and Assignor (the “Confirmation”) and (ii) Assignor, at its expense, shall have caused to be delivered to Assignee or its designee the Mortgage File for each Assigned Loan in Assignor's or its custodian's possession, as set forth in the Purchase Agreement, along with, for each Assigned Loan, an endorsement of the Mortgage Note from the Company, in blank, and an assignment of mortgage in recordable form from the Company, in blank. Assignee shall pay the Funding Amount by wire transfer of immediately available funds to the account specified by Assignor. Assignee shall be entitled to all scheduled payments due on the Assigned Loans after ___________, 200__ and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

Representations, Warranties and Covenants

3. Assignor warrants and represents to Assignee and Company as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b) Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c) There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

(d) Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(e) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(h)  Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

4. Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a) Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d) Assignee agrees to be bound as “Purchaser” by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as “Purchaser” thereunder but solely with respect to such Assigned Loans.

5. Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a)           Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)          Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

(c)
Company has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This PAAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(e)
No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect.

(f)
Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

Recognition of Assignee

6. From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans and will service the Assigned Loans in accordance with the Purchase Agreement. It is the intention of Assignor, Company and Assignee that this PAAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

Miscellaneous

7. All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a) In the case of Company,

____________________
____________________
____________________
____________________
____________________

With a copy to ______________________________________.

(b)	In the case of Assignor,

____________________
____________________
____________________
____________________
____________________

(c)           In the case of Assignee,

EMC Mortgage Corporation
Mac Arthur Ridge II
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Raylene Ruyle
Telecopier No.: (972) 444-2810

with a copy to:

___________________
383 Madison Avenue
New York, New York 10179
Attention: ___________
Telecopier No.: (212) 272-____

8. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

9. This PAAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10. No term or provision of this PAAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

11. This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

12. This PAAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

13. This PAAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

14. In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control. In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

15.   The Company and Assignor hereby amend the Purchase Agreement as follows:

(a) The following definitions are added to Section 1.01 of the Purchase Agreement:

Securities Administrator: ________________________

Supplemental PMI Insurer: ________________________

Supplemental PMI Policy: The primary guarantee insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit J, or any successor Supplemental PMI Policy given to the Servicer by the Assignee.

Trustee:  ________________________

(b) The following definition is amended and restated:

Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, the Supplemental PMI Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or other related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

(c) The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

“In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Supplemental PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Supplemental PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

In accordance with the Supplemental PMI Policy, the Company shall provide to the Supplemental PMI Insurer any required information regarding the Mortgage Loans.

The Company shall provide to the [Securities Administrator] on a monthly basis via computer tape, or other mutually acceptable format, the unpaid principal balance, insurer certificate number, lender loan number, and premium due the Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental PMI Policy. In addition, the Company agrees to forward to the Purchaser and the [Securities Administrator] any statements or other reports given by the Supplemental PMI Insurer to the Servicer in connection with a claim under the Supplemental PMI Policy.”

(d) Clause (vi) of Section 6.1 is amended to read as follows:

“Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PMI Insurer; or”]

(e) Section ____ Annual Statement as to Compliance.

The Company will deliver to the Master Servicer on or before March 15 of each year, beginning with March 15, 200__, an Officers' Certificate stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, (ii) the Company has fully complied with the provisions of this Agreement and (iii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(f) Section ____ Annual Certification.

(a) The Company will deliver to the Master Servicer, on or before March 15 of each year beginning March 15, 200__ a certification in the form attached hereto as Exhibit __ with respect to the servicing reports delivered by the Company pursuant to this Agreement, the Company’s compliance with the servicing obligations set forth in this Agreement and any other information within the control of the Company. Such certification shall be signed by the senior officer in charge of servicing of the Company. In addition, the Company shall provide such other information with respect to the Mortgage Loans and the servicing and administration thereof within the control of the Company which shall be required to enable the Master Servicer, Trustee or Depositor, as applicable, to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:______________________________
Name:____________________________
Title:_________________________

_________________________________
Assignee

By:______________________________
Name:____________________________
Title:_________________________

_________________________________
Company

By:______________________________
Name:____________________________
Title:_________________________

 EXHIBIT ___

FORM OF COMPANY CERTIFICATION

I, [identify certifying individual], certify to the [Trustee] [Seller] [Securities Administrator] [Mortgage Loan Seller] [Purchaser] and [Master Servicer] that:

1. I have reviewed the servicing reports prepared by [COMPANY] (the “Company”) pursuant to the [Servicing Agreement] (the “Servicing Agreement”), dated as of __________ between __________ and the Company (as modified by the AAR Agreement (as defined below) and delivered to [MASTER SERVICER] (the “Master Servicer”) pursuant to the Assignment, Assumption and Recognition Agreement (the “AAR Agreement”), dated as of __________ among [ASSIGNOR] as Assignor, Company and [ASSIGNEE], as Assignee.

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such servicing reports.

3. Based on my knowledge, the servicing information required to be provided to the Master Servicer under the Servicing Agreement and the AAR Agreement is included in these reports.

4. I am responsible for reviewing the activities performed the Company under the Servicing Agreement and the AAR Agreement and based upon the review required under the Servicing Agreement and the AAR Agreement, and except as disclosed in the Annual Statement of Compliance, the Company has fulfilled its obligations under the Servicing Agreement and the AAR Agreement.

5. I have disclosed to the Master Servicer's certified public accountants all significant deficiencies relating to the Company's compliance with the minimum servicing standards in accordance with a review conduced in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement and the AAR Agreement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the AAR Agreement.

Date:_________________

_____________________
[Signature]
[Title]

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

EXHIBIT E

FORM OF TRIAL BALANCE

•	S50Y - Scheduled/Scheduled Monthly Remittance Report

•	P139 - Monthly Trial Balance Report

•	S214 - Monthly Pay-off Report

•	S215 - Monthly Actual Collections Report EXHIBIT G

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE: Mortgage Loan #___________________________________________
BORROWER:_________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase, Warranties and Servicing Agreement (the "Agreement") between the Company and the Purchaser, the undersigned hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below. The undersigned further certifies that:

(Check one of the items below)

_____ On _________________, the above captioned mortgage loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed. The Company hereby certifies that all amounts with respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____ The above captioned loan is being repurchased pursuant to the terms of the Agreement. The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____ The above captioned loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action. The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____ Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

Based on this certification and the indemnities provided for in the Agreement, please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
    Signature
___________________________________
    Title

Send documents to: _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

Purchaser hereby acknowledges that all original documents previously released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
    Signature

_______________________________
    Title

EXHIBIT H

COMPANY’S UNDERWRITING GUIDELINES

EXHIBIT I

TERM SHEET

This TERM SHEET (the "Term Sheet") dated _____________, among First Horizon Home Loan Corporation, a Kansas corporation, located at 4000 Horizon Way, Irving, Texas 75063 (the “Seller”), First Tennessee Mortgage Services, Inc., as servicer (the “Servicer”), a Kansas corporation, located at 4000 Horizon Way, Irving, Texas 75063 (the Servicer and the Seller together referred to as the "Company") and EMC Mortgage Corporation, a Delaware corporation, located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (the "Purchaser") is made pursuant to the terms and conditions of that certain Purchase, Warranties and Servicing Agreement (the "Agreement") dated as of September 1, 2003, among the Servicer, the Seller and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

The Purchaser hereby purchases from the Seller and the Seller hereby sells to the Purchaser, all of the Seller’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Servicer shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1. Definitions

For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions: [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans: [None]

[Additional] [Modification] of Representations and Warranties:

[In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans: [None]. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                    FIRST HORIZON HOME LOAN CORPORATION

                    By:______________________________
            Name:____________________________
             Title:_________________________

                    EMC MORTGAGE CORPORATION

                    By:______________________________
            Name:____________________________
             Title:_________________________

                    FIRST TENNESSEE MORTGAGE SERVICES, INC.

                    By:______________________________
            Name:____________________________
             Title:_________________________

SCHEDULE I

MORTGAGE LOAN SCHEDULE

EXHIBIT J

RECONSTITUTED MORTGAGE LOAN REPORTING

(a) Servicer Mortgage Loan Number
(b) FNMA Mortgage Loan Number (if applicable)
(c) Lender/Seller Mortgage Loan Number (if available)
(d) Scheduled Balance (scheduled end of month balance reporting to Master Servicer/Trustee)
(e) Actual Balance (actual end of month balance received from Mortgagor)
(f) Gross Rate (current gross rate)
(g) Net Rate (current passthrough)
(h) Last Payment Date (LPI_DATE in Fannie's Laser Reporting)
(i)  Delinquency Month (if available)
(j) Default Flag, i.e. FC, REO, etc. (if available)
(k) Pay-In-Full Date (Mortgage Loan paid off by Mortgagor)
(l) Foreclosure start date
(m) Foreclosure end date
(n) REO Property date
(o) With respect to Liquidated Mortgage Loans:
       (i) amount of loss or gain (as applicable)
     (ii) the date of the loss or gain.
     (iii) the liquidation reason (paid in full or repurchased out of deal)
(p) Fannie's Laser Reporting
     (i) Action Code (for default or paid off Mortgage Loans; i.e. 60, 65, etc.)
      (ii) Action Date
    (iii) Remit Prin (submitted principal amount)
     (iv) Remit Int (submitted interest amount)
     (v) Pool/Invest indicator (indicating Schedule/Schedule or Actual/Actual pool)

AMENDMENT NO. 1 TO PURCHASE, WARRANTIES
AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1, effective as of May 14, 2004, amends the Purchase, Warranties and Servicing Agreement among EMC Mortgage Corporation (the “Purchaser”), First Tennessee Mortgage Services, Inc., as servicer (the “Servicer”) and First Horizon Home Loan Corporation (the “Seller”, and together with the Servicer, the “Company”), previously entered into as of September 1, 2003 (the “Agreement”).

RECITALS

WHEREAS, the Company sells to the Purchaser, and the Purchaser purchases from the Company, from time to time, pursuant to the Agreement, certain conventional residential Mortgage Loans on a servicing retained basis; and

WHEREAS, in connection with future sales of Mortgage Loans to the Purchaser, the Company and the Purchaser wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree to amend the Agreement as follows:

1. Section 3.02(h) of the Agreement shall be deleted in its entirety and replaced with the following:

(h) Each Mortgage Loan complies with, and the Company has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act, disclosure laws and all applicable predatory and abusive lending laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. None of the Mortgage Loans are (a) Mortgage Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or (b) except as may be provided in subparagraph (c) below, classified and/or defined, as a “high cost”, “threshold”, “predatory” “high risk home loan” or “covered” loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and or/fees) under any other applicable state, federal or local law including, but not limited to, the States of Georgia, New York, North Carolina, Arkansas, Kentucky or New Mexico or (c) Mortgage Loans subject to the New Jersey Home Ownership Security Act of 2002 (the “Act”), unless such Mortgage Loan is a (1) “Home Loan” as defined in the Act that is a first lien Mortgage Loan, which is not a “High Cost Home Loan” as defined in the Act or (2) “Covered Home Loan” as defined in the Act that is a first lien purchase money Mortgage Loan, which is not a High Cost Home Loan under the Act. In addition to and notwithstanding anything to the contrary herein, no Mortgage Loan for which the Mortgaged Property is located in New Jersey is a Home Loan as defined in the Act that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. Company shall maintain in its possession, available for the Purchaser’s inspection, as appropriate, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements.

2. The following representations and warranties shall be added to Section 3.02 of the Agreement:

(yy)  There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

(zz)  No proceeds from any Mortgage Loan were used to finance single premium credit insurance policies.

(aaa)  No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the borrower’s application to such affiliate for underwriting consideration.

(bbb) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

(ccc) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments.

(ddd) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan.

(eee) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to the Fannie Mae Selling Guide and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

(fff) Any Mortgage Loan with a Mortgaged Property in the State of Illinois complies with the Illinois Interest Act.

3. The following field shall be added to the definition of Mortgage Loan Schedule:

“and (28) whether such Mortgage Loan is a “Home Loan”, “Covered Home Loan”, “Manufactured Housing” or “Home Improvement Loan” as defined in the New Jersey Home Ownership Security Act of 2002.”

4. Section 6.04 of the Agreement shall be deleted in its entirety and replaced with the following:

Section 6.04 Annual Statement as to Compliance.

The Company will deliver to the Purchaser not later than March 15th of each year, beginning March 15, 2005, an executed Officers' Certificate acceptable to the Purchaser stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status of cure provisions thereof. Such Officers’ Certificate shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request.

If the Company does not timely comply with this Section 6.04, the Purchaser shall give prompt written notice to the Company. The Company shall have a period of five (5) Business Days after receipt of such notice to provide what is required hereunder. Failure of the Company to timely comply thereafter shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

5. Section 6.05 of the Agreement shall be deleted in its entirety and replaced with the following:

Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

The Company, at its expense and not later than March 15th of each year, beginning March 15, 2005, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser acceptable to the Purchaser to the effect that such firm has examined certain documents and records relating to the Company's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the Company's servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Such statement shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser. In addition, on an annual basis, Company shall provide Purchaser with copies of its audited financial statements.

If the Company does not timely comply with this Section 6.05, the Purchaser shall give prompt written notice to the Company. The Company shall have a period of five (5) Business Days after receipt of such notice to provide what is required hereunder. Failure of the Company to timely comply thereafter shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

6. All other terms and conditions of the Agreement remain unchanged and in full force and effect.

7. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EMC MORTGAGE CORPORATION
Purchaser

By:________________________
Name:
Title:

FIRST HORIZON HOME LOAN
CORPORATION
Seller

By: _______________________
Name:
Title:

FIRST TENNESSEE MORTGAGE
SERVICES, INC.
                       Servicer

By: _______________________
Name:
Title:

AMENDMENT NO. 2 TO PURCHASE, WARRANTIES
AND SERVICING AGREEMENT

THIS AMENDMENT NO. 2, effective as of June 16, 2005, amends the Purchase, Warranties and Servicing Agreement among EMC Mortgage Corporation (the “Purchaser”), First Tennessee Mortgage Services, Inc., as servicer (the “Servicer”) and First Horizon Home Loan Corporation (the “Seller”, and together with the Servicer, the “Company”), previously entered into as of September 1, 2003 (the “Agreement”), as previously amended.

RECITALS

WHEREAS, the Seller sells to the Purchaser, and the Purchaser purchases from the Seller, from time to time, pursuant to the Agreement, certain conventional residential Mortgage Loans on a servicing retained basis serviced by the Servicer, including second lien loans; and

WHEREAS, in connection with future sales of Mortgage Loans to the Purchaser, the Company and the Purchaser wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree to amend the Agreement as follows:

1.  The preamble, in the second “Whereas” clause, shall be amended to include “or second lien” following the term “first lien”.

2. The definition of Mortgage shall be amended to include; “or second lien” following the term “first lien”.

3. The definition of “Determination Date” shall be deleted in its entirety and replaced with the following:

“Determination Date: For first lien Mortgage Loans only, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date. For second lien Mortgage Loans only, with respect to each Remittance Date, the close of business of the last day of the month preceding the month in which such Remittance Date occurs.”

4. The definition of “Monthly Advance” shall be amended to add; “For first lien Mortgage Loans only,” at the beginning of the definition.

5. The definition of “Remittance Date” shall be deleted in its entirety and replaced with the following:

“Remittance Date: For first lien Mortgage Loans only, the 18th day of any month, beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day. For second lien Mortgage Loans, the fifth (5th) day of each month, commencing on the fifth (5th) day of the month next following the month in which the Cut-off Date occurs, or if such fifth (5th) day is not a Business Day, the first Business Day immediately following such fifth (5th) day.”

6. Section 3.02(b) shall be amended to include “or second lien, as applicable,” following the term “first lien” and to include “or second priority ownership interest, as applicable,” following the term “first priority ownership interest”.

7. Section 3.02(j) shall be amended to include “or second lien, as applicable,” following the term “first lien”. Further, Section 3.02(j) shall be amended to add “and (4) for any second lien Mortgage Loan, the related first lien” at the end of the second sentence.

8. The following representations and warranties shall be added to Section 3.02:

(ggg) With respect to any Mortgage Loan originated on or after August 1, 2004 and underlying the security, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.
(hhh) No Mortgage Loan is secured by Mortgaged Property in the Commonwealth of Massachusetts with a loan application date on or after November 7, 2004 that refinances a mortgage loan that is less than sixty (60) months old, unless such Mortgage Loan (i) is on an investment property, (ii) meets the requirements set forth in the Code of Massachusetts Regulation (“CMR”), 209 CMR 53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c).

9.  Section 4.03 shall be amended to include the following:

“For all second lien Mortgage Loans only, the Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In addition, for all second lien Mortgage Loans only, if the Company reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off or will become a liquidated Mortgage Loan. The Company will give notice of any such charge-off to the Purchaser. The decision of the Company to foreclose on a defaulted second lien Mortgage Loan shall be subject to a determination by the Company that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

Further, for all second lien Mortgage Loans, the Company agrees that it shall provide to Purchaser within one hundred twenty (120) days of default for any such second lien Mortgage Loan a bid pass package to Purchaser containing all relevant information and any necessary supporting documentation needed for Purchaser to determine whether to foreclose or charge-off such second lien Mortgage Loan. For any such second lien Mortgage Loan, Purchaser shall advise Company of its decision to foreclose or charge-off by no later than one hundred eighty (180) days of default of such second lien Mortgage Loan. In addition, notwithstanding anything contrary contained herein, Company will cease collection activity on any second lien Mortgage Loan that is twelve (12) months or more delinquent.”

10.  Section 4.03 shall be amended to include as the final paragraph:

“If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Company, in such capacity, may consent to the refinancing of the prior senior lien, provided that the following requirements are met: (i) the resulting combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the combined Loan-to-Value Ratio prior to such refinancing; and (ii) the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and (iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.”

11.  Section 5.01 shall be amended to add; “Notwithstanding anything to the contrary contained herein, for all second lien Mortgage Loans only, Company shall, within five (5) business days of receipt, distribute by wire transfer of immediately available funds to the Purchaser all Principal Prepayments made in full.”

12. Section 5.03 shall be amended to add; “For first lien Mortgage Loans only,” at the start of the first sentence. Further, Section 5.03 shall be amended to add as a third paragraph; “Notwithstanding anything to the contrary contained herein, the Company’s obligations to make such Monthly Advances shall only extend to first lien Mortgage Loans and Company shall not make such Monthly Advances for any second lien Mortgage Loan.”

13. Section 5.05 shall be amended to add; “For first lien Mortgage Loans only,” at the start of the first sentence. Further, Section 5.05 shall be amended to add as a second sentence; “Notwithstanding anything to the contrary contained herein, the Company’s obligations to make such Prepayment Interest Shortfalls shall only extend to first lien Mortgage Loans and Company shall not make such Prepayment Interest Shortfalls for any second lien Mortgage Loan.”
14. Section 9.01(viii) shall be amended to replace “or second lien” following the term “first lien

15. Section 11.10 shall be amended to include the following as a third paragraph:

“The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information including, but not limited to the Gramm-Leach-Bliley Act, Title V, Subtitle A, 15 U.S.C. § 6801 et seq., (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except at the specific written direction of the Purchaser, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as provided by the applicable laws and regulations, and (v) shall immediately notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer Information that would have a material and adverse effect on the Purchaser. Consumer Information includes, but is not limited to, all personal information about the Mortgagors that is supplied to the Purchaser by or on behalf of the Company. The Company agrees that the Company shall indemnify, defend and hold the Purchaser harmless from and against any loss, claim or liability the Purchaser may suffer by reason of the Company's failure to perform the obligations set forth in this Section 11.10.”

16. Section 11.18 shall be amended to include; “Notwithstanding anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit K hereto” at the end of the first flush paragraph.

17. Section 11.19 shall be deleted in its entirety and replaced with the following:

Section 11.19. Monthly Reporting with Respect to a Reconstitution.

As long as the Company continues to service Mortgage Loans and until the Company has updated its servicing or reporting system to report on a transmittal basis, the Company agrees that with respect to any Mortgage Loan sold or transferred pursuant to a Reconstitution as described in Section 11.18 of this Agreement (a “Reconstituted Mortgage Loan”), the Company, at its expense, shall provide the Purchaser with the information set forth in Exhibit J attached hereto for each Reconstituted Mortgage Loan in Excel or such electronic delimited file format as may be mutually agreed upon by both Purchaser and Company. Such information shall be provided monthly for all Reconstituted Mortgage Loans on the fifth (5th) Business Day of each month for the immediately preceding monthly period, and shall be transmitted to fast.data@bear.com. The Company and Purchaser agree that the Company shall inform Purchaser when it has updated its servicing or reporting system to report on a transmittal basis. At such time, Company and Purchaser agree to determine how, if it all, any reports should be sent under this Section 11.19.

18. Section 11.21 shall be added to the Agreement:

Section 11.21. Signature Pages/Counterparts. Notwithstanding anything to the contrary in the Agreement, this Term Sheet shall be executed by each party (i) in one or more fully executed copies, each of which shall constitute a fully executed original Term Sheet, and/or (ii) in counterparts having one or more original signatures, and all such counterparts containing the original signatures of all of the parties hereto taken together shall constitute a fully executed original Term Sheet, and/or (iii) by delivery of one or more original signed signature pages to the other parties hereto (x) by mail or courier, and/or (y) by electronic transmission, including without limitation by telecopier, facsimile or email of a scanned image (“Electronic Transmission”), each of which as received shall constitute for all purposes an executed original signature page of such party. The Purchaser may deliver a copy of this Term Sheet, fully executed as provided herein, to each other party hereto by mail and/or courier and/or Electronic Transmission, and such copy as so delivered shall constitute a fully executed original Term Sheet, superseding any prior form of the Term Sheet that differs therefrom in any respect related to the Mortgage Loans hereunder.”

19. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

20. All other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EMC MORTGAGE CORPORATION
Purchaser

By:________________________
Name:
Title:

FIRST HORIZON HOME LOAN
CORPORATION
Seller

By: _______________________
Name:
Title:

FIRST TENNESSEE MORTGAGE
SERVICES, INC.
           Servicer

By: _______________________
Name:
Title:

EXHIBIT J

RECONSTITUTED MORTGAGE LOAN REPORTING
(Reports sent electronically in Text or Excel Format)

(a) Servicer Mortgage Loan Number
(b) FNMA Mortgage Loan Number (if applicable)
(c) Lender/Seller Mortgage Loan Number (plus any other loan number)
(d) Month end date/ date file created
(e) Scheduled Beginning Balance
(f) Actual Beginning Balance
(g) Scheduled Ending Balance
(h) Actual Ending Balance
(i) Gross Rate (current gross rate)
(j) Net Rate (current passthrough)
(k) Last Payment Date (LPI_DATE in Fannie's Laser Reporting)- S/S reporting only
(l) Next Due Date - A/A reporting only
(m) Default Reporting Data
(i) Servicer Loan Number
(ii) Investor Loan Number
(iii) Borrower Last Name
(iv) 60 Days
(v) 90 Days
(vi) 120 Days & Over
(vii) Due Date
(viii) Status Code
(ix) Foreclosure Start Date
(x) Foreclosure End Date
(xi) Foreclosure Sale Date
(xii)Bankruptcy Chapter
(xiii) Bankruptcy Start Date
(xiv) Bankruptcy End Date
(xv) Bankruptcy Post Petition Due Date
(xvi) Bankruptcy Case #
(xvii) REO Start Date
(xviii) REO Sale Date
(xix) Comment

EXHIBIT K

COMPANY’S OBLIGATIONS IN CONNECTION
WITH A RECONSTITUTION

•
The Company shall (i) possess the ability to service to a securitization documents; (ii) service on a “Scheduled/Scheduled” reporting basis (advancing through the liquidation of an REO Property), (iii) make compensating interest payments on payoffs and curtailments and (iv) remit and report to a master servicer in format acceptable to such master servicer.

•
The Company shall provide an acceptable annual certification (officer’s certificate) to the master servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants’ servicing report due).

•	The Company shall allow for the Purchaser, the master servicer or their designee to perform a review of audited financials and net worth of the Company.

•	The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the master servicer and/or the Purchaser.

•
The Company shall provide information on each Custodial Account as requested by the master servicer and/or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

•	The Company shall provide any additional information as reasonably requested by Purchaser and/or the master servicer.

AMENDMENT NO. 3 TO PURCHASE, WARRANTIES
AND SERVICING AGREEMENT

THIS AMENDMENT NO. 3, effective as of August 8, 2005, amends the Purchase, Warranties and Servicing Agreement among EMC Mortgage Corporation (the “Purchaser”), First Tennessee Mortgage Services, Inc., as servicer (the “Servicer”) and First Horizon Home Loan Corporation (the “Seller”, and together with the Servicer, the “Company”), previously entered into as of September 1, 2003 (the “Agreement”), as previously amended.

RECITALS

WHEREAS, the Seller sells to the Purchaser, and the Purchaser purchases from the Seller, from time to time, pursuant to the Agreement, certain conventional residential Mortgage Loans on a servicing retained basis serviced by the Servicer, including second lien loans; and

WHEREAS, in connection with future sales of Mortgage Loans to the Purchaser, the Company and the Purchaser wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree to amend the Agreement as follows:

1.	Section 2.09 shall be deleted in its entirety and replaced with the following:

Section 2.09 Near-term Principal Prepayments in Full; Near Term Payment Defaults

In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment in full, provided however, that the Company shall not be required to remit any payments to the Purchaser pursuant to this paragraph unless the Purchaser has notified the Company within one hundred eighty (180) days following Closing Date. Such remittance shall be made by the Company to Purchaser not later than five (5) Business Days after notice to the Company.

In the event either of the first three (3) scheduled Monthly Payments which are due under any Mortgage Loan after the related Cut-off Date are not made during the month in which such Monthly Payments are due, then not later than five (5) Business Days after notice to the Company by Purchaser (and at Purchaser’s sole option), the Company, shall repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection 3.03, provided however, that the Company shall not be required to repurchase any Mortgage Loan pursuant to this paragraph unless the Purchaser has notified the Company within one hundred eighty (180) days following Closing Date.

2. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

3. All other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EMC MORTGAGE CORPORATION
Purchaser

By:________________________
Name:
Title:

FIRST HORIZON HOME LOAN
CORPORATION
Seller

By: _______________________
Name:
Title:

FIRST TENNESSEE MORTGAGE
SERVICES, INC.
                Servicer

By: _______________________
Name:
Title:

AMENDMENT NUMBER FOUR

to the

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Dated as of September 1, 2003

among

EMC MORTGAGE CORPORATION,
as Purchaser

and

FIRST TENNESSEE MORTGAGE SERVICES, INC.
as Servicer,

FIRST HORIZON HOME LOAN CORPORATION,
as Seller

This AMENDMENT NUMBER FOUR (this “Amendment”) is made and entered into this 22nd day of December, 2005, by and among EMC Mortgage Corporation, a Delaware corporation, as purchaser (the “Purchaser”) and First Tennessee Mortgage Services, Inc., as servicer (the “Servicer”) and First Horizon Home Loan Corporation (the “Seller”, and together with the Servicer, the “Company”) in connection with the Purchase, Warranties and Servicing Agreement, dated as of September 1, 2003, between the above mentioned parties (the “Agreement”).

RECITALS

WHEREAS,  the parties hereto have entered into the Agreement;

WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

Commission or SEC: The Securities and Exchange Commission.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Servicing Criteria: As of any date of determination, the “servicing criteria” set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit M for convenience of reference only. In the event of a conflict or inconsistency between the terms of Exhibit M and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

3. Article III of the Agreement is hereby amended effective as of the date hereof by revising Section 3.01(n) as follows (new text underlined):

(n) Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

4. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(p):

(p) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Purchaser: (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company’s servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the Company that could be material to investors in the securities issued in such Pass-Through Transfer; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

5. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(q):

(q) If so requested by the Purchaser or any Depositor on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.01(p) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

6. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(r):

(r) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (7) of paragraph (p) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

7. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(s):

(s) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least [15] calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

8. Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

In determining the delinquency status of any Mortgage Loan, the Company will use delinquency recognition policies as described to and approved by the Purchaser, and shall revise these policies as requested by the Purchaser from time to time.

9. Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

Section 5.02 Statements to the Purchaser.

The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Purchaser and Company, and shall contain the following:

(i) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii) reserved;

(iii) reserved;

(iv) the Stated Principal Balance of each Mortgage Loan and the aggregate Stated Principal Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(v) with respect to each Mortgage Loan, the current Mortgage Interest Rate;

(vi) with respect to each Mortgage Loan, the aggregate amount of any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

(vii) reserved;

(viii) reserved;

(ix) the number of Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(x) with respect to each Mortgage Loan, the Stated Principal Balance of each Mortgage Loan (a) delinquent as grouped in the following intervals through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(xi) with respect to each Mortgage Loan, the amount and severity of any realized loss following liquidation of such Mortgage Loan;

(xii) with respect to each Mortgage Loan, and in the aggregate for all Mortgage Loans, the amount of any Monthly Advances made by the Company during the prior distribution period;

(xiii) reserved;

(xiv) reserved;

(xv) reserved;

(xvi) with respect to any Mortgage Loan, a description of any material modifications, extensions or waivers to the terms, fees, penalties or payments of such Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

(xvii) reserved;

(xviii) reserved;

(xix) with respect to each Mortgage Loan, the Stated Principal Balance of any Mortgage Loan that has been repurchased by the Company in accordance with Section 3.03 herein;

(xx) any other information required by Purchaser or master servicer necessary for compliance with Item 1121 of Regulation AB.

In addition, the Company shall provide to the Purchaser such other information known or available to the Company that is necessary in order to provide the distribution and pool performance information as required under Item 1121 of Regulation AB, as amended from time to time, as determined by the Purchaser in its sole reasonable discretion. The Company shall also provide a trial balance, sorted in Purchaser's assigned loan number order, in the form of Exhibit E hereto, and Exhibit F with respect to defaulted mortgage loans, with each such report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

10. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

Section 6.04 Annual Statement as to Compliance; Annual Certification.

(a) The Company will deliver to the Purchaser, to deliver to the Purchaser or its designee on or before March 1 of each calendar year beginning in 2006, but in no event later than March 15th of each calendar year beginning in 2006, an Officers’ Certificate acceptable to the Purchaser (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an officer’s certificate of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

(b) With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, by on or before March 1 of each calendar year beginning in 2006, but in no event later than March 15th of each calendar year beginning in 2006, an officer of the Company shall execute and deliver an Officers’ Certificate (an “Annual Certification”) to the Purchaser, any master servicer which is master servicing loans in connection with such transaction (a “Master Servicer”) and any related depositor (a “Depositor”) for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, in the form attached hereto as Exhibit L. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an officers’ certificate of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

Failure of the Company to timely comply with this Section 6.04 shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

11. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

The Company, at its expense and on or before March 1 of each calendar year beginning in 2006, but in no event later than March 15th of each calendar year beginning in 2006, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report (a “USAP Report”) to the Purchaser acceptable to the Purchaser to the effect that such firm has examined certain documents and records relating to the Company's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the Company's servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05 during the preceding calendar year, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such USAP Report. Such USAP Report shall contain no restrictions or limitations on its use. Copies of such USAP Report shall be provided by the Company to the Purchaser. In addition, on an annual basis, Company shall provide Purchaser with copies of its audited financial statements.

In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall provide a USAP report of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

Notwithstanding the foregoing, the Company’s obligation to deliver a USAP Report under this Section, as to the Company or any Subservicer, as to any calendar year, beginning with the report required in February 2007, shall be satisfied if an Assessment of Compliance and Attestation Report is delivered in compliance with Section 6.07 for such calendar year with respect to that entity.

Failure of the Company to timely comply with this Section 6.05 shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

12. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.07:

Section 6.07 Assessment of Compliance with Servicing Criteria.

On and after January 1, 2006, the Company shall service and administer, and shall cause each subservicer to servicer or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Company shall deliver to the Purchaser or its designee on or before February 28 of each calendar year beginning in 2007, a report (an “Assessment of Compliance”) reasonably satisfactory to the Purchaser regarding the Company’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

(a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Company;

(b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Company;

(c) An assessment by such officer of the Company’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

(d) A statement that a registered public accounting firm has issued an attestation report on the Company’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Company, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit O hereto delivered to the Purchaser concurrently with the execution of this Agreement.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, on or before February 28 of each calendar year beginning in 2007, the Company shall furnish to the Purchaser or its designee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Company, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Company shall cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 11.19 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Sections 6.07.

If the Company cannot deliver the related Assessment of Compliance or Attestation Report by February 28th of such year, the Purchaser, at its sole option, may permit a cure period for the Company to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

Failure of the Company to timely comply with this Section 6.07 shall be deemed an Event of Default, automatically, without notice and without any cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

13. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.08:

Section 6.08 Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that a purpose of Sections 3.01(p), 5.02, 6.04, 6.05, 6.07 and 11.18 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

14. Article XI of the Agreement is hereby amended effective as of the date hereof by restating Section 11.18 in its entirety as follows:

Section 11.18. Cooperation of Company with a Reconstitution.

The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option and with Purchaser’s best efforts to provide notice to the Company fifteen (15) days prior to the Reconstitution Date, the Purchaser may effect one or more sales, but in no event greater than three (3) per pool of Mortgage Loans sold under the related Term Sheet (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a) one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

(b) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser’s request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”). It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement. Notwithstanding anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit K hereto.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date").

In addition, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

(i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

(ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

(iii) within 5 Business Days after request by the Purchaser, the information with respect to the Company (as originator) and each Third-Party Originator of the Mortgage Loans as required under Item 1110(a) and (b) of Regulation AB, a summary of the requirements of which has of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole reasonable discretion. If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

(iv) within 5 Business Days after request by the Purchaser, to the extent that is required Regulation AB, the Company shall provide, to the extent that is reasonably available to the Company (and not otherwise available to the Purchaser) without unreasonable burden, cost or expense (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) serviced by the Company or any Third-Party Originator for a period of 120 days or more and originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator in each case to the extent such mortgage loans were purchased from the Company by the Purchaser. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB for such period of time the Company or Third-Party Origination serviced such mortgage loans. To the extent that there is reasonably available to the Company (or Third-Party Originator), without unreasonable effort or expense Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable. The Purchaser agrees that it will cooperate with the Company and provide sufficient and timely notice of any information requirement pertaining to a Securitization Transaction.  The Purchaser will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and will refrain from requesting information that is not required for such compliance.  The Purchaser further agrees to provide the Company with Static Pool Information regarding the Mortgage Loans to the same extent that the Company is required to provide Static Pool Information with respect to mortgage loans similar to the Mortgage Loans hereunder. The Company shall in good faith use its best efforts to supply the Static Pool Information required hereunder; provided, however, that failure of the Company to perform such obligations, after applying all good faith best efforts, shall not result in a breach by the Company of the provisions of this Agreement;

(v) within 5 Business Days after request by the Purchaser, information with respect to the Company (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole reasonable discretion. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

(vi) within 5 Business Days after request by the Purchaser,

(a) information regarding any legal proceedings pending (or known to be contemplated) against the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole reasonable discretion,

(b) information regarding affiliations with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole reasonable discretion, and

(c) information regarding relationships and transactions with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole reasonable discretion; and

(vii) if so requested by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the Purchaser (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, or to any financial information included in any other disclosure provided under this Section 11.18, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Pass-Through Transfer. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

In the event of a conflict or inconsistency between the terms of Exhibit N and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Section 11.18 by or on behalf of the Company, or provided under this Section 11.18 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 11.18, including any failure by the Company to identify pursuant to Section 11.19 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii) any breach by the Company of a representation or warranty set forth in Section 3.01 or in a writing furnished pursuant to Section 3.01(q) and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

15. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.19:

Section 11.19. Use of Subservicers and Subcontractors.

(a) The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (d) of this Section.

(b) The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 3.01(p), 3.01(s), 6.04, 6.05, 6.07 and 11.18 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 3.01(r) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

(c) The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.07 and 11.18 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any Assessment of Compliance and Attestation Report required to be delivered by such Subcontractor under Section 6.07, in each case as and when required to be delivered.

16. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:

EXHIBIT L

FORM OF COMPANY CERTIFICATION

I, [identify certifying individual], certify to the [Trustee] [Seller] [Securities Administrator] [Mortgage Loan Seller] [Purchaser] and [Master Servicer] that:

1. Based on my knowledge, the information in the Annual Statement of Compliance, the [USAP Report]* [Assessment of Compliance and Attestation Report]** and all servicing reports, officer's certificates and other information provided by the Company relating to the servicing of the Mortgage Loans taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such servicing reports.

3. Based on my knowledge, the servicing information required to be provided to the Master Servicer under the Agreement is included in these reports.

4. I am responsible for reviewing the activities performed the Company under the Agreement and based upon the review required under the Agreement, and except as disclosed in the Annual Statement of Compliance or the [USAP Report]* [Assessment of Compliance and Attestation Report]**, the Company has fulfilled its obligations under the Agreement.

5. [I have disclosed to the Master Servicer's certified public accountants all significant deficiencies relating to the Company's compliance with the minimum servicing standards in accordance with a review conduced in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.]* [The Assessment of Compliance and Attestation Report of the Company have been delivered to the Purchaser as required under the Agreement. Following is a list of all material instances of noncompliance described in the Attestation of Compliance and Attestation Report (if none, state “none”):
___________________________.]*

[COMPANY]

By:
Name:
Title:
Date:

*	To be used if a USAP Report is being delivered under the Agreement
**	To be used if an Assessment of Compliance and Attestation Report is being delivered under the Agreement

17. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit M:

EXHIBIT M

SUMMARY OF REGULATION AB
SERVICING CRITERIA

NOTE: This Exhibit M is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit M and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(a)	General servicing considerations.

(1)  Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

(2)  If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

(3)  Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

(4)  A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(b)	Cash collection and administration.

(1)  Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

(2)  Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(3)  Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(4)  The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

(5)  Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(6)  Unissued checks are safeguarded so as to prevent unauthorized access.

(7)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(c)	Investor remittances and reporting.

(1)  Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(2)  Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

(3)  Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

(4)  Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

(d)	Mortgage Loan administration.

(1)  Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

(2)  Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(3)  Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(4)  Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(5)  The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

(6)  Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

(7)  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(8)  Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(9)  Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

(10)  Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

(11)  Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(12)  Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

(13)  Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(14)  Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

(15)  Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

18. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit N:

EXHIBIT N

SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit N is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit N and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

-Provide static pool information with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

-Provide static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools of the Company.

-If the Company has less than 3 years experience securitizing assets of the same type as the Mortgage Loans, provide the static pool information by vintage origination years regarding loans originated or purchased by the Company, instead of by prior securitized pool. A vintage origination year represents mortgage loans originated during the same year.

-Such static pool information shall be for the prior five years, or for so long as the Company has been originating or purchasing (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

-The static pool information for each vintage origination year or prior securitized pool, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

-Provide summary information for the original characteristics of the prior securitized pools or vintage origination years, as applicable and material, including: number of pool assets, original pool balance, weighted average initial loan balance, weighted average mortgage rate, weighted average and minimum and maximum FICO, product type, loan purpose, weighted average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-a description of the Company’s form of organization;

-a description of how long the Company has been servicing residential mortgage loans; a general discussion of the Company’s experience in servicing assets of any type as well as a more detailed discussion of the Company’s experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Company’s portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Company that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

-a description of any material changes to the Company’s policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

-information regarding the Company’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

-any special or unique factors involved in servicing loans of the same type as the Mortgage Loans, and the Company’s processes and procedures designed to address such factors;

-statistical information regarding principal and interest advances made by the Company on the Mortgage Loans and the Company’s overall servicing portfolio for the past three years; and

-the Company’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

-Identify any originator or group of affiliated originators that originated, or is expected to originate, 10% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer.

Item 1110(b)

Provide the following information with respect to any originator or group of affiliated originators that originated, or is expected to originate, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-the Company’s form of organization; and

-a description of the Company’s origination program and how long the Company has been engaged in originating residential mortgage loans, which description must include a discussion of the Company’s experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the Company’s origination portfolio as well as information that may be material to an analysis of the performance of the Mortgage Loans, such as the Company’s credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

-describe any legal proceedings pending against the Company or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

-describe any affiliations of the Company, each other originator of the Mortgage Loans and each Subservicer with the sponsor, depositor, issuing entity, trustee, any originator, any other servicer, any significant obligor, enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

-describe any business relationship, agreement, arrangement, transaction or understanding entered into outside of the ordinary course of business or on terms other than those obtained in an arm’s length transaction with an unrelated third party, apart from the Pass-Through Transfer, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates, and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years, that may be material to the understanding of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

-describe any business relationship, agreement, arrangement, transaction or understanding involving or relating to the Mortgage Loans or the Pass-Through Transfer, including the material terms and approximate dollar amount involved, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

19. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit O:

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: _________________________

By: _________________________
Name:
Title:

20. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

21. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the following parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION,
as Purchaser

By:________________________
Name:
Title:

FIRST HORIZON HOME LOAN CORPORATION
      Seller

By: _______________________
Name:
Title:

FIRST TENNESSEE MORTGAGE SERVICES, INC.
     Servicer

By: _______________________
Name:
Title:

EXHIBIT R-2

FORM OF FIRST TENNESSEE ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of August 31, 2006, among EMC Mortgage Corporation (the “Assignor”), Citibank, N.A., not individually but solely as trustee for the holders of the SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9 (the “Assignee”) and First Tennessee Mortgage Services, Inc. (the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") purchased by the Assignor from First Horizon Home Loan Corporation (“First Horizon”) pursuant to the Purchase, Warranties and Servicing Agreement, dated as of September 1, 2003, as amended on May 14, 2004 (the “Purchase, Warranties and Servicing Agreement”), as amended on June 16, 2005, as amended on August 8, 2005, and as amended on December 22, 2005, and that certain amended and restated term sheet dated as of September 2, 2005, among Assignor, Company and First Horizon (the “Term Sheet”, together with the Purchase, Warranties and Servicing Agreement, the “Purchase Agreement”) and now serviced by Company for Assignor and its successors and assigns pursuant to the Purchase Agreement shall be subject to the terms of this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Assignment and Assumption

Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest as in, to and under (a) the Assigned Loans and (b) the Purchase Agreement with respect to the Assigned Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title or interest, in, to and under the Purchase Agreement with respect to any mortgage loan other than the Assigned Loans listed on Exhibit A. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section 3.02 of the Purchase Agreement, and any obligation of the Company to cure, repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such representations and warranties pursuant to Section 3.03 and Section 8.01 of the Purchase Agreement and the Assignor is retaining the right to enforce the representations and warranties and the obligations of the Company set forth in those sections against the Company. In addition, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under Section 2.09 of the Purchase Agreement. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Representations, Warranties and Covenants

1.   Assignor warrants and represents to Assignee and Company as of the date hereof:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)  There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

(d)  Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(e)  Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f)  Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(h)  Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

(i)  The Assignor has received from Company, and has delivered to the Assignee, all documents required to be delivered to Assignor by the Company prior to the date hereof pursuant to the Purchase Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

(j)  There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

2.   Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)  Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of the SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9;

(b)  Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(d)  There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

(e)  Assignee assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the Purchase Agreement with respect to the Assigned Loans.

3.   Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a)  Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

(c)  Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)  The Company shall establish a Custodial Account and an Escrow Account under the Purchase Agreement in favor of the Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Purchase Agreement in favor of Assignor;

(f)  No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect; and

(g)  Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

4.   Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

5.   From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Purchase Agreement (as modified by this AAR Agreement) but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

6.   It is expressly understood and agreed by the parties hereto that insofar as this AAR Agreement is executed on behalf of the Assignee (i) this AAR Agreement is executed and delivered by Citibank, N.A., not in its individual capacity but solely as trustee under the Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling and Servicing Agreement”), among the Assignor, Bear Stearns Asset Backed Securities I LLC, Citibank, N.A., as trustee and LaSalle Bank National Association as securities administrator and master servicer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Assignee is made and intended not as representations, warranties, covenants, undertakings and agreements by Citibank, N.A. in its individual capacity, but is made and intended for the purpose of binding only the Assignee, (iii) under no circumstances shall Citibank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Assignee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee under this AAR Agreement and (iv) any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of SACO I Trust 2006-9.

Company shall indemnify and hold harmless the Assignor, each affiliate of the Assignor, Bear Stearns Asset Backed Securities I LLC (“BSABS I”), the Assignee, Bear, Stearns & Co. Inc. (the “Underwriter”) and each affiliate of the Underwriter, each Person (including, but not limited to, the Master Servicer) responsible for the preparation, execution or filing of any report required to be filed with the Commission, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act, each Person who controls the Assignor, BSABS I, the Assignee or the Underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)
(A)any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided under Section 11.18 of the Servicing Agreement by or on behalf of the Assignor, or provided under Section 11.18 of the Servicing Agreement by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)
any breach by the Company of its obligations under Section 11.18 of Servicing Agreement, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Section 11.18 of the Servicing Agreement, including any failure by the Company to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)
any breach by the Company of a representation or warranty set forth in Section 3.01 of the Servicing Agreement or in a writing furnished pursuant to Section 3.01 of the Servicing Agreement and made as of a date prior to the date hereof, to the extent that such breach is not cured by the date hereof, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 3.01 of the Servicing Agreement to the extent made as of a date subsequent to the date hereof; or

(iv)	the negligence, bad faith or willful misconduct of the Company in connection with its performance under Section 11.18 of the Servicing Agreement.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in Section 11.18 of the Servicing Agreement, the Company shall promptly reimburse the Underwriter, BSABS I and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

Modification of Purchase Agreement

7.   The Company and Assignor hereby amend the Purchase Agreement as follows:

(a)  The following definitions are added to Article I of the Purchase Agreement:

Assignee: Citibank, N.A., as trustee for the holders of the SACO I Trust 2006-9.

Master Servicer: LaSalle Bank National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of August 1, 2006, among Bear Stearns Asset Backed Securities I LLC, the Trustee, the Master Servicer, the Securities Administrator and the Purchaser.

Securities Administrator: LaSalle Bank National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

Trustee: Citibank, N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

     (b)  The definition of Business Day is deleted in its entirety and replaced with the following:

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Illinois, Maryland, Minnesota or Texas, or (iii) a day on which banks in the States of New York, Maryland, Illinois, Minnesota or Texas are authorized or obligated by law or executive order to be closed.

(c)  The third paragraph of Section 4.01 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC created under the trust agreement pursuant to any Reconstitution to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) of Section 860G(d) of the Code.

(d)  The last paragraph in Section 4.02 of the Agreement is deleted and replaced with the following:

The Company shall not waive any prepayment penalty unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such prepayment penalty and the related Mortgage Loan. If a prepayment penalty is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived prepayment penalty by remitting such amount to the Master Servicer by the Remittance Date.

(e)  The following shall be added at the end of the last paragraph of Section 4.03 of the Purchase Agreement:

      In the event a Mortgage Loan is charged-off, the Mortgage Loan will be removed from the pool and remittances with regard to such Mortgage Loan will occur on an actual/actual basis in the following method: no later than on each Remittance Date, the Company shall cause all amounts deposited in the Custodial Account as of the close of business on the immediately preceding Determination Date, minus any amounts attributable to Monthly Payments collected but not due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date (which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts) to be remitted to the Purchaser as follows: (i) all collections of principal (ii) all collections of interest net of servicing fees (iii) liquidation proceeds net of the Company’s servicing advances. In addition, any prepayment in full shall be remitted to the Purchaser within five (5) business days of collection.

(f)  The second paragraph of Section 4.13 of the Purchase Agreement is deleted in its entirety and replaced with the following:

The Company shall notify the Assignor in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition. Thereafter, the Assignor shall assume the marketing and administration of such REO Property and shall sell such REO Property as expeditiously as possible and in accordance with the provisions of the Pooling and Servicing Agreement, as if such Mortgage Loan were an EMC Mortgage Loan. Pursuant to its efforts to sell such REO Property, the Assignor shall protect and conserve such REO Property in the manner and to the extent required by the Pooling and Servicing Agreement. No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

(g)  The phrase “without giving effect to principles of conflicts of laws and” shall be added following the phrase “the State of New York” in Section 11.04 of the Purchase Agreement.

(h)  The following shall be added as Section 11.21 of the Purchase Agreement:

Section 11.21 Third Party Beneficiary.

For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

Miscellaneous

8.   All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)	In the case of Company:

First Tennessee Mortgage Services, Inc.
4000 Horizon Way
Irving, Texas 75063
Attention: Capital Markets Department

(b)	In the case of Assignor:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 7506
Attention: President or General Counsel
Facsimile: (214) 626-3751

with a copy to:

Bear Stearns Mortgage Capital Corporation
383 Madison Avenue
New York, New York 10179
Attention: Nicholas Smith
Telecopier No.: (212) 272-9529

(c)	In the case of Assignee:

Citibank, N.A., as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: SACO 2006-9
Telecopier No.: (212) 816-5527

9.   The Company hereby acknowledges that LaSalle Bank National Association (the “Master Servicer”) has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement, and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the Purchase Agreement. Such right will include, without limitation, the right to terminate the Company under the Purchase Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Purchase Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Purchase Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the Purchase Agreement, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

LaSalle Bank National Association
ABA# 071000505
Account # [____________]
Attn: Sandra Brooks

and the Company shall deliver all reports required to be delivered under the Purchase Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

LaSalle Bank National Association
135 S. LaSalle St., Suite 1625
Chicago, IL 60603
Attention: Global Securities and Trust Services Group- SACO 2006-9

10.   Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

11.   This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

12.   No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

13.   This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

14.   This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

15.   This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

16.   In the event that any provision of this AAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION

Assignor

By:_______________________
Name:_____________________
Title:______________________

CITIBANK, N.A., not individually but solely as Trustee for the SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9
Assignee

By:_______________________
Name:_____________________
Title:______________________

FIRST TENNESSEE MORTGAGE SERVICES, INC.
Company

By:_______________________
Name:_____________________
Title:______________________

Acknowledged and Agreed:

LASALLE BANK NATIONAL ASSOCIATION
Master Servicer

By:_______________________
Name:_____________________
Title:______________________

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

(Available upon request)

ATTACHMENT 2

PURCHASE AGREEMENT

EXHIBIT S-1

FORM OF GMACM SERVICING AGREEMENT

____________________________________________________________________________________

EMC MORTGAGE CORPORATION
Owner

GMAC MORTGAGE CORPORATION
Servicer

SERVICING AGREEMENT

Dated as of May 1, 2001

____________________________________________________________________________________

EXHIBITS

Exhibit A    Mortgage Loan Schedule

Exhibit B     Custodial Account Letter Agreement

Exhibit C     Escrow Account Letter Agreement

Exhibit D     Form of Request for Release

Exhibit E      Loan Level Scheduled-Scheduled Remittance Tape Layout

THIS IS A SERVICING AGREEMENT, dated as of May 1, 2001, and is executed between EMC Mortgage Corporation (the "Owner") and GMAC Mortgage Corporation (the "Servicer").

W I T N E S S E T H :

WHEREAS, the Owner is the owner of the Mortgage Loans;

WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Defined Terms

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in accordance with the Fannie Mae Guide.

Adjustment Date: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

ARM Loans: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps and which do not permit conversion to fixed interest rates.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Iowa or the Commonwealth of Pennsylvania, or (iii) a day on which banks in the States of New York, Iowa or Pennsylvania are authorized or obligated by law or executive order to be closed.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "GMAC Mortgage Corporation Custodial Account in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

Custodian: Wells Fargo Bank Minnesota, N.A., or such other custodian as Owner shall designate.

Cut-off Date: As identified on the related Confirmation.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

Due Date: Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Effective Date: As identified on the related Confirmation.

Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "GMAC Mortgage Corporation Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages and various Mortgagors" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae: Fannie Mae, or any successor thereto.

Fannie Mae Guide: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

Freddie Mac: Freddie Mac, or any successor thereto.

Freddie Mac Guide: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

GAAP: Generally accepted accounting procedures, consistently applied.

HUD: The United States Department of Housing and Urban Development or any successor.

Index: With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

Margin: With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

Monthly Advance: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

Monthly Payment: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

Mortgage Loan: An individual Mortgage Loan described herein, and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The original mortgage loan legal documents held by the Custodian.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the State in which such real property is located, which may include condominium units and planned unit developments, improved by a residential dwelling.

Mortgagor: The obligor on a Mortgage Note. The Mortgagor is a natural person who is a party to the Mortgage Note and Mortgage in an individual capacity.

Nonrecoverable Advance: Any advance previously made by the Servicer pursuant to Section 5.03 or any expenses incurred pursuant to Section 4.08 which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds. The determination by the Servicer that is has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

OCC: Office of the Comptroller of the Currency, its successors and assigns.

Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

  OTS: Office of Thrift Supervision, its successors and assigns.

Owner: EMC Mortgage Corporation, its successors in interest and assigns.

Partial Principal Prepayment: A Principal Prepayment by a Mortgagor of a partial principal balance of a Mortgage Loan.

Pass-Through Transfer: The sale or transfer of same or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

Periodic Rate Cap: With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; pro-vided that obligations of Freddie Mac or Fannie Mae shall be Per-mitted Invest-ments only if, at the time of investment, they are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

(ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institu-tion or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Cor-poration;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumen-tality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such in-vestment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of secur-ities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstand-ing principal balances and amounts of all the Permitted Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obliga-tions payable on demand or on a specified date not more than one year after the date of issuance there-of) which are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

(vii)  any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instru-ment-al-ity of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.; and

(viii) GMAC Variable Denomination Adjustable Rate Demand Notes constituting unsecured, senior debt obligations of General Motors Acceptance Corporation as outlined in the prospectus dated June 17, 1998 and rated by Moody’s in its highest short-term rating category available and rated at least D-1 by Fitch;

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the ob-li-ga-tions underlying such instrument or if such security provides for payment of both principal and interest with a yield to matur-ity in excess of 120% of the yield to maturity at par.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall: The sum of the differences between interest actually received in a Due Period as a result of a full or partial prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received and the interest portion of the Monthly Payment of such Mortgage Loan scheduled to be due at the applicable Mortgage Loan Remittance Rate; provided, however, Prepayment Interest Shortfalls shall not include Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs which are remitted by the Servicer to the Owner on such Remittance Date.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

Prime Rate: The prime rate of U.S. money center banks as published from time to time in
The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Qualified Appraiser: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Depository: (a) The Custodian or (b) a depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Duff & Phelps.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Disposition Proceeds: Amounts received by the Servicer in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Servicer: GMAC Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred prior to, on and subsequent to the Effective Date in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one--twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (not including recoveries of interest from Liquidation Proceeds or otherwise) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05.

Servicing Fee Rate: The Servicing Fee Rate shall be a rate per annum equal to 0.25%.

Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Whole Loan Transfer: The sale or transfer of some or all of the ownership interest in the Mortgage Loans by the Owner to one or more third parties in whole loan or participation format, which third party may be Fannie Mae or Freddie Mac.

ARTICLE II

SERVICING OF MORTGAGE LOANS;
POSSESSION OF SERVICING FILES;
BOOKS AND RECORDS;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Servicing of Mortgage Loans.

From and after the Effective Date, the Servicer does hereby agree to service the Mortgage Loans, but subject to the terms of this Agreement. The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

Section 2.02 Maintenance of Servicing Files.

The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

Section 2.03 Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File (or copies thereof) upon reasonable request during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

Section 2.04. Transfer of Mortgage Loans.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe from time to time, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Sections 10.02 and 11.12, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer. The Owner also shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.05 Delivery of Mortgage Loan Documents.

The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 promptly after their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D. The Custodian shall deliver to the Servicer promptly, and in no event later than within five (5) Business Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

Section 2.06 Quality Control Procedures.

The Servicer must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its servicing activities. The purpose of the program is to ensure that the Mortgage Loans are serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE SERVICER

The Servicer represents, warrants and covenants to the Owner that as of the Effective Date or as of such date specifically provided herein:

(a) The Servicer is a validly existing corporation in good standing under the laws of the State of its organization and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b) The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

(c) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

(d) There is no litigation pending or, to the Seller’s knowledge, threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

(f) The collection and servicing practices used by the Servicer, with respect to each Mortgage Note and Mortgage have been in all material respects legal. With respect to escrow deposits and payments that the Servicer collects, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

  (g) The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(h) No written statement, report or other document furnished or to be furnished pursuant to the Agreement contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

(i) No fraud or misrepresentation of a material fact with respect to the servicing of a Mortgage Loan has taken place on the part of the Servicer;

(j) At the time Servicer commenced servicing the Mortgage Loans, either (i) each Mortgagor was properly notified with respect to Servicer's servicing of the related Mortgage Loan in accordance with the Cranston Gonzalez National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act or (ii) such notification was not required;

(k) At the time Servicer commenced servicing the Mortgage Loans, all applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents were notified of the transfer of the servicing of the Mortgage Loans to Servicer, or its designee, and Servicer currently receives all related notices, tax bills and insurance statements. Additionally, any and all costs, fees and expenses associated with the Servicer’s commencement of the servicing of the Mortgage Loans, including the costs of any insurer notifications, the transfer or implementation of tax service contracts, flood certification contracts, and any and all other servicing transfer-related costs and expenses have been paid for by the Servicer and will, in no event, be the responsibility of the Owner; and

(l) The collection and servicing practices with respect to each Mortgage Note and Mortgage have been in all material respects legal. With respect to escrow deposits and payments that the Servicer collects, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Servicer to Act as Servicer.
The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer. The Owner shall, upon reasonable request, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

The Servicer shall perform all of its servicing responsibilities hereunder or may, with the Owner's prior written approval, cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer that the Owner shall be requested to consent to must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange, with the Owner's prior written approval, for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

Section 4.02 Collection of Mortgage Loan Payments.

Continuously from the Effective Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with reasonable diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03 Realization Upon Defaulted Mortgage Loans.

The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall notify the Owner in writing of the commencement of foreclosure proceedings. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor from the related Mortgaged Property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Each Custodial Account shall be established with a Qualified Depository. To the extent such funds are not deposited in a Custodial Account, such funds may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer). Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account or Accounts no later than the second Business Day after receipt of funds and retain therein the following payments and collections:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans received after the Cut-off Date;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

(iii) all Liquidation Proceeds and REO Disposition Proceeds received after the Cut-off Date;

(iv) any net amounts received by the Servicer after the Cut-off Date in connection with any REO Property pursuant to Section 4.13;

(v) all Insurance Proceeds received after the Cut-off Date including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

(vi) all Condemnation Proceeds affecting any Mortgaged Property received after the Cut-off Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

(vii) any Monthly Advances as provided in Section 5.03;

(viii) any amounts received after the Cut-off Date and required to be deposited in the Custodial Account pursuant to 6.02; and

(ix) with respect to each full or partial Principal Prepayment received after the Cut-off date, any Prepayment Interest Shortfalls, to the extent of the Servicer’s aggregate Servicing Fee received with respect to the related Due Period.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the Qualified Depository shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv).

Section 4.05 Permitted Withdrawals From the Custodial Account.

The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

(i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

(iii) to reimburse itself for unreimbursed Servicing Advances and unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan;

(iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

(v) to reimburse itself for any Nonrecoverable Advances:

(vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

(vii) to remove funds inadvertently placed in the Custodial Account in error by the Servicer; and

(viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be established with a Qualified Depository. To the extent such funds are not deposited in an Escrow Account, such funds may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second Business Day after receipt of funds and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. The Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

(ii) to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii) to refund to the Mortgagor any funds as may be determined to be overages;

(iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

(viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

(ix) to clear and terminate the Escrow Account on the termination of this Agreement.

As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to 80.00% or less. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09 Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer.

Section 4.10 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

Section 4.11 Adjustments to Mortgage Interest Rate and Monthly Payment.

On each applicable Adjustment Date, the Mortgage Interest Rate shall be adjusted, in compliance with the requirements of the related Mortgage and Mortgage Note, to equal the sum of the Index plus the Margin (rounded in accordance with the related Mortgage Note) subject to the applicable Periodic Rate Cap and Lifetime Rate Cap, as set forth in the Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable laws and regulations regarding interest rate adjustments.

Section 4.12 Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

Section 4.13 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

The Servicer shall notify the Owner in accordance with prudent servicing practices of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property and (ii) if, with the written consent of the Owner, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement between the Servicer and Owner shall be entered into with respect to such purchase money mortgage.

The Servicer shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Servicer shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as “foreclosure property” within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on “net income from foreclosure property” with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

Notwithstanding anything to the contrary set forth in this Section 4.13, the parties hereto hereby agree that the Owner, at its option, shall be entitled to manage, conserve, protect and operate each REO Property for its own benefit (such option, an "REO Option"). In connection with the exercise of an REO Option, the prior two paragraphs and the related provisions of Section 4.03 and Section 4.04(iii) (such provisions, the “REO Marketing Provisions”) shall be revised as follows. Following the acquisition of any Mortgaged Property, the Servicer shall submit a detailed invoice to the Owner for all related Servicing Advances and, upon exercising the REO Option, the Owner shall promptly reimburse the Servicer for such amounts. In the event the REO Option is exercised with respect to an REO Property, Section 4.04 (iii) shall not be applicable thereto. References made in Section 4.03 with respect to the reimbursement of Servicing Advances shall, for purposes of such REO Property, be deemed to be covered by this paragraph. The Owner acknowledges that, in the event it exercises an REO Option, with respect to the related REO Property, there shall be no breach by the Servicer based upon or arising out of the Servicer's failure to comply with the REO Marketing Provisions.

ARTICLE V

PAYMENTS TO THE OWNER

Section 5.01 Remittances.

On each Remittance Date, the Servicer shall remit to the Owner (i) all amounts credited to the Custodial Account as of the close of business on the related preceding Determination Date, except (a) Partial Principal Prepayments received on or after the first day of the month in which the Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date, (b) Full Principal Prepayments received on or before the 15th day of the month in which a Remittance Date occurs shall be remitted to the Owner on the Remittance Date of such month, and (c) Full Principal Prepayments received after the 15th day of the month shall be remitted to the Owner on the next following Remittance Date, each net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and (iii) all Prepayment Interest Shortfalls the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts attributable to Monthly Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 5.02 Statements to the Owner.

The Servicer shall furnish to the Owner an individual Mortgage Loan accounting report (a “Report”), as of the last Business Day of each month, in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner (i) no later than the fifth Business Day of the following month of the related Remittance Date on a disk or tape or other computer-readable format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and (ii) no later than the tenth Business Day of the following month of the related Remittance Date in hard copy, which Report shall contain the following:

(i)	with respect to each Monthly Payment, the amount of such remittance allocable to interest

(ii)	the amount of servicing compensation received by the Servicer during the prior distribution period;

(iii)	the aggregate Stated Principal Balance of the Mortgage Loans;

(iv)
the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

(v)	such other reports as may reasonably be required by the Owner.

The Servicer shall also provide a trial balance, sorted in the Owner's assigned loan number order, and such other loan level scheduled-scheduled remittance information as described on Exhibit E, in electronic tape form, with each such Report.

The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

Section 5.03 Monthly Advances by the Servicer.

Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of Monthly Payments, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related Determination Date; provided, however, that the amount of any such deposit may be reduced by (i) the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account, plus (ii) with respect to the initial Remittance Date, the Non-held Early Pay Amount (as defined below). Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

The “Amount Held for Future Distribution” as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and Partial Principal Prepayments received or made in the month of such Remittance Date, (ii) Full Principal Payments received after the 15th day of the month in the month of such Remittance Date, and (iii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date. The "Non-held Early Pay Amount" shall be the total of the amounts on account of payments which represent early receipt of scheduled payments of principal and interest received on or prior to the Cut-off Date.

The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan. In such latter event, the Servicer shall deliver to the Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

Section 5.04 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in--lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Assumption Agreements.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, with the approval of the Owner (such approval not to be unreasonably withheld), will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Loan Documents.

Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents held by the Custodian, and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, such request is to be acknowledged by the Owner. Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within two Business Days to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer and delivery to the Custodian of a servicing receipt signed by a Servicing Officer (and unless the related Mortgage Loans are the subject of a Pass-Through Transfer, acknowledged by the Owner), the Custodian shall release the portion of the Mortgage Loan Documents held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 6.04 Annual Statement as to Compliance.

The Servicer will deliver to the Owner not later than 90 days following the end of each fiscal year of the Servicer, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such Officers in their good faith judgment believe to be immaterial.

Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

Not later than 90 days following the end of each fiscal year of the Servicer, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the Servicer's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer's servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.06 Owner's Right to Examine Servicer Records.

The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal government agency, FDIC, OTS, or any other similar regulations.

Section 6.07 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contribution” to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 6.08 Non-solicitation.

The Servicer shall not knowingly conduct any solicitation exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section. Nothing contained herein shall prohibit the Servicer from (i) distributing to Mortgagors any general advertising including information brochures, coupon books, or other similar documentation which indicates services the Seller offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor’s request.

ARTICLE VII

REPORTS TO BE PREPARED BY SERVICER

Section 7.01 Servicer Shall Provide Information as Reasonably Required.

The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service, OTS, FDIC or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01 Indemnification; Third Party Claims.

The Servicer agrees to indemnify the Owner and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and with counsel reasonably satisfactory to the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim but failure to so notify the Owner shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner unless such settlement includes an unconditional release of the Owner from all liability that is the subject matter of such claim. The provisions of this Section 8.01 shall survive termination of this Agreement. In no event will either Purchaser or Seller be liable to the other party to this Agreement for incidental or consequential damages, including, without limitation, loss of profit or loss of business or business opportunity, regardless of the form of action whether in contract, tort or otherwise.

Section 8.02 Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

Section 8.03 Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence or any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Owner upon written demand.

Section 8.04 Servicer Not to Resign.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05 No Transfer of Servicing.

  With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $10,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

ARTICLE IX

DEFAULT

Section 9.01 Events of Default.
In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

(i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or

(ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the Closing Date) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

(vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

Section 9.02 Waiver of Defaults.

The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

TERMINATION

Section 10.01 Termination.

The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

Section 10.02 Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole  Loan Transfer or a Pass-Through Transfer.

The Servicer acknowledges and the Owner agrees that with respect to some or all of the Mortgage Loans, the Owner may effect either (1) one or more Whole Loan Transfers, or (2) one or more Pass-Through Transfers.

The Servicer shall cooperate with the Owner in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Owner pursuant to this Section. In connection therewith, and without limitation, the Owner shall deliver any reconstitution agreement or other document related to the Whole Loan Transfer or Pass-Through Transfer to the Servicer at least 15 days prior to such transfer (or 30 days if such transfer is to take place in March, June, September or December) and the Servicer shall execute any such reconstitution agreement which contains provisions substantially similar to those herein or otherwise reasonably acceptable to the Owner and the Servicer and which restates the representations and warranties contained in Article III as of the date of transfer (except to the extent any such representation or warranty is not accurate on such date).

With respect to each Whole Loan Transfer or Pass--Through Transfer, as the case may be, effected by the Owner, Owner (i) shall reimburse Servicer for all reasonable out-of-pocket third party costs and expenses related thereto and (ii) shall pay Servicer a reasonable amount representing time and effort expended by Servicer related thereto (which amount shall be reasonably agreed upon by Servicer and Owner prior to the expenditure of such time and effort); provided, however, that for each Whole Loan Transfer and/or Pass--Through Transfer, the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed $5,000. For purposes of this paragraph, all Whole Loan Transfers and/or Pass--Through Transfers made to the same entity within the same accounting cycle shall be considered one Whole Loan Transfer or Pass--Through Transfer.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Successor to the Servicer.

Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

Section 11.02 Amendment.

This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

Section 11.03 Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner at the Owner's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

Section 11.04 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.05 Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i) if to the Servicer:

500 Enterprise Road
Horsham, Pennsylvania 19044
Attention: Mr. Frank Ruhl
Telecopier No.: (215) 682-3396

(ii) if to the Owner:

Mac Arthur Ridge II,
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Mr. Edward Raice
Telecopier No.: (972) 444-2810

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06 Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 11.09 Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10 Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

Section 11.11 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Owner's expense.

Section 11.12 Assignment by the Owner.

The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. In no event shall Owner sell a partial interest in any Mortgage Loan. All references to the Owner in this Agreement shall be deemed to include its assignees or designees. It is understood and agreed between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

Section 11.13 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

Section 11.14 Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

Section 11.15 Entire Agreement.

Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

GMAC MORTGAGE CORPORATION
Servicer

By: ________________________________________
Name:
Title:

EMC MORTGAGE CORPORATION
Owner

By: ________________________________________

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT
(date)

To:______________________
_________________________
_________________________
(the "Depository")

As "Servicer" under the Servicing Agreement, dated as of  , (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[Servicer] Custodial Account, in trust for [Owner], Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

By:____________________
Name:__________________
Title:___________________

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[                               ]
(name of Depository)

By:____________________
Name:__________________
Title:___________________

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

(date)

To:___________________________
______________________________
______________________________
(the "Depository")

As "Servicer" under the Servicing Agreement, dated as of   (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[Servicer] Escrow Account, in trust for [Owner], Owner of Whole Loan Mortgages, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

By:____________________
Name:__________________
Title:___________________

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[                                ]
(name of Depository)

By:____________________
Name:__________________
Title:___________________

EXHIBIT D

REQUEST FOR RELEASE

EXHIBIT E

LOAN LEVEL SCHEDULED-SCHEDULED
REMITTANCE TAPE LAYOUT

Amendment No. 1 to the Servicing Agreement

This is Amendment No. 1 dated October 1, 2001 to that certain Servicing Agreement (the “Agreement”) dated as of May 1, 2001 between EMC MORTGAGE CORPORATION, as Owner and GMAC MORTGAGE CORPORATION, as Servicer.

W I T N E S S E T H :

WHEREAS, the Owner is the owner of the Mortgage Loans and the Servicer is the servicer of the Mortgage Loans; and

WHEREAS, the Owner and the Servicer wish to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree that the following amendment shall be made to the Agreement:

(a) The following shall replace (i)(a), (b) and (c) in the first paragraph of Section 5.01:

“(i) all amounts credited to the Custodial Account as of the close of business on the related preceding Determination Date, except Principal Prepayments received on or after the first day of the month in which the Remittance Date occurs shall be remitted to the Owner on the next following Remittance Date,”

(b) Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(d) Except as such amendments are made herein, the Agreement shall remain in full force and effect.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION Owner

By:
Name:
Title:

GMAC MORTGAGE CORPORATION Servicer

By:
Name:
Title:

Amendment No. 2 to the Servicing Agreement

This is Amendment No. 1 dated July 31, 2002 to that certain Servicing Agreement (the “Agreement”) dated as of May 1, 2001 between EMC MORTGAGE CORPORATION, as Owner and GMAC MORTGAGE CORPORATION, as Servicer.

W I T N E S S E T H :

WHEREAS, the Owner is the owner of the Mortgage Loans and the Servicer is the servicer of the Mortgage Loans; and

WHEREAS, the Owner and the Servicer wish to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller agree that the following amendment shall be made to the Agreement:

    (a)  The definition of “Permitted Investments” in Section 1.01 of the Agreement is amended by deleting (viii) in such definition.

(b) Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(d) Except as such amendments are made herein, the Agreement shall remain in full force and effect.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION Owner

By:
Name:
Title:

GMAC MORTGAGE CORPORATION Servicer

By:
Name:
Title:

EXHIBIT S-2

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of August 30, 2006 (the “Closing Date”), among EMC Mortgage Corporation (the “Assignor”), Citibank, N.A., not individually but solely as trustee for the holders of SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9 (the “Assignee”) and GMAC Mortgage Corporation (the “Company”).

Whereas, the Assignor purchased mortgage loans from the Company (the “Mortgage Loans”) pursuant to that certain Mortgage Loan Purchase Agreement, dated as of February 1, 2005, between the Assignor and the Company (the “MLPA”) and that certain Assignment, Assumption and Recognition Agreement dated June 29, 2006 between the Assignor, the Company and Residential Funding Corporation (the “Assignment Agreement”, together with the MLPA, the “Purchase Agreement”);

Whereas, the Assignor and the Company entered into that certain Servicing Agreement, dated as of May 1, 2001, as amended by Amendment No. 1, dated as of October 1, 2001, Amendment No. 2, dated as of July 31, 2002 and Amendment No. 3, dated as of December 20, 2005 (as amended, the “Servicing Agreement”), pursuant to which the Company agreed to service the Mortgage Loans.

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the “Assigned Loans”) shall be subject to the terms of this AAR Agreement. Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Assignment and Assumption

1.  Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest in, to and under (a) the Assigned Loans and (b) as it relates to the Assigned Loans, the Servicing Agreement. Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest in, to and under the Servicing Agreement with respect to any other mortgage loan other than the Assigned Loans. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Assignor acknowledges and agrees that upon execution of this AAR Agreement, the Assignee shall become the “Owner” under the Servicing Agreement, and all representations, warranties and covenants by the “Servicer” to the “Owner” under the Servicing Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this AAR Agreement.

Representations, Warranties and Covenants

2.  Assignor warrants and represents to, and covenants with, Assignee and Company as of the date hereof that:

a.
Attached hereto as Attachment 2 is a true and correct copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.
Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

c.	There are no offsets, counterclaims or other defenses available to the Company with respect to the Assigned Loans, the Purchase Agreement or the Servicing Agreement;

d.	Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

e.
Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.
Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and the parties hereto, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

g.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof that:

a.
Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9;

b.
Assignee has full corporate power and authority to execute, deliver and perform under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and the parties hereto, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

d.
The Assignee assumes all of the rights of the Owner under the Servicing Agreement with respect to the Assigned Loans other than the right to enforce the obligations of the Servicer under the Servicing Agreement.

4.  Company warrants and represents to, and covenants with, Assignee and Assignor, as of the date hereof, that:

a.
Attached hereto as Attachment 2 is a true and correct copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.
Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement;

c.
Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

e.
Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor;

f.
Pursuant to Section 10.02 of the Servicing Agreement, the Company hereby restates the representations and warranties set forth in Article III of the Servicing Agreement with respect to the Company and the Assigned Loans as of the date hereof; and

g.
Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

5.  Company warrants and represents to, and covenants with, Assignor and Bear Stearns Asset Backed Securities I LLC (“BSABS I”) as of the date hereof:

a.
Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company;

b.
No material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company;

c.	Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger;

d.
No material changes to the Company’s policies or procedures with respect to the servicing function it will perform under the Servicing Agreement and this AAR Agreement for mortgage loans of a type similar to the Assigned Loans have occurred during the three-year period immediately preceding the date hereof;

e.
There are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under the Servicing Agreement and this AAR Agreement;

f.	There are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any third-party originator; and

g.
There are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to this Securitization Transaction and any party thereto of a type described in Item 1119 of Regulation AB.

Notwithstanding anything to the contrary in the Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify Assignor and BSABS I in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Assigned Loans, (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor or BSABS I with respect to the Securitization Transaction and (ii) provide to the Assignor and BSABS I a description of such proceedings, affiliations or relationships.

Each such notice/update should be sent to the Assignor by e-mail to regABnotifications@bear.com. Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to (i)(A) above should be sent to:

EMC Mortgage Corporation
Two Mac Arthur Ridge
909 Hidden Ridge Drive, Suite 200
Irving, TX 75038
Attention: Associate General Counsel for Loan Administration
Facsimile: (972) 831-2555

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

6.  Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

7.  It is expressly understood and agreed by the parties hereto that insofar as this AAR Agreement is executed on behalf of the Assignee (i) this AAR Agreement is executed and delivered by Citibank, N.A., not in its individual capacity but solely as trustee under the Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling and Servicing Agreement”), among the Assignor, BSABS I, Citibank, N.A., as trustee and LaSalle Bank National Association as securities administrator and master servicer, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Assignee is made and intended not as representations, warranties, covenants, undertakings and agreements by Citibank, N.A. in its individual capacity, but is made and intended for the purpose of binding only the Assignee, (iii) under no circumstances shall Citibank, N.A. in its individual capacity be personally liable for the payment of any indebtedness or expenses of the Assignee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee under this AAR Agreement and (iv) any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of SACO I Trust 2006-9.

Recognition of Assignee

8.  From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans, and will service the Assigned Loans for Assignee as if Assignee and Company had entered into a separate servicing agreement for the servicing of the Assigned Loans in the form of the Servicing Agreement (as modified herein), the terms of which are incorporated herein by reference. The Company acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

[The Servicer shall indemnify and hold harmless each of the Owner, any Depositor and any Master Servicer and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Servicer under Sections 6.04, 6.09, 10.02 or 11.16 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith. In addition, the Servicer shall indemnify and hold harmless each of the Owner, any Depositor and any Master Servicer and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Back-Up Certification, the Annual Statement of Compliance, the Assessment of Compliance, any Attestation Report or any other information provided by or on behalf of the Servicer or on behalf of any subservicer or subcontractor of the Servicer pursuant to Sections 6.04, 6.09, 10.02 or 11.16 (the “Servicer Information”), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.]

Modification of Servicing Agreement

9.  The Company and Assignor hereby amend the Servicing Agreement as follows:

(a)	The following definitions are added to Article I of the Servicing Agreement:

Assignee: Citibank, N.A, as trustee for the holders of SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9.

Master Servicer: LaSalle Bank National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of August 1, 2006, among Bear Stearns Asset Backed Securities I LLC, the Trustee, LaSalle Bank National Association. as securities administrator, the Master Servicer and the Owner.

Trustee: Citibank, N.A, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

(b)	The definition of “Business Day” is deleted in its entirety and replaced with the following:

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Iowa, Illinois, Minnesota or the Commonwealth of Pennsylvania or (iii) a day on which banks in the States of New York, Iowa, Illinois, Minnesota or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to be closed.

(c)	The definition of “Custodian” is deleted in its entirety and replaced with the following:

Custodian: LaSalle Bank National Association.

(d)	The definition of Qualified Depository is deleted in its entirety and replaced with the following:

Qualified Depository: A separate and segregated account established with a depository, the accounts of which are insured by the FDIC through BIF or the SAIF and the short term debt ratings of which are rated in the highest rating category by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Services, Inc., or Fitch, Inc.

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(e)	Section 6.04 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.04 Annual Statement as to Compliance; Annual Certification.

(a) The Servicer will deliver to the Owner and any Master Servicer, using its best efforts to deliver on March 1, but in no event later than March 15, of each calendar year beginning in 2007, an Officers’ Certificate acceptable to the Owner (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.

(b) With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, using its best efforts to deliver on March 1, but in no event later than March 15, of each calendar year beginning in 2007, an officer of the Servicer shall execute and deliver an Officers’ Certificate (an “Annual Certification”) to the Owner, any Master Servicer and any related Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, in the form attached hereto as Exhibit H.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer that is subject to the reporting requirements of the Exchange Act, in the event that the Servicer fails to timely comply with this Section 6.04 after March 15th of the related year, the Depositor of such Pass-Through Transfer shall use its commercially reasonable efforts to obtain written or verbal statements or assurances from the Commission, by March 30th of the related year (or such extension of time granted by the Commission so that it can review the facts surrounding any requests made by the Depositor) that such failure to provide the required Annual Statement of Compliance on a timely basis, and a one time additional failure by the Servicer to comply with this Section 6.04, will not result in any adverse effect on the Depositor or its affiliates with respect to any Shelf Registration on Form S-3 of the Depositor or any of its affiliates. Any costs or expenses incurred by the Depositor in obtaining such statement or assurances from the Commission shall be reimbursed to the Depositor by the Servicer. In the event that the Depositor is unable to receive any such assurances from the Commission after the use of such commercially reasonable efforts by March 30th (or any extension period granted by the Commission) of the related year, such failure by the Servicer to comply with this Section 6.04 shall be deemed an Event of Default, automatically at such time, without notice and without any cure period, and the Depositor or any Master Servicer may, in addition to whatever rights the Depositor or any Master Servicer may have under Section 8.01, subject to the limitation expressed therein, and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section 9.01 . Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Failure to provide the Annual Statement of Compliance or Annual Certification within the required timeframes set forth herein will be treated as a failure of the Servicer to perform its duties under the Agreement and will be subject to the indemnification provisions of Section 8.01, subject to the limitation expressed therein, of the Agreement. This indemnification is understood by the parties hereto to cover any gross negligence, bad faith or willful misconduct of the Servicer in connection with its performance hereunder. For any indemnification from the Servicer to any Master Servicer, the Servicer in no event will be liable for punitive or consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

If the indemnification provided for therein is unavailable or insufficient to hold harmless the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described above, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(f)	The fifth and sixth paragraphs of Section 6.09 of the Servicing Agreement are deleted in their entirety and replaced with the following:

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer that is subject to the reporting requirements of the Exchange Act, in the event that the Servicer fails to timely comply with this Section 6.10 by March 15th of the related year, the Owner shall use its commercially reasonable efforts to obtain written or verbal statements or assurances from the Commission, by March 30th of the related year (or such extension of time granted by the Commission so that it can review the facts surrounding any requests made by the Depositor) that such failure to provide the required Assessment of Compliance and Attestation Report on a timely basis, and a one time additional failure by the Servicer to comply with this Section 6.10, will not result in any adverse effect on the Depositor or its affiliates with respect to any Shelf Registration on Form S-3 of the Depositor or any of its affiliates. Any costs or expenses incurred by the Depositor in obtaining such statement or assurances from the Commission shall be reimbursed to the Depositor by the Servicer. In the event that the Depositor is unable to receive any such assurances from the Commission after the use of such commercially reasonable efforts by March 30th (or any extension period granted by the Commission) of the related year, such failure by the Servicer to comply with this Section 6.10 shall be deemed an Event of Default, automatically at such time, without notice and without any cure period, and the Depositor or any Master Servicer may, in addition to whatever rights the Depositor or any Master Servicer may have under Section 8.01, subject to the limitation expressed therein, and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section 9.01 . Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

Failure to provide the Assessment of Compliance or Attestation Report within the required timeframes set forth herein will be treated as a failure of the Servicer to perform its duties under the Agreement and will be subject to the indemnification provisions of Section 8.01, subject to the limitation expressed therein, of the Agreement. This indemnification is understood by the parties hereto to cover any gross negligence bad faith or willful misconduct of the Servicer in connection with its performance hereunder. For any indemnification from the Servicer to any Master Servicer, the Servicer in no event will be liable for punitive or consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

(g)	The following is added as Section 6.11 of the Servicing Agreement:

Section 6.11  No Waiver of Prepayment Charges

The Servicer may waive the collection of any otherwise applicable Prepayment Charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the Prepayment Charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. If a Prepayment Charge is waived, but does not meet the standards described above, then the Servicer is required to pay the amount of such waived Prepayment Charge by remitting such amount to the Master Servicer by the Remittance Date.

(h)	The last five paragraphs of Section 10.02 of the Servicing Agreement are hereby deleted and replaced with the following:

As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner, any Master Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner, any Master Servicer and such Depositor, all information reasonably requested by the Owner, any Master Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Servicer or any Subservicer, the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

The Servicer shall provide to the Owner, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder.

Notwithstanding the foregoing, the Servicer shall be under no obligation to provide information that the Owner deems required under Regulation AB if (i) the Servicer does not reasonably believe that such information is required under Regulation AB and (ii) the Servicer is not providing such information for (A) its own securitizations, or (B) any third party securitizations with loans serviced by the Servicer, unless the Owner pays all reasonable actual costs incurred by the Servicer in connection with the preparation and delivery of such information and the Servicer is given reasonable time to establish the necessary systems and procedures to produce such information; provided, however, that the costs incurred by the Servicer in connection with establishing the necessary systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

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(i)
Exhibit F and Exhibit J in the Servicing Agreement shall be modified by deleting the words “Wells Fargo Bank”, “WFB” and “Wells Fargo Bank, N.A.” and replacing them with “LaSalle Bank National Association”.

(j)	Exhibit G of the Servicing Agreement is deleted in its entirety and replaced with the following:

EXHIBIT G

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	x
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	x
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
x
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
x
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
x
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
x
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
x
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	x
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
x
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
x
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	x
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	x
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	x
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
x
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	x
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
x
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
x
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
x
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	x
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	x
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]

Date: _________________________

By: __________________________
Name:
Title:

Miscellaneous

10.  All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

a.	In the case of Company,
GMAC Mortgage Corporation
500 Enterprise Road
Horsham, Pennsylvania 19044
Attention: Mr. Frank Ruhl
Telecopier No.: (215) 682-3396

b.	In the case of Assignor,
EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: President or General Counsel
Telecopier No.: (469) 759-4714

c.	In the case of Assignee,
Citibank, N.A., as Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: SACO 2006-9
Telecopier No.: (212) 816-5527

11.  The Company hereby acknowledges that LaSalle Bank National Association (the “Master Servicer”) has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006, among the Assignor, the Assignee, BSABS I, LaSalle Bank National Association as securities administrator and the Master Servicer, and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the Servicing Agreement. Such right will include, without limitation, the right to terminate the Company under the Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the Servicing Agreement, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

LaSalle Bank National Association
ABA# 071000505
Account # [ ]
Attn: Sandra Brooks

and the Company shall deliver all reports required to be delivered under the Servicing Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 10 herein and to the Master Servicer at:

LaSalle Bank National Association
135 S. LaSalle St., Suite 1625
Chicago, IL 60603
Attention: Global Securities and Trust Services Group- SACO 2006-9

12.  THIS AAR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

13.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement and the Purchase Agreement.

16.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

18.  Notwithstanding anything in this AAR Agreement or the Servicing Agreement to the contrary, the Company will make monthly advances and charge offs in connection with the Mortgage Loans pursuant to Section 6.01 of the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

EMC MORTAGE CORPORATION, the Assignor	CITIBANK, N.A, not individually but solely as trustee for the holders of SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9,
the Assignee
By:_______________________________	By:________________________________
Name:_____________________________ Title: _____________________________	Name:_____________________________ Title:______________________________

GMAC MORTGAGE CORPORATION, the Company

By:________________________________
Name:_____________________________ Title:______________________________

Acknowledged and Agreed

LASALLE BANK NATIONAL ASSOCIATION the Master Servicer
By:________________________________
Name:______________________________
Title:_______________________________ BEAR STEARNS ASSET BACKED SECURITIES I LLC By:________________________________ Name:_____________________________ Title:______________________________

ATTACHMENT 1

ASSIGNED LOANS

[Provided Upon Request]

ATTACHMENT 2

SERVICING AGREEMENT

EXHIBIT T-1

FORM OF HOMEBANC SERVICING AGREEMENT

EMC MORTGAGE CORPORATION
Purchaser,

HOMEBANC MORTGAGE CORPORATION

                                          Company,

PURCHASE, WARRANTIES AND SERVICING AGREEMENT
Dated as of January 1, 2004

(Fixed and Adjustable Rate Mortgage Loans)

ARTICLE I

Section 1.01	Defined Terms

ARTICLE II

Section 2.01	Agreement to Purchase
Section 2.02	Purchase Price
Section 2.03	Servicing of Mortgage Loans
Section 2.04	Record Title and Possession of Mortgage Files; Maintenance of Servicing Files
Section 2.05	Books and Records
Section 2.06	Transfer of Mortgage Loans
Section 2.07	Delivery of Mortgage Loan Documents
Section 2.08	Quality Control Procedures
Section 2.09	Near-term Principal Prepayments; Near Term Payment Defaults
Section 2.10	Modification of Obligations

ARTICLE III

Section 3.01	Representations and Warranties of the Company
Section 3.02	Representations and Warranties as to Individual Mortgage Loans
Section 3.03	Repurchase; Substitution.
Section 3.04	Representations and Warranties of the Purchaser

ARTICLE IV

Section 4.01	Company to Act as Servicer
Section 4.02	Collection of Mortgage Loan Payments
Section 4.03	Realization Upon Defaulted Mortgage Loans
Section 4.04	Establishment of Custodial Accounts; Deposits in Custodial Accounts
Section 4.05	Permitted Withdrawals from the Custodial Account
Section 4.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts
Section 4.07	Permitted Withdrawals From Escrow Account
Section 4.08	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder
Section 4.09	Transfer of Accounts
Section 4.10	Maintenance of Hazard Insurance
Section 4.11	Maintenance of Mortgage Impairment Insurance Policy
Section 4.12	Fidelity Bond, Errors and Omissions Insurance
Section 4.13	Title, Management and Disposition of REO Property
Section 4.14	Notification of Maturity Date

ARTICLE V

Section 5.01	Distributions
Section 5.02	Statements to the Purchaser
Section 5.03	Monthly Advances by the Company
Section 5.04	Liquidation Reports

ARTICLE VI

Section 6.01	Assumption Agreements
Section 6.02	Satisfaction of Mortgages and Release of Mortgage Files
Section 6.03	Servicing Compensation
Section 6.04	Annual Statement as to Compliance
Section 6.05	Annual Independent Certified Public Accountants’ Servicing Report
Section 6.06	Purchaser’s Right to Examine Company Records
Section 6.07	Annual Certification

ARTICLE VII

Section 7.01	Company Shall Provide Information as Reasonably Required

ARTICLE VIII

Section 8.01	Indemnification; Third Party Claims
Section 8.02	Merger or Consolidation of the Company
Section 8.03	Limitation on Liability of the Company and Others
Section 8.04	Company Not to Assign or Resign
Section 8.05	No Transfer of Servicing

ARTICLE IX

Section 9.01	Events of Default
Section 9.02	Waiver of Defaults

ARTICLE X

Section 10.01	Termination

ARTICLE XI

Section 11.01	Successor to the Company
Section 11.02	Amendment
Section 11.03	Recordation of Agreement
Section 11.04	Governing Law
Section 11.05	Notices
Section 11.06	Severability of Provisions
Section 11.07	Exhibits
Section 11.08	General Interpretive Principles
Section 11.09	Reproduction of Documents
Section 11.10	Confidentiality of Information
Section 11.11	Recordation of Assignment of Mortgage
Section 11.12	Assignment by Purchaser
Section 11.13	No Partnership
Section 11.14	Execution: Successors and Assigns
Section 11.15	Entire Agreement
Section 11.16	No Solicitation
Section 11.17	Closing
Section 11.18	Cooperation of Company with Reconstitution

EXHIBITS

A	Contents of Mortgage File
B	Custodial Account Letter Agreement
C	Escrow Account Letter Agreement
D	Form of Assignment, Assumption and Recognition Agreement
E	Form of Trial Balance
F	[reserved]
G	Request for Release of Documents and Receipt
H	Company’s Underwriting Guidelines
I	Form of Term Sheet

This is a Purchase, Warranties and Servicing Agreement, dated as of January 1, 2004 and is executed between EMC MORTGAGE CORPORATION, as Purchaser, with offices located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (the "Purchaser"), and HomeBanc Mortgage Corporation, with its executive offices located at 2002 Summit Boulevard, Suite 100, Atlanta, GA 30319 (the "Company").

W I T N E S S E T H :

WHEREAS, the Purchaser has heretofore agreed to purchase from the Company and the Company has heretofore agreed to sell to the Purchaser, from time to time, certain Mortgage Loans on a servicing retained basis;

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

WHEREAS, the Purchaser and the Company wish to prescribe the representations and warranties of the Company with respect to itself and the Mortgage Loans and the management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

Adjustment Date: As to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Purchase, Warranties and Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae, or as determined by use of an AVM, provided, however, that the use of an AVM shall be permitted only upon the presentation by the Company to the Purchaser of an approval letter acceptable to the Purchaser from each of the Rating Agencies, which letters shall state that use of an AVM shall have no adverse effect in any material respect on the interests of any certificateholder of the related securitization.

Assignment: An individual assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the State of New York or Georgia, or (iii) a day on which banks in the State of New York or Georgia are authorized or obligated by law or executive order to be closed.

Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

Code:The Internal Revenue Code of 1986, or any successor statute thereto.

Company: HomeBanc Mortgage Corporation their successors in interest and assigns, as permitted by this Agreement.

Company's Officer's Certificate: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of Company stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation: The trade confirmation letter between the Purchaser and the Company which relates to the Mortgage Loans.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Current Appraised Value:With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by an appraiser who met the requirements of the Company and Fannie Mae), or through the use of an AVM, at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations or otherwise made at the request of the Company or Mortgagor.

Current LTV:The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

Custodial Account: Each separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "HBMC Custodial Account, in trust for the Purchaser, Owner of Adjustable Rate Mortgage Loans" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

Custodian: With respect to any Mortgage Loan, the entity stated on the related Term Sheet, and its successors and assigns, as custodian for the Purchaser.

Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, which is the first day of the month.

Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Account: An account established and maintained: (i) within FDIC insured accounts created, maintained and monitored by the Company so that all funds deposited therein are fully insured, or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Company (or any sub-servicer) or (iii) with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated “A2” or higher by Standard & Poor’s and “A” or higher by Fitch, Inc. or one of the two highest short-term ratings by any applicable Rating Agency, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by mortgaged-backed securities, the equivalent required ratings of each Rating Agency, and held such that the rights of the Purchaser and the owner of the Mortgage Loans shall be fully protected against the claims of any creditors of the Company (or any sub-servicer) and of any creditors or depositors of the institution in which such account is maintained or (v) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account is established pursuant to clause (iii), (iv) or (v) of the preceding sentence, the Company shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency; or (ii) with respect to any Custodial Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency.

Equity Take-Out Refinanced Mortgage Loan: A Refinanced Mortgage Loan the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan as defined in the Fannie Mae Guide(s).

Escrow Account: Each separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "HBMC Escrow Account, in trust for the Purchaser, Owner of Adjustable Rate Mortgage Loans, and various Mortgagors" and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae:The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

FHLMC Guide: The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

GAAP: Generally accepted accounting principles, consistently applied.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Rate Cap:As to each adjustable rate Mortgage Loan, where applicable, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan: A Mortgage Loan for which an interest-only payment feature is allowed during the period prior to the first Adjustment Date.

Lender Paid Mortgage Insurance Rate: The Lender Paid Mortgage Insurance Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

Lender Primary Mortgage Insurance Policy: Any Primary Mortgage Insurance Policy for which premiums are paid by the Company.

Lifetime Rate Cap: As to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, to (i) the Appraised Value of the Mortgaged Property as of the Origination Date with respect to a Refinanced Mortgage Loan, and (ii) the lesser of the Appraised Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property with respect to all other Mortgage Loans.

Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

Master Servicer: Wells Fargo Bank Minnesota, National Association, its successors in interest and assigns, or any successor thereto designated by the Purchaser.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance: The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan, or in the case of an Interest Only Mortgage Loan, payments of (i) interest, or (ii) principal and interest, if applicable, on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File: The mortgage documents pertaining to a particular Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as required by Section 4.11.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, which may be adjusted from time to time for an adjustable rate Mortgage Loan, in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule attached to the related Term Sheet, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents listed in Exhibit A.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate minus the Lender Paid Mortgage Insurance Rate.

Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet, such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

(1) the Company's Mortgage Loan identifying number;

(2) the Mortgagor's first and last name;

(3)  the street address of the Mortgaged Property including the city, state and zip code;

(4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property;

(5) the type of residential property constituting the Mortgaged Property;

(6)  the original months to maturity of the Mortgage Loan;

(7)  the remaining months to maturity from the related Cut-off Date, based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(8) the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

(9) the Mortgage Interest Rate as of origination and as of the related Cut-off Date; with respect to each adjustable rate Mortgage Loan, the initial Adjustment Date, the next Adjustment Date immediately following the related Cut-off Date, the Index, the Margin, the Initial Rate Cap, if any, Periodic Rate Cap, if any, minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

(10) the Origination Date of the Mortgage Loan;

(11) the stated maturity date;

(12) the amount of the Monthly Payment at origination;

(13) the amount of the Monthly Payment as of the related Cut-off Date;

(14) the original principal amount of the Mortgage Loan;

(15) the scheduled Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

(16) a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(17) a code indicating the documentation style (i.e. full, alternative, etc.);

(18) the number of times during the twelve (12) month period preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

(19) the date on which the first payment is or was due;

(20) a code indicating whether or not the Mortgage Loan is the subject of a Primary Mortgage Insurance Policy and the name of the related insurance carrier;

(21)  a code indicating whether or not the Mortgage Loan is currently convertible and the conversion spread;

(22)  the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance of the Mortgage Loan.

(23)  product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(24) credit score and/or mortgage score, if applicable;

(25) a code indicating whether or not the Mortgage Loan has a prepayment penalty and if so, the amount and term thereof;

(26) the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

(27) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and the MERS number, if applicable; and

(28) a code indicating whether or not the Mortgage Loan is the subject of a Lender Primary Mortgage Insurance Policy and the name of the related insurance carrier and the Lender Paid Mortgage Insurance Rate;

With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

(1) the number of Mortgage Loans;

(2) the current aggregate outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Interest Rate of the Mortgage Loans;

(4) the weighted average maturity of the Mortgage Loans; and

(5)  the weighted average months to next Adjustment Date;

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate or contiguous parcels of real estate bearing one legal description and tax assessment number and considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, a leasehold estate of the Mortgage, the term of which is equal to or longer than the term of the Mortgage.

Mortgagor: The obligor on a Mortgage Note.

Net Liquidation Proceeds: As to any Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Advances, Servicing Fees and Monthly Advances and expenses incurred by the Company in connection with the liquidation of the Mortgage Loan and the related Mortgaged Property.

Nonrecoverable Advance: Any advance previously made by the Company pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

OCC: Office of the Comptroller of the Currency, its successors and assigns.

Officers' Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Origination Date: The date on which a Mortgage Loan funded, which date shall not, in connection with a Refinanced Mortgage Loan, be the date of the funding of the debt being refinanced, but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

OTS: Office of Thrift Supervision, its successors and assigns.

Periodic Rate Cap: As to each adjustable rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date, as set forth in the related Mortgage Note and the related Mortgage Loan Schedule.

Permitted Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institu-tion or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such in-vestment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of secur-ities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstand-ing principal balances of all of the Mortgage Loans and Permitted Investments;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obliga-tions payable on demand or on a specified date not more than one year after the date of issuance there-of) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instru-ment-al-ity of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the ob-li-ga-tions underlying such instrument or if such security provides for payment of both principal and interest with a yield to matur-ity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall: With respect to any Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment during the related Prepayment Period, an amount equal to the excess of one month’s interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

Prepayment Period: With respect to any Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

Primary Mortgage Insurance Policy: Each primary policy of mortgage insurance represented to be in effect pursuant to Section 3.02(hh), or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan full or partial which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: As defined in Section 2.02.

Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or FHLMC.

Rating Agency: Standard & Poor's, Fitch, Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

REMIC: A "real estate mortgage investment conduit," as such term is defined in Section 860D of the Code.

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The 18th day of any month, beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser as described in Section 4.13.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the product of the greater of 100% or the percentage of par as stated in the Confirmation multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (ii) interest on such outstanding principal balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the end of the month of repurchase, plus, (iii) third party expenses incurred in connection with the transfer of the Mortgage Loan being repurchased; less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser’s request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under Section 4.08.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05 and in accordance with the Fannie Mae Guide(s).

Servicing Fee Rate: As set forth in the Term Sheet.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company, which may be in electronic media so long as original documents are not required for purposes of realization of Liquidation Proceeds, REO Disposition Proceeds, Condemnation Proceeds or Insurance Proceeds, consisting of all documents in the Mortgage File which are not delivered to the Purchaser and the Mortgage Loan Documents listed in Exhibit A, the originals of such Mortgage Loan Documents which are delivered to the Purchaser or its designee pursuant to Section 2.04.

Servicing Officer: Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer: Any subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement: An agreement between the Company and a Subservicer, if any, for the servicing of the Mortgage Loans.

Term Sheet: A supplemental agreement in the form attached hereto as Exhibit I which shall be executed and delivered by the Company and the Purchaser to provide for the sale and servicing pursuant to the terms of this Agreement of the Mortgage Loans listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

ARTICLE II

PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01 Agreement to Purchase.

The Company agrees to sell and the Purchaser agrees to purchase the Mortgage Loans having an aggregate Stated Principal Balance on the related Cut-off Date set forth in the related Term Sheet in an amount as set forth in the Confirmation, or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate Stated Principal Balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date, with servicing retained by the Company. The Company shall deliver the related Mortgage Loan Schedule attached to the related Term Sheet for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

Section 2.02 Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Confirmation (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loan listed on the related Mortgage Loan Schedule attached to the related Term Sheet, after application of scheduled payments of principal due on or before the related Cut-off Date whether or not collected.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the Mortgage Loan Remittance Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Company or any successor servicer after the related Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans net of applicable Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected, together with any unscheduled principal prepayments collected prior to the related Cut-off Date; provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

Section 2.03 Servicing of Mortgage Loans.

Simultaneously with the execution and delivery of each Term Sheet, the Company does hereby agree to directly service the Mortgage Loans listed on the related Mortgage Loan Schedule attached to the related Term Sheet subject to the terms of this Agreement and the related Term Sheet. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

Section 2.04 Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

As of the related Closing Date, the Company sold, transferred, assigned, set over and conveyed to the Purchaser, without recourse, and the Company hereby acknowledges that the Purchaser has, but subject to the terms of this Agreement and the related Term Sheet, all the right, title and interest of the Company in and to the Mortgage Loans. Company will deliver the Mortgage Files to the Custodian designated by Purchaser, on or before the related Closing Date, at the expense of the Company. The Company shall maintain a Servicing File, which shall contain all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Company is at the will of the Purchaser, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. From the related Closing Date, the ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Purchaser. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Company shall be received and held by the Company in trust for the benefit of the Purchaser as the owner of the Mortgage Loans. Any portion of the Mortgage Files retained by the Company shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loans by the Purchaser. The Company shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Purchaser, except when such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

Section 2.05  Books and Records.

The sale of each Mortgage Loan has been reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans that shall be appropriately identified in the Company's computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or FHLMC, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage of any condominium project as required by Fannie Mae or FHLMC, and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

In addition to the foregoing, Company shall provide to any supervisory agents or examiners that regulate Purchaser, including but not limited to, the OTS, the FDIC and other similar entities, access, during normal business hours, upon reasonable advance notice to Company and without charge to Company or such supervisory agents or examiners, to any documentation regarding the Mortgage Loans that may be required by any applicable regulator.

Section 2.06. Transfer of Mortgage Loans.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Company in accordance with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer in an Assignment and Assumption of this Agreement substantially in the form of Exhibit D hereto executed by the transferee shall have been delivered to the Company. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and the previous Purchaser shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.07 Delivery of Mortgage Loan Documents.

The Company shall deliver and release to the Purchaser or its designee the Mortgage Loan Documents in accordance with the terms of this Agreement and the related Term Sheet. The documents enumerated as items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (16) in Exhibit A hereto shall be delivered by the Company to the Purchaser or its designee no later than three (3) Business Days prior to the related Closing Date pursuant to a bailee letter agreement. All other documents in Exhibit A hereto, together with all other documents executed in connection with the Mortgage Loan that Company may have in its possession, shall be retained by the Company in trust for the Purchaser. If the Company cannot deliver the original recorded Mortgage Loan Documents or the original policy of title insurance, including riders and endorsements thereto, on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than one hundred twenty (120) days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser or its designee (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within one hundred twenty (120) days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, Company shall deliver such document to Purchaser, or its designee, within such time period as specified in a Company's Officer's Certificate. In the event that documents have not been received by the date specified in the Company's Officer's Certificate, a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior Company's Officer's Certificate, stating a revised date for receipt of documentation. The procedure shall be repeated until the documents have been received and delivered. If delivery is not completed within one hundred eighty (180) days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Company shall continue to use its best efforts to effect delivery as soon as possible thereafter, provided that if such documents are not delivered by the 270th day from the date of the related Closing Date, the Company shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

For each Mortgage Loan that is not a MERS Mortgage Loan, the Company shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees in connection with the transfer of all original documents to the Purchaser or its designee. Company shall prepare, in recordable form, all assignments of mortgage necessary to assign the Mortgage Loans to Purchaser, or its designee. Company shall be responsible for recording the assignments of mortgage.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Company shall provide an original or duplicate original of the title insurance policy to Purchaser or its designee no later than ninety (90) days of the receipt of the recorded documents from the applicable recording office.

Any review by the Purchaser, or its designee, of the Mortgage Files shall in no way alter or reduce the Company's obligations hereunder.

If the Purchaser or its designee discovers any defect with respect to a Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Company which may be given in the exception report or the certification delivered pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

The Company shall forward to the Purchaser, or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution; provided, however, that the Company shall provide the Purchaser, or its designee, with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

From time to time the Company may have a need for Mortgage Loan Documents to be released from Purchaser, or its designee. Purchaser shall, or shall cause its designee, upon the written request of the Company, within ten (10) Business Days, deliver to the Company, any requested documentation previously delivered to Purchaser as part of the Mortgage File, provided that such documentation is promptly returned to Purchaser, or its designee, when the Company no longer requires possession of the document, and provided that during the time that any such documentation is held by the Company, such possession is in trust for the benefit of Purchaser. Company shall indemnify Purchaser, and its designee, from and against any and all losses, claims, damages, penalties, fines, forfeitures, costs and expenses (including court costs and reasonable attorney's fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

Section 2.08 Quality Control Procedures.

The Company must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

Section 2.09 Near-term Principal Prepayments; Near Term Payment Defaults

In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment. Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of such Principal Prepayment by the Company.

In the event either of the first three (3) scheduled Monthly Payments which are due under any Mortgage Loan after the related Cut-off Date are not made during the month in which such Monthly Payments are due, then not later than five (5) Business Days after notice to the Company by Purchaser (and at Purchaser’s sole option), the Company, shall repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection 3.03.

Section 2.10  Modification of Obligations. Purchaser may, without any notice to Company, extend, compromise, renew, release, change, modify, adjust or alter, by operation of law or otherwise, any of the obligations of the Mortgagors or other persons obligated under a Mortgage Loan without releasing or otherwise affecting the obligations of Company under this Agreement, or with respect to such Mortgage Loan, except to the extent Purchaser’s extension, compromise, release, change, modification, adjustment, or alteration affects Company’s ability to collect the Mortgage Loan or realize on the security of the Mortgage, but then only to the extent such action has such effect or reduces the Servicing Fee.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01 Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Purchaser that, as of the related Closing Date or as of such date specifically provided herein:

(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon such Company by any such state, and in any event such Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(b) The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet and any agreements contemplated hereby, has duly executed and delivered this Agreement and the related Term Sheet, and any agreements contemplated hereby, and this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the Company to make this Agreement and the related Term Sheet and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

(c) Neither the execution and delivery of this Agreement and the related Term Sheet, nor the origination or purchase of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

(d) There is no litigation, suit, proceeding or investigation pending or, to the best of Company’s knowledge, threatened, or any order or decree outstanding, with respect to the Company which, either in any one instance or in the aggregate, is reasonably likely to have a material adverse effect on the sale of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Company.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the related Term Sheet, or the sale of the Mortgage Loans and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement or the related Term Sheet, except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement or the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(g) The origination and servicing practices used by the Company and any prior originator or servicer with respect to each Mortgage Note and Mortgage have been legal and in accordance with applicable laws and regulations and the Mortgage Loan Documents, and in all material respects proper and prudent in the mortgage origination and servicing business. Each Mortgage Loan has been serviced in all material respects with Accepted Servicing Practices. With respect to escrow deposits and payments that the Company, on behalf of an investor, is entitled to collect, all such payments are in the possession of, or under the control of, the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(h) The Company has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause such Mortgage Loan to become delinquent or adversely affect the value or the marketability of the Mortgage Loan. The Company did not select the Mortgage Loans sold to Purchaser based on any adverse selection of mortgage loans in its portfolio that met Purchaser’s purchase parameters for this transaction (as such parameters are set forth in the Confirmation), including without limitation, the location or condition of the Mortgaged Property, payment pattern of the borrower or any other factor that may adversely affect the expected cost of foreclosing, owning or holding the Mortgage Loans or related Mortgaged Property or collecting the insurance or guarantee proceeds related thereto;

(i) The Company will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

(j) Company is an approved seller/servicer of residential mortgage loans for Fannie Mae, FHLMC and HUD, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae and FHLMC and no event has occurred which would make Company unable to comply with eligibility requirements or which would require notification to either Fannie Mae or FHLMC;

(k) The Company does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement or the related Term Sheet. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

(l) No statement, tape, diskette, form, report or other document prepared by, or on behalf of, Company pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby, contains or will, as of the date such documentation is delivered by the Company, contain any statement that is or will be inaccurate or misleading in any material respect;

(m)  The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement. In the opinion of Company, the consideration received by Company upon the sale of the Mortgage Loans to Purchaser under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

(n)  Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(o)  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

Section 3.02 Representations and Warranties as to Individual Mortgage Loans.

References in this Section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the related Cut-off Date, based on the outstanding Stated Principal Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to scheduled Monthly Payments due on or prior to the related Cut-off Date, whether or not received. References to percentages of Mortgaged Properties refer, in each case, to the percentages of expected aggregate Stated Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The Company hereby represents and warrants to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

   (a) The information set forth in the Mortgage Loan Schedule attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

(b) The Mortgage creates a valid, subsisting and enforceable first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

(c) All payments due prior to the related Cut-off Date for such Mortgage Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Company has not advanced its own funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan. As of the related Closing Date, all of the Mortgage Loans will have an actual Interest Paid to Date of their related Cut-off Date(or later) and will be due for the scheduled monthly payment next succeeding the Cut-off Date (or later), as evidenced by a posting to Company's servicing collection system. No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been delinquent at any time during the twelve (12) months prior to the month of the related Closing Date. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

(d)  The origination and collection practices used by the Company with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Company and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Company for any work on a Mortgaged Property which has not been completed;

(e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed except in connection with a modification agreement and which modification agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy, Lender Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

(f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and as of the related Closing Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

(g) All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae or FHLMC Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae or FHLMC Guide, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and contain a standard mortgagee clause naming the Company and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae or FHLMC requirements and was issued by an insurer acceptable to Fannie Mae or FHLMC, as well as all additional requirements set forth in Section 4.10 of this Agreement. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

(h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects; none of the Mortgage Loans are classified as a (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost”, “threshold”, or “predatory” loan under any other applicable state, federal or local law; the Company maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Company's office during normal business hours upon reasonable advance notice;

(i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(j) The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to in the lender’s title insurance policy delivered to the originator or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the residential use or Appraised Value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

(k) The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors, and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Loan Documents are on forms acceptable to Fannie Mae and FHLMC. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Company or the Mortgagor, or, to the best of Company’s knowledge, information and belief, and after due inquiry, on the part of any other party involved in the origination or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(l) The Company is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Upon the sale of the Mortgage Loan to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or the Purchaser’s designee in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment, sale or pledge to any person other than Purchaser, and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

(m) Each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or FHLMC (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Company, its successors and assigns, is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Company, nor any Mortgagor, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, and to the knowledge of the Company, would constitute a default, breach, violation or event permitting acceleration; and neither the Company, nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

(o) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(p) All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(q) Each Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company’s underwriting guidelines attached as Exhibit H hereto. The Mortgage Loan bears interest at an adjustable rate (if applicable) as set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the Company at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(r) The Mortgaged Property is not subject to any material damage. At origination of the Mortgage Loan there was not, since origination of the Mortgage Loan there has not been, and there currently is no proceeding pending for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date;

(s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

(u) The Mortgage File contains an appraisal, if required, of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or FHLMC;

(v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

(w) The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

(x) The Mortgagor has received and has executed, where applicable, all disclosure materials required by applicable law with respect to the making of such mortgage loans;

(y) The Mortgage Loan does not contain balloon or "graduated payment" features; No Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

(z) The Mortgagor is not in bankruptcy and, the Mortgagor is not insolvent and the Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

(aa) Each Mortgage Loan bears interest based upon a thirty (30) day month and a three hundred and sixty (360) day year. The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of each month. As to each adjustable rate Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index, plus the applicable Margin; provided, that the Mortgage Interest Rate, on each applicable Adjustment Date, will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as applicable. Over the term of each adjustable rate Mortgage Loan, the Mortgage Interest Rate will not exceed such Mortgage Loan's Lifetime Rate Cap. Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate; provided however, with respect to any Interest Only Mortgage Loans, the Mortgage Note allows a Monthly Payment of interest only during the first 10 years from origination, and after the first 10 years from origination, the Mortgage Note requires a Monthly Payment of principal and interest, sufficient to fully amortize the outstanding principal balance over the then remaining term of such Mortgage Loan.. As to each Mortgage Loan, if the related Mortgage Interest Rate changes on an adjustment date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization. None of the Mortgage Loans contain a conversion feature which would cause the Mortgage Loan interest rate to convert to a fixed interest rate. None of the Mortgage Loans are considered agricultural loans;

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(hh) In the event the Mortgage Loan had an LTV at origination greater than 80.00%, the excess of the principal balance of the Mortgage Loan over 75.0% of the Appraised Value of the Mortgaged Property with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property with respect to a purchase money Mortgage Loan was insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. No Mortgage Loan has an LTV over 95%. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser. No action, inaction, or event has occurred and no state of facts known to the Company exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy, subject to state and federal law, and to pay all premiums and charges in connection therewith. No action has been taken or failed to be taken, on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Company or the Mortgagor, or for any other reason under such coverage. The mortgage interest rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium. Any Mortgage Loan subject to a Lender Primary Mortgage Insurance Policy obligates the Company to maintain the Lender Primary Insurance Policy and to pay all premiums and charges in connection therewith;

(ii) The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(jj) Unless otherwise indicated on the Mortgage Loan Schedule, none of the Mortgage Loans are secured by an interest in a leasehold estate. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property or contiguous parcels bearing one legal description and tax assessment number with a detached single family residence erected thereon, or a townhouse, or a two-to-four family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a manufactured home not affixed to a permanent foundation, or a mobile home. Any condominium unit or planned unit development conforms with the Company’s underwriting guidelines. As of the date of origination, no portion of any Mortgaged Property is used for commercial purposes, and since the Origination Date to the best of the Company’s knowledge, no portion of any Mortgaged Property has been, or currently is, used for commercial purposes;

(kk) Monthly Payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in monthly installments of principal, if applicable, and interest, which installments are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears;

(ll) As of the Closing Date of the Mortgage Loan, the Mortgage Property was lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(mm) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and the Company has not received any notice of any environmental hazard on the Mortgaged Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(nn) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

(oo)  No Mortgage Loan is a construction or rehabilitation Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

(pp) The Mortgagor for each Mortgage Loan is a natural person or an Illinois land trust or an inter vivos revocable trust acceptable to Fannie Mae and/or Freddie Mac;

(qq) None of the Mortgage Loans are Co-op Loans;

(rr)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

(ss)  With respect to each Mortgage Loan either (i) the fair market value of the Mortgaged Property securing such Mortgage Loan was at least equal to 80 percent of the original principal balance of such Mortgage Loan at the time such Mortgage Loan was originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage Property and (b) substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect the Mortgage Property. For the purposes of the preceding sentence, if the Mortgage Loan has been significantly modified other than as a result of a default or a reasonable foreseeable default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

(tt) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(uu) None of the Mortgage Loans are simple interest Mortgage Loans and none of the Mortgaged Properties are timeshares;

(vv) All of the terms of the Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, all such adjustments have been properly made, including the mailing of required notices, and such adjustments do not and will not affect the priority of the Mortgage lien. With respect to each Mortgage Loan which has passed its initial Adjustment Date, Company has performed an audit of the Mortgage Loan to determine whether all interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage; and

(ww) Each Mortgage Note, each Mortgage, each Assignment and any other documents required pursuant to this Agreement to be delivered to the Purchaser or its designee, or its assignee for each Mortgage Loan, have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee.

Section 3.03 Repurchase; Substitution.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans and delivery of the Mortgage Loan Documents to the Purchaser, or its designee, and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination, or lack of examination, of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. The Company shall have a period of sixty (60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. The Company hereby covenants and agrees that if any such breach is not corrected or cured within such sixty day period, the Company shall, at the Purchaser's option and not later than ninety (90) days of its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price or, with the Purchaser's prior consent and at Purchaser’s sole option, substitute a Mortgage Loan as provided below. In the event that any such breach shall involve any representation or warranty set forth in Section 3.01, and such breach is not cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all Mortgage Loans shall, at the option of the Purchaser, be repurchased by the Company at the Repurchase Price. Any such repurchase shall be accomplished by wire transfer of immediately available funds to Purchaser in the amount of the Repurchase Price.

If the Company is required to repurchase any Mortgage Loan pursuant to this Section 3.03, the Company may, with the Purchaser's prior consent and at Purchaser’s sole option, within ninety (90) days from the related Closing Date, remove such defective Mortgage Loan from the terms of this Agreement and substitute another mortgage loan for such defective Mortgage Loan, in lieu of repurchasing such defective Mortgage Loan. Any substitute Mortgage Loan is subject to Purchaser acceptability. Any substituted Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

The Company shall amend the related Mortgage Loan Schedule to reflect the withdrawal of the removed Mortgage Loan from this Agreement and the substitution of such substitute Mortgage Loan therefor. Upon such amendment, the Purchaser shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan. In the event of such a substitution, accrued interest on the substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Purchaser and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Company. The principal payment on a substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Company and the principal payment on the Mortgage Loan for which the substitution is made due on such date shall be the property of the Purchaser.

It is understood and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective Mortgage Loan, and to indemnify Purchaser pursuant to Section 8.01, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties. If the Company fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective Mortgage Loan to Purchaser's reasonable satisfaction in accordance with this Section 3.03, or to indemnify Purchaser pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all remedies available in this Agreement as a result thereof. No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 10.01 and 11.01.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) the earlier of discovery of such breach by the Company or notice thereof by the Purchaser to the Company, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, no substitution pursuant to Subsection 3.03 shall be made after the applicable REMIC's "start up day" (as defined in Section 860G(a) (9) of the Code), unless the Company has obtained an Opinion of Counsel to the effect that such substitution will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04 Representations and Warranties of the Purchaser.

The Purchaser represents, warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

(a) The Purchaser is a corporation, dully organized validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise except or not required under applicable law to effect such qualification or license;

(b) The Purchaser has full power and authority to hold each Mortgage Loan, to purchase each Mortgage Loan pursuant to this Agreement and the related Term Sheet and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and the related Term Sheet, has duly executed and delivered this Agreement and the related Term Sheet;

(c) None of the execution and delivery of this Agreement and the related Term Sheet, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the related Term Sheet will conflict with any of the terms, conditions or provisions of the Purchaser’s charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

(d) There is no litigation pending or to the best of the Purchaser’s knowledge, threatened with respect to the Purchaser which is reasonably likely to have a material adverse effect on the purchase of the related Mortgage Loans, the execution, delivery or enforceability of this Agreement and the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement and the related Term Sheet, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement and the related Term Sheet except for consents, approvals, authorizations and orders which have been obtained;

(f) The consummation of the transactions contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

(h) The Purchaser will treat the purchase of the Mortgage Loans from the Company as a purchase for reporting, tax and accounting purposes; and

(i) The Purchaser does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

The Purchaser shall indemnify the Company and hold it harmless against any claims, proceedings, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach by the Purchaser of the representations and warranties contained in this Section 3.04. It is understood and agreed that the obligations of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided herein constitute the sole remedies of the Seller respecting a breach of the foregoing representations and warranties.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Company shall service the Mortgage Loans in strict compliance with the servicing provisions of the Fannie Mae Guides (special servicing option), which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of mortgage impairment insurance, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Files, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and the related Term Sheet and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Company.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer for more than ninety (90) days or forgive any payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which has been agreed to in writing by the Purchaser and which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding anything herein to the contrary, the Company may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than one hundred eighty (180) days after the first delinquent Due Date. Any such agreement shall be approved by Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

Notwithstanding anything in this Agreement to the contrary, if any Mortgage Loan becomes subject to a Pass-Through Transfer, the Company (a) with respect to such Mortgage Loan, shall not permit any modification with respect to such Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to such Mortgage Loan or such default is, in the judgment of the Company, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of such Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) or (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.

Prior to taking any action with respect to the Mortgage Loans subject to a Pass-Through Transfer, which is not contemplated under the terms of this Agreement, the Company will obtain an Opinion of Counsel acceptable to the trustee in such Pass-Through Transfer with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code)(either such event, an “Adverse REMIC Event”), and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

The Company shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC. The Company shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

In servicing and administering the Mortgage Loans, the Company shall employ Accepted Servicing Practices, giving due consideration to the Purchaser's reliance on the Company. Unless a different time period is stated in this Agreement or the related Term Sheet, Purchaser shall be deemed to have given consent in connection with a particular matter if Purchaser does not affirmatively grant or deny consent within five (5) Business Days from the date Purchaser receives a second written request for consent for such matter from Company as servicer.

The Mortgage Loans may be subserviced by a Subservicer on behalf of the Company provided that the Subservicer is an entity that engages in the business of servicing loans, and in either case shall be authorized to transact business, and licensed to service mortgage loans, in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a FHLMC or Fannie Mae approved mortgage servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Fannie Mae or FHLMC, or which would require notification to Fannie Mae or FHLMC. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation and its licenses to service mortgage loans, in each jurisdiction in which such qualifications and/or licenses are or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee. Company shall notify Purchaser promptly in writing upon the appointment of any Subservicer.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 4.13, 8.04, 9.01 or 10.01 and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Company. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Company will indemnify and hold Purchaser harmless from any loss, liability or expense arising out of its use of a Subservicer to perform any of its servicing duties, responsibilities and obligations hereunder.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Company will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Accepted Servicing Practices, and the terms and provisions of any related Primary Mortgage Insurance Policy and Lender Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company will take special care in ascertaining and estimating annual escrow payments, and all other charges that, as provided in the Mortgage, will become due and payable, so that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

In no event will the Company waive its right to any prepayment penalty or premium without the prior written consent of Purchaser and Company will use diligent efforts to collect same when due except as otherwise provided in the prepayment penalty rider to the Mortgage.

Section 4.03 Realization Upon Defaulted Mortgage

The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, consistent with Accepted Servicing Practices, any Primary Mortgage Insurance Policies and Lender Primary Mortgage Insurance Policies and the best interest of Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. Foreclosure or comparable proceedings shall be initiated within ninety (90) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments, subject to state and federal law and regulation. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. Company shall obtain prior approval of Purchaser as to repair or restoration expenses in excess of ten thousand dollars ($10,000). The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings and not less than five (5) days prior to the acceptance or rejection of any offer of reinstatement. The Company shall be responsible for all costs and expenses incurred by it in any such proceedings or functions; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser's expense. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any Mortgage Loan which becomes ninety (90) days or greater delinquent in payment of a scheduled Monthly Payment, without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such delinquent Mortgage Loan notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such property shall be disposed of by the Company, with the consent of Purchaser as required pursuant to this Agreement, before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Company provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. Company shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section 860F(a)(2)(E) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Company shall either itself or through an agent selected by Company, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, Company shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code

Section 4.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. The Custodial Account shall be an Eligible Account. Funds ,deposited in the Custodial Account shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit B hereto. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon the request of any subsequent Purchaser.

The Company shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account or Accounts no later than 48 hours after receipt of funds, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments and related penalties, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Net Liquidation Proceeds;

(iv) any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 4.13 and in connection therewith, the Company shall provide the Purchaser with written detail itemizing all of such amounts;

(v) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;

(vi) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

(vii) any Monthly Advances;

(viii) with respect to each full or partial Principal Prepayment, any Prepayment Interest Shortfalls, to the extent of the Company’s aggregate Servicing Fee received with respect to the related Prepayment Period;

(ix) any amounts required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy, such deposit shall be made from the Company's own funds, without reimbursement therefor; and

(x) any amounts required to be deposited in the Custodial Account pursuant to Section 4.01, 4.13 or 6.02.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05 (iv). The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

Section 4.05 Permitted Withdrawals From the Custodial Account.

The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

(i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan, pursuant to Section 3.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees(or REO administration fees described in Section 4.13), the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds in accordance with the relevant provisions of the Fannie Mae Guides or as otherwise set forth in this Agreement; any recovery shall be made upon liquidation of the REO Property;

(iv) to pay to itself as part of its servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), (b) the Servicing Fee from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

(v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 3.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined,

(vi) to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

(vii)to remove funds inadvertently placed in the Custodial Account by the Company;

(vi) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vii) to reimburse itself for any Nonrecoverable Advances.

Section 4.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. The Escrow Account shall be an Eligible Account. Funds deposited in each Escrow Account shall at all times be insured in a manner to provide maximum insurance under the insurance limitations of the FDIC, or must be invested in Permitted Investments. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Purchaser on the Closing Date, and upon request to any subsequent purchaser.

The Company shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than 48 hours after receipt of funds, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution to the extent permitted by law and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor in accordance with applicable law.. The Purchaser shall not be responsible for any losses suffered with respect to investment of funds in the Escrow Account.

Section 4.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy premiums, if applicable, fire and hazard insurance premiums, condominium assessments and comparable items;

(ii) to reimburse Company for any Servicing Advance made by Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(iii)to refund to the Mortgagor any funds as may be determined to be overages;

(iv) for transfer to the Custodial Account in accordance with the terms of this Agreement;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Company shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor; and

(viii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06.

Section 4.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Company will maintain in full force and effect Primary Mortgage Insurance Policies or Lender Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be terminated only with the approval of Purchaser, or as required by applicable law or regulation. The Company will not cancel or refuse to renew any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Private Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09 Transfer of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser, which consent will not be unreasonably withheld.

Section 4.10 Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or FHLMC and customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan shall be covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or FHLMC, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf. The Company shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the Fannie Mae Guides or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

Section 4.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Company shall obtain and maintain a blanket policy issued by an insurer acceptable to Fannie Mae or FHLMC insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 4.12 Fidelity Bond, Errors and Omissions Insurance.

The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement and fraud of such persons. The errors and omissions insurance shall protect and insure the Company against losses arising out of errors and omissions and negligent acts of such persons. Such errors and omissions insurance shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond or errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides. Upon request by the Purchaser, the Company shall deliver to the Purchaser a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. The Company shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Purchaser (or any party having the status of Purchaser hereunder) and any subsidiary thereof and their successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy. Upon request by Purchaser, Company shall provide Purchaser with an insurance certificate certifying coverage under this Section 4.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 4.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee, or in the event the Purchaser or its designee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Company from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Company shall notify the Purchaser in accordance with the Fannie Mae Guides of each acquisition of REO Property upon such acquisition (and, in any event, shall provide notice of the consummation of any foreclosure sale within three (3) Business Days of the date Company receives notice of such consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged Property obtained in connection with such acquisition, and thereafter assume the responsibility for marketing such REO property in accordance with Accepted Servicing Practices. Thereafter, the Company shall continue to provide certain administrative services to the Purchaser relating to such REO Property as set forth in this Section 4.13. No Servicing Fee shall be assessed or otherwise accrue on any REO Property from and after the date on which it becomes an REO Property.

The Company shall, either itself or through an agent selected by the Company, and in accordance with the Fannie Mae Guides manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a longer period than one (1) year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property. No REO Property shall be marketed for less than the Appraised Value, without the prior consent of Purchaser. No REO Property shall be sold for less than ninety five percent (95%) of its Appraised Value, without the prior consent of Purchaser. All requests for reimbursement of Servicing Advances shall be in accordance with the Fannie Mae Guides. The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser (subject to the above conditions) only with the prior written consent of the Purchaser. Company shall provide monthly reports to Purchaser in reference to the status of the marketing of the REO Properties.

Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser's sole option, terminate the Company as servicer of any such REO Property without payment of any termination fee with respect thereto, provided that the Company shall on the date said termination takes effect be reimbursed for any unreimbursed advances of the Company's funds made pursuant to Section 5.03 and any unreimbursed Servicing Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Section 4.05. In the event of any such termination, the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee. Within five (5) Business Days of any such termination, the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following information regarding the subject REO Property: the related drive by appraisal or brokers price opinion, and copies of any related Mortgage Impairment Insurance Policy claims. In addition, within five (5) Business Days, the Company shall provide the Purchaser with the following information regarding the subject REO Property: the related trustee’s deed upon sale and copies of any related hazard insurance claims, or repair bids.

Section 4.14 Notification of Maturity Date.

With respect to each Mortgage Loan, the Company shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

ARTICLE V

PAYMENTS TO THE PURCHASER

Section 5.01 Distributions.

On each Remittance Date, the Company shall distribute by wire transfer of immediately available funds to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (ii) all Monthly Advances, if any, which the Company is obligated to distribute pursuant to Section 5.03, plus, (iii) interest at the Mortgage Loan Remittance Rate on any Principal Prepayment from the date of such Principal Prepayment through the end of the month for which disbursement is made provided that the Company’s obligation as to payment of such interest shall be limited to the Servicing Fee earned during the month of the distribution, minus (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts. It is understood that, by operation of Section 4.04, the remittance on the first Remittance Date with respect to Mortgage Loans purchased pursuant to the related Term Sheet is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

With respect to any remittance received by the Purchaser after the Remittance Date, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made to the Purchaser, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company. On each Remittance Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

Section 5.02 Statements to the Purchaser.

The Company shall furnish to Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the tenth calendar day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

(i) With respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(iii) the amount of servicing compensation received by the Company during the prior distribution period;

(iv) the aggregate Stated Principal Balance of the Mortgage Loans;

(v) the aggregate of any expenses reimbursed to the Company during the prior distribution period pursuant to Section 4.05;

(vi) The number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

The Company shall also provide a trial balance, sorted in Purchaser's assigned loan number order, in the form of Exhibit E hereto, with each such Report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Section 5.03 Monthly Advances by the Company.

Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Company, whether or not deferred pursuant to Section 4.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date; provided, however, that the Company may use the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account to make such Monthly Advances. The Company shall deposit any portion of the Amount Held for Future Distribution used to pay Monthly Advances into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Purchaser on such Remittance Date are less than the amount of payments required to be made to the Purchaser on such Remittance Date.

The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and Principal Prepayments received or made in the month of such Remittance Date, and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the date on which the Mortgaged Property liquidates (including Insurance Proceeds, proceeds from the sale of REO Property or Condemnation Proceeds) with respect to the Mortgage Loan unless the Company deems such advance to be nonrecoverable. In such event, the Company shall deliver to the Purchaser an Officer's Certificate of the Company to the effect that an officer of the Company has reviewed the related Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

Section 5.04 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property in a form mutually acceptable to Company and Purchaser. The Company shall also provide reports on the status of REO Property containing such information as Purchaser may reasonably require.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Assumption Agreements.

The Company will, to the extent it has actual knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Company shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Company, with the prior consent of the Purchaser and the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Company shall follow the underwriting practices and procedures of the Company. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the amount of the Monthly Payment and the maturity date may not be changed (except pursuant to the terms of the Mortgage Note). If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. The Purchaser shall no later than five (5) Business Days after receipt of such certification and request, release or cause to be released to the Company, the related Mortgage Loan Documents and, upon its receipt of such documents, the Company shall promptly prepare and deliver to the Purchaser the requisite satisfaction or release. No later than five (5) Business Days following its receipt of such satisfaction or release, the Purchaser shall deliver, or cause to be delivered, to the Company the release or satisfaction properly executed by the owner of record of the applicable mortgage or its duly appointed attorney in fact. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the Fidelity Bond and errors and omissions insurance insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account (to the extent of interest payments collected on the Mortgage Loans) or to retain from interest payments collected on the Mortgage Loans, the amounts provided for as the Company's Servicing Fee, subject to payment of compensating interest on Principal Prepayments as capped by the Servicing Fee pursuant to Section 5.01 (iii). Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, and late payment charges or otherwise shall be retained by the Company to the extent not required to be deposited in the Custodial Account. No Servicing Fee shall be payable in connection with partial Monthly Payments. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 6.04 Annual Statement as to Compliance.

The Company will deliver to the Purchaser and the Master Servicer not later February 28 of each year beginning in February 2005, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status of cure provisions thereof. Copies of such statement shall be provided by the Company to the Purchaser upon request.

Section 6.05 Annual Independent Certified Public Accountants' Servicing Report.

On or before February 28 of each year beginning February 28, 2005 the Company at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the Company's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in the uniform single audit program for mortgage bankers, such firm is of the opinion that the Company's servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement shall be provided by the Company to the Purchaser and the Master Servicer. In addition, on an annual basis, Company shall provided Purchaser with copies of its audited financial statements.

Section 6.06 Purchaser's Right to Examine Company Records.

The Purchaser shall have the right to examine and audit at its expense upon reasonable notice to the Company, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise, which relates to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

The Company shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

Section 6.07 Annual Certification.

(a) For so long as the Mortgage Loans are being master serviced by the Master Servicer, by February 28th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time upon thirty (30) days written request, an officer of the Company shall execute and deliver an Officer’s Certificate to the Purchaser and the Master Servicer for the benefit of the Purchaser and the Master Servicer and their officers, directors and affiliates, certifying as to the following matters:

(i)
Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)	The servicing information required to be provided to the Master Servicer by the Company under this Agreement has been provided to the Master Servicer;

(iii)
I am responsible for reviewing the activities performed by the Company under the Agreement and based upon the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer, the Company has, as of the date of this certification fulfilled its obligations under this Agreement; and

(iv)
I have disclosed to the Master Servicer all significant deficiencies relating to the Company’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

(b) The Company shall indemnify and hold harmless the Purchaser and Master Servicer and their officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Company or any of its officers, directors, agents or affiliates of its obligations under this Section 6.07 or the negligence, bad faith or willful misconduct of the Company in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Purchaser or Master Servicer, then the Company agrees that it shall contribute to the amount paid or payable by the Purchaser or Master Servicer as a result of the losses, claims, damages or liabilities of the Purchaser or Master Servicer in such proportion as is appropriate to reflect the relative fault of the Purchaser or Master Servicer on the one hand and the Company on the other in connection with a breach of the Company’s obligations under this Section 6.07 or the Company’s negligence, bad faith or willful misconduct in connection therewith.

ARTICLE VII

REPORTS TO BE PREPARED BY SERVICER

Section 7.01 Company Shall Provide Information as Reasonably Required.

The Company shall furnish to the Purchaser during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Company under this Agreement. The Company agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser audited financial statements of the Company for the most recently completed two (2) fiscal years for which such statements are available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by any Consolidated Statement of Operations. If it has not already done so, the Company shall furnish promptly to the Purchaser or a prospective purchaser copies of the statements specified above.

The Company shall make reasonably available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions and to permit any prospective purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01 Indemnification; Third Party Claims.

The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in compliance with the terms of this Agreement. The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the breach of a representation or warranty set forth in Sections 3.01 or 3.02 of this Agreement. The Company shall immediately notify the Purchaser if a claim is made by a third party against Company with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, whether or not such claim is settled prior to judgment, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser shall promptly reimburse the Company for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the Company to service and administer the Mortgages in compliance with the terms of this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the gross negligence, bad faith or willful misconduct of Company. The provisions of this Section 8.01 shall survive termination of this Agreement. Nothing herein shall be construed to impose any liability on the Company in the event it has, in good faith, complied with any instructions of Purchaser, which instructions are contrary to the terms and provisions of this agreement.

Section 8.02 Merger or Consolidation of the Company.

The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company whether or not related to loan servicing, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person, or the parent company of such successor or surviving Person, shall be an institution (i) having a GAAP net worth not less than $25,000,000, (ii) which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing; provided, however, that if such successor or surviving Person does not have a GAAP net worth of at least $25,000,000, the parent company of such successor or surviving Person shall act as guarantor with respect to such successor’s obligations under this Agreement.

Section 8.03 Limitation on Liability of the Company and Others.

Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence, bad faith or willful misconduct, or any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by the Purchaser respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, and the Company shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Section 8.04 Company Not to Assign or Resign.

The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05 No Transfer of Servicing.

With respect to the retention of the Company to service the Mortgage Loans hereunder, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, other than in the normal course of business, without the prior written approval of the Purchaser, which consent shall not be unreasonably withheld; provided that the Company may assign the Agreement and the servicing hereunder without the consent of Purchaser to an affiliate of the Company to which all servicing of the Company is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Company, such affiliate have a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the Purchaser a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing..

Without in any way limiting the generality of this Section 8.05, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without (i) satisfying the requirements set forth herein or (ii) the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Company (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

ARTICLE IX

DEFAULT

Section 9.01 Events of Default.

In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

(i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

(ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to the Company by the Purchaser, and the remedial period provided for herein has expired; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty (30) days; or

(vii) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(viii) the Company ceases to be (a) licensed to service first lien residential mortgage loans in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder; or

(ix) the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02; or

(x) failure by the Company to duly perform, within the required time period, its obligations under Section 6.04, 6.05 or 6.07, which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by any party to this Agreement or by the Master Servicer.

Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company (except in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice) Company may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same. On or after the receipt by the Company of such written notice (or, in the case of an Event of Default under clauses (iii), (iv) or (v) above, in which case, automatically and without notice), all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Purchaser, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

Section 9.02 Waiver of Defaults.

The Purchaser may waive only by written notice any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

TERMINATION

Section 10.01 Termination.

The respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the disposition of all remaining REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Company and the Purchaser in writing; or (iii) termination with cause under the terms of this Agreement; or (iv) at the Purchaser’s option and upon written notice to the Company, if any Mortgage Loan becomes 90 days or greater delinquent in payment of a scheduled Monthly Payment, but solely with respect to such Mortgage Loan; or (v) at the Purchaser’s option and upon written notice to the Company, if the sum of all Mortgage Loans that are 90 days or greater delinquent in payment of a scheduled Monthly Payment, (including those Mortgage Loans subject to bankruptcy, currently in foreclosure and any REO Properties), exceeds 7% of the aggregate total principal amount of all Mortgage Loans serviced hereunder; provided, however, that the Purchaser shall not have the right to terminate the Company if such delinquencies, bankruptcies and REO properties are resulting from acts beyond the Company’s control, including, but not limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, communication line failures, power failures, earthquakes or other natural disasters. For termination in accordance with clause (iv) of this subsection, the Company shall be deemed to have been terminated with cause and the provisions of Section 9.01 shall apply with respect to such termination. For termination in accordance with clause (v) of this subsection, the Company shall remain as “Company” under this Agreement, however servicing shall transfer to the Purchaser or its designee as subservicer for the Company, in accordance with a subservicing agreement to be provided to the Company by the Purchaser, and the Purchaser shall be paid a subservicing fee of 10 basis points for such subservicing. Simultaneously with any such termination and the transfer of servicing hereunder, the Company shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01 Successor to the Company.

Prior to termination of Company's responsibilities and duties under this Agreement pursuant to Sections 4.13, 8.04, 9.01, 10.01 (ii) or (iii), the Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Purchaser and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01, 3.02 and 3.03 and the remedies available to the Purchaser thereunder and under Section 8.01, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or this Agreement pursuant to Section 4.13, 8.04, 9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

The Company shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. Within ten (10) Business Days of the execution and delivery of such instruments, the successor shall reimburse the Company for unrecovered Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment.

Section 11.02 Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 11.03 Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the Company's expense on direction of the Purchaser accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

Section 11.04 Governing Law.

This Agreement and the related Term Sheet shall be governed by and construed in accordance with the laws of the State of New York except to the extent preempted by Federal law. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05 Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or certified mail, return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

(i) if to the Company:

HomeBanc Mortgage Corporation
2002 Summit Boulevard, Suite 100
Atlanta, GA 30319 Attention:
Debra F. Watkins, EVP Capital Markets & Treasury
Telecopier No.: (404) 705-2301

With a copy to:

HomeBanc Mortgage Corporation
2002 Summit Boulevard, Suite 100
Atlanta, GA 30319
Attention: General Counsel
Telecopier No.: (404) 303-4069

(ii) if to the Purchaser:

EMC Mortgage Corporation
Mac Arthur Ridge II,
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Ms. Raylene Ruyle
Telecopier No.:

With a copy to:

Bear Stearns Mortgage Capital Corporation
383 Madison Avenue
New York, New York 10179
Attention: Michelle Sterling

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.06 Severability of Provisions.

Any part, provision, representation or warranty of this Agreement and the related Term Sheet which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 11.07 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.08 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)  references herein to "Articles", "Sections", Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)  the words "herein", "hereof ", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)  the term "include" or "including" shall mean without limitation by reason of enumeration; and

(vii)  headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 11.09 Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.10 Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over Purchaser, provided such information is identified as confidential non-public information.

Section 11.11 Recordation of Assignments of Mortgage.

For each Mortgage Loan that is not a MERS Mortgage Loan, to the extent permitted by applicable law, each of the Assignments is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by and at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 11.12 Assignment.

The Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit D hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Company, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. The Company shall have the right, only with the consent of the Purchaser or otherwise in accordance with this Agreement, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

Section 11.13 No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for Purchaser.

Section 11.14 Execution: Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 11.15 Entire Agreement.

The Company acknowledges that no representations, agreements or promises were made to the Company by the Purchaser or any of its employees other than those representations, agreements or promises specifically contained herein and in the Confirmation. The Confirmation and this Agreement and the related Term Sheet sets forth the entire understanding between the parties hereto; provided, however, only this Agreement and the related Term Sheet shall be binding upon all successors of both parties. In the event of any inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

Section 11.16. No Solicitation.

From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. Notwithstanding the foregoing, it is understood and agreed that (i) promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements and (ii) responses to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor, shall not constitute solicitation under this Section 11.16. This Section 11.16 shall not be deemed to preclude the Company or any of its affiliates from soliciting any Mortgagor for any other financial products or services. The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not an affiliate of the Company, other than as permitted by law.

Section 11.17. Closing.

The closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on the related Closing Date shall be subject to each of the following conditions:

(a) at least one (1) Business Day prior to the related Closing Date, the Company shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan-level basis of the information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

(b) all of the representations and warranties of the Company under this Agreement shall be materially true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a material default under this Agreement;

(c) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all documents required pursuant to this Agreement, the related Term Sheet, an opinion of counsel and an officer's certificate, all in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(d) the Company shall have delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required pursuant to the terms of this Agreement and the related Term Sheet; and

(e) all other terms and conditions of this Agreement, the related Term Sheet and the Confirmation shall have been materially complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Company on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 2.02 of this Agreement, by wire transfer of immediately available funds to the account designated by the Company.

Section 11.18. Cooperation of Company with a Reconstitution.

The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a)  one or more third party purchasers in one or more in whole loan transfers (each, a "Whole Loan Transfer"); or

(b) one or more trusts or other entities to be formed as part of one or more pass-through transfers (each, a "Pass-Through Transfer").

The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser’s request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the "Reconstitution Agreements"). It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date"). In that connection, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information (including servicing portfolio information) and appropriate verification of information (including servicing portfolio information) which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant. In connection with each Pass-Through Transfer, the Company agrees to provide reasonable and customary indemnification to the Purchaser and its affilates for disclosure contained in any offering document relating to the Company or its affilates, the Mortgage Loans and the underwriting standards of the Mortgage Loans. The Purchaser shall be responsible for the costs relating to the delivery of such information. All reasonable and customary costs, fees and expenses incurred by Company pursuant to this provision shall be reimbursed to it and be deemed a condition precedent to its execution of any Reconstitution Agreement(s).

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION Purchaser

By:
Name:
Title:

HOMEBANC MORTGAGE CORPORATION Company

By:
Name:	Debra F. Watkins
Title:	Executive Vice President

EXHIBIT A
CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase, Warranties and Servicing Agreement.

1. The original Mortgage Note endorsed "Pay to the order of ____________________________________________________, without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]". Mortgage Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

2. Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan that is not a MERS Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Purchaser a photocopy of such Mortgage together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage. With respect to each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

3. The original or certified copy, certified by the Company, of the Primary Mortgage Insurance Policy, if required.

4. In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, from the Company to “Mortgage Electronic Registration Systems, Inc., its successors and assigns, as nominee for EMC Mortgage Corporation, its successors and assigns, P.O. Box 2026, Flint, Michigan 48501-2026,” or otherwise in accordance with Purchaser's instructions, which assignment of mortgage shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the Assignments are blanket assignments of mortgage;

5. The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

6. In the case of each Mortgage Loan that is not a MERS Mortgage Loan, originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments have been recorded showing a complete chain of title from the originator to the Company, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

7. Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

8. If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

9. reserved.

10. Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

11. Residential loan application.

12. Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

13. Credit report on the mortgagor.

14. Business credit report, if applicable.

15. Residential appraisal report and attachments thereto.

16. The original of any guarantee executed in connection with the Mortgage Note.

17. Verification of employment and income except for Mortgage Loans originated under a limited documentation program, all in accordance with Company's underwriting guidelines.

18. Verification of acceptable evidence of source and amount of down payment, in accordance with Company's underwriting guidelines.

19. Photograph of the Mortgaged Property (may be part of appraisal).

20. Survey of the Mortgaged Property, if any.

21. Sales contract, if applicable.

22. If available, termite report, structural engineer’s report, water portability and septic certification.

23. Any original security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

24. Name affidavit, if applicable.

Notwithstanding anything to the contrary herein, Company may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________, 2004

To: [_______________________]
(the "Depository")

As "Company" under the Purchase, Warranties and Servicing Agreement, dated as of January 1, 2004 Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[______________________________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans". All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________]

By:
Name:
Title:

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number [__________], at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[__________________________]

By:
Name:
Title:

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT
_____________, 2004

To: [_______________________]
(the "Depository")

As “Company” under the Purchase Warranties and Servicing Agreement, dated as of January 1, 2004 Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[__________________________], in trust for the [Purchaser], Owner of Adjustable Rate Mortgage Loans, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. This letter is submitted to you in duplicate. Please execute and return one original to us.

[__________________________]

By:
Name:
Title:

The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

[__________________________]

By:
Name:
Title:

EXHIBIT D

FORM OF PURCHASE, ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is a Purchase, Assignment, Assumption and Recognition Agreement (this “PAAR Agreement”) made as of __________, 200__, among EMC Mortgage Corporation (the “Assignor”), ___________________ (the “Assignee”), and HomeBanc Mortgage Corporation (the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") now serviced by Company for Assignor and its successors and assigns pursuant to the Purchase, Warranties and Servicing Agreement, dated as of _________, 200__, between Assignor and Company (the “Purchase Agreement”) shall be subject to the terms of this PAAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Purchase, Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Purchase Agreement.

2. Simultaneously with the execution hereof, (i) Assignee shall pay to Assignor the “Funding Amount” as set forth in that certain letter agreement, dated as of _________ ____, between Assignee and Assignor (the “Confirmation”) and (ii) Assignor, at its expense, shall have caused to be delivered to Assignee or its designee the Mortgage File for each Assigned Loan in Assignor's or its custodian's possession, as set forth in the Purchase Agreement, along with, for each Assigned Loan, an endorsement of the Mortgage Note from the applicable Company, in blank, and an assignment of mortgage in recordable form from the applicable Company, in blank. Assignee shall pay the Funding Amount by wire transfer of immediately available funds to the account specified by Assignor. Assignee shall be entitled to all scheduled payments due on the Assigned Loans after ___________, 200__ and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

Representations, Warranties and Covenants

3. Assignor warrants and represents to Assignee and Company as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b) Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c) There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

(d) Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(e) Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f) Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(h)  Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

4. Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a) Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d) Assignee agrees to be bound as “Purchaser” by all of the terms, covenants and conditions of the Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as “Purchaser” thereunder but solely with respect to such Assigned Loans.

5. Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a) Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

 (b)  Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

(c)
Company has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This PAAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(e)
Except as otherwise disclosed, no event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect.

Recognition of Assignee

6. From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans and will service the Assigned Loans in accordance with the Purchase Agreement. It is the intention of Assignor, Company and Assignee that this PAAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

Miscellaneous

7. All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a) In the case of Company,

HomeBanc Mortgage Corporation
2002 Summit Boulevard, Suite 100
Atlanta, GA 30319
Attention: Debra F. Watkins, EVP Capital Markets & Treasury
Telecopier No.: (404) 705-2301

With a copy to
HomeBanc Mortgage Corporation
2002 Summit Boulevard, Suite 100
Atlanta, GA 30319
Attention: General Counsel
Telecopier No.: (404) 303-4069

(b)	In the case of Assignor,

____________________
____________________
____________________
____________________
____________________

(c) In the case of Assignee,

EMC Mortgage Corporation
Mac Arthur Ridge II
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Ms. Raylene Ruyle
Telecopier No.:

with a copy to:

Bear Stearns Mortgage Capital Corporation
383 Madison Avenue
New York, New York 10179
Attention: Michelle Sterling

8. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

9. This PAAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10. No term or provision of this PAAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

11. This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

12. This PAAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

13. This PAAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

14. In the event that any provision of this PAAR Agreement conflicts with any provision of the Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control. In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control. Notwithstanding anything to the contrary herein contained, the parties hereto understand and agree that no provision of the PAAR Agreement imposes upon the Company any duty or obligation greater than that referenced or otherwise recited in the Purchase Agreement.

[Modification of Purchase Agreement

15.	The Company and Assignor hereby amend the Purchase Agreement as follows:

(a) The following definitions are added to Section 1.01 of the Purchase Agreement:

Securities Administrator: ________________________

Supplemental PMI Insurer: ________________________

Supplemental PMI Policy: The primary guarantee insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit J, or any successor Supplemental PMI Policy given to the Servicer by the Assignee.

Trustee:  ________________________

(b) The following definition is amended and restated:

Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, the Supplemental PMI Policy, any title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or other related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

(c) The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

“In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Supplemental PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Supplemental PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

In accordance with the Supplemental PMI Policy, the Company shall provide to the Supplemental PMI Insurer any required information regarding the Mortgage Loans.

The Company shall provide to the [Securities Administrator] on a monthly basis via computer tape, or other mutually acceptable format, the unpaid principal balance, insurer certificate number, lender loan number, and premium due the Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental PMI Policy. In addition, the Company agrees to forward to the Purchaser and the [Securities Administrator] any statements or other reports given by the Supplemental PMI Insurer to the Servicer in connection with a claim under the Supplemental PMI Policy.”

(d) Clause (vi) of Section 6.1 is amended to read as follows:

“Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty (30) days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PMI Insurer; or”]

IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION Assignor

By:
Name:
Title:

Assignee

By:
Name:
Title:

HOMEBANC MORTGAGE CORPORATION Company

By:
Name:	Debra F. Watkins
Title:	Executive Vice President

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

EXHIBIT E

FORM OF TRIAL BALANCE

EXHIBIT G

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE: Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase, Warranties and Servicing Agreement (the "Agreement") between the Company and the Purchaser, the undersigned hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below. The undersigned further certifies that:

(Check one of the items below)

_____ On _________________, the above captioned mortgage loan was paid in full or that the Company has been notified that payment in full has been or will be escrowed. The Company hereby certifies that all amounts with respect to this loan which are required under the Agreement have been or will be deposited in the Custodial Account as required.

_____ The above captioned loan is being repurchased pursuant to the terms of the Agreement. The Company hereby certifies that the repurchase price has been credited to the Custodial Account as required under the Agreement.

_____ The above captioned loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action. The Company hereby certifies that the documents will be returned to the Purchaser in the event of reinstatement.

_____ Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

Based on this certification and the indemnities provided for in the Agreement, please release to the Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:
Signature
Title:

Send documents to: _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

Purchaser hereby acknowledges that all original documents previously released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:________________

By:
Signature
Title:

EXHIBIT H

COMPANY’S UNDERWRITING GUIDELINES

EXHIBIT I

TERM SHEET

This TERM SHEET (the "Term Sheet") dated _____________, between HomeBanc Mortgage Corporation, a Delaware corporation, located at 2002 Summit Boulevard, Suite 100, Atlanta, GA 30319 (the “Company”) and EMC Mortgage Corporation, a Delaware corporation, located at ______________ (the "Purchaser") is made pursuant to the terms and conditions of that certain Purchase, Warranties and Servicing Agreement (the "Agreement") dated as of January 1, 2004, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1. Definitions

For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions: [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans: [None]

[Additional] [Modification] of Representations and Warranties:

[In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans: [None]. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

HOMEBANC MORTGAGE CORPORATION

By:
Name:
Title:

EMC MORTGAGE CORPORATION

By:
Name:
Title:

AMENDED AND RESTATED AMENDMENT NUMBER ONE
to the

PURCHASE, WARRANTIES AND SERVICING AGREEMENT

Dated as of January 27, 2006

among

EMC MORTGAGE CORPORATION,
as Purchaser

and

HOMEBANC MORTGAGE CORPORATION,
as Company

This AMENDED AND RESTATED AMENDMENT NUMBER ONE (this “Amendment”) is made and entered into this 27th day of January, 2006, by and between EMC Mortgage Corporation, a Delaware corporation, as purchaser (the “Purchaser”) and HomeBanc Mortgage Corporation, as company (the “Company”) in connection with the Purchase, Warranties and Servicing Agreement, dated as of January 1, 2004, between the above mentioned parties (the “Agreement”). This Amendment is made pursuant to Section 11.02 of the Agreement.

RECITALS

WHEREAS,  the parties hereto have entered into the Agreement;

WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment;

WHEREAS, the Agreement provides that the Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

Commission or SEC: The Securities and Exchange Commission.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Pass-Through Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Criteria: As of any date of determination, the “servicing criteria” set forth in Item 1122(d) of Regulation AB, or any amendments thereto, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit M for convenience of reference only. In the event of a conflict or inconsistency between the terms of Exhibit M and the text of Item 1122(d) of Regulation AB, the text of Item 1122(d) of Regulation AB shall control (or those Servicing Criteria otherwise mutually agreed to by the Purchaser, the Company and any Person that will be responsible for signing any Sarbanes Certification with respect to a Securitization Transaction in response to evolving interpretations of Regulation AB and incorporated into a revised Exhibit M).

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

3. Article I of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the definition of Subservicer in Section 1.01 and replacing it with the following:

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB. Any subservicer shall meet the qualifications set forth in Section 4.01.

4. Article III of the Agreement is hereby amended effective as of the date hereof by revising Section 3.01(n) as follows (new text underlined):

(n) Company has delivered to the Purchaser financial statements of its parent, for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement;

5. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(p):

(p) As of the date of each Pass-Through Transfer, and except as has been otherwise disclosed to the Purchaser: (1) the Company is not aware of and has not received notice that any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company; (2) no material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company; (3) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the Company’s servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Company’s financial condition that could have a material adverse impact on the performance by the Company of its obligations hereunder; (6) there are no material legal proceedings pending, or known to be contemplated by governmental authorities, against the Company; and (7) there are no affiliations, relationships or transactions relating to the Company of a type that are described under Item 1119 of Regulation AB.

6. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(q):

(q) If so requested by the Purchaser or any Depositor on any date, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 3.01(p) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

7. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(r):

(r) Notwithstanding anything to the contrary in the Agreement, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) within 2 Business Days of the related event, notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Pass-Through Transfer between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (7) of paragraph (p) of this Section (and any other parties identified in writing by the requesting party) with respect to such Pass-Through Transfer, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

All notification pursuant to this Section 3.01(r), other than those pursuant to Section 3.01(r)(i)(A), should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

With a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

EMC Mortgage Corporation
Two Mac Arthur Ridge
909 Hidden Ridge Drive, Suite 200
Irving, TX 75038
Attention: Associate General Counsel for Loan Administration
Facsimile: (972) 831-2555

With copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New, York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

8. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(s):

(s) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

9. Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(xx):

With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

10. Article IV of the Agreement is hereby amended effective as of the date hereof by adding this paragraph after the first sentence of Section 4.01:

In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

11. Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

In determining the delinquency status of any Mortgage Loan, the Company will use delinquency recognition policies as described to and approved by the Purchaser, and shall revise these policies as requested by the Purchaser from time to time.

12. Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

Section 5.02 Statements to the Purchaser.

The Company shall furnish to the Purchaser an individual loan accounting report, as of the last Business Day of each month, in the Company's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report shall be received by the Purchaser no later than the fifth Business Day of the following month on a disk or tape or other computer-readable format in such format as may be mutually agreed upon by both Purchaser and Company, and no later than the fifth Business Day of the following month in hard copy, and shall contain the following:

(i) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 4.04);

(ii) with respect to each Mortgage Loan and each Monthly Payment, the amount of such remittance allocable to interest;

(iii) with respect to each Mortgage Loan, the amount of servicing compensation received by the Company during the prior distribution period;

(iv) the Stated Principal Balance of each Mortgage Loan and the aggregate Stated Principal Balance of all Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(v) with respect to each Mortgage Loan, the current Mortgage Interest Rate;

(vi) with respect to each Mortgage Loan, the aggregate amount of any Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds received during the prior distribution period;

(vii) with respect to each Mortgage Loan, the amount of any Prepayment Interest Shortfalls paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

(viii) the beginning and ending balances of the Custodial Account and Escrow Account;

(ix) the number of Mortgage Loans as of the first day of the distribution period and the last day of the distribution period;

(x) with respect to each Mortgage Loan, the Stated Principal Balance of each Mortgage Loan (a) delinquent as grouped in the following intervals through final liquidation of such Mortgage Loan: 30 to 59 days, 60 to 89 days, 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(xi) with respect to each Mortgage Loan, the amount and severity of any realized loss following liquidation of such Mortgage Loan;

(xii) with respect to each Mortgage Loan, and in the aggregate for all Mortgage Loans, the amount of any Monthly Advances made by the Company during the prior distribution period;

(xiii) with respect to each Mortgage Loan, a description of any Servicing Advances made by the Company with respect to such Mortgage Loan including the amount, terms and general purpose of such Servicing Advances, and the aggregate amount of Servicing Advances for all Mortgage Loans during the prior distribution period;

(xiv) with respect to each Mortgage Loan, a description of any Nonrecoverable Advances made by the Company with respect to such Mortgage Loan including the amount, terms and general purpose of such Nonrecoverable Advances, and the aggregate amount of Nonrecoverable Advances for all Mortgage Loans during the prior distribution period;

(xv) with respect to each Mortgage Loan, a description of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Company with respect to such Mortgage Loan during the prior distribution period pursuant to Section 4.05, and the source of funds for such reimbursement, and the aggregate amount of any Monthly Advances, Servicing Advances and Nonrecoverable Advances reimbursed to the Company for all Mortgage Loans during the prior distribution period pursuant to Section 4.05;

(xvi) with respect to any Mortgage Loan, a description of any material modifications, extensions or waivers to the terms, fees, penalties or payments of such Mortgage Loan during the prior distribution period or that have cumulatively become material over time;

(xvii) a description of any material breach of a representation or warranty set forth in Section 3.01 or Section 3.02 herein or of any other breach of a covenant or condition contained herein and the status of any resolution of such breach;

(xviii) with respect to each Mortgage Loan, the Stated Principal Balance of any substitute Mortgage Loan provided by the Company and the Stated Principal Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

(xix) with respect to each Mortgage Loan, the Stated Principal Balance of any Mortgage Loan that has been repurchased by the Company in accordance with Section 3.03 herein.

In addition, the Company shall provide to the Purchaser such other information known or available to the Company that is necessary in order to provide the distribution and pool performance information as required under Item 1121 of Regulation AB, as amended from time to time, as determined by the Purchaser in its reasonable discretion. The Company shall also provide a monthly report, in the form of Exhibit E hereto, or such other form as is mutually acceptable to the Company, the Purchaser and any Master Servicer, Exhibit F with respect to defaulted mortgage loans and Exhibit P, with respect to realized losses and gains, with each such report.

The Company shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

13. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

Section 6.04 Annual Statement as to Compliance; Annual Certification.

(a) The Company will deliver to the Purchaser, not later than March 1 of each calendar year beginning in 2007, an Officers’ Certificate acceptable to the Purchaser (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an officer’s certificate (an "Annual Certification") of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

(b) With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, by March 1 of each calendar year beginning in 2007, an officer of the Company shall execute and deliver an Annual Certification to the Purchaser, any Master Servicer and any related Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, in the form attached hereto as Exhibit L. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall deliver an Annual Certification of the Subservicer as described above as to each Subservicer as and when required with respect to the Company.

(c) If the Company cannot deliver the related Annual Statement of Compliance or Annual Certification by March 1 of such year, the Purchaser shall permit a cure period for the Company to deliver such Annual Statement of Compliance or Annual Certification, but in no event later than March 10th of such year.

Failure of the Company to timely comply with this Section 6.04 shall be deemed an Event of Default, automatically, without notice and without any further cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

14. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

Section 6.05 [Reserved].

15. Article VI of the Agreement is hereby amended effective as of the date hereof by deleting 6.07 in its entirety and replacing it with the following:

Section 6.07 Assessment of Compliance with Servicing Criteria.

On and after January 1, 2006, the Company shall service and administer, and shall cause each subservicer to service or administer, the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, the Company shall deliver to the Purchaser or its designee on or before March 1 of each calendar year beginning in 2007, a report (an “Assessment of Compliance”) reasonably satisfactory to the Purchaser regarding the Company’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, or as otherwise required by the Master Servicer, which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

(a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Company;

(b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Company;

(c) An assessment by such officer of the Company’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans;

(d) A statement that a registered public accounting firm has issued an attestation report on the Company’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Company, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Company, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit O hereto delivered to the Purchaser concurrently with the execution of this Agreement.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer, on or before March 1 of each calendar year beginning in 2007, the Company shall furnish to the Purchaser or its designee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Company, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, or as otherwise required by the Master Servicer, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Company shall cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 11.19 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in Sections 6.07.

If the Company cannot deliver the related Assessment of Compliance or Attestation Report by March 1 of such year, the Purchaser shall permit a cure period for the Company to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

Failure of the Company to timely comply with this Section 6.07 shall be deemed an Event of Default, automatically, without notice and without any further cure period, and Purchaser may, in addition to whatever rights the Purchaser may have under Sections 3.03 and 8.01 and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Company for the same, as provided in Section 9.01. Such termination shall be considered with cause pursuant to Section 10.01 of this Agreement. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

16. Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.08:

Section 6.08 Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that a purpose of Sections 3.01(p), 5.02, 6.04, 6.05, 6.07 and 11.18 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. None of the Purchaser, any Master Servicer or any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Company and Purchaser acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Company agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Pass-Through Transfer, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

17. Article XI of the Agreement is hereby amended effective as of the date hereof by restating Section 11.18 in its entirety as follows:

Section 11.18. Cooperation of Company with a Reconstitution.

The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, on or after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a) one or more third party purchasers in one or more whole loan transfers (each, a "Whole Loan Transfer"); or

(b) one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

The Company agrees to execute in connection with any agreements among the Purchaser, the Company, and any servicer in connection with a Whole Loan Transfer, an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit D hereto, or, at Purchaser’s request, a seller's warranties and servicing agreement or a participation and servicing agreement or similar agreement in form and substance reasonably acceptable to the parties, and in connection with a Pass-Through Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the parties, (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”). It is understood that any such Reconstitution Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement. Notwithstanding anything to the contrary in this Section 11.18, the Company agrees that it is required to perform the obligations described in Exhibit K hereto.

With respect to each Whole Loan Transfer and each Pass-Through Transfer entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date").

In addition, the Company shall provide to such servicer or issuer, as the case may be, and any other participants in such Reconstitution:

(i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request upon reasonable demand;

(ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

(iii) within 5 Business Days after request by the Purchaser, the information with respect to the Company (as originator) and each Third-Party Originator of the Mortgage Loans as required under Item 1110(a) and (b) of Regulation AB, a summary of the requirements of which has of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion. If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

(iv) within 5 Business Days after request by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

(v) within 5 Business Days after request by the Purchaser, information with respect to the Company (as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion. In the event that the Company has delegated any servicing responsibilities with respect to the Mortgage Loans to a Subservicer, the Company shall provide the information required pursuant to this clause with respect to the Subservicer;

(vi) within 5 Business Days after request by the Purchaser,

(a) information regarding any legal proceedings pending (or known to be contemplated) against the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1117 of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its sole discretion,

(b) information regarding affiliations with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(a) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its reasonable discretion, and

(c) information regarding relationships and transactions with respect to the Company (as originator and as servicer) and each other originator of the Mortgage Loans and each Subservicer as required by Item 1119(b) and (c) of Regulation AB, a summary of the requirements of which as of the date hereof is attached hereto as Exhibit N for convenience of reference only, as determined by Purchaser in its reasonable discretion;

(vii) if so requested by the Purchaser, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, or to any financial information included in any other disclosure provided under this Section 11.18, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Pass-Through Transfer. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor;

(viii) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

(ix) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

(x) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding any pool asset changes (such as additions, substitutions or repurchases) and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

(xi) Upon request, the Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder.

In connection with clause (x)(C) above, the Purchaser shall inform the Company of any additions, substitutions or repurchases of Mortgage Loans included in a Securitization Transaction originated or serviced by the Company, promptly upon the occurrence of any such event.

In the event of a conflict or inconsistency between the terms of Exhibit N and the text of the applicable Item of Regulation AB as cited above, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Pass-Through Transfer: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer, if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Pass-Through Transfer, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Pass-Through Transfer; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Section 11.18 by or on behalf of the Company, or provided under this Section 11.18 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 11.18, including any failure by the Company to identify pursuant to Section 11.19 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Company of a representation or warranty set forth in Section 3.01 or in a writing furnished pursuant to Section 3.01(q) and made as of a date prior to the closing date of the related Pass-Through Transfer, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or

(iv) the negligence bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18.

  If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

  In the case of any failure of performance described above, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to, and serviced in accordance with the terms of, this Agreement and the related Term Sheet, and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

18. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.19:

Section 11.19. Use of Subservicers and Subcontractors.

(a) The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (d) of this Section.

(b) The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 3.01(p), 3.01(s), 6.04, 6.07 and 11.18 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 3.01(r) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any Annual Statement of Compliance required to be delivered by such Subservicer under Section 6.04(a), any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 6.07 and any Annual Certification required under Section 6.04(b) as and when required to be delivered.

(c) The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.07 and 11.18 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any Assessment of Compliance and Attestation Report and the other certificates required to be delivered by such Subservicer and such Subcontractor under Section 6.07, in each case as and when required to be delivered.

19. Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.20:

Section 11.20. Third Party Beneficiary.

For purposes of this Agreement, each Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

20. The Agreement is hereby amended as of the date hereof by deleting Exhibit E in its entirety and replacing it with the following:

EXHIBIT E

REPORTING DATA FOR MONTHLY REPORT

Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

21. The Agreement is hereby amended as of the date hereof by adding the following new Exhibit F:

EXHIBIT F

REPORTING DATA FOR DEFAULTED LOANS

Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
• Mortgagor
• Tenant
• Unknown
• Vacant

The Property Condition field should show the last reported condition of the property as follows:
• Damaged
• Excellent
• Fair
• Gone
• Good
• Poor
• Special Hazard
• Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

22. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit K:

EXHIBIT K

COMPANY’S OBLIGATIONS IN CONNECTION
WITH A RECONSTITUTION

• The Company shall (i) possess the ability to service to a securitization documents; (ii) service on a “Scheduled/Scheduled” reporting basis (advancing through the liquidation of an REO Property), (iii) make compensating interest payments on payoffs and curtailments and (iv) remit and report to a Master Servicer in format acceptable to such Master Servicer by the 10th calendar day of each month.

• The Company shall provide an acceptable annual certification (officer’s certificate) to the Master Servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants’ servicing report due by March 1 of each year).

• The Company shall allow for the Purchaser, the Master Servicer or their designee to perform a review of audited financials and net worth of the Company.

• The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the Master Servicer or the Purchaser.

• The Company shall provide information on each Custodial Account as requested by the Master Servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

• The Company shall maintain its servicing system in accordance with the requirements of the Master Servicer.

23. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:

EXHIBIT L

FORM OF COMPANY CERTIFICATION

Re: The [ ] agreement dated as of [ l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

24. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit M:

EXHIBIT M

SUMMARY OF REGULATION AB
SERVICING CRITERIA

NOTE: This Exhibit M is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit M and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)

(a)	General servicing considerations.

(1)  Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

(2)  If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

(3)  Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

(4)  A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

(b)	Cash collection and administration.

(1)  Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

(2)  Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

(3)  Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

(4)  The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

(5)  Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

(6)  Unissued checks are safeguarded so as to prevent unauthorized access.

(7)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

(c)	Investor remittances and reporting.

(1)  Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

(2)  Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

(3)  Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

(4)  Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

(d)	Mortgage Loan administration.

(1)  Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

(2)  Mortgage loan and related documents are safeguarded as required by the transaction agreements.

(3)  Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

(4)  Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

(5)  The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

(6)  Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related mortgage loan documents.

(7)  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

(8)  Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

(9)  Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

(10)  Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

(11)  Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

(12)  Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

(13)  Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

(14)  Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.

(15)  Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

25. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit N:

EXHIBIT N

SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE: This Exhibit N is provided for convenience of reference only. In the event of a conflict or inconsistency between the terms of this Exhibit N and the text of Regulation AB, the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

-Provide static pool information with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

-Provide static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools of the Company.

-If the Company has less than 3 years experience securitizing assets of the same type as the Mortgage Loans, provide the static pool information by vintage origination years regarding loans originated or purchased by the Company, instead of by prior securitized pool. A vintage origination year represents mortgage loans originated during the same year.

-Such static pool information shall be for the prior five years, or for so long as the Company has been originating or purchasing (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

-The static pool information for each vintage origination year or prior securitized pool, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

-Provide summary information for the original characteristics of the prior securitized pools or vintage origination years, as applicable and material, including: number of pool assets, original pool balance, weighted average initial loan balance, weighted average mortgage rate, weighted average and minimum and maximum FICO, product type, loan purpose, weighted average and minimum and maximum LTV, distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

Provide the following information with respect to each servicer that will service, including interim service, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-a description of the Company’s form of organization;

-a description of how long the Company has been servicing residential mortgage loans; a general discussion of the Company’s experience in servicing assets of any type as well as a more detailed discussion of the Company’s experience in, and procedures for the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Company’s portfolio of mortgage loans of the type similar to the Mortgage Loans and information on factors related to the Company that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including whether any default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Company, whether any material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

-a description of any material changes to the Company’s policies or procedures in the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

-information regarding the Company’s financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on the performance of the securities issued in the Pass-Through Transfer, or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

-any special or unique factors involved in servicing loans of the same type as the Mortgage Loans, and the Company’s processes and procedures designed to address such factors;

-statistical information regarding principal and interest advances made by the Company on the Mortgage Loans and the Company’s overall servicing portfolio for the past three years; and

-the Company’s process for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

-Identify any originator or group of affiliated originators that originated, or is expected to originate, 10% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer.

Item 1110(b)

Provide the following information with respect to any originator or group of affiliated originators that originated, or is expected to originate, 20% or more of the mortgage loans in any loan group in the securitization issued in the Pass-Through Transfer:

-the Company’s form of organization; and

-a description of the Company’s origination program and how long the Company has been engaged in originating residential mortgage loans, which description must include a discussion of the Company’s experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the Company’s origination portfolio as well as information that may be material to an analysis of the performance of the Mortgage Loans, such as the Company’s credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

-describe any legal proceedings pending against the Company or against any of its property, including any proceedings known to be contemplated by governmental authorities, that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

-describe any affiliations of the Company, each other originator of the Mortgage Loans and each Subservicer with the sponsor, depositor, issuing entity, trustee, any originator, any other servicer, any significant obligor, enhancement or support provider or any other material parties related to the Pass-Through Transfer.

Item 1119(b)

-describe any business relationship, agreement, arrangement, transaction or understanding entered into outside of the ordinary course of business or on terms other than those obtained in an arm’s length transaction with an unrelated third party, apart from the Pass-Through Transfer, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates, and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years, that may be material to the understanding of an investor in the securities issued in the Pass-Through Transfer.

Item 1119(c)

-describe any business relationship, agreement, arrangement, transaction or understanding involving or relating to the Mortgage Loans or the Pass-Through Transfer, including the material terms and approximate dollar amount involved, between the Company, each other originator of the Mortgage Loans and each Subservicer, or their respective affiliates and the sponsor, depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

26. The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit O:

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
x
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
x
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	x
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	x
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	x
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
x
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	x
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
x
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
x
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
x
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	x
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
x
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	x
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY] [NAME OF SUBSERVICER]
Date:

By:
Name:
Title:

27. The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:

EXHIBIT P

REPORTING DATA FOR REALIZED LOSSES AND GAINS

Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
1.

2.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:
1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

    13.  The total of lines 1 through 12.

    3.    Credits:

    14-21.   Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.       The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Calculation of Realized Loss/Gain Form 332

Prepared by: __________________	Date: _______________
Phone: ______________________	mail Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale     Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes  No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance Proceeds	________________	(18)
HUD Part A		________________	(18a)
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

28. Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

29. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the following parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

EMC MORTGAGE CORPORATION, as Purchaser

By:
Name:
Title:

HOMEBANC MORTGAGE CORPORATION, as Company

By:
Name:
Title:

SCHEDULE I

MORTGAGE LOAN SCHEDULE

EXHIBIT T-2

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of August 31, 2006, among EMC Mortgage Corporation (the “Assignor”), Citibank, N.A., not individually but solely as trustee for the holders of the SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9 (the “Assignee”) and HomeBanc Mortgage Corporation (the “Company”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") purchased by the Assignor from the Company and now serviced by Company for Assignor and its successors and assigns pursuant to (a) the Purchase, Warranties and Servicing Agreement, dated as of January 1, 2004, as amended by the Amended and Restated Amendment No. 1 to the Purchase, Warranties and Servicing Agreement, dated as of January 27, 2006, between Assignor and Company (as amended, the “PWS Agreement”) and (b) the Term Sheet dated June 30, 2006 between Assignor and Company (the “Term Sheet” and together with the PWS Agreement, the “Agreements”) shall be subject to the terms of this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the PWS Agreement.

Assignment and Assumption

        Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest as in, to and under (a) the Assigned Loans and (b) the Agreements with respect to the Assigned Loans; provided, however, that the Assignor is not assigning to the Assignee any of its right, title or interest, in, to and under the PWS Agreement with respect to any mortgage loan other than the Assigned Loans listed on Exhibit A. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 3.01 and Section 3.02 of the PWS Agreement and the Assignor is retaining the right to enforce the representations and warranties set forth in those sections against the Company. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the PWS Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Representations, Warranties and Covenants

1.  Assignor warrants and represents to Assignee and Company as of the date hereof:

(a)  Attached hereto as Attachment 2 are true and accurate copies of the Agreements which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the PWS Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein and in the Mortgage Loan Purchase Agreement dated as of August 31, 2006 between the Assignor and Bear Stearns Asset Backed Securities I LLC ("BSABS I"), Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the PWS Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)  There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the PWS Agreement;

(d)  Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(e)  Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f)  Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(h)  Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

(i)  The Assignor has received from Company, and has delivered to the Assignee, all documents required to be delivered to Assignor by the Company prior to the date hereof pursuant to the PWS Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

(j)  There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

2.  Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)  Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of the SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9;

(b)  Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(d)  There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

(e)  Assignee assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the PWS Agreement with respect to the Assigned Loans.

3.  Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

(a)  Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the PWS Agreement;

(c)  Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)  The Company shall establish a Custodial Account and an Escrow Account under the PWS Agreement in favor of the Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the PWS Agreement in favor of Assignor;

(f)  No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the PWS Agreement to be untrue in any material respect; and

(g)  Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

4.  The Company hereby restates the representations and warranties set forth in Section 3.01(p) of the PWS Agreement as of the date hereof.

Notwithstanding anything to the contrary in the PWS Agreement, the Company shall (or shall cause any Third-Party Originator to) (i) immediately notify Assignor and BSABS I in writing of (A) legal proceedings pending against the Company, or proceedings known to be contemplated by governmental authorities against the Company which in the judgment of the Company would be, in each case, material to purchasers of securities backed by the Assigned Loans, (B) any affiliations or relationships of the type described in Item 1119(b) of Regulation AB that develop following the date hereof between the Company and any of the above listed parties or other parties identified in writing by the Assignor or BSABS I with respect to the Securitization Transaction and (ii) provide to the Assignor and BSABS I a description of such proceedings, affiliations or relationships.

Each notice/update regarding Regulation AB should be sent to the Assignor by e-mail to regABnotifications@bear.com. Additionally, all such notifications, other than those pursuant to (i)(A) above, should be sent to:

                EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

with copies to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

Notifications pursuant to (i)(A) above should be sent to:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, TX 75067-3884
Attention: Conduit Seller Approval Dept.
Facsimile: (214) 626-3751
Email: sellerapproval@bear.com

with a copy to:

Bear, Stearns & Co. Inc.
383 Madison Avenue, 3rd Floor
New York, NY 10179
Attention: Global Credit Administration
Facsimile: (212) 272-6564

5.  Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

6.  From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans are intended to be part of a REMIC or multiple REMICs, and will service the Assigned Loans in accordance with the PWS Agreement (as modified by this AAR Agreement) but in no event in a manner that would (i) cause any such intended REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any such intended REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the PWS Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

7.  Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this AAR Agreement by the Assignee is solely in its capacity as trustee (the “Trustee”) for SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9 pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 2006, among BSABS I, the Assignor, the Assignee, LaSalle Bank National Association, as master servicer (the “Master Servicer”) and as securities administrator, and not individually, (b) each of the representations, undertakings and agreements herein made on behalf of SACO I Trust 2006-9 (the “Trust”) is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this AAR Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the Agreements or the Pooling and Servicing Agreement. Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee for SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9.

Modification of PWS Agreement

8.  The Company and Assignor hereby amend the PWS Agreement as follows:

(a)  The following definitions are added to Article I of the PWS Agreement:

Assignee: Citibank, N.A., as trustee for the holders of SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9.

Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of August 1, 2006, among BSABS I, the Trustee, the Master Servicer, the Securities Administrator and EMC Mortgage Corporation.

BSABS I: Bear Stearns Asset Backed Securities I LLC.

Securities Administrator: LaSalle Bank National Association.

Trustee: Citibank, N.A., or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

(b)  The definition of Business Day is deleted in its entirety and replaced with the following:

Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Georgia, Iowa, Illinois, Minnesota or the Commonwealth of Pennsylvania or (iii) a day on which banks in the States of New York, Georgia, Iowa, Illinois, Minnesota or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to be closed.

(c)  The Standard & Poor’s rating of “A2” in the definition of Eligible Account in Section 1.01 of the PWS Agreement is hereby replaced with “AA”.

(d)  The following is added to the first sentence of the fourth paragraph of Section 4.13 of the PWS Agreement:

“; provided, however, that any REO property shall be disposed of by the Company before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO property, unless the Company is otherwise directed by the Assignee.”

(j)  Section 11.04 of the PWS Agreement is deleted in its entirety and replaced with the following:

Section 11.04  Governing Law.

This Agreement and the related Term Sheet shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Miscellaneous

9.  All demands, notices and communications related to the Assigned Loans, the PWS Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)	In the case of Company:

HomeBanc Mortgage Corporation
2002 Summit Boulevard, Suite 100
Atlanta, GA 30319
Attention: Debra F. Watkins, EVP and Chief Capital Markets Officer
Telecopier No.: (404) 705-2301

With a copy to:

HomeBanc Mortgage Corporation
2002 Summit Boulevard, Suite 100
Atlanta, GA 30319
Attention: General Counsel

(b)	In the case of Assignor:

EMC Mortgage Corporation
2780 Lake Vista Drive
Lewisville, Texas 75067
Attention: President or General Counsel
Telecopier No.: (469) 759-4714
Email: sellerapproval@bear.com

(c)	In the case of Assignee:

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Structured Finance Agency & Trust —SACO 2006-9
Telecopier No.: (212) 816-5527

(d)	In the case of Securities Administrator:

LaSalle Bank National Association
135 S. LaSalle St., Suite 1625
Chicago, IL 60603
Attention: Global Securities and Trust Services Group- SACO 2006-9

10.  The Company hereby acknowledges that LaSalle Bank National Association has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the PWS Agreement. Such right will include, without limitation, the right to terminate the Company under the PWS Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the PWS Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the PWS Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the PWS Agreement, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

LaSalle Bank National Association
ABA# 071000505
Account # [ ]
Attn: Sandra Brooks

and the Company shall deliver all reports required to be delivered under the PWS Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 8(c) herein and to the Master Servicer at:

LaSalle Bank National Association
135 S. LaSalle St., Suite 1625
Chicago, IL 60603
Attention: Global Securities and Trust Services Group- SACO 2006-9

11.  Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

12.  This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.  This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the PWS Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the PWS Agreement.

16.  This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this AAR Agreement conflicts with any provision of the PWS Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION,
Assignor

By:__________________________________
Name:
Title:

CITIBANK, N.A.
not individually but solely as trustee for the holders of SACO I Trust 2006-9, Mortgage Pass-Through Certificates, Series 2006-9,
Assignee

By:___________________________________
Name:
Title:

HOMEBANC MORTGAGE CORPORATION,
Company

By:___________________________________
Name:
Title:

ACKNOWLEDGED:
LASALLE BANK NATIONAL ASSOCIATION

By:___________________________________
Name:
Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

(Available upon request)

ATTACHMENT 2

AGREEMENTS

(Available Upon Request)